Exhibit 4.(a).2

Translation from Hebrew
The Binding version is the Hebrew version

State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

For the Provision of Mobile Radio Telephone Services
Using the Cellular Method (MRT) in Israel

Jerusalem

April 7, 1998

Integrated Version – last updated January 2022 (amendment#123)

Translation from Hebrew
The Binding version is the Hebrew version

State of Israel
Ministry of Communications

General License

For Partner Communications Company Ltd.

Award of The License

By virtue of my authority pursuant to The Telecommunication Law, 1982, The Wireless Telegraphy Ordinance (New Version), 1972, and all my other authorities pursuant to all law, I award a License to Partner Communications Company Ltd. for the establishment of a Mobile Radio Telephone System using the cellular method, its subsistence, maintenance and operation, and for the provision of Mobile Radio Telephone services to the public in Israel through it, as set out in this License.

The License is issued for the period set out in the License and is subject to the following conditions:

Translation from Hebrew
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Table of Contents

Award of The License
Chapter A - General
Section A - Definitions and Interpretation
1. Definitions
2. Paragraph Headings
3. The “Blue Pencil” Principle
Section B - Legal and Administrative Provisions
4. Observation of Laws and Provisions
5. The Obligation of Permit according to all other Laws
6. Contradiction between the License Provisions
Chapter B - The License - Its Scope, Validity and Revocation
Section A - The Scope of the License and the License Period
7. The Scope of the License
8. Exclusivity
9. The License Period
10. Extending the License Period
11. Renewing the License
12. Termination of the License Period
Section B - Changing the Conditions of the License, its Enforcement and
Revocation
13. Changing the Conditions of the License
14. Revocation of the License
15. Other Remedies
Chapter C: Ownership, Assets and Means of Control
Section A: Limitations in Respect of the Transfer of the License and its Assets
16. Prohibition on the Transfer of the License
17. Ownership of the MRT System
18. Limits on the Transfer of License Assets
19. Agreement with another
Section B: Means of Control - Changes and Limitations
20. Deleted
21. Transfer of Means of Control
22. Placing a Charge on Means of Control
Section C: Cross-Ownership and Conflict of Interests
23. Prohibition of Cross-Ownership
24. Prohibition of Conflict of interests

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Chapter D: Establishment of the MRT System and its Operation
Section A: Establishment of the System
25. Definition
26. Establishment according to the Engineering Plan
27. Implementation Stages and Timetable
28. Change of Plans during the Establishment
29. Use of Infrastructures and their Construction
30. Connection to other Telecommunications Systems
31. Report on Establishment Work
32. Submission of Information and Documents
33.  Supervision of Establishment Work
34. Repair of Faults and Defects
35. Safety and Security Precautions and Prevention of Hazards
36. Cancelled.
37. Crossing Electricity Lines and Telecommunication Systems
38. Discovery of Antiquities and Preservation of Sites
39. Powers pertaining to Real Estate
Section B: Equipment Tests and Installation Approvals
40. Compatibility Tests
41. Responsibility for Compatibility
42. Performance Testing Program, and its Approval
43. Notice of Establishment Completion
44. Fitness and Operation Conditions
Section C: Use of Frequencies
45. Frequency Allocation
46. Constraint on the Use of Frequencies
47. Safety in Using Frequencies, and the Prevention of Interference
48. MRT Operation at Times of Emergency
Section D: Testing
49. Definitions
50. Periodic Tests and Special Tests
51. Routine Tests
52. Test, Fault and Maintenance Log
53. Repair of Faults and Defects
54. Maintenance System

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Chapter E - Provision of MRT Services to Subscribers
Section A - Agreement with Subscribers
55. Definition of Subscriber Agreement
56. The Subscriber Agreement and its Approval
57. Changes to the Subscriber Agreement
58. Agreement with a Subscriber
59. The Obligation to Connect Applicants and the Prohibition of Conditional Agreement
Section B - Grade of Service for Subscribers
60. Obligation of Maintaining Service
61. Service Offices and Complaints Officer
62. Obligation of Maintenance
63.  Call Center1
64.  Terminal Equipment
65.  Public Emergency Services
66.  Protection of Subscriber Privacy and Cooperation with the Security Forces
67. Subscribers’ Bills, Directory Services and Roaming Services
Section C - Delay or Limitation of Service
68. Definitions
69. Prohibition of Termination or Disconnection of Service
70. Disconnection of Service at the Subscriber’s Request
71. Termination of Service at the Subscriber’s Request
72. Termination or Disconnection of Service Due to Breach of Agreement
73. Disconnection of Service due to Maintenance Procedures
Chapter F - Payment for Services
Section A - General
74. Types of  Payments
75. Setting the Tariffs and their Rates
76. Tariff Publication
77. Provision in the Subscriber Agreement
77a. Prevention of Acts of Fraud
Section B - Tariff Changes
78. Change in Tariffs
79. Commencement of Increase or Reduction of tariff
80. Linkage to the Index
81. Delay in Payment
Section C - Connection Fees
82. One-Time Payment of Connection Fee
83. Collection of Connection Fee in Installments

1 Amendment No. 91

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Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee
Section A - Royalties and Payments
84. Royalties
85. Arrears in Royalty Payment
86. Method of Payment
87. Other Obligatory Payments
Section B - Liability and Insurance
88. Definition of the Scope of Liability
89. Liability of the Licensee
90. Immunity from Liability
91. Drawing Up an Insurance Contract
92. Conditions in the Insurance Contract
93. Remedy for Breach of Insurance Conditions
Section C - Guarantee for Fulfilling the Conditions of the License
94. The Guarantee and its Objective
95. Foreclosing the Guarantee
96. Method of Foreclosure
97. The Period of Validity of the Guarantee
98. Preservation of Remedies
Chapter H - Supervision
Section A - Supervision of the Licensee’s Activities
99. Authority for Supervision
100. Confidentiality
101. Entering Premises and Inspection of Documents
102. Cooperation
Section B - Fault Repair and preservation of documents and recordings
103. Deleted
104. Types of Report
105. Notice of Fault
106. Reporting to the Minister
Chapter I - Miscellaneous
107. The License as an Exhaustive Document
108. Holding the License Documents and their Return
109. Deferment of Date
110. Responsibility
111. Dispatch of Notice
112. Operation in the Civil Administration Territories of Judea, Samaria and Gaza

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Annexes
First Annex - List of Services and Criteria for Quality of Service
1.	Indices of Quality and Grade of Service
2.	List and Description of MRT Services
Second Annex - Appendices
Appendix A – Deleted

Appendix B - Engineering Plan

Appendix C - Maintenance Organization

Appendix D - Standard Agreement

Appendix E - Minimum Requirements and Grade of Service to Subscribers
1.	System Performance
2.	Quality of Service for the Provision of Information to Customers and Subscribers
3.	Countrywide Deployment of Sites for Providing Information and Handling Subscriber Queries

Appendix F - Tariff Table

Appendix G - Insurance Contract

Appendix H - Bank Guarantee

Appendix I - Written Undertakings

Signature of the Minister

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The Binding version is the Hebrew version

Chapter A - General

Section A - Definitions and Interpretation

1.	Definitions

1.1	In this License, the following words and expressions will have the meaning appended to them, unless another meaning is implicit in the text or its context.

"5 Generation Service Area"[2]	-
A geographical area in which a general licensee must, according to its license, establish, maintain or operate a public telecommunication network and provide through it 5 Generation service to the general public, as specified in Appendix E, section 1.3(d) (1).

“Type approval”	-	Approval given by the Ministry in accordance with the Law and Ordinance for a model of MRT Terminal Equipment.
“Means of Control”	-
In a corporation, each of the following:
(1)          Voting rights in the corporation’s general meeting or in an equivalent body in another corporation;
(2)          The right to appoint a director or managing director;
(3)          The right to participate in the corporation’s profits;
(4)          The right to share in the corporation’s remaining assets after payment of debts when the corporation is wound-up;

”Telecommunications”-	-	Broadcasting, transmission or reception of signs, signals, text, visual forms, voices or information through wire, wireless, an optic system or other electromagnetic systems;
[3]“Franchisee”	-	As defined in section 6L(1) of the Law;
“Interested Party”	-	Whoever holds, either directly or indirectly, 5% of a specific type of Means of Control; for the purpose of this definition, “holding”, includes holding as an agent;
“The Licensee”	-	Partner Communications Company Ltd., which was awarded this License;
“A Licensee”	-	The body to which the Minister has awarded, in accordance with the Law, a general or special License;

2 Amendment No. 107
3 Amendment No. 14

Translation from Hebrew
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[4]"General Licensee"	-	A person who has received a general license to effect telecommunications activities and to provide telecommunications services:
[5]"Broadcast Licensee"	-	as defined in the Law;
[6]Roaming Licensee"-	-
A person who has won tender 12/2010- a combined license for the provision of cellular mobile radio telephone (MRT) services in Israel –an expansion of the existing license and the grant of a new license;

"[7]Cellular Licensee Infrastructure Licensee"	-	Whoever receives a license for establishment, existence and operation of a radio infrastructure for an MRT operator;
"The Competent Body according to the Ordinance"[8]	-	The director as defined in the Ordinance or to whom he has delegated his authority as the case may be.
"[9]2nd Generation"	-	A network which allows mainly the provision of voice and message services, using basic MRT technology of GSM or CDMA and all of their updates, such as GPRS, EDGE, etc.;
"[10]3rd Generation"	-
A network, which in addition to 2nd Generation services, allows for the provision of data services at a medium pace (a few dozen megabits per second) using basic MRT technology of UMTS and CDMA2000 and all of their updates, such as HSPA, HSPA+, etc.;

"[11]4th Generation"	-
A network, which in addition to 3rd Generation services, allows for the transfer of date at a high pace (approximately 100 megabits per seconds) using basic MRT technology in accordance with the 3GPP TS 36.104 last release standard, for supplying all of the Licensee's services under its license, such as LTE technology;

“Access Fee”	-	Payment for use of other telecommunication systems, including payment for connection, transmission and collection;

4Amendment No. 14
5 Amendment No. 14
6 Amendment No. 59
7 Amendment No. 83
8 Amendment No. 107
9 Amendment No. 83
10 Amendment No. 83
11 Amendment No. 83

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"5 Generation License Fee"[12]	-	The payment which the tender winner is required to pay for the license as notified to him by the tender committee in accordance with the 5 Generation tender.
“Technical Requirements and Grade of Service”	-
Standards of availability and grade of service, standards for Telecommunication Installations and installation instructions, operation and maintenance, all in accordance with the Engineering Plan and the Annexes to this License, and as the Director will order from time to time regarding the Licensee’s services;

[13]"Subscriber Agreement"	-	a contract that serves as an agreement between the Licensee and a subscriber, for the provision of all or part of the Licensee's services;
“The Bid”	-	The Licensee’s bid in the Tender;
“The Bezeq Corporation”	-	Bezeq, Israel Telecommunication Corporation Ltd.
[14]“Bill” or "Telephone Bill"	-	A bill that the Licensee submits to a subscriber for services that it itself provided to the subscriber or for Goods that it sold or rented to the subscriber;
“The Law”	-	The 15Communications (Telecommunication and Broadcasts) Law, 5742-1982;
[16]“Goods”	-	As defined in section 3 of the Interpretation Law, 5741 – 1981;
[6]"Old Technologies"	-	2nd Generation and 3rd Generation Technologies.
[7]"Advanced Technologies"	-	4th Generation and 5th Generation Technologies and NB-IOT, LTE-M Technologies.
[17]“Holding”	-
for the purposes of Means of Control, directly or indirectly, whether alone or jointly , including by way of  another, and  including by way of a trustee or agent, or by a right granted under any agreement, including an option to hold which does not arise from convertible securities, or  any other means;

[18]“Transfer”	-	for the purposes of Means of Control, directly or indirectly, for valuable consideration or otherwise, in perpetuity or for a fixed period, at once or in portions;

6 Amendment No. 115
7 Amendment No. 115
12 Amendment No.107
13 Amendment No. 41
14 Amendment No. 87
15 Amendment No. 14
16 Amendment No. 87
17 Amendment No. 14
18 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

[19]“Jointly with Others”	-
cooperation on a permanent basis; and the following shall be deemed to be in cooperation on a permanent basis: in respect of an individual – the individual, a person related to him, and a corporation that either of them controls;  and in respect of a corporation – the corporation, the person who controls it and a person controlled by either of them;”

“The Security Forces”	-	The Israel Defense Forces, The Israel Police, the General Security Force and the Institution of Intelligence and Special Operations;
[20]“Applicant”	-	whoever asks to engage in an engagement agreement or a purchase agreement with the Licensee;
“The Index”	-	The Consumer Price Index that is published by the Central Bureau of Statistics, from time to time, or any other index which will be substituted for it;
“Cellular Radio Base”	-
A wireless installation operating on the operating frequencies of the MRT System and used for establishing radio contact between subscribers’ MRT Terminal Equipment units in its area of coverage and the MRT exchange;

“Interface”	-	The physical connection, including optic or wireless, meeting between various operational telecommunications installations;21
“Telecommunication Installation”	-	An installation or device which is primarily designated for telecommunications purposes, including Terminal Equipment;[22]
"[23]4th Generation Tender"	-
Tender No. 2014/021 – a combined license for the provision of mobile radio telephony communications by way of the cellular method in Israel (MRT): expansion of an existing license or granting a new license;

19 Amendment No. 14
20 Amendment No. 87
21 Amendment No. 14
22 Amendment No. 14
23 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

"5th Generation Tender"[24]	-
Tender No. 015/2019 – a combined license for the provision of mobile radio telephony communications by way of the cellular method in Israel (MRT): expansion of an existing license or granting a new special license for MRT services on advanced bandwidths;

[25]“Tender No. 1/01	-	The tender published by the Ministry on 4 Nissan 5761 (28 March 2001), including clarifications given by the Ministry during the tender, and following which this License has been amended;
“The Tender”	-	Tender No. 7/97, published by the Ministry on July 15, 1997, including clarifications provided by the Ministry during the course of the Tender, following which this License has been awarded;
”The Director”	-	The Director General of the Ministry of Communications or his appointee in the matter of this License, wholly or partly;
“Subscriber”	-	Whoever has signed a subscriber agreement with the Licensee for obtaining MRT services as a terminal user.26 ;
"Business Subscriber"[27]	-
a Subscriber that is one of the following:
a corporation, as defined in the Interpretations Law, 1981;
government offices and other quasi-governmental offices;
a licensed dealer except for an exempt dealer;
a body that was incorporated in a law or by-law.

[28]“Split Business Subscriber”	-	a user of the Terminal Equipment, when his Telephone Bill is split between himself and a Business Subscriber or when he is charged for the entire Telephone Bill;
[29]"Non-Business Subscriber"	-	a Subscriber that is not a Business Subscriber and that is not a Split Business Subscriber;

24 Amendment No. 107
25 Amendment No. 14
26 Amendment No. 41
27 Amendment No. 45
28 Amendment No. 87
29 Amendment No. 87

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"Dormant Subscriber"[30]	-
a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

30 Amendment No. 46

Translation from Hebrew
The Binding version is the Hebrew version

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

a subscriber that fulfills all of the following conditions:
Has not received and not made use of MRT services for at least one year, as of 1 January 2008;
Does not pay the Licensee any fixed tariffs;
Does not have an agreement with the Licensee for a fixed period program.

”International Communication System”	-
 a telecommunications installations system , connected or intended to be connected to a Public Telecommunications Network through an International Network Termination Point (NTP), which serves or intends  to serve for the transmission of telecommunications messages between an international switch located in Israel and a Telecommunications Installation  located outside of Israel, including a satellite ground station and other Telecommunications Installations (hereinafter: “Components of the System”), and including transmission facilities between Components of the System;[31]

31 Amendment No. 14

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The Binding version is the Hebrew version

"5 Generation System"	-
The MRT system, whether it is part of a 2G, 3G or 4G of the Licensee or whether it is separate from them, physically or logically, which enables data transfer fFor the purpose of providing RELEASE 15 3  starting from GPP in RTN technology in accordance with the standard 5G service.
Whether it enables the provision of 5G service in the 5G service area or whether it enables the provision of service in other geographical areas;

"One-time Transaction"	-	A transaction that is not a Continuous Transaction;
"Continuous Transaction"	-
An engagement agreement to purchase Licensee services continuously and ongoing, including any change to the agreement or addition to it that do not constitute a new transaction, and all whether the engagement agreement is for a set period or whether not for a set period;

“The MRT System”	-	The MRT through which the Licensee provides its services;
[32]“DO (Domestic Operator)”	-	a holder of a general license for the provision of wireless domestic telecommunications services;
Mobile Radio Telephone System (MRT)”	-
A wireless installation system built according to the cellular method and other installations, through which Mobile Radio Telephone Services are provided to the public, including an MRT exchange, Cellular Radio Bases and wireless or physical transmission channels which connect Cellular Radio Bases, Cellular Radio Bases and an MRT exchange, and between MRT exchanges;

“International Operator”	-	An operator which provides International Communication Services to the public in Israel in accordance with a general License awarded by the Minister;
[33]“MRT Operator”	-	A holder of a general license for the provision of mobile radio telephone services;

32 Amendment No. 14
33 Amendment No. 14

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[34]“MRT Operator on Another Network”	-	a Licensee for the Provision of MRT Services that involves the use of all or a portion of an MRT System of an MRT Operator and at least of the Access Network of the said MRT System;
[35]“Competing MRT Operator”	-	An MRT Operator that is not the Licensee;
“Domestic Operator”	-	An operator who provides communication services (infrastructure, transmission and telephony) to the public in Israel in accordance with a general license from the Minister.
“Exchange”	-
A Telecommunication Installation in which switching and transmission means are operated, which allows the establishment of contact between various Terminal Equipment units connected to it, and transmission of telecommunication messages between them, including control and monitoring installations and other installations which enable provision of various services to the Licensee’s subscribers or to the subscribers of another Licensee.

“The Ministry”	-	The Ministry of Communications;
[36]“Transfer Switch”	-
A Telecommunications Installation  which contains and operates switching, routing and transmission devices  which enable  the creation of a connection between various switching centers  connected thereto , and the transmission of telecommunications messages between them , including  monitoring and routing installations;

[37]”National Roaming" (NR)"	-	The expansion of the services of another MRT Operator (hereinafter-"another operator") to coverage areas of the Licensee through the Licensee's MRT system, as detailed in section 67E.
“Officer”	-
[38]a person serving  as a director, general manager, chief executive officer, deputy general manager, vice general manager, or a person acting as a replacement of one of the above in a company even under a different title  as well as any other manager directly subordinate to the general manager of the company;

34 Amendment No. 87
35 Amendment No. 14
36 Amendment No. 14
37 Amendment No. 59
38 Amendment No. 14

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“Appendices”	-	[39]The First Annex and the Appendices set out in the Second Annex to the License;;
NTP - (Network Termination Point)”	-
An interface to one end of which a Public Telecommunication Network is connected, and to the other, Terminal Equipment, a private network, a mobile telephone network or another Public Telecommunications Network, as the case may be;

“International NTP”	-	An interface to one end of which a Public Telecommunication Network is connected, and to the other, an International Communication Network;
[3]"One-Time Transaction"	-	A transaction that is not continuous;
[4]"Continuous Transaction"	-
An engagement agreement to purchase services from the Licensee continuously and ongoing, including any change or addition to the agreement that does not constitute a new transaction, and all whether if the engagement agreement is for a set period of time or whether it is for an indefinite period of time;

“Telecommunication Activity”	-	Operation of a Telecommunication Installation, its installation, construction or its subsistence, all with the objective of telecommunication;
“The Ordinance”	-	The Wireless Telegraphy Ordinance (New Version) 1972;
Terminal Equipment”	-
Telecommunication equipment connected or designated to be connected to the Public Telecommunication Network, through an NTP or a private network, including telephones, modems, facsimile machines or private exchanges;

MRT Terminal Equipment”	-
Hand-held, mobile Terminal Equipment, or Terminal Equipment designated for permanent installation in motor vehicles or ships, designated to be connected to the MRT System by radio communication through Cellular Radio Bases.

[1]"M2M Equipment"		Machine to Machine for example: home alarms, electronic gates, vehicle trackers.
“PTP Line (Point to Point)”	-
A line which serves for telecommunications, both ends of which are located on an NTP which is not in a public telecommunication network, in which a call or other form of communication which initiates at one end may terminate only in the other end.

[40]“Interconnection”	-
a physical or logical connection between the Public Telecommunications Network of one licensee and the Public Telecommunications Network of another licensee, enabling the transfer of telecommunications messages between the subscribers of both licensees or the provision of services by one licensee to the subscribers of another licensee;

1 Amendment No. 115
3 Amendment No. 84
4 Amendment No. 84
39 Amendment No. 14
40 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

“Relative”	-	A spouse, parent, son, daughter, brother or sister and their spouses;
“The License”	-	This License and all its Appendices as well as any document or condition which has been determined in the License as constituting an integral part of the License or of its conditions;
“the Network”	-	The Licensee’s MRT system;
“Public Telecommunication Network”	-
a system of Telecommunications Installations serving or designated  to serve as a provider  of Telecommunications Services to the entire public around the country, or at least in an area of service that includes exchanges and transmission switches, transmission equipment and an access network including an MRT system and an International Telecommunications System, and with the exception of a private network, Terminal Equipment and MRT Terminal Equipment;

“Wireline Public Telecommunications Network”	-	A public domestic telecommunications network, with the exception of an MRT system and an International Telecommunications System;
“Access Network”	-
Components of a Public Telecommunications Network used to connect a switching center  and a network termination point (NTP) using wireline infrastructure, wireless infrastructure or a combination of the two;”

“The Bezeq Corporation Network”	-
The Public Telecommunication Network which serves The Bezeq Corporation for provision of services in accordance with the general License which it was awarded, as well as other Telecommunication Services provided, in accordance with the Law, either by The Bezeq Corporation or by another body;

“Use”	-
Access to a Telecommunications Installation  of the Licensee, including to its Public Telecommunications Network or Access Network, in whole or in part, and the ability to use such ,  for the implementation of Telecommunications Activity  and to provide Telecommunications Services thereby, including the installation of a Telecommunications  Installation of another licensee on the Licensee’s telecommunications facility or premises;

Translation from Hebrew
The Binding version is the Hebrew version

“Telecommunication Service”	-	Operation of telecommunication activities for the public;
“International Communication Service”	-	Telecommunication Service provided for the public in Israel, in accordance with a License granted by the Minister, through an international communications system of an International Operator;
“5G Service”[41]	-
service provided in a 5G System that is at least one of the following services:
a.          Data Communications Using a Broad Frequency Band;
b.          Massive Internet of Things (IoT) – data communications service enabling the transfer of telecommunications messages to a large number of End-Devices in a particular area, with characteristics to be defined in the agreement between a Subscriber and the Licensee;
c.          Mission Critical – Data Communications service with very high reliability and very low latency, as shall be defined in the agreement between a Subscriber and the Licensee and according to the standards under which a 5G System operates”;

“Basic Telephone Service”	-	Switched or routed bi-directional transmission , including via modem, speech or speech-like telecommunications messages, such as facsimile signals;
“Telephony Service”	-	Basic Telephone Service and Accompanying Services to such service;
“[42]International Roaming Service”	-
 An MRT Service provided overseas and in the territories under the Civil Administration of the Palestinian Council via the MRT system of a foreign MRT operator (hereinafter: a “Foreign Operator”), whereby the Subscriber pays the Licensee for the service;  and similarly – an MRT Service provided in Israel via the Licensee’s MRT system, whereby the Licensee provides a service to a Foreign Operator for the subscribers of such operator;  for this purpose, the “Palestinian Council” – as defined in  the Law for Implementation of the Interim Agreement regarding the West Bank and Gaza Strip Law (Jurisdictional Powers and Other Provisions) ( (Legislative Amendments), 5756-1998 [sic]

41 Amendment NO. 105
42 Amendment No. 64

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The Binding version is the Hebrew version

“Accompanying Service”	-	A service as set out in the First Annex to the License, provided on the basis of a Basic Telephone Service, which by its nature can only be provided by the provider of the basic service;
“Added Value Service”-	-
 A service provided  based on a Basic Telephone Service, which by its nature  can also be granted by another licensee who is not the supplier of the basic service;  for the purposes of the services of the Licensee, such service as set out in the First Annex  of the License;

“Infrastructure Service”	-	an Interconnection or the ability of Use given to another licensee, a Franchisee or to a broadcast licensee;”
“Wireline Domestic Telecommunications Services”	-	Infrastructure Service, transmission, data communications and telephony services
“The Licensee’s Services”	-
 MRT Services, Telecommunications Services and other services that the Licensee is entitled to provide  to its subscribers, to other licensees, to broadcast licensees, to Franchisees and to the Security Forces  under this License;

“MRT Services”	-	Telecommunication Services provided through the MRT Terminal Equipment and through the MRT System;

Translation from Hebrew
The Binding version is the Hebrew version

Control”	-
The ability to direct the activity of a corporation, either alone or jointly with others, either directly or indirectly, including the ability that derives from the Articles of the corporation, by virtue of an agreement, either written or oral, by virtue of holding the Means of Control in the corporation or in another corporation or which derives from another source, and excluding the ability deriving solely from holding the office of director or any other office in the company; any person controlling a subsidiary company or another corporation held directly by him/her, will be deemed as controlling another corporation, controlled by the corporation which is held directly, as aforesaid; it should be presumed that an individual or corporation shall control the corporation if one of the following conditions exist:
A.          If he or it holds, either directly or indirectly, fifty percent (50%) or more of any Means of Control in the corporation;
B.          If he or it holds, either directly or indirectly, a percentage of any Means of Control in the corporation which is the greatest part in relation to the holdings of the other Interested Parties in the corporation.
C.          If he or it has the ability to prevent taking business decisions in the corporation, with the exception of decisions in the matter of issuance of means of control in a corporation or 43decisions in the matters of sale or liquidation of most businesses of the corporation, or fundamental change of these businesses;

“The Minister”	-	The Minister of Communication, including a person to whom the Minister has delegated his authority in the matter of this License, either in whole or in part;
“The Engineering Plan”	-	The Engineering Plan, including the Maintenance Organization and Grade of Services for the Subscribers, attached in the Appendices of the Second Annex to the License;
“Numbering Plan”	-	As defined in section 5A(b) of the Law;
"Billing Period"	-
A cyclical time period, with a set period, at the end of which a bill is presented to the subscriber for payment for the Licensee's services and for content services that were provided to the subscriber during that period.

" Data Communications”	-
transfer of information and software between End-Devices, including computers;
“Data Communications Using a Broad Frequency Band” – service enabling a Subscriber to use Data Communications through a 5G System, provided that frequency bands are used at an aggregate bandwidth of not less than 60 MHz, including as an aggregate bandwidth between different frequency ranges”;

43 Amendment No, 52

Translation from Hebrew
The Binding version is the Hebrew version

"Radio Infrastructure"	-	Radio centers by way of the cellular method, monitoring units thereof, if any, and transmission connecting them to the core of the public telecommunications network of the Licensee.
"[44]Post- paid"	-	Payment for services that is collected from the subscriber after the Bill Period;
"[45]Pre-paid"	-	Payment for services that is collected from the subscriber before or at the beginning of the provision of the services;
[46]

1.2
Words and expressions in the License that are not defined in Paragraph 1.1, will be interpreted as in the Law, Ordinance and Regulations which have been enacted in accordance with them, The Law of Interpretations, 1981, or as specified in appropriate paragraphs in the License, unless a different meaning is implicit in the text or in its context.

2.	Paragraph Headings

The paragraph headings in this License are provided for ease of reading only, and they must not be used for purposes of interpretation or explanation of the content of one or all of the Terms of the License.

3.	The “Blue Pencil” Principle

Revocation or a decision in the matter of the nullification of a condition of this License or a part thereof will only apply to that condition or the part thereof, as the case may be, and they themselves will not prejudice the binding validity of the License or any other condition it contains.

44 Amendment No. 84
45 Amendment No. 84
46 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Legal and Administrative Provisions

4.	Observation of Laws and Provisions

4.1
In all matters pertaining to the establishment of the MRT network, its subsistence, operation and maintenance and also for the provision of MRT services through it, the Licensee will act in accordance with the instructions of any law, and without derogating from the generality of the above, will strictly observe the following:

1)	The instructions of the Telecommunication Law and the regulations pursuant thereto;

2)	The Wireless Telegraphy Ordinance and the regulations pursuant thereto;

3)	Administrative instructions;

4)	International conventions to which Israel is a signatory, in the matter of telecommunications and radio;

5)	Any other law or convention applicable to telecommunication and radio, even though they have become valid after the award of the License.

4.2
The Licensee will act in accordance with the laws and provisions as set out in Paragraph 4.1 according to their validity from time to time during the License Period, including the remedies for breaching them, and they will be deemed to be an integral part of the Terms of the License.

5.	The Obligation of Permit according to all other Laws

The award of this License does not exempt the Licensee from the obligation to obtain, for execution of the License, any License, permit, approval or consent according to all other laws.

6.	Contradiction between the License Provisions

In any case of apparent contradiction between the provisions of the License, the Minister will decide on the interpretation of the provisions, or how to settle the contradiction between them, after the Licensee has been given an opportunity to voice its arguments.

Translation from Hebrew
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Chapter B - The License - Its Scope, Validity and Revocation

Section A - The Scope of the License and the License Period

7.	The Scope of the License

7.1
The Licensee is permitted, according to this License and subject to all its instructions and conditions, to establish, sustain, maintain and operate an MRT System, and through it provide MRT services; for this purpose, the Licensee is permitted to do the following:

a)	To establish, sustain, maintain and operate Cellular Radio Bases and connect them to MRT exchanges, and also to connect between MRT exchanges through wireless or physical transmission channels;

b)	To connect the MRT System to another Public Telecommunication system in Israel;

c)	To enter an agreement with subscribers for the provision of MRT Services;

d)	To supply MRT Terminal Equipment to subscribers;

e)	To supply its customers with MRT services as set forth in the First Annex to the License;

f)	To supply its customers with services that were approved to the Licensee in accordance with Article 67C of the License.[47]

7.1a	The Licensee’s services to its subscribers will be provided solely through MRT terminal equipment.

7.2
The Licensee in not permitted to provide any MRT or other Telecommunication Service that it is not explicitly permitted to provide within the framework of this License or another License awarded it by the Minister.

8.	48No Exclusivity

8.1	The Licensee shall not have any form of exclusivity whatsoever in the provision of its services.

8.2	The Minister may at any time grant a license for the provision of MRT Services to additional operators.

8.3
Should  the Minister publish a tender for the provision of MRT Services, the Licensee may submit a bid in the tender, however, the Minister may determine , as part of the conditions of such tender, that if the Licensee wins the tender, the receipt of a license shall be conditional upon the Licensee transferring its MRT System to another as the Minister may order, and on such conditions as he may prescribe, and that the Licensee shall cease to provide MRT Services.

47 Amendment No, 64
48 Amendment No. 14

Translation from Hebrew
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9.	The License Period

9.1	The validity of this License is for a period of ten (10) years, that will begin on the day the License is awarded (hereinafter “The License Period”).

9.2	Cancelled.[49]

9.3	This License may be renewed for one or more additional periods of ten (10) years, beyond the License Period according to that stated in the clause (hereinafter – the Additional Period).[50]

9.4
The License shall be subject to the Minister’s authority pursuant to sections 13 to 15 on the matter of amending, restricting, suspending or terminating a License, as well as the authorities pursuant to section 4.G. of the Ordinance, throughout the entire License Period or the Additional Periods.[51]

9.5
[52]Notwithstanding the above [53]in the context of extension of the License, following the winning by the Licensee of Tender No. 1/01, in which the License was extended for a period of twenty (20) years that will begin on 19 Shvat 5762 (1 February 2002), and following the Licensee's request dated 24/08/2020 to renew its License for an additional period of 10 years, this License will be in effect until February 1, 2032[6].

10.	Renewing the License[54]

10.1
The Minister and the Authorized Party pursuant to the Ordinance may, at the Licensee’s request, renew the License for additional periods of ten (10) additional years after having considered all of the considerations specified in section 4(b) of the Law and the Ordinance, as the case may be, including all of the following[55]:

(A)	The Licensee has observed the provisions of the Law, the Ordinance, the regulations therein and the provisions of the License;

(B)
The Licensee has acted to constantly improve the MRT Services, their scope, availability and quality and also the technological updating of the MRT System, and there was no act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(C)
The Licensee is able to continue to provide MRT Services of a high standard and is able to implement the required investments in the technological updating of the MRT System for improving the scope of the MRT Services, their availability and quality;

6 Amendment No. 121
49 Amendment No. 107
50 Amendment No. 107
51 Amendment No. 107
52 Amendment No. 13
53 Amendment No. 14
54 Amendment No. 107
55 Amendment No. 107

Translation from Hebrew
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(D)	The Licensee has efficiently used the frequency bands allocated to it, compared to alternative applications;

10.2
The Licensee will submit its request to renew[56] the License in the course of the forty-five (45) days that precede the period of the eighteen (18) months prior to the termination date of the License Period.

10.3	The Licensee will append the following to its request:

(A)
A report summarizing all the annual reports submitted by the Licensee according to this License between the commencement date of the License or the renewal of the validity of the last License[57] and the submission date of its request;

(B)	A comparison of the data in the report with regard to each year with the data of the preceding year, and also explanations of extraordinary variations in the data;

(C)
A review of the means, actions and investments undertaken or implemented by the Licensee for the improvement of the quality of the MRT Services, their scope and availability, for the development and technological updating of the MRT System.

10.4	The Concluding Report in accordance with Paragraph 10.3 will contain precise up-to-date details and will be drafted in the form of an affidavit.

10.5
For the purpose of examining the Licensee’s request to renew the License, and without derogating from the Minister’s authorities to request information pursuant to any law, the Minister and the Authorized Party pursuant to the Ordinance may demand that the Licensee appear before them and present an Engineering Plan to them that describes its plans for the technological updating of the MRT System during the Additional Period.[58]

10.6
[59]Should the Licensee be required to appear before the Minister, either the chairman of the board of the company holding the License, the General Manager of the company, or a person authorized in writing for this purpose, will appear.

10.7	60If the Licensee's does not comply with the request as set forth in section 10.5 and 10.6, at least twice, the Minister may reject its request to renew the License[61].

56 Amendment No. 107
57 Amendment No. 107
58 Amendment No. 107
59 Amendment No. 98
60 Amendment No. 98
61 Amendment No. 107

Translation from Hebrew
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10.8
The Minister and the Authorized Party pursuant to the Ordinance shall notify the Licensee of their decision regarding the License renewal application by no later than one year prior to the expiration of the Period of the License.[62]

10.9	The conditions of this License will apply to the Additional Periods[63], including and changes in them.

10.10
The instructions of Paragraph 100 in the matter of confidentiality will apply, with the required modifications, to information provided by the Licensee in accordance with the instructions of this paragraph, to the Minister to the Authorized Party pursuant to the Ordinance, or any party on their behalf[64].

11.	Cancelled[65]

12.	Termination of the License Period

12.1
If the License Period in accordance with Clause 9.5 or the Additional Period in accordance with Clause 10.1 has ended, and the License has not been renewed[66], the Minister may instruct the Licensee to continue operating the MRT System for a  fixed period  (hereinafter “the Service Termination Period”) until a License is awarded to another by law for the provision of the services which are the subject of this License (hereinafter “the Alternative Licensee”), and the proceeding have been completed for transfer of the system according to it, or until a License is awarded to another by law for alternative services; the Service Termination Period will, in any event, be no greater than two years from the date of expiry of the License.

12.2
During the Service Termination Period, and no later than ten (10) months from the day on which a License was awarded to an Alternative Licensee, the Licensee and the Alternative Licensee will enter negotiations for the acquisition of the MRT System at its economic worth and the assignment of rights and obligations of the subscribers to the Alternative Licensee; should the said Licensees not reach complete agreement within ten (10) months as stated above, the price will be determined by an arbitrator appointed by the Chairman of the Chartered Accountants Association, whose decision will be final.

62 Amendment No. 107
63 Amendment No. 107
64 Amendment No. 107
65 Amendment No. 107
66 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Changing the Conditions of the License, its Enforcement and Revocation

13.	Changing the Conditions of the License

13.1
The Minister and the authorized party pursuant to the Ordinance may change the conditions of the License, add to them or detract from them, in accordance with the provisions of section 4 of the Law and the provisions of sections 4.C and 4.F of the Ordinance and in this regard, they will take into account inter alia[67]:

(A)	A change has occurred in the suitability of the Licensee to implement the actions and services that are the subject of the License;

(B)	Cancelled[68]

(C)	A change in the License is required in order to ensure the Grade of Service provided in accordance with it;

(D)	Changes in Telecommunication technology justify modifying the License;

(E)	Changes have occurred in the electromagnetic spectrum needs that justify, in the Minister’s opinion, changes in the License;

(F)	Considerations of public interest justify modifying the License;

(G)	A change in government policy in the telecommunications sector demands a modification of the License;

(H)	A change is required in the License by reason of its breach by the Licensee, as set out in Paragraph 15.

13.2	The Minister will act in accordance with his authority, as set out in Paragraph 13.1, after giving the Licensee a reasonable opportunity to voice its claims.

13.3
The Minister and the authorized Party pursuant to the Ordinance shall take action pursuant to their authority as stated in clauses 13.1 and 13.2 after the Licensee has been given a reasonable opportunity to voice its arguments.

14.	Revocation of the License

14.1
The Minister and the authorized party pursuant to the Ordinance[69] may revoke the License before the end of its validity if one or more of the causes set out in Paragraph 6 of the Law or section 4.G of the Ordinance exists, including in any one of the following cases:

(A)	The Licensee did not disclose required information to the Tender Committee or gave it incorrect information;

67 Amendment No. 107
68 Amendment No. 107
69 Amendment No. 107

Translation from Hebrew
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(B)
The Licensee was required and refused to give the Minister or his appointee or to the Authorized Party pursuant to the Ordinance[70] required information that is in its possession, and which it had to divulge by virtue of the provisions of this License or by law,  or the Licensee gave false information to the Minister or his appointee;

(C)	The Licensee has not observed the instructions of the Law, the Ordinance or the regulations therein;

(D)	The Licensee has committed a substantial breach of the License conditions and without derogating from the generality of the above, including the following:

(1)	The Licensee demanded payments for its services that exceed the maximum tariffs prescribed in this License or pursuant thereto or pursuant to any law;

(2)	The Licensee is not complying with the coverage or quality requirements prescribed in this License;[71]

(E)	The Licensee has not commenced provision of services in accordance with the stipulations of this License or has illegally ceased, limited or delayed any one of its services;

(F)
The Licensee has not invested the required sums in the establishment and operation of the MRT System at the coverage and quality standards determined by the Ministry in accordance with the written undertaking (Appendix I);

(G)	Should one or more of the attributes that made the Licensee fit for participation in the Tender for MRT services or to be a Licensee, cease to exist, including the following:

(1)	The Licensee has ceased to be a company registered in Israel;

(2)	Cancelled[72]

(3)	The majority of the directors of the company that is the Licensee are not Citizens or Residents of Israel;

(4)	The General Manager of the company that is the Licensee or a director therein, has been convicted of an infamous offense and continues to serve in office;

(5)	The General Manager of the company that is the Licensee is not a Citizen or Resident of Israel ;

(6)
Prior to the expiry of five (5) years from the date of the award of the License, the voting rights of the MRT Operator or of a Controlling Corporation in an MRT Operator (hereinafter, with regard to this clause - “Controlling Corporation”),  at the general meeting or the right to appoint a director or general manger in the company that is the Licensee, decreased to less than twenty-five percent (25%); the rate of holdings of an MRT Operator or of a Controlling Corporation will be calculated according to the provisions of Paragraph 23.6; However, the holdings of an MRT Operator or a Controlling Corporation that has direct or indirect holdings in the Licensee will be taken into account, with regard to this clause, only if all of the following exist:

(1)	Each body in the chain of holdings is controlling the body held by it as aforesaid, down to the body that directly holds the Licensee;

70 Amendment No. 107
71 Amendment No. 107
72Amendment No. 31

Translation from Hebrew
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(2)	The rate of holding in the Licensee of the MRT Operator or a Controlling Corporation, either directly or indirectly, will not be less than twenty-five percent (25%);

(3)
The MRT Operator undertook to the Licensee to put at its disposal all the information in its possession that is required for the establishment and operation of the MRT System, for the provision of MRT Services, their marketing and sale.

(7)	Subject to what is set out in Clause 9, one of the following exists in the Licensee:

-
The Licensee, an Office Holder or Interested Party in the company that is the Licensee or an Office Holder in an Interested Party thereof is an Interested Party in a Competing MRT Operator without obtaining permission to do so from the Minister as set out in Paragraph 23.8, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

-
An Office Holder, Interested Party or an Office Holder in an Interested Party  in the company that is the Licensee is an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, without having obtained permission to do so from the Minister; as stated in Paragraph 23.2, or has not fulfilled one of the conditions included in the permit it obtained from the Minister as stated above;

(8)	If one of the following exists in an Interested Party in the company that is the Licensee, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in a Competing MRT Operator in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in a Competing MRT Operator, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in a Competing MRT Operator, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

Translation from Hebrew
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(8a)	If one of the following exists in an Interested Party in a Competing MRT Operator, that is a trust fund, an insurance company, an investment company or a pension fund:

-	It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee, without having obtained permission to do so from the Minister;

-
It holds, either directly or indirectly, more than five percent (5%) of any Means of Control in the Licensee in accordance with a permit from the Minister, and in addition it has a representative or appointee who is an Office Holder in the Licensee, unless it has been legally required to do so;

-
It holds, either directly or indirectly, more than ten percent (10%) of any Means of Control in the Licensee, even if it has received permission to hold up to ten percent (10%) of the said Means of Control;

(9)
The Licensee, an Office Holder or an Interested Party in the Licensee, or an Office Holder in an Interested Party in the Licensee, controls a Competing MRT Operator, is controlled by a Competing MRT Operator, by an Office Holder or an Interested Party in a Competing MRT Operator, by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator;

(H)	The Means of Control in the Licensee or control of it have been transferred in contravention of Paragraph 21;

Notwithstanding  the above-mentioned, a transfer or purchase of a percentage of the Means of Control in the Licensee, either directly or indirectly, that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), without first receiving the Minister's prior written consent as required according to these articles, shall not constitute a cause to revoke the License if the Minister's consent was given in writing in advance for a public offering of the Tradable Means of Control or for registration for trading of the Tradable Means of Control, on the securities exchange in Israel or overseas,  under which the Means of Control in the Licensee may be transferred in a percentage that requires consent in accordance with Articles 21.1 or 21.3 (other than a transfer or purchase that results in a transfer of control), and it shall all be subject to the conditions to be set by the Minister when he gives his consent. The contents of this article are in addition to and do not derogate from the provisions of Article 21.8 of the License. For the purpose of this Article, "Tradable Means of Control"- as defined in Article 21.5 of the License.73

(I)	There was an act or omission in the Licensee’s activity that harmed or limited competition in the MRT branch;

(J)	A receiver or temporary liquidator was appointed for the company that is the Licensee, an order was issued for its winding-up or it decided to be voluntarily wound-up;

73 Amendment No. 25

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(K)	Cancelled;

(L)	The Licensee requested revocation of the License.

(M)	The Licensee breached on of the provisions in Article 22A.[74]

14.1	A.
With regard to sub-clause 14.1 (e75), limitation of service due to technological circumstances that is implemented after an advance written and reasoned notice was sent to the Director and after its approval by the Director, will not be viewed as an illegal limitation of service.

14.1	B.	With regard to sub-clause 14.1 (G) (6), “MRT Operator” is an operator of an MRT system abroad, through which MRT services are provided to at least five hundred thousand (500,000) subscribers.

14.2
Should the Minister consider that the cause of revocation, under the circumstances of the matter, does not require revocation of the License, the Minister will give the Licensee a fair opportunity to correct the act or omission that constitute a cause for revocation.

14.3
The Minister will give prior notice to the Licensee regarding his intention of revoking the License, and in the notice will note the cause and enable the Licensee, within a period determined in the notice, to voice its claims regarding the cause of revocation, either in writing or orally, according to circumstances.

14.4
The Minister may invite the Licensee to appear before him and he is permitted to require the Licensee to answer questions, present documents or to provide him with information and documents insofar as this is required for the purpose of clarifying the cause of revocation.

14.5	Should the Licensee be required or invited as stated above, it will fulfill the requirement or respond to the invitation on the set date.

14.6
Should the Licensee not respond, at least twice, to the Minister’s requirement or invitation within the period determined by the Minister in the requirement or invitation, the Minster may revoke the License through a notice sent to the Licensee (hereinafter “Notice of Revocation”).

14.7
In the Notice of Revocation the Minister will determine the date on which revocation of the License will take effect, and he may instruct the Licensee to continue to provide the services in accordance with this License until a License is awarded to another, or until the appointment of a trustee, or until the appointment of a receiver by law for management and operation of the MRT System, as the case may be.

14.8
The Licensee will continue to provide the services up to the date set by the Minister in his notice and will observe the instructions of this License and every instruction given to it by the Minister in this matter.

74 Amendment No. 31
75Amendment No. 4

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15.	Other Remedies

In addition to his authority to revoke the License as set out in Paragraph 14, the Minister may, if the causes set out in Paragraph 14.1 exist, limit or suspend the License, or change its conditions or foreclose the guarantees given by the Licensee to ensure the fulfillment of the License conditions, wholly or in part; the detailed proceedings in the matter of revocation of the License will be applied, with the necessary changes, to limitation of the License, its suspension, and the foreclosure of the guarantees.

15A.	Temporary Order[76]

Notwithstanding the provisions of the License, the Licensee shall act in accordance with the time-limited instructions set forth in Annex Q of the License.

76 Amendment No. 106

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Chapter C: Ownership, Assets and Means of Control

Section A: Limitations in Respect of the Transfer of the License and its Assets

16.	Deleted[77].

17.	Ownership of the MRT System

17.1	The Licensee shall be the owner and operator of the MRT System.

17.2	Notwithstanding Article 17.1, the Licensee may make use of:

(a)	physical or wireless transmission lines of another licensee;

(b)
the radio infrastructure, that is functioning and operating by way of a Cellular Radio Infrastructure Licensee, in the framework of a usage agreement, as defined in Clause 19.3C, and after receiving the prior written agreement of the Director and the Authorized Party pursuant to the Ordinance, and in accordance with the conditions they prescribed[78].

79

18.	Limits on the Transfer of License Assets

18.1
The Licensee is not allowed to sell, lease or mortgage any of the assets that serve for the implementation of the License (hereinafter: “the License Assets”), unless given the Minister’s prior written consent, in accordance with the terms set by the Minister.

18.2
Without derogating from the generality of what is set out in Paragraph[80] 18.1, the Minister will give his approval to give title to rights in the License assets to a third party, if he is satisfied that the Licensee has ensured that in any event, the realization of the rights by the third party will not cause any damage to the provision of services according to this License, as long as the Licensee must provide these services according to the provisions of this License.

18.3
Despite what is stated in Paragraph 18.1, the Licensee may mortgage any of the License’s assets in favor of a banking corporation that is legally active in Israel, for the purpose of obtaining bank credit, on condition that advance notice of the intended mortgage was given to the Director, and in the mortgage agreement there is a clause that ensures that realization of the rights by the banking corporation will not cause any damage to the provision of services in accordance with this License;  with regard to this clause, “Banking Corporation” - as defined in the Banking Law (Licensing) 1981, with the exception of “External Corporation” as defined in the same Law.

77 Amendment No. 64
78 Amendment No. 107
79 Amendment No. 83
80 Amendment No. 64

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18.4	The provisions of Paragraph 18.1 will not apply to the sale of items of equipment during an upgrading process, including the sale of equipment, as aforesaid, as part of a trade-in.

[81]18.4A	For purposes of sale, lease, mortgage or transfer of the license assets to a Cellular Radio Infrastructure Licensee, whom the Licensee is his client, the provisions of this Article shall not apply.

19.	Agreement with another

19.1
In the event that the Licensee wishes to provide any of the services in accordance with the License, wholly or partly, through another party on its behalf, it will request the Director’s approval; the Licensee will append to its request the agreement[82] between it and the other party; the provision of this Paragraph will not apply to an agreement between the Licensee and a distributor of MRT Terminal Equipment or whoever acts on behalf of the Licensee for the marketing of its services.

19.2
The Director may approve the request, reject it or make his approval contingent on conditions that must be fulfilled, including the amendment of the agreement; the Director will consider, inter alia, to what extent the terms of the agreement with the other party ensure maintaining a fair competition, the grade of service for the public, the fulfillment of the License provisions and the Licensee’s obligations in accordance with it; the Director will not approve an agreement with another party that contradicts the Licensee’s obligations in accordance with this License.

19.3
The agreement with another party will not detract from the Licensee’s obligations and its responsibility for the implementation of any of the services which are the subject of this License, wholly or partly, according to the provisions of the License, and will not detract from the powers of the Minister, Director, or anyone on their behalf.

81 Amendment No. 83
82 Amendment No. 41

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Section A1- Mutual Relations with a Cellular Radio Infrastructure Licensee

19A	Definitions

19A.1	In this section:

19A.1	"Confidential Commercial Information"	-
Data regarding the Licensee that is not public, and that relates to one of the following:
(1) Amount and volume of telecommunication messages transferred through the network, the kinds thereof and their destinations;
(2) Number of subscribers, their classification and characteristics;
(3) Network structure, its layout and the technology according to which it operates;
(4) Plans for the expansion of the network, changes therein and operation of new services therewith;
(5) Marketing or other technological plans or activities, the information regarding them was transferred to the Licensee by the MRT licensee, or other business activity, the information regarding which was classified by the MRT licensee as confidential commercial information;
(6) Any other information which cannot be legally easily discovered by others, whose confidentiality grants its owners a business advantage over its competitors.

	"Passive Component"	-	The passive elements in the cellular radio center's website, including pole, structure, electricity and air conditioning;
	"Active cooperation of an antenna"	-	Passive cooperation and in addition, cooperation of the antenna or cable feed to the antenna;
	"Active Cooperation of a frequency" (MOCN83)	-	Active cooperation of an antenna, including sharing of radio equipment and frequency that were allotted for use of the MRT licensee;
	"Passive Cooperation"	-	Whole or partial cooperation of a Passive Component in a significant number of cellular radio center's websites between two or more of the MRT licensee;

19B.	Cooperation with another mobile telephony communications license owner

19B.1
The Licensee may enter into an agreement with another MRT licensee (hereinafter in this section: "Other Licensee") for the purpose of cooperation ("Cooperation Agreement") in any one of the following options only:

(a)	Passive Cooperation Agreement;
(b)	Active Cooperation of an Antenna Agreement;
(c)	Active Cooperation of a Frequency Agreement (MOCN);

19B.2	Without derogating from the aforementioned in Article 19.3B:

(a)	The Licensee may enter into an agreement with other MRT licensee in various cooperation agreements in each of the 2nd, 3rd, 4th and 5th84 Generation networks. Despite the aforementioned:

1)	Active Cooperation of a Frequency (MOCN) shall not be approved between two operators.

83 Multi Operator Core Network
84 Amendment No.107

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2)
Active Cooperation of a Frequency (MOCN) in 2nd or 3rd Generation shall be approved only if both cooperating licensee were allocated 4th Generation frequencies and if the cooperating licensee who is not an operator has an Active Cooperation of a Frequency (MOCN) in 4th Generation.

For the purpose of this sub-clause, "Operator" – a licensee  who has completely laid out access network in 3rd Generation: Pelephone Communications Ltd., Cellcom Israel Ltd., Partner Communications Company Ltd.;

(b)	Cancelled.

19B.3
If the Licensee and the Other Licensee  reach a cooperation agreement of the types specified in Article 19.1B, the Licensee shall submit a written request to the Director General no later than thirty days from the date of signature of the Cooperation Agreement (hereinafter in this clause – the "Request"), and shall request his approval of the Cooperation Agreement, and the Request shall include, at least, all of the following:

(a)	Details of the Licensee and the Other Licensee;
(b)	Type of Cooperation Agreement as stated in Article 19.1B;
(c)	Executive summary of the main points of the Cooperation Agreement;
(d)
A copy of the Agreement with all of its attachments and appendices, together with an affidavit of an office holder of the Licensee that except for these documents, no agreement exists, in writing or orally, in connection with the Agreement;

(e)
An opinion according to which the Agreement meets the most recent "Broadband Access Cooperation of a License Owner for the Provision of MRT Services" policy and the terms of Section A1. The opinion shall include an analysis of the influence of the Cooperation Agreement on the competition in the telecommunications and broadcasting area;

(f)	The date scheduled for the commencement of the implementation of the Agreement and its expiration;

19B.4	The Director General may approve the Request, deny it or condition its approval, including amending the Agreement.

19B.5	The Licensee may commence the implementation of the Cooperation Agreement only after the Director General approved the Request of the Licensee and the Other Licensee in writing.

19C	Cooperation Agreement and Use Agreement

19C.1
If the Licensee files a request for an Active Cooperation of a Frequency Agreement (MOCN), the Director General shall consider the request, taking into account, inter alia, the existing competition level of MRT services and the potential harm to competition, the existing and expected frequency inventories and the efficiency of use of the frequencies, the survivability and the redundancy of the networks from a national standpoint and ensuring the telecommunication service level over time.

Translation from Hebrew
The Binding version is the Hebrew version

19C.2	The Active Cooperation of a Frequency Agreement (MOCN) shall include the following terms:

(a)	Cooperating licensees shall establish a joint corporation, and shall have equal control thereof. The joint corporation shall be required to obtain a cellular radio infrastructure license;
(b)
During the entire term of the Cooperation Agreement, the following provisions shall apply to each one of the cooperating licensees in regards to the Passive Component and the radio centers included in the joint access network:

1)	In the cellular radio centers – all cooperating licenses shall hold equally;
2)	In the Passive Component – each of the cooperating licensees shall have the right to make effective use of all Passive Components in the access network.

In this regard – "Right to make effective use" – indefeasible right to use, during the relevant license period, the Passive Component, resulting from ownership or other source, which shall allow its owners to perform all actions connected to the establishment, existence and operation of cellular radio centers by way of or on the Passive Components.

(c)
The Cooperation Agreement expiration mechanism, which ensures the ability of each of the cooperating licensee to continue providing MRT services to its subscribers after said expiration, in accordance with the provisions of its license. The framework of said expiration mechanism shall include provisions which shall arrange for the continued existence of the right to make effective use of the Passive Components in case of termination of the Cooperation Agreement in accordance with the provisions of sub-article (2) and the mutual requirement to allow for Passive Cooperation even after the termination.

19C.3
Without derogating from the aforementioned in Article 19.2C, the Licensee, the Other Licensee and the Cellular Radio Infrastructure Licensee shall enter into a usage agreement between them, which grants the Cellular Radio Infrastructure Licensee an indefeasible right of use (IRU) in the joint access network components, which are not owned by the Cellular Radio Infrastructure Licensee, which specifies the method of use that shall be made with the joint network (hereinafter: the "Usage Agreement").

In this regard, the indefeasible right of use shall be provided for a period not to exceed 10 years, and shall refer to the relevant access network components for the generation which was agreed upon in the Cooperation Agreement.

19C.4
Any change in the Usage Agreement or in the Cooperation Agreement shall be presented to the Director General for approval no later than ten days from the date of signing the change; the Licensee shall forward to the Director General, upon request, a copy of the Usage Agreement or any change therein.

Translation from Hebrew
The Binding version is the Hebrew version

19C.5
The Cooperation Agreement or Usage Agreement (hereinafter in this Article – the "Agreement") shall not limit, directly or indirectly, the Licensee and the Other Licensee from reaching an agreement with an additional licensee or an MRT licensee on another network or from signing another agreement with them, or from causing discrimination in regards to the terms of use of the cellular radio infrastructure.

19C.6
If the Licensee or the Other Licensee shall wish to make use of the radio infrastructure of the Cellular Radio Infrastructure Licensee, it shall contact the licensees who are parties to the agreement in order to formulate a Cooperation Agreement, and shall act as stated in Article 19B.

19C.7
Nothing in the contracting with the Cellular Radio Infrastructure Licensee may derogate from the duties of a licensee and from its responsibilities to supply to its customers any service of the services under this license, in whole or in part, under the provisions of this license.

19C.8	If the parties do not reach an agreement, each party may contact the Ministry in order to resolve the disputes between them in accordance with Section 5 of the Law.

19D	Obligation for Structural Separation

19D.1	The Licensee shall maintain structural separation between itself and the Cellular Radio Infrastructure Licensee, as specified below:

(a)
Complete separation between its Management and the Management of the cellular radio infrastructure license owner; in this regard – "Management", with the exception of an office holder who is not a director of the Licensee, who is also a director of the Cellular Radio Infrastructure Licensee.

(b)	Complete separation between its assets and the assets of the Cellular Radio Infrastructure Licensee, with the exception of the radio infrastructure of the Licensee;

(c)	The Licensee shall not employ the employees of the Cellular Radio Infrastructure Licensee, and the Cellular Radio Infrastructure Licensee shall not employ employees of the Licensee;

(d)
The Licensee shall not employ anyone who was a Management employee of the Cellular Radio Infrastructure Licensee for one year after the termination of his employment, without the approval of the Director General;

(e)
The Licensee shall neither receive nor transfer to the Cellular Radio Infrastructure Licensee Confidential Commercial Information that is not required for the provision of the Cellular Radio Infrastructure Licensee's services to the Licensee.

19D.2	Regarding confidentiality of commercial information, the Licensee shall do as follows:

a)
The Licensee shall refrain from transferring Confidential Commercial Information to the Cellular Radio Infrastructure Licensee, except for information required for the provision of the services of the Cellular Radio Infrastructure Licensee to the Licensee;

Translation from Hebrew
The Binding version is the Hebrew version

b)	The Licensee shall refrain from transferring Confidential Commercial Information to the Other Licensee, holding the same Cellular Radio Infrastructure Licensee or receives services therefrom;

c)
The Licensee shall determine procedures and rules for maintaining Confidentiality of Commercial Information, and for the prevention of its transfer as stated in sub-articles (a) and (b). The procedures shall determine, inter alia, limitations regarding the distribution of the Confidential Commercial Information to the Licensee and the Cellular Radio Infrastructure Licensee, and the access to Confidential Commercial Information by employees who are not supposed to handle it in the framework of their positions.

19D.3
If the Minister becomes aware that there is a real concern to damage to competition in the telecommunications area or to the public interest, he may instruct that the provisions of this chapter, in whole or in part, shall apply to an affiliated company to the Licensee that has a license under the Communications Law.

19D.4
If the Minister becomes aware that in a certain incident, circumstances existed which permitted it, and after he was convinced that there would be no damage to competition in the telecommunications or broadcast area or to the public interest, he may, according to a written request from the Licensee, permit by way of a written approval, reservations to the structural separation obligation set forth in this section or according thereto, and he may determine conditions for it.

Translation from Hebrew
The Binding version is the Hebrew version

Section B: Means of Control - Changes and Limitations

20.	Deleted[85]

21.	Transfer of Means of Control

21.1
A holding of ten percent (10%) or more of any of the Means of Control in the Licensee will not be transferred,  either directly or indirectly, either all at once or in parts, unless given the Minister’s prior written consent.

21.2
Any of the said Means of Control, or a part of them, in the Licensee, may not be transferred in any way,  if as a result of the transfer, control in the Licensee will be transferred from one person to another, unless given the Minister’s prior written consent.

21.3
No control shall be acquired, either direct or indirect, in the Licensee, and no person, whether on his/her own or together with his/her relative or with those acting with him/her on a regular basis, shall acquire in it ten percent (10%) or more of any of the Means of Control in the Licensee, whether all at once or in parts, unless given the Minister’s prior written consent.

21.4	Deleted[86]

21.5
[87]Despite the provisions of sub-clauses 21.1 and 21.3 above, should there occur a transfer or purchase of a percentage of Tradable Means of Control in the Licensee requiring consent under clauses 21.1 and 21.3 (other than a transfer of purchase that results in a transfer of control), without the Minister’s consent having been sought, the Licensee shall report this to the Minister in writing, and shall make an application to the Minister to approve the said transfer or purchase of the Means of Control in the Licensee, within 21 days of the date on which the Licensee became aware of such.

In this Clause 21, “Tradable Means of Control” – Means of Control, including Global or American Depository Shares (GDR’s or ADR’s), or similar certificates, registered for trading on the securities exchange in Israel or overseas, and offered to the public by prospectus, or held by the public in Israel or overseas.

21.6
Neither the entry into an underwriting agreement relating to the issue or sale of securities to the public, the registration for trading on the securities exchange in Israel or overseas, nor the deposit or registration of securities with a registration company or with a depository agent or a custodian for the purpose of registration of GDRs or ADRs or similar certificates relating to the issue or sale of securities to the public shall in and of themselves be considered as a transfer of Means of Control in the Licensee[88].

85 Amendment No. 98
86 Amendment No. 52
87 Amendment No. 3
88 Amendment No. 4

Translation from Hebrew
The Binding version is the Hebrew version

21.7 (a)
Irregular Holdings shall be noted in the Licensee’s members register (the list of shareholders) stating the fact that they are irregular, immediately upon the Licensee’s becoming aware of this, and a notice of theregistration shall be given by the Licensee to the holder of such Irregular Holding and to the Minister.

(b)
Irregular Holdings, noted as aforesaid in clause 21.7(a), shall not provide the holder with any rights, and shall be “dormant shares” as defined in Section 308 of the Companies Law 5759-1999, expect in the case of the receipt of a dividend or any other distribution to shareholders (especially the right to participate in an allotment of rights calculated on the basis of holdings of Means of Control in the Licensee, although holdings accumulated as aforesaid shall also be considered as Irregular Holdings), and therefore no action or claim of the activation of a right by virtue of the Irregular Holdings shall have any force, except in the case of the receipt of a dividend or any other distribution as aforesaid.

Without derogating form the generality of the above:

(1)
A shareholder who takes part in a vote during a meeting of shareholders shall advise the Licensee prior to the vote, or in the case of documentary voting on the voting document, whether his holdings in the Licensee or his voting require consent under clauses 21 and 23 of the License or not; where a shareholder does not so advise, he may not vote and his vote shall not count.

(2)
No director of the Licensee shall be appointed, elected or transferred from office by virtue of an Irregular Holding; should a director be appointed, elected or transferred from office as aforesaid, the said appointment, election or transfer, as the case may be, shall be of no effect.

(3)	Irregular Holdings shall not provide voting rights in the general meeting;

For the purposes of this clause:
“Irregular Holdings” – the holding of Tradable Means of Control without the Minister’s consent as required under clause 23, and all holdings of a person holding Tradable Means of Control acting contrary to the provisions of clause 24; for so long as the Minister’s consent under clause 21 has been sought but not yet granted, or whilst there is a situation of breach of the provisions of clauses 23 or 24.

(c)	The provisions of clause 21.7 shall be included in the Articles of Association of the Licensee, including the provisions of clause 21.9, mutatis mutandis.

21.8
For so long as the Articles of Association of the Licensee provide as set out in clause 21.7, and the Licensee acts in accordance with the provisions of clauses 21.5 and 21.7, and for so long as none of the holdings of [89]Founding Shareholders or their Substitutes  reduces to less than  [90][91] 26[92]% of all Means of Control in the Licensee immediately prior to the listing of the shares for trade, and for so long as the Articles of Association of the Licensee provide that a majority of the voting power in the general meeting of the Licensee may appoint all members of the Board of Directors of the Licensee, other than external directors required by any law and/or the relevant Exchange Rules, the Irregular Holdings shall not, in and of themselves, give rise to a cause for the cancellation of the Licensee.

89 Amendment No. 25
90 Amendment No. 9
91 Amendment No. 28
92Amendment No. 31

Translation from Hebrew
The Binding version is the Hebrew version

'For the purpose of this article: "Founding Shareholders or their Substitutes"- Matbit Telecommunications Systems Ltd., Advent Investment Pte Limited, Matav Investments Ltd and Tapuz Cellular Systems limited Partnership as well as any other entity that one of them has transferred the Means of Control in the Licensee to, with the Minister's consent, before 4.7.2004 (each of the above entities shall be termed "Founding Shareholder"), as well as any other entity that a Founding Shareholder will transfer Means of Control in the Licensee to after 4.7.2004, provided that the Minister gave his written consent that the transferree be considered for this matter as the Founding Shareholder's substitute from the date to be determined by the Minister, including anyone that is an Israel Entity as defined in Article 22A.2, that purchased Means of Control from the Licensee and received the Minister's approval to be considered a founding shareholder or their substitute from the date set by the Minister93, unless an instruction was given to the Licensee in accordance with article 13 of the law, as set forth in section 22A.2(2)94. Such consent under this article does not exempt the Licensee from the obligation to receive the Minister's consent for every transfer of the Means of Control in the Licensee that requires the Minister's consent in accordance with any other article in the License.95

21.9	The provisions of clauses 21.5 through 21.8 shall not apply to the founding shareholders or their substitutes.[96].

22.	Placing a Charge on Means of Control

Any shareholder in the company that holds the License, or a shareholder in an Interested Party in the same company, is not allowed to encumber his/her shares, in a way that the realization of the charge would cause a change in the ownership in ten percent (10%) or more of any of the Means of Control in the Licensee, unless the charge agreement includes a constraint, according to which the charge cannot be realized without prior consent, in writing, by the Minister.

22A.	Israeli Requirement and Holdings of Founding Shareholders or their Substitutes[97]

22A.1
The total cumulative holdings of the "Founding Shareholders or their Substitutes", as defined in Article 21.8, (including anyone that is an “Israeli Entity” as defined in Article 22.2A below, that purchased Means of Control from the Licensee and received the Minister’s approval to be considered a founding shareholder or their substitute from the date set by the Minister), and are bound by an agreement for the fulfillment of the provisions of Article 22A of the License (in this Article they will all be considered “Founding Shareholders or their Substitutes”) shall not be reduced to less than 26% of each of the Means of Control in the Licensee.

93 Amendment No. 31
94 Amendment No. 105
95 Amendment No. 25
96 Amendment No. 31
97 Amendment No. 31-Amendment No. 31 will come into effect upon completion of all of the obligations set forth in article 22A and no later than 30 June 2005, in accordance with the Ministry of Communications document 62/05-4031 dated 13 March 2005

Translation from Hebrew
The Binding version is the Hebrew version

22A.2
[98](1) The total cumulative holdings of  "Israeli Entities", one or more, which are among the Founding Shareholders or their Substitutes, out of the total holdings of Founding Shareholders or their Substitutes as set forth in Article 22.1A above, shall be at a rate not less than five percent (5%) of the total issued share capital and from each of the Means of Control in the Licensee. For this matter, the issued share capital of the Licensee shall be calculated by deducting the number of “Dormant Shares” held by the Licensee.

In this Article-

Israeli Entity"- for an individual-an Israeli Citizen or Resident of Israel, for a corporation- a corporation that was incorporated in Israel and an individual that is an Israeli Citizen and a Resident of Israel, controls the corporation either directly or indirectly, as long as the indirect control shall be only through a corporation that was incorporated in Israel, one or more. However, for the matter of indirect holdings, the Prime Minister and the Minister of Communications may approve holdings through a corporation that has not been incorporated in Israel, as long as the corporation does not directly hold shares in the Licensee, and only if they are convinced that this will not derogate from the provisions of this article. For this matter, “Israeli Citizen”- as defined in the Nationality Law, 5712-1952; “Resident”-as defined in the Inhabitants Registry Law, 5725-1965; "Dormant Shares"- as defined in Article 308 of the Companies Law, 5759-1999.

(2) Sub-section (1) shall not apply, if the corporation was given an instruction in accordance with Article 13 of the Law, as set forth in Article 22A.2(2).2

22A.3
At least one tenth (10%) of the members of the Board of Directors of the Licensee shall be appointed by the  Israeli Entities as set forth in Article 22A.2. Notwithstanding the above-mentioned, for this matter- if the Board of Directors of the Licensee shall consist of  up to 14 members – at least one director shall be appointed by the Israeli entities as set forth in Article 22.2A above, if the Board of Directors of the Licensee shall consist of between 15 and 24 members-at least 2 directors shall be appointed by the Israeli entities as set forth in Article 22.2A above and so on and so forth. [99]This Article shall not apply if an instruction was given to the Licensee in accordance with Article 13 of the Law, as set forth in Article 22A.2(2).

22A.4
The Licensee's Board of Directors shall appoint from among its members that have security clearance and security compatibility  to be determined by the General Security Service  (hereinafter: “ Directors with Clearance”) a committee to be designated  "the  Committee for Security Matters", or CSM.

2 Amendment No. 122-"On 17.2.21 Partner Communications Company Ltd. was given a provision in accordance with section 13 of the Telecommunications Law that includes alternative requirements for the Israeli requirement as set forth in Article 22.2A(2) of this License".
98 Amendment No. 105
99 Amendment No. 105

Translation from Hebrew
The Binding version is the Hebrew version

The CSM  shall consist of at least 4  Directors with Clearance  including at least one External Director. Security matters shall be discussed, subject to Article 22A.5, solely by the  CSM. A resolution that was adopted or an action that was taken by the CSM , shall have the same effect as a resolution that was adopted or an action that was taken by the Board of Directors and shall be discussed by the Board of Directors only if necessary in accordance with Article 22A.5 and subject to Article 22A.5.

In this article-“security matters”-as defined in the Bezeq Order (Determination of Essential Service Provided by “Bezeq”, the Israeli Telecommunications Company Ltd), 5757-1997, as of March 9, 2005.

22A.5
Security matters that the Board of Directors or the Audit Committee of the Licensee shall be required to consider  in accordance with the mandatory  provisions of the Companies Law, 5759-1999, or in accordance with the mandatory  provisions of any other law that applies to the Licensee shall be discussed, if they need to be discussed by the Board of Directors or the Audit Committee, only in the presence of  Directors with Clearance. Directors that do not have security clearance shall not be allowed to participate in this Board of Directors or Audit Committee meeting and shall not be entitled to receive information or to review documents that relate to this matter. The legal quorum for such meetings shall include only Directors with Clearance.

The Licensee may set out in its Articles of Association that an Office Holder, who in the capacity of his position or based on the provisions of the law or the Articles of Association, should have received information or participate in security matter meetings and this was denied him due to Article 22A.5, will be released  from any liability for any claim of breach of  duty of care towards the Licensee, if the breach of duty of care was  a result of his or her inability to participate in the meetings or receive  information.

22A.6	The shareholders at a general meeting shall not be entitled to assume, delegate, transfer or exercise any of the authorities granted to another organ in the company, regarding security matters

22A.7 (a)
The Minister shall appoint an observer for the Board of Directors and committee meetings, that has security clearance and security compatibility that will be determined by the General Security Services.

(b)	The observer shall be a government employee, qualified to serve as a director, in accordance with Chapter C of the Government Companies Law, 5735-1975.

(c)
In addition, and without derogating from any duty imposed on him by any law, the observer shall be bound by confidentiality towards the Licensee, except as the matter may be required  to fulfill his  responsibilities as an observer. The observer shall not act as an observer or in any other capacity for any entity that deals with the provision of telecommunication services and directly competes  with the Licensee, and shall refrain from any conflict of interest between his position as an observer and between the Licensee, excluding conflicts of interest that result from his being a government employee that is fulfilling his responsibilities  as an observer with the Licensee. The observer shall undertake towards the Licensee not to serve as an observer or an office holder, and not to fulfill a position or be employed, directly or indirectly by any  entity that directly competes  with the Licensee or  has a conflict of interest with the Licensee, excluding a conflict of interest that results from his being a government employee that is fulfilling his responsibilities as an observer with the Licensee throughout the duration of his position as an observer with the Licensee and for eighteen months  after he completes this term.

Translation from Hebrew
The Binding version is the Hebrew version

In any case of a dispute regarding a conflict of interest of the observer, the matter shall be decided by the State Attorney General or a person on his behalf.

(d)	Notices to Board of Director and committee meetings, including the CSM, shall be sent to the observer and he shall be entitled to participate as an observer in each such meeting.

(e)
The observer's entitlement to receive information from the Licensee, shall be the same as a director. If the Licensee believes that certain information that is sensitive business information is not required by the observer in order to fulfill his duties, the Licensee may delay delivery  of such information to the observer and shall inform him accordingly. If the observer believes that he should receive such information, the matter shall be decided by the head of the General Security Services.

(f)
If the observer believes  that the Licensee adopted or is about to adopt a resolution regarding security matters, contrary to the provisions of the License, contrary to Article 13 of the Law or contrary to the provisions of Article 11 of the General Security Services Law, 5762-2002, he shall immediately notify the Licensee in writing. Such a notice shall be sent to the chairman of the Board of Directors and to the chairman of the CSM  and adequate time shall be given, under the circumstances of the case, to remedy the breach or to change the resolution, if possible.

22A.8	The provisions of Article 22A of the License shall be adopted in the Articles of Association of the Licensee.

Translation from Hebrew
The Binding version is the Hebrew version

Section C: Cross-Ownership and Conflict of Interests

23.	Prohibition of Cross-Ownership

23.1
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, shall not hold, either directly or indirectly, five percent (5%) or more of any Means of Control in a Competing MRT Operator, and shall not serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator; for this matter, “Holding” includes holding as an agent.

23.2
Notwithstanding the provisions of Paragraph 23.1, the Minister may, based upon written request, permit an Office Holder in the Licensee to serve as an Office Holder in an Interested Party in a Competing MRT Operator, or permit an Office Holder in an Interested Party in the Licensee to serve as an Office Holder in a Competing MRT Operator or in an Interested Party in a Competing MRT Operator, if he is satisfied, that this will not harm the competition in MRT Services;  the Minister may condition the granting of such permit on conditions that the Office Holder must fulfill for prevention of harm to the competition as aforesaid.

23.3
Notwithstanding the provisions of Paragraph 23.1, an Interested Party in the Licensee, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in a Competing MRT Operator, and an Interested Party in a Competing MRT Operator, which is a trust fund, an insurance company, an investment company or a pension fund, may hold up to ten percent (10%) of the Means of Control in the Licensee, provided it does not have a representative or an appointee on its behalf among the Office Holders of a Competing MRT Operator or of the Licensee, as the case may be, unless it is required to do so by law.

23.4
The Licensee, an Office Holder or an Interested Party in the Licensee, as well as an Office Holder in an Interested Party in the Licensee, will not control a Competing MRT Operator, and will not cause it, by any act or omission, to be controlled by a Competing MRT Operator or by an Office Holder or an Interested Party in a Competing MRT Operator, or by an Office Holder in an Interested Party in a Competing MRT Operator, or by a person or corporation that controls a Competing MRT Operator.

23.5	The rate of indirect holding in a corporation will be a product of the percentage of holdings in each stage of the chain of ownership, subject to what is set out in Paragraph 23.6; for example:

(A)	‘A’ holds 40% in Company ‘B’;

(B)	Company ‘B’ holds 40% in Company ‘C’;

(C)	Company ‘C’ holds 25% in Company ‘D’;

(D)	Therefore, Company ‘A’ holds, indirectly, 4% of Company ‘D’.

Translation from Hebrew
The Binding version is the Hebrew version

23.6
For the matter of this Paragraph and Paragraphs 14.1 (G) (6), (7), (8), (8a), (9) and 21.4, if a certain body (hereinafter: “the Controlling Body”) controls another body that has holdings, directly or indirectly, in the Licensee (hereinafter: “the Controlled Body”), the Controlling Body, and also any other body controlled by the Controlling Body, will be attributed with the rate of holdings in the Licensee that the Controlled Body has, directly or indirectly; according to the following examples:

A.	Direct holdings:

(1)	‘A’ holds 50% in Company ‘B’, and controls it;

(2)	Company ‘B’ holds 50% in Company ‘C’, and controls it;

(3)	Company ‘C’ holds 10% in the Licensee and does not control it;

(4)
Therefore, notwithstanding that ‘A’s’ holdings in the Licensee in accordance with the instructions of Paragraph 5.6 are 2.5%, ‘A’ and also any body controlled by ‘A’ will be deemed as an Interested Party holding 10% in the Licensee.

B.	Indirect holdings:

(1)	‘A’ holds 50% of Company ‘B’ and controls it;

(2)	Company ‘B’ holds 40% of Company ‘C’ and controls it;

(3)	Company ‘C’ holds 40% of Company ‘D’ and does not control it;

(4)	Company ‘D’ holds 40% of the Licensee and does not control it;

(5)
Therefore, ‘A’ and any body controlled by ‘A’ will be regarded as having a holding in the Licensee at the rate of holdings of Company ‘C’ in the Licensee, which is holdings of 16% (according to the method set out in Paragraph 23.5 for the calculation of the rate of indirect holdings in the absence of control), and in this manner, ‘A’ and any body controlled by ‘A’ is an Interested Party in the Licensee.

23.7
If a certain body has indirect holding in the Licensee, through two or more Interested Parties, then for the purpose of its definition as an Interested Party, and for the purpose of determining the rate of holding with regard to this Paragraph, the greatest indirect rate of holding will be taken into account, and also any rate of holding that derives from the chain of holdings through which the said holding body is attributed with the holdings of corporations controlled by it in accordance with the provisions of Paragraph 23.6;  the rates of holdings that derive from two or more chains that will be taken into account as stated above, will be cumulative for the purpose of calculating the rate of holdings.

23.8
The Minister may, in response to a written request, permit an Interested Party in the Licensee to hold, either directly or indirectly, five percent (5%) or more in any of the Means of Control of a Competing MRT Operator, if the Minister is satisfied that this will not harm competition in the MRT field; 100the Minister may condition the granting of the said permit on a condition that the Interested Party in the Licensee or competing MRT Operator is an Interested Party merely by virtue of the provisions of Article 23.6 .

100 Amendment No. 10

Translation from Hebrew
The Binding version is the Hebrew version

24.1	Prohibition of Conflict of interests

The Licensee, any body in which the Licensee is an Interested Party, an Office Holder in the Licensee or an Interested Party in the company holding the License or an Office Holder in an Interested Party therein, will not be party to any agreement, arrangement or understanding with a Competing MRT Operator, or an Interested Party or an Office Holder in it, or an Office Holder in an Interested Party in a Competing MRT Operator, or any other body in which a Competing MRT Operator is an Interested Party, which are intended to or might reduce or harm competition in anything that pertains to MRT Services, MRT Terminal Equipment or any other Telecommunications Services.

24.2101	Without derogating from the aforementioned in Article 24.1, the Licensee may reach a Cooperation Agreement as set forth in Article 19.1B.

101 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

Chapter D: Establishment of the MRT System and its Operation

Section A: Establishment of the System

25.	Definition

In this part:
“Milestones”- Stages in the establishment of the MRT System, according to the timetable specified in the Engineering Plan - Appendix B to the License.

26.	Establishment according to the Engineering Plan

26.1
In all matters pertaining to the establishment of the MRT System (in this Paragraph: “the System”) and its operation, including the technical quality of its various components, the structure of the System and manner of its establishment, the Licensee will fulfill what is set out in the Engineering Plan - Appendix B of the Second Annex to the License, in accordance with the instructions in the Annexes to this License; in case of contradiction between the provisions of the Engineering Plan and the provisions of the License and the Annexes to the License, the License provisions shall override the provisions of the Annexes to the License, and the provisions of the First Annex shall override the provisions of the Second Annex to the License.

26.2
The Licensee will follow all the specifications of the Ministry of Communications and the standards related to the System, which were set out by standardization organizations in Israel and abroad as well as by other international organizations, both in the field of telecommunications and wireless and in any other field related to the establishment and operation of the System.

26.3	The Licensee will cease to operate Old Technologies in the MRT system it owns, in accordance with the conditions set forth in Appendix S of the License.

26A102	Cancelled.103

26B104	Obligation to Provide Service105

26B.1
If the License has not begun providing 4th Generation Services within 12 months from the determining date, as stated in Article 2.1(b)(2)(a) to Appendix E, the frequencies allocation that it received for the provision of this service shall expire, and the license fees paid due to the award of the 4th Generation Tender shall not be returned.

The expiration of the frequencies allocation as stated shall be considered a change of the Cooperation Agreement or change of the Usage Agreement, as applicable.

26B.2
If the Licensee has not begun providing 5G Service within 18 months of the Record Date, as stated in clauses 1.2(b)(3)((a)) and 1.2(b)(4)((a)) of Appendix E, the frequencies allocation that it received as a result of the 5G Tender shall be rescinded and the obligation to pay the 5G License Fee shall remain in effect;

102 Amendment No. 83
103 Amendment No. 107
104 Amendment No. 83
105 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

The rescission of the frequencies allocation as stated shall be deemed a change in the Cooperation Agreement or a change in the Usage Agreement, as applicable.          106

26C107	Obligation to provide service using the frequencies allocation in the 5G Tender

If the Licensee has not begun providing service at the frequencies of 700 MHz and 2,600 MHz within 12 months, and at the frequencies of 3,500-3,800 MHz within 18 months of the frequencies allocation date, the allocation of the relevant frequency bands that it received within the framework of the 5G Tender and in which it did not begin providing the service shall be rescinded, and the obligation to pay the 5G License Fee shall remain in effect.

27.	Implementation Stages and Timetable

27.1
The rate of establishment of the MRT System, the milestones for its establishment and the date of the commencement of service provision in the various regions of the State, will be in accordance with the timetable set out in the Engineering Plan - Appendix B of the Second Annex to the License.

27.2
The Licensee may not deviate from the timetable unless permitted to do so by the Director, provided the Licensee requested the Director in writing to receive the latter’s permission immediately after the Licensee became aware that there are difficulties preventing it from complying with the original timetable; delay in signing agreements with a third party or in receiving a permit from the planning and construction authorities, will be deemed reasonable causes for receiving the Director’s permission to deviate from the timetable, only if the Director has been satisfied that the Licensee has taken every reasonable step in the prevailing circumstances, in order to reach an agreement with a third party or to receive permit from the planning and construction authorities.

27.3
The Director may approve the Licensee’s request to deviate from the timetable, wholly or partly, and to make his approval contingent on certain conditions; the Director may authorize a deviation with respect to a certain milestone, provided that the Licensee will undertake to make up the delay in the planned rate of establishment within the next milestone.

28.	Change of Plans during the Establishment

28.1
A Licensee may not deviate from the Engineering Plan unless permitted to do so by the Director according to the provisions of this Paragraph; however, locating a Cellular Radio Base at a site which is different from the site specified in the Engineering Plan will not be deemed as deviation if done within the Search Area; in this Paragraph, “Search Area” means an area defined in the Engineering Plan, at which the establishment of a Cellular Radio Base was planned, at a specific site in the area, and regarding which it was determined in the Engineering Plan that there might be a need to locate the base at another site in that area.

106Amendment No. 107
107 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

28.2
Should the Licensee realize, during the establishment of the MRT System, that there is a need to deviate from the Engineering Plan, the Licensee will approach the Director in writing in order to receive the latter’s approval to the change in the plan; in its approach, the Licensee will specify in detail the substance and nature of the requested change and the reasons for it; the Licensee will append to the request the revised plan that it proposes.

28.3
The Director may reject the request or approve it, wholly or partly. The Director also may make his approval contingent on certain conditions, as long as such conditions are necessary in order to maintain the quality of the System and its performance standard. The Director will decide on the request and advise the Licensee of his decision, all within a reasonable period of time.

29.	Use of Infrastructures and their Construction

29.1
The Licensee may, for the purpose of establishment of the MRT System and its operation, and subject to any law, establish, maintain and operate physical or wireless transmission links, provided the said transmission links will serve only for the following:

(A)	Connection between the Cellular Radio Bases that comprise part of the Licensee’s MRT System;

(B)	Connection between the Licensee’s Cellular Radio Bases and its MRT Exchanges;

(C)	Connection between the MRT Exchanges themselves;

(D)	108 Connection between a component of the MRT system solely owned by the Licensee and a mutual component of the MRT system.

29.2
For the purpose of connection as specified in Paragraph 29.1, the Licensee also may make use of physical or wireless transmission links of the Bezeq Corporation or of another Licensee or franchise holder who was lawfully authorized to provide infrastructure services as aforesaid.

29.3
In order to remove all doubt, it is hereby made clear that the use of transmission links established by the Licensee is only for the purpose of operating an MRT System as set out in Paragraph 29.1, unless permitted by the Minister, by License, to make additional use of the same, and in accordance with the terms stipulated by the Minister.

29.4
The Minister will consider providing the Licensee with a permit to establish, by itself or by means of another party on its behalf, transmission links for connecting between the Licensee’s MRT exchanges and the Telecommunication Networks of other General License Holders, if he or she finds that one of the following has transpired:

(A)	The Bezeq Corporation and other domestic operators have unreasonably delayed the installation of these facilities;

108 Amendment No. 83

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(B)	The Bezeq Corporation and other domestic operators have set out unreasonable or discriminatory conditions for the installation of these facilities;

(C)	The Minister is of the opinion that the interest in promoting competition in Telecommunications Services obliges him to do so.

30.	Connection to other Telecommunications Systems

30.1
109 The Licensee shall act in order to effect the Interconnection of the Network with any other Public Telecommunications Network operating in the area in which the law, jurisdiction and administration of the State of Israel apply (including settlements, military sites and military installations in Judea, Samaria and the Gaza Strip), and including  to any Wireline Public Telecommunications Network, International Telecommunications System and the MRT System of another MRT operator.

30.2	The Interconnection between the Network and the Public Telecommunications Network of another licensee shall be effected in such a way as to enable the following:

(a)	Transfer of telecommunications messages between Terminal Equipment connected to the Network and Terminal Equipment connected to the other Public Telecommunications Network;

(b)	Proper and orderly provision of services by the Licensee to the subscribers of another licensee, and provision of services by the other licensee to subscribers of the Licensee.

30.3	Interconnection may be effected directly or indirectly, via the Public Telecommunications Network of another general licensee, provided that it allows for the provisions of clause 30.2.

30.4
In an Interconnection between the Network and a Wireline Public Telecommunications Network, the Licensee shall act to set up Interface points between the two Networks, for every type of service (infrastructure, transmission and data communications, telephony), with at least three main Transfer Switches;  unless the Director has determined otherwise based upon a written application from the Licensee; the setting up of the above Interface points shall be effected under an agreement between the Licensee and the Domestic Operator;  such an agreement shall contain, inter alia, the technical, operational and commercial particulars of the connection, and the number and location of connections.

30.5	In an Interconnection between the Network and an International Telecommunications System, the Licensee shall act in accordance with the provisions of Appendix J to the License.

109 Amendment No. 14

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30A.	Rules regarding Effecting of Interconnection

The Licensee shall act to effect the Interconnection subject to all of the following:

(a)
The Licensee shall ensure that the technical and operational standards of the Network match the requirements for connection to the Public Telecommunications Network of the Domestic Operators, the other MRT operators and the international operators (hereinafter: “an Other Operator”), that the operations of the Network be properly integrated with the operations of the Public Telecommunications Network of the Other Operator and that the Interconnection shall not harm the proper operation of these systems or proper service to their subscribers;

(b)	The Licensee shall provide the Interconnection service on equal terms to every Other Operator and shall avoid any discrimination in effecting such Interconnection, including in respect of:

(1)	The supply of infrastructure installations and network connection services;
(2)	the availability of connection facilities;
(3)	methods, quality and durability of the connection;
(4)	switching alterations and adjustments to installations , protocols and Network Interface points;
(5)	payments for Iinterconnections;
(6)	Billing and collection arrangements and transfer of information to Subscribers;
(7)	commercial terms for effecting Interconnection;
(8)	provision of information regarding the Network and changes therein which relate to Interconnection;

(c)
The Licensee shall make available to the Other Operator  any essential information that the Other Operator requires in order to provide  its services via the Licensee’s facilities;  such information shall be provided subject to any law regarding protection of privacy or commercial confidentiality;  where the parties do not reach an agreement as to the nature  and scope  of the essential information, the Minister shall rule on the matter;

(d)
The Licensee shall provide the Other Operator with information on planned changes to its Network, which might affect  Interconnection with the Public Telecommunications Network of the Other Operator, or Interconnection between the Public Telecommunications Networks of the Other Operators; the Licensee shall supply the said information in such a manner as to allow the Other Operator to be reasonably prepared for the implementation of the said changes;

(e)
For the purposes of sub-clauses (c) and (d), the Licensee may make the provision of information to the Other Operator conditional upon execution of a reasonable confidentiality agreement, intended to protect the rights of the Licensee under any law, including commercial secrets, intellectual property rights and the like, relevant to the information regarding the change in the Network that is to be delivered to the Other Operator;

(f)
The conditions for Interconnection between the Network and the Public Telecommunications Network of an Other Operator shall be arranged by an agreement between the Licensee and the Other Operator;  where the parties fail to reach an agreement, the Minister shall rule on the matter;

Translation from Hebrew
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(g) (1)
The Licensee shall allow its Subscribers to receive all of the services offered to them by the Other Operator, and may allow the subscribers of the Other Operator to receive all of the services from the Licensee, provided that receipt of such services is possible under any law.

(2)
The Director may order the Licensee to allow subscribers of another licensee to receive the services given by the Licensee , provided that the receipt of such services as aforesaid is technically and legally possible.

(3)
Notwithstanding the provisions of paragraph (1), the Director may, upon a written application from the Licensee, exempt the Licensee from the obligation of providing its Subscribers with the possibility of receiving services from the Other Operator for technical, economic or other justifiable reasons.

(h)	The Licensee shall provide the Director with a signed copy of any agreement between the Licensee and the Other Operator regarding Interconnection;

(i)
The Licensee shall provide the Director, upon demand, with any information provided to the Other Operator pursuant to  sub-clauses (c) and (d), and a copy of any confidentiality agreement pursuant  sub-clause (e);

(j)	The Licensee shall act in accordance with any other instructions that the Minister may prescribe.

30B.	Payment for Traffic Completion and Interconnection

Where the Minister has not prescribed payment for Interconnection or payment deriving  from Interconnection, the Licensee may charge a reasonable and non-discriminatory sum for these.

30C.	Prohibition Against Delaying Interconnection

The Minister shall give the Licensee a reasonable opportunity to make claims regarding the Minister’s intention to instruct the Licensee regarding the manner of effecting Interconnection and the scope thereof, activities, services and Accompanying Services  for effecting  Interconnection, and payment for Interconnection;  where the Minister has instructed the Licensee in respect of such matters, the Licensee shall not delay Interconnection to the Network in any manner, and shall fulfill its obligations in accordance with the instructions of the Minister, in good faith and properly, on the date prescribed for such and in full cooperation.

30D.	Provision of Possibility of Use

30D.1	The Minister may instruct the Licensee regarding the provision of the possibility of use of its Telecommunications Installation in accordance with his powers under section 5 of the Law.

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30D.2
The Licensee shall allow another licensee, in accordance with the instructions of the Minister, to provide Value Added Services via the Network;  the Licensee shall ensure reasonable and equal conditions for any other licensee, in respect of the supply of Value Added Services by the other licensee  to the Licensee’s subscribers, including in respect of the matters set out in clause 30A, mutatis mutandis.

30D.3	For the purpose of provision of the possibility of Use, the provisions of clauses 30A through 30C shall apply, mutatis mutandis.

30E.	Infrastructure Services to an Affiliated Company

30E.1
The Licensee shall avoid giving preference to a licensee that is an Affiliated Company over any other licensee, in the provision of Infrastructure Services, in terms of either payment or service, in terms of the conditions or availability of the service, or in any other manner.

30E.2 (a)
Upon the written request of the Licensee, the Director may permit limitations for the Licensee on the provisions of clause 30E.1 in respect of another licensee or broadcast licensee  which is an Affiliated Company, provided that the following conditions apply:

(1)	such other licensee or Franchisee is not a Substantial Operator;
(2)	the Director is of the opinion that the giving of such approval shall not substantially harm competition in the field of telecommunications

(b)
Limitations as aforesaid in sub-clause (a) might permit the Licensee to provide the Affiliated Company with Use of its Telecommunications Installations  under preferred conditions and may be limited by time or any other condition.

(c)
In considering the permit under this clause, the Director shall take into account the existence of a valid agreement, executed prior to Amendment No. 14 of this License, between the Licensee and an Affiliated Company, as aforesaid, inter alia regarding limitation of the permit by time or other conditions.

30E.3
In this clause, “Affiliated Company”, “Subsidiary” and “Substantial Operator” – as defined in the Telecommunications Regulations,  (Proceedings and Conditions for Receipt of a General License for the Provision of Domestic Wireline Telecommunications Services) 5760-2000.

30F.	Numbering Plan

30F.1	The Licensee shall act in accordance with the Numbering Plan, and in accordance with the instructions of the Director regarding the activation and implementation of the Numbering Plan.

30F.2
Should the Director give instructions regarding number portability such that every subscriber of another MRT licensee shall be able to become a subscriber of the Licensee or receive services from the Licensee without altering his number, and vice versa, the Licensee shall integrate facilities in its Public Telecommunications Network that will allow for the implementation of such feature, on the date and in the manner to be prescribed by the Director.

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30G.110	Address Allocation in IPv6 Protocol

30.1G
The Licensee will adapt the network and its components, so that they will completely support the IPv6 Protocol and in a manner that will allow access for subscribers to the internet service in IPv6 Protocol from any terminal equipment that supports the IPv6 Protocol, and will act to train personnel as necessary to support the IPv6 Protocol, by 15111 months from the date of signature of this license amendment.

30.2G
The Licensee will allocate IP addresses in the IPv6 Protocol for any new subscriber or existing subscriber that requests an address in the IPv6 Protocol, and own terminal equipment that supports the IPv6 Protocol.

30.3G
The Licensee will transfer at its own initiative addresses in the IPv6 Protocol for new and existing subscribers that own terminal equipment that supports the IPv6 Protocol. The transfer of new and existing subscribers to addresses in the IPv6 Protocol we be done in accordance with the following milestones:

	a.	Up to 24 months from the signature date of the license amendment, the Licensee will transfer at its own initiative 100% of the existing and new subscriber base to the IPv6 Protocol.112
30.4G	The Licensee will update the director of technology inspection in the Ministry on the execution of each of the milestones set out in clause 30.3G above.
30.5G	All terminal equipment that is supplied by the Licensee will support the IPv6 protocol.
30.6G	The transition from IPv4 to IPv6 may be executed by the following methods:
	a.	Dual Stack
	b.	Tunneling
	c.	Translation
	d.	IPv6 Only
30.7G	All data centers that subscribers have access to and through which service is provided to subscribers of the Licensee, including data centers for content sites must support protocol IPv6.

110 Amendment No. 96
111 Amendment No. 103
112 Except for subscribers that have private terminal equipment that does not support IPv6 Protocol and decided not to exchange it with equipment that supports the protocol. And only if the Licensee notifies them about the allocation of IPv6 addresses, explained to them the meaning of the decision not to exchange the equipment and signed them on a waiver of this allocation.

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30.8G
The support of protocol IPv6 will be implemented in network components and the fixed-line and wireless systems of the Licensee regarding the provision of data services and all the applications and various services that the Licensee provides and will include at least the following operations/components:

	a.	Basic operations and definitions of the IP layer
	b.	Access privileges (RADIUS, AAA)
	c.	Address definitions according to IPv6 address architecture
	d	IPsec
	e.	Information security layers
	f.	All IT systems of the Licensee that relate to the provision of access services and internet applications
	g.	All the systems, servers, routers, switches etc. in the core networks, aggregations and the access, that relate to the provision of access services and internet applications
	h.	API, DHCP, DNS
	i.	Different routing protocols
	j.	Interconnections between different licensees over the internet
	k.	Interconnections that are used for international links
	l.	Multicasting
	m.	Mobility (Mobile IP)
	n.	Network protection (FW113,APFW114, IDS115,IPS116)
30.9G	The Licensee shall update its subscribers regarding its support of the IPv6 protocol in all of the following manners:
	a.	By a written explanation of the company's website
	b.	Through direct mailing to subscribers that will be attached to the invoice that will be sent to the subscriber in the first month after the beginning of the IPv6 protocol support begins.

113 Firewall
114 Application Firewall
115 Intrusion Detection System
116 Intrusion Protection System

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31.	Report on Establishment Work

31.1
The Licensee will submit to the Director, during the entire establishment period of the MRT System, quarterly reports which will comprise the establishment work that was carried out during the period covered by each report, according to the Milestones and timetables in the Engineering Plan; for the matter of this Paragraph, “the Establishment Period” is the period of forty eight (48) months from the date of License award or until the date of completion of the Establishment of the System to its full deployment according to the Engineering Plan - the earlier of the two. 117During the erection period, this report shall be integrated into the outline engineering report, as set forth in Article 104.1(e).

31.2
The reports will include comparison of the actual implementation of the plans against planning, as of the date of each report, and explanations of any deviation or change in the implementation as compared to the design.

31.3	Each report will be submitted in three (3) copies in a format as instructed by the Director, bearing a date and signed by the Licensee or whoever was authorized by it particularly for this purpose.

31.4	The Director may require the Licensee to prepare special reports as well as redraft any report that was submitted to him, or complete it.

32.	Submission of Information and Documents

32.1
The Licensee will submit to the Director, on his request, any information and document on the implementation of the establishment work on the MRT System, at the date and in the format and manner as instructed by the Director.

32.2	For the matter of this Paragraph and Paragraph 33, “a document” includes any information stored in a computer or in an information database.

33.	Supervision of Establishment Work

33.1
The Director may supervise personally, or through another person acting on his behalf, the actions taken by the Licensee to carry out the establishment work. In order to carry out the supervision, the Director may enter, at any reasonable time, the work sites, facilities of the MRT System and the Licensee’s offices, in order to conduct measurement and tests and to examine any plan or document pertaining to the implementation of the establishment work.

33.2
The Licensee will cooperate with the Director in everything that pertains to the conducting of supervision of the establishment work, and without derogating from the generality of the above, will allow him to enter the work site and its installations, allow examination of any document, plan and specifications and provide him with any required information that the Director may request.

117 Amendment No. 71

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34.	Repair of Faults and Defects

34.1
The Director may advise the Licensee in writing of faults, defects and deviations that he found in the establishment work of the MRT System, on the basis of reports submitted by the Licensee, documents and information that it provided the Director, or on the basis of measurement and tests that he conducted.

34.2
Should the Licensee receive notification as set out in Paragraph 34.1, it will notify the Director, within fourteen (14) days from the date on which it was notified of the above, of its response to the notifications and the actions that it has taken or is about to take in order to remedy the faults, defects or deviations.

35.	Safety and Security Precautions and Prevention of Hazards

35.1
The Licensee will carry out the establishment works while taking adequate safety precautions in order to prevent accidents to people and damage to property. It will refrain from causing disturbances and hazards to the public in the work area, and if required to conduct excavation at the site, it will make every effort to prevent damages to underground Systems, including Telecommunication Networks. For this purpose, it will ensure that it obtains every permit required by any law, including permit for excavation works according to Section 53B of the Law.

35.2	On completion of the establishment work, the Licensee will make sure that the work site is clean and restored to its previous condition.

36.	Cancelled.

37.	Crossing Electricity Lines and Telecommunication Systems

Where electricity lines or electric installations exist before the installation of the MRT System, the Licensee will be subject to the obligations according to the Telecommunication and Electricity Regulations (Proximity of and Crossing Between Telecommunication Lines and Electricity Lines), 1986.

38.	Discovery of Antiquities and Preservation of Sites

38.1
Antiquities as interpreted by the Antiquities Law, 1978, which will be uncovered at a site where establishment work is conducted, are State assets, and the Licensee will take adequate precautions in order to avoid causing damage to them.

38.2
The Licensee will advise the Director of the Antiquities Authority of the discovery of an antiquity within fifteen (15) days of the date of discovery of the antiquity, and will comply with all instructions by the Authority Director in all matters pertaining to the manner of handling the antiquity.

38.3	During the establishment work, the Licensee will refrain, as far as possible, from causing damage to sites of historic or national value, tourist sites and landscape.

38.4	The Licensee will refrain, as far as possible, from causing damage to structures and trees in the sites where the establishment works are conducted.

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39.	Powers pertaining to Real Estate

39.1	The Minister may, upon request from the Licensee, grant it the powers set out in Chapter F of the Law, wholly or partly, subject to the provisions of Paragraph 39.2.

39.2
The Licensee will specify in its request the sites in which it requires powers as aforesaid, the scope of the required powers and the reasons for the request, including actions it has taken to find alternative sites without the need of powers in accordance with Chapter F of the Law.

39.3	If the Minister is satisfied that the Licensee should be granted powers in accordance with Chapter F of the Law, the Minister will publish his decision in “Reshumot”, the Official Gazette.

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Section B: Equipment Tests and Installation Approvals

40.	Cancelled118

41.	Cancelled119

42.	Performance Testing Program, and its Approval

42.1
The Licensee will provide the Director, no later than 30 days before notifying of its end of establishment according to Paragraph 43, with an up-to-date, detailed testing program, for conducting the performance tests, related to the part of the MRT System that it wishes to operate (hereinafter: “Detailed Testing Program”).

42.2
The Licensee will present to the Director the Detailed Testing Program; the Director may require the Licensee, within fifteen (15) days from the said presentation, to change the Detailed Testing Program or to complete it, if he deems it necessary for a full and accurate implementation of the performance testing, and the Licensee will carry out the tests as required by the Director.

43.	Notice of Establishment Completion

When the Licensee completes the establishment of an exchange or a Cellular Radio Base in any area in a manner that allows to start providing MRT Services through it, the Licensee will advise the Director of the same in writing, in the format as instructed by the Director, complete with the results of the detailed tests that indicate the success of the establishment and operation.

44.	Fitness and Operation Conditions

44.1
The Licensee must meet the following requirements and conditions within six (6) months from the date of License award, prior to the operation of the system and the provision of service to subscribers in return for payment:

(A)	Agreement with an equipment manufacturer - the Licensee has valid agreements with a manufacturer of MRT System equipment and MRT Terminal Equipment, including:

(1)	A know-how agreement which ensures that all know-how required for the establishment, operation and maintenance of the equipment and system will be at its disposal;

118 Amendment No. 107
119 Amendment No. 107

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(2)	An agreement providing for supply of spare parts for the System equipment for a period of at least seven (7) years;

(3)	An agreement providing for technical support and software upgrades in the System components for a period of at least seven (7) years;

(4)	An agreement ensuring the supply of technical literature and full documentation of the System equipment, including upgrades;

(B)
Workshop and test equipment - the Licensee is operating an authorized workshop, or has a valid agreement with an authorized workshop, for conducting tests and repairs of the MRT Systems equipment; the workshop will include professional testing equipment for conducting the tests and repairs, including mobile testing equipment;

(C)	Spare parts - the Licensee maintains and runs a spare part warehouse for the MRT Systems equipment according to the recommendations of the equipment manufacturers;

(D)
Maintenance System - the Licensee maintains by itself or through another an efficient maintenance System, including maintenance personnel, vehicles and means of communication, which ensures an orderly on-going operation of the System and allows taking care of any fault within the response time required in this License, and also allows - in any event of a serious fault in the MRT System, causing radio interference or massive disconnection of subscribers, or constituting a safety hazard - to repair the fault within four (4) hours;

(E)
Control System - the Licensee itself maintains and operates a System of remote control that allows it to gauge System performances and the load on its components, including interconnections with other Telecommunication Networks, and make sure that these operate properly;

(F)
Means of communication - in the exchanges at the operations centers and in the service and maintenance centers, means of communication were installed, such as a wireless set, a telephone or a mobile telephone.

(G)	Security - the Licensee has met the requirements of the Security System, in accordance with the provisions of Paragraph 66.2, to an operation standard that satisfies the Director.

44.2
The Licensee will provide the Director, within seven (7) days before the first activation of the System, with certificates and documents indicating that it meets the requirements and terms set out in Paragraph 44.1; if the Director does not respond within five (5) working days from the date of delivery of the said documents, the Licensee will activate the MRT System and connect subscribers to it; if the Director instructs the Licensee, according to the findings in the documents, to change or repair the System, the Licensee will carry out the required change or repair and provide the Director with a certificate of implementation, and if the Director does not respond within three (3) working days, the Licensee may activate the System as aforesaid.

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Section C: Use of Frequencies

45.	Frequency Allocation

45.1	The Licensee may operate the Cellular Radio Bases of the MRT System while using the frequency bands as specified below:

(A)	Frequency bands that were exclusively allocated for the use of the Licensee in the territory of the State of Israel:

902.2 MHz through to 910.2 MHz, and 947.2 MHz through to 955.2 MHz;

(B)
Frequency bands that were not exclusively allocated for the use of the Licensee, according to rules and limitations that will be determined by the authorized party pursuant to Chapter E of the Ordinance120:

910.2 MHz through to 912.2 MHz, and 955.2 MHz through to 957.2 MHz

121(B1)
Frequency bands that have been non-exclusively been allocated for its use as of February 25, 2010, in accordance with the rules and limitations that will be set by the authorized party pursuant to Chapter E of the Ordinance122: 912.6 MHz to 915 MHz and 957.6 MHz to 960 MHz123.

124(C)	Frequency bands allocated exclusively for the Licensee’s use as specified below :

(1)	From 1 February 2002 to 1 January 2004, the following bands shall be allocated:

1732 to 1738.4 MHz, and the matching domain 1827 to 1833.4MHz;
1937 to 1942 MHz, and the matching domain 2127 to 2132 MHz;

(2)	As of 1 January 2004, the following bands shall be allocated:

1730 to 1740 MHz and the matching domain 1825 to 1835 MHz;
1940 to 1950 MHz and the matching domain 2130 to 2140 MHz;

(3)	As of 1 January 2005, the frequency domain 1910 to 1915 MHz shall be allocated.

(4)
Notwithstanding the aforesaid, if the Licensee requests to postpone the date of the beginning of use of the bands set out in sub-clauses (1) to (3) or part of them, to a later date, the authorized party pursuant to Chapter E of the Ordinance125 may suspend the band allocation until a date to be decided upon.

120 Amendment No. 107
121 Amendment No. 68
122 Amendment No. 107
123 These frequency bands have been used by the Licensee since 1999.
124 Amendment No. 14
125 Amendment No. 107

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45.2
The Licensee may operate the cellular radio base stations of the MRT System while using additional frequency bands, if they are allocated to it by the Authorized Party pursuant to Chapter E of the Ordinance, in accordance with the rules and limitations that shall be prescribed.126

45.3	The Licensee may select a frequency band narrower than the one stated above, within the framework of the frequency bands specified in Paragraphs 45.1 and 45.2.

45.4
The Authorized Party pursuant to Chapter E of the Ordinance may, after four (4) years have elapsed since the frequency allocation, without compensation or consideration, reduce the frequency range in which the Licensee is permitted to operate its Cellular Radio Base The Authorized Party pursuant to Chapter E of the Ordinance may, after four (4) years have elapsed since the frequency allocation, without compensation or consideration, reduce the frequency range in which the Licensee is permitted to operate its Cellular Radio Base127.

45.5
The Authorized Party pursuant to Chapter E of the Ordinance may limit the Licensee to operating particular frequencies in limited geographic regions and/or to operating part of the frequencies parallel to additional service-operators and in coordination with them, according to the instructions of the Authorized Party pursuant to Chapter E of the Ordinance, all as it shall prescribe.128

46.	Constraint on the Use of Frequencies

46.1	The Licensee will make use of the frequencies allocated to it as stated in Paragraph 45 for the sole purpose of providing services in accordance with this License.

46.2
129Without derogating from the aforementioned in Articles 45 and 46.1, and in accordance with the terms of the allocation provided to the other MRT licensee, the Licensee may make use of the frequencies allocated to the other MRT licensee in addition to the aforementioned in Article 45, provided that the frequencies serve as cellular radio centers of the Licensee through the cellular radio infrastructure licensee that provides it with its services.

47.	Safety in Using Frequencies, and the Prevention of Interference

47.1
The Licensee will establish the MRT System and operate it in a manner that shall ensure that each of its components does not emit non-ionizing radiation in the direction of people and the environment at a power density exceeding that allowed pursuant to a permit issued pursuant to the Non-Ionizing Radiation Law of 2006 and the Regulations enacted pursuant thereto. The Licensee shall do everything necessary to obtain suitable construction and operating permits from the radiation supervisor in the Ministry of Environmental Protection (hereinafter – “the Supervisor”); in this regard, the Licensee shall act, inter alia, as follows:

(a)	the Licensee shall act in compliance with the Supervisor’s instructions and shall carry out the Supervisor’s directives;

126 Amendment No. 107
127 Amendment No. 107
128 Amendment No. 107
129 Amendment No. 83

Translation from Hebrew
The Binding version is the Hebrew version

(b)
before constructing each site, the Licensee shall submit a report to the Supervisor of the assessment of the levels of exposure; the site shall be constructed only after a suitable permit has been received from the Supervisor; upon launching the site, the Licensee shall perform measurements in accordance with the Supervisor’s instructions; any site not complying with the Supervisor’s requirements shall not be operated;130

47.2
The Licensee shall coordinate the use of frequencies with the Authorized Party pursuant to Chapter E of the Ordinance, who shall base his directives, inter alia, on the plan deriving from the preparations for a national emergency.131

47.3
Further to the requirement of the Director and the Authorized Party pursuant to Chapter E of the Ordinance and according to the format to be defined, the Licensee shall submit a detailed up-to-date plan to the Director or to the Authorized Party, as the case may be, of the Cellular Radio Base stations, of the radio links and of the expected use of frequencies; further to the Director’s requirement and according to the format to be defined, the Licensee shall report on the actual implementation of the plan within seven (7) workdays of the date of the Director’s requirement; further to the Director’s requirement and according to the format to be defined, the Licensee shall submit an updated report to the Director on the operation and use as stated. Furthermore, the Director may require the Licensee, for reasons that shall be recorded, to submit an updated report to him, within four (4) workdays, on the operation of Cellular Radio Base stations, radio links and use of frequencies, as stated.132

47.4
The Licensee shall establish the MRT System and operate it in a manner that prevents interference with other lawfully operating telecommunication and wireless systems, including in a manner that complies with the restrictions and conditions regarding radio frequencies prescribed by the Authorized Party pursuant to Chapter E of the Ordinance or as he shall revise them from time to time, including those specified in Appendix R to the License; before operating any Cellular Base Station, the Licensee shall perform tests and measurements for the purpose of preventing electromagnetic interference; if potential electromagnetic interference is discovered, or if interference is discovered during operation, the Licensee shall take action to coordinate a solution that shall prevent this interference and prevent its recurrence; in the absence of a solution, the Licensee shall apply in writing to the Authorized Party pursuant to Chapter E of the Ordinance, or to the party appointed for this purpose, in order to find a reasonable solution for the problem; the Authorized Party pursuant to Chapter E of the Ordinance may require each of the parties to make changes in the operation of equipment or in the use of frequencies or to cease broadcasting on particular frequencies, throughout Israel or in a particular region.133

130 Amendment No. 107
131 Amendment No. 107
132 Amendment No. 107.
133 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

47.5.
The issuance of this License, including the approval of the Engineering Plan, in no way provides protection against harmonies from other radiating bodies, whether operating lawfully or unlawfully, or spurious radiation from other radiating bodies, whether operating lawfully or unlawfully, or protection against other radiating bodies operating outside the territory of the State or in a territory over which the State has no control; however, the Authorized Party pursuant to Chapter E of the Ordinance shall exert every reasonable effort to find a suitable solution for the required protection.134

48.	135Preparation to ensure the functional continuity during an emergency

48.1	The Licensee will appoint a functionary (including a first deputy and a second deputy) that will be responsible during an emergency for maintaining contact with the Ministry.136
48.2	The Licensee will be prepared to ensure the functional continuity during an emergency, as set forth in Appendix D- " "Preparation to ensure the functional continuity during an emergency".
48.3	The Licensee shall be prepared to manage cyber defense in conformity with the provisions of Appendix D.1 – “Preparations for cyber defense management".

134 Amendment No. 107
135 Amendment No. 82
136 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Section D: Tests and Maintenance137

49.	Definitions

In this part:

“Periodic Test”-	Test of the network or any part of it, that is conducted in accordance with the License provisions, at fixed intervals and at least annually;

“Special Test” -
Test of the network or any part of it, conducted due to a maintenance or repair activity, following an electromagnetic interference, a malfunction, complaint review technological change, modification of the Engineering  plan; etc.

“Routine Test”-	Testing of the network or any part of it, conducted on a regular basis.

50.	Execution of Tests

50.1	The licensee shall carry out periodic tests of the MRT system, and shall submit the results of the test upon the director’s request within 30 days from the day of the request.

50.2
The licensee shall establish and operate an inspection system for constant monitoring of the network’s performance and its intactness and shall conduct on a regular basis routine tests of the network or any part of it, as needed.

50.3
The licensee shall conduct routine tests regarding the quality of service as detailed in Annex E, and the relevent standards of the ITU-T, and shall provide the results of the tests upon the director’s request, within 30 days from the day of the request.

50.4
The director may instruct the licensee to conduct a special test; the licensee shall perform the said test in a manner and at a time to be advised by the director and shall submit the results to the director.

50.5
The director or anyone else authorized on his or her behalf shall be allowed to perform the test themselves, if in their opinion it is required, the licensee shall allow the director or anyone else authorized on his or her behalf, after prior coordination, access to installations and equipment and shall put at their disposal their testing equipment and professional manpower employed by the licensee.

51.	Test, Fault and Maintenance Log

51.1
The licensee shall maintain a test, fault and maintenance log (hereinafter – “maintenance log”), in which details of the faults, the steps taken to rectify them138 and tests of the network shall be recorded.

137 Amendment No. 41
138 Amendment No. 91

Translation from Hebrew
The Binding version is the Hebrew version

51.2
The licensee shall keep the maintenance log, shall allow the director or anyone authorized on his or her behalf to see the log at any time, to check it, copy it in any manner and to pass it to the director upon his demand.

52.	Repair of Faults and Defects

52.1
The director may, after giving the licensee sufficent opportunity under the circumstances to present its arguments, notify the licensee in writing of faults and defects that he found and that harm the grade of service for subscribers, the level of survivability and back up of the network, damage to the level of security or interference with the other systems that operate properly, based on tracking the network’s performance, including through subscriber complaints, tests he carried out or based on test reports, documents and information provided to him by the licensee.

52.2	The director may instruct the licensee of the dates that the defects and malfunctions must be repaired.

52.3
If the licensee receives such notification, it must notify the director within the time set forth in the director’s notice of the repair of the defects and malfunctions, detailed as per the director’s request.

53.	deleted

54.	deleted

Translation from Hebrew
The Binding version is the Hebrew version

Chapter E - Provision of MRT Services to Subscribers

Section A - Agreement with Subscribers

13955.	The subscriber agreement

55.1	The licensee shall prepare a format for a subscriber agreement that it intends to offer its subscribers, and shall submit it to the director upon his demand.

55.2
The terms of the subscriber agreement shall not contradict, explicitly or implicitly the provisions of any law or the license; the aforesaid is not meant to prevent changes to the provisions of the subscriber agreement, that benefit the subscriber as compared to the provisions of the law or the license.

55.3
The subscriber agreement shall be in writing and shall be in a clear and easy manner to read and understand, and shall state clearly any condition or restriction regarding the subscriber’s right to terminate the subscriber agreement or regarding the licensee’s duties towards the subscriber; any stipulation in the subscriber agreement shall be stated clearly and not only by reference.

For this article- “writing”-including an electronic document that can be saved and reconstructed by the subscriber.

55.4	The subscriber agreement shall clearly include, among other things, the following:

a)
The first part of the engagement agreement must clearly and precisely specify the principal details of the tariffs and services plan pursuant to the engagement agreement (hereinafter – “the Plan Basics”). If the engagement agreement includes one type of services, the Licensee shall be allowed to specify the Plan Basics on a maximum of two pages. If the agreement includes a number of types of services (fixed-line telephone, mobile telephone, international services, internet, etc.), then, subject to that stated above, the Licensee shall be able to add one page for each additional type of service. The Plan Basics document must be printed, without any handwritten alterations or additions, apart from that stated in clause (1), and all as specified hereunder:140

139Amendment No. 41-shall become effective no later than 30.4.2007
140 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(1)
The name of the Licensee or its logo, the details of the Licensee's representative that executed the agreement, the date and mode of execution of the transaction,141 the subscriber's details including his name, I.D. number, type of subscriber,142 address, e-mail address,143 telephone number that the agreement pertains to, an additional telephone number of the subscriber to where notices regarding the usage amount of a services144 plan as set forth in article 75D a change in tariffs as stated in article 78145 and regarding disconnection of a Dormant Subscriber, as stated in clause 72.a.,146 will be sent from the Licensee147 and a description of Goods,148 if included in the agreement; the Licensee shall not be able to complete the execution of the transaction as long as the said additional telephone number is not indicated in the engagement agreement; insofar as the engagement agreement is for only one telephone number that is not being added to an existing account that includes one or more telephone numbers, and a Subscriber is not interested in providing an additional telephone number, then the Licensee shall list the Subscriber’s telephone number in the engagement agreement as the additional telephone number149, notwithstanding the beginning of section (a) the aforementioned details in that sub-section , except for the Licensee's name or logo, can be handwritten;

(2)	The commitment period, if one exists, and the termination date. For this sub-section, "commitment"-as defined in section 56.1A;

(3)
150All of the tariffs according to which the Licensee bills the subscriber for the services that it asked to receive when executing the engagement, including video call services and multimedia messages, and the rate of any fixed payment or one-time payment, including a fixed payment or one-time payment that is other than within the scope of a telecommunications service, including connection fees, as this term is defined in clause 74.1(a), SIM card fees, as this term is defined in clause 74.1(a1) and plan switching fees.

Insofar as the Licensee does not charge for interconnect fees or smart card fees or plan transfer fees, it shall be noted accordingly.

(3A)	151Insofar as the engagement agreement includes international services, such as a minutes package or plan for calls abroad, the Licensee must act according to one of the following alternatives:
(1)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and the tariffs for exceeding the quota in the package;

141 A transaction at a service station of the Licensee or through peddling, as this term is defined in the Consumer Protection Law, 5741 – 1981, or a transaction via telephone conversation or a transaction via the internet. Amendment No. 87.
142 Business Subscriber or Split Business Subscriber or Non-Business Subscriber. Amendment No. 87
143 Amendment No. 87
144 Amendment No. 87
145 Amendment No. 90
146 Amendment No. 87
147 Amendment No. 87
148 Amendment No. 87
149 Amendment No. 90
150 Amendment No. 87
151 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and a link to or the address of the landing page of the website of the international operator of the international telecommunications system through which the calls abroad are being made, which must at all times be valid and up-to-date, which displays the call tariffs to destinations abroad by type of target (fixed-line, mobile) and by type of customer (Subscriber, incidental). The Licensee must state what type of customer shall be charged, according to its tariffs, in respect of exceeding the quota in the package;

(3)
It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the type of targets in the destination countries (fixed-line, mobile) and a link to or the address of the landing page of the Licensee’s website that includes only the destination countries and the tariffs for exceeding the quota in the package.

(3b)152
For cellular internet browsing packages as defined in section 75D-the unit tariff for the service not included in the package shall be displayed next to the chart in the same values as those in the chart;

(3c)	The quota of service units set by the Licensee for the service or for the bundle of services (“Quota of Units”), and the maximum duration of a call, if any.

(3d)
If the Licensee provides a service to subscribers that is given at a discount or for free for a defined period (“Benefit”), and subsequently, at full price, or if a credit is given to subscribers for terminal equipment that subscribers delivered to the Licensee, then the Licensee must specify the following in the Plan Basics:

(1)	the monthly sum of the Benefit/credit;

(2)	the duration of the period that the Benefit/credit is given;

(3)	the type of date from which the period of the Benefit/credit shall begin to be counted;153

(4)	the tariff for the service upon the expiration of the Benefit.

That stated above shall also apply when at issue is a Benefit being given within the scope of the tariff plan, and not necessarily for a particular service included in a plan.

152 Amendment No. 87
153 For example: as of the date the plan comes into effect, as of the date that the subscriber activates the SIMcard.

Translation from Hebrew
The Binding version is the Hebrew version

(3e)	If a subscriber switches from one tariff plan to another, and the Licensee issues the new Plan Basics to the subscriber, the Plan Basics must also include the effective date of the new plan.

(3f)
Mode of provision of a cellular data service after the volume of the cellular data package has been fully utilized – suspension of the service or a slowdown of the speed, without any payment and without additional charge, until the end of the billing period or an allotment of additional paid packages, at the subscriber’s choice on the execution date of the engagement. If the Licensee chose to slow down the speed, the maximum data download speed must be specified in the Plan Basics.

(3g)
Mode of provision of a voice and message service after the monthly Quota of Units for these services has been fully utilized – suspension of service until the end of the billing period or continuing to provide the services and charging the subscriber according to tariffs set by the Licensee in the Plan.154

(3h)155
A Subscriber’s deadline for activating the SIM card, or the number of days after the execution of the engagement during which a Subscriber may activate the SIM card, insofar as this is relevant to the engagement agreement.

(4)
A description of all Goods purchased or rented at the time of execution of the engagement and their inclusive price and, insofar as payment in installments for the Goods was agreed between the subscriber and the Licensee – the sum of each payment. Insofar as the Goods were given as a gift, this must be expressly stated;156

(5)	Information about the cancellation of any Benefit due to a switch to another tariff plan;157

(6)	The calculation method of the amount that the subscriber will be required to pay for breaching the agreement as defined in article 56.1A;

(7)
For a business subscriber-information regarding the increase of tariffs during the commitment period, if such a possibility exists as part of the subscriber agreement conditions, including the date and amount of the tariff increase;

(8)	Information regarding the balance of payment 158 for equipment purchased from the Licensee, in a previous agreement;

(9)
The Licensee's commitment to pay to the subscriber of another MRT licensee that became its subscriber, the payment that the said subscriber will be required to pay to the other MRT licensee for breach of this commitment to the other MRT operator and the distribution manner of said payment.

154 Amendment No. 87
155 Amendment No. 90
156 Amendment No. 87
157 Amendment No. 87
158 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

For this matter-"commitment"-as defined in article 56.1A;

(10)
The subscriber’s declaration that it read the Plan Basics document and received it at the time of execution of the agreement. The details of the representative on behalf of the Licensee who executed the engagement must be specified in the body of the declaration and the subscriber’s original signature must appear at the end of the Plan Basics.159

(11)
 160With regard to sub-section (a) (1) to (10)- "subscriber"- whoever has signed a subscriber agreement with a Licensee for the receipt of MRT services for no more than twenty five telephone numbers except for Pre-Paid subscribers.

(12)	The Licensee must send the Plan Basics to a Split Business Subscriber via text message, with a link attached.161

(13)
The Licensee shall not include additional information or details in the Plan Basics beyond that specified in this clause, unless at issue are data in values of NIS or NIS per unit of consumption, which could have a direct impact on the height of the subscriber’s bill.

(14)	The tariffs for all of the services and the payments, as specified in subclauses (3), (3b), (3c), (4) and (5) must be presented in a table with two columns – “description” and “tariffs.”162

(15)
163The Licensee must attach a separate letter to the two Telephone Bills of every existing private Subscriber, subsequent to 28 Sivan 5778 (June 11, 2018), bearing the Licensee’s name or logo, which shall provide an explanation regarding the nature of the additional telephone number, as specified in clause 55.4(a)(1), and furthermore, it must ask a Subscriber to indicate on the form to be attached to the said letter, which also bears the Licensee’s name or logo, his details, the additional telephone number and date and to sign it. On the said form, the Licensee must specify the address, facsimile number and electronic-mail address where the form may be sent after having been completed.

The Licensee must also enable the additional telephone number to be selected by telephone call to the telephone call center. The Licensee must indicate this possibility in the said separate letter and indicate the telephone number that may be called for the purpose of selecting the additional telephone number.

159 Amendment No. 87
160 Amendment No, 58
161 Amendment No. 90
162 Amendment No. 90
163 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

If a Subscriber selects the additional number using the form or by telephone call as stated, the Licensee must report the matter of the selection in the next Bill or in the subsequent Bill, while indicating the additional telephone number that was selected, in the space for notices to Subscribers, as specified in clause 8(d) in Annex E1.

Alternatively, the Licensee may indicate in the separate letter, in addition, that the selection of the additional telephone number may be done through the landing page on the Licensee’s website, while performing reliable identification of the Subscriber, in lieu of using a form as stated, and shall refer Subscribers to the said page. Upon completing the selection on the website, the Licensee must issue an automatic confirmation of a Subscriber’s selection, while indicating the additional telephone number that was selected.

In this clause, “existing private Subscriber” – a private Subscriber who engaged with the Licensee by 28 Sivan 5778 (June 11, 2018).

(a1)164 (1)
a separate page, printed, upon which the subscriber will be required to mark his choice regarding the accessibility of each phone number that the agreement refers to, services, as detailed in annex E 2 (hereinafter-"service access form" or "form") 165and to sign at the bottom of the form . The form shall be attached to the Plan Basics;166

(2)
A new subscriber that did not mark its choice with regard to a particular service, whether blocked or open, in the place designated for this in the form, shall be blocked from receiving that service. A new subscriber that did not sign at the bottom of the form shall be blocked from all services appearing on the form. In this clause, “new subscriber” – a subscriber that engaged with the Licensee after 15 Iyar 5777 (May 11, 2017).167

(3)
A subscriber may request from the Licensee at any time, in writing or orally as a human response only,168 to change its access169 to the services detailed in the form (hereinafter in this section-"subscriber's request"). A first change shall be done free of charge. The Licensee shall execute the subscriber's request only after he has identified the subscriber. The Licensee shall retain the request, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request.170 The subscriber's request shall be executed within  171one working day 172 from the date of receipt of the request.

164 Amendment No. 57-shall become effective on September 13, 2011
165 Amendment No. 58
166 Amendment No. 87
167 Amendment No. 87
168 Amendment No. 87
169 Amendment No. 87
170 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(4)
The Licensee shall include in the Telephone Bill following the subscriber's request a notice regarding the execution of the request and the date of the execution. The Licensee shall retain the Telephone Bill, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the preparation date of the Bill;173

(5)	174The Licensee shall include the form with the two (2) immediate Telephone Bills that will be sent after September 13, 2011, to a subscriber that is not a new subscriber.

(6) (a)175
176A subscriber that is not a new subscriber that did not submit his preferences regarding the form to the Licensee by Sept 13, 2011, shall be blocked from receiving the services detailed in section 3 of the form, within seven (7) working days from the said date;

(b)177
178Notwithstanding, a subscriber who is not a new subscriber, that does not use the services set forth in section 3 of the form as of November 1, 2011 and did not relay his response to the licensee with respect to the form by December 1, 2011, the licensee may block the subscriber from receiving the said services as of December 1, 2011;

(c)179
180a subscriber who is not a new subscriber, who relays his response to the licensee with respect to the form, shall be blocked or open for the receipt of the services in accordance with his request in the form, within one working day after receipt of the request;

 (d)181   a subscriber that relayed his preferences in the form to the Licensee and did not mark his choice and signed next to the service that appears on the form as set forth in sub-section (1), shall be blocked from receiving that service;

(e)
The Licensee shall block the access to the services being provided pursuant to clause 2(e) in the service access form in relation to any existing subscriber that did not expressly choose, when completing the form, the option “open” to these services, and this, within seven (7) workdays of 15 Iyar 5777 (May 11, 2017).182

171 Amendment No. 58
172 Amendment No. 61
173 Amendment No. 87
174 Amendment No. 58
175 Amendment No. 87
176 Amendment No. 58
177 Amendment No. 87
178 Amendment No. 62
179 Amendment No. 87
180 Amendment No. 61
181 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(6a)     The Licensee shall notify the subscriber about the blocking in the first Telephone Bill after the blocking. The Licensee shall retain the Telephone Bill, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the preparation date of the Bill.183

(6b)	If the subscriber marked its choice on the service access form, then the Licensee must act according to the subscriber’s choice immediately after the form has been delivered to it.

(6c)	A subscriber shall be required to complete a new service access form with every switch from one tariff plan to another, only if its existing form is not in the format presented in Appendix E.2.184

(7)	The Licensee shall publish the form on its internet site within seven (7) working days from 185September 13, 2011.

(7a)
If the Director ordered an amendment to the version of the service access form, the Licensee must publish the updated service access form on its website within the timeframe specified by the Director on the signing date of the license amendment.186

(8)187
For the purpose of sub-section (a1)(1) until (6)-"subscriber"-except for a subscriber in a pre-paid plan. Notwithstanding the mentioned, the Licensee shall block services in accordance with a pre-paid subscriber's request, if the request was received from the telephone number that the request pertains to or the said subscriber presented to the Licensee the handset using the number that the request pertains to, or in any other manner that satisfies the Licensee.

(9)
Insofar as at issue is a Split Business Subscriber, the Licensee must send the service access form to it, as marked by the Business Subscriber, via text message with a link attached; a Split Business Subscriber is allowed at any time to amend the service access form and to send it to the Licensee for its handling accordingly.188

(a2)189	(1)
a separate printed page, on which a Subscriber shall be required to mark his choice regarding the mode of receipt of the Bill and regarding the publication of his telephone number/s, which are billed in the Bill, on the internet and in the telephone directory, as specified in Annex E.3 (hereinafter – “Questionnaire”), to complete it as required and to sign at the bottom of the Questionnaire; the Questionnaire must be attached immediately behind the service access form.

182 Amendment No. 87
183 Amendment No. 87
184 Amendment No. 87
185 Amendment No. 58
186 Amendment No. 87
187 Amendment No. 58
188 Amendment No. 90
189 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)
With regard to a Split Business Subscriber, solely a Business Subscriber is allowed to complete the Questionnaire. The Licensee must forward the Questionnaire to a Split Business Subscriber as completed by a Business Subscriber.

(3)
The Licensee must attach the Questionnaire to the two (2) frequent Telephone Bills that shall be sent one day after [two months after the effective date of the License amendment that relates to the Questionnaire] to a Subscriber who is not a new Subscriber. The Licensee must specify in each of the two Bills as stated, in the space for notices to Subscribers as specified in clause 8(d) in Annex E.1, the nature of the Questionnaire.

Alternatively, the Licensee may, in addition, indicate in a notice as stated that the Questionnaire may be completed through the landing page on the Licensee’s website, while performing reliable identification of Subscribers, in lieu of attaching it to the Bill as stated, and shall refer Subscribers to the said page. Upon completing the selection on the website, the Licensee must issue an automatic confirmation of the Subscriber’s selection.

In this clause, “new Subscriber” – a Subscriber who engaged with the Licensee after 28 Sivan 5778 (June 11, 2018).

(4)	Subscribers shall be required to complete a Questionnaire when switching from one tariff plan to another, only if he did not complete a Questionnaire for the plan from which he is switching.

(5)	The Licensee must publish the Questionnaire on its website within seven (7) workdays of 28 Sivan 5778 (June 11, 2018).

(a3)190
(1)
Solely for a business customer the engagement agreement will include a separate page, through which only a business customer may request from the Licensee to block a phone number(s) (included in the engagement agreement) for number portability as defined in the law ("Blocking Request for Portability"), as long as the numbering program for number portability ("Portability Plan") allows the blocking. The Blocking Request for Portability will appear after the questionnaire.

(2)
Only a business customer may direct a Blocking Request for Portability to the Licensee, provided that the Portability Plan allows the said blocking, and this will be done by the Licensee immediately upon receipt of the request, during the hours of operation of the service centers, free of charge; the business customer may request in the Blocking Request for Portability to block for portability all of the telephone numbers included in the engagement agreement or in the telephone bill without noting the numbers.

190 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(3)
The Blocking Request for Portability will be directed to the Licensee in writing and will include the request date, telephone number(s) that should be blocked for portability and the name of the business customer; The Licensee will execute the blocking immediately, free of charge and will maintain such request in its possession and make it available for delivery or transfer to the Director upon his request within five (5) working days of the submission of the request.

(4)
A business customer may request from the Licensee at any time to remove a portability blocking and this will be done by the Licensee immediately upon receipt of the request, during the hours of operation of the service centers, free of charge; the said request will be directed to the Licensee either orally or in writing by email without the need to fill out a designated form, and shall  include the request date, the telephone number(s) that should be opened for portability and the name of the business customer; the business customer may request in the request to remove portability blocking all of the telephone numbers that are included in the engagement agreement or in the telephone bill without noting the numbers.

(a4)191 The service conditions for the subscriber, including gauges of quality of service to customers and subscribers as set forth in article 2 in Annex E;

(b)	The conditions for diconnecting from the Licensee’s services or the conditions for complete disconnection;192

(c)	The service tariffs of the licensee that the subsciber joined updated to the day of the agreement, including the date and conditions for the termination of the tariff plan;

(d)	The limitation regarding the amount of interest for late payment, linkage differentials and collection expenses as set forth in article 80.3;

(e)	The conditions for changing the tariff of a service that the subscriber has joined, as set forth in article 78.1;

(f)	The details set forth in articles 61 and 61A regarding the Ombudsman193;

191 Amendment No. 57
192 Amendment No. 90
193 Amendment No. 58

Translation from Hebrew
The Binding version is the Hebrew version

(g)
A condition that states that in case of a contradiction between the provisions regarding the tariffs and the service packages that are detailed in the agreement and the provisions of the license regarding this matter, the provisions of the license shall prevail;

(h)
A notice regarding the director’s authority to instruct the licensee to change the subscriber agreement, and clarification that the subscriber’s signing a subscriber agreement with the licensee constitutes agreement to said changes.194

55.5	195In an agreement in the presence of the Licensee's representative and the subscriber, the Licensee shall act as follows:

(a)
The Licensee’s representative must perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.196

(a1)	197Before signing the agreement, the representative shall present the Applicant198 with a printed copy of the subscriber agreement and shall allow him to review it;

(b)
Upon signing the agreement, the applicant and Licensee representative shall sign the originally copy of the subscriber agreement that was presented for the applicant's review. After the said signature the Licensee representative shall give the subscriber a copy of the subscriber agreement upon which the Licensee representative's and applicant's original signatures appear;

(c)
After execution of the aforesaid in sub-section (a) and (b), the Licensee representative may ask the subscriber to sign an additional copy of the subscriber agreement identical to the one originally signed, by using electronic means;

(d)
The Licensee shall keep a signed copy of the subscriber agreement and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the engagement.199

(e)
If the subscriber requests to make changes to the agreement conditions, including a request, to receive additional services, to expand a service, 200 or to join a service package-the subscriber shall receive at the time of the change, a printed notice that bears the Licensee's name or logo, which shall specify the request submission date, the201 details of the change executed are listed, the date they become effective and the full name of the Licensee representative and the subscriber and their original signatures. That stated above shall also apply to a service other than a telecommunications service.202The Licensee is not permitted to make any change, as stated, without receiving the express consent of the subscriber as stated above.

194 Amendment No. 58
195 Amendment No. 57-shall become effective September 13, 2011.
196 Amendment No. 87
197 Amendment No. 87
198 Amendment No. 87
199 Amendment No. 87
200 Amendment No. 87
201 Amendment No. 87
202 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall retain the signed notice, as stated, in its possession and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission date of the request.203

55.6	cancelled204

55.7
205Notwithstanding the afore-mentioned in Article 55.5, the Licensee may have a subscriber sign a subscriber agreement also by a computerized graphic signature, instead of an original signature, and for this matter the provisions of Appendix E shall apply instead of Article 55.5.

For this matter, "computerized graphic signature"-a signature that is digitally maintained as a graphic file."

20655A	Remote Sale Transaction

55A.1
In a remote sale transaction, as this term is defined in section 14.C. of the Consumer Protection Law, 5741 – 1981, which is being transacted via a telephone conversation, the Licensee shall act as follows:

(a)	The Licensee shall record the telephone conversation held between the Applicant and the Licensee’s representative.

(b)
During the sale conversation, and before the Applicant expresses his consent to engage in an agreement with the Licensee, the Licensee’s representative must ask for the Applicant’s consent to send him the Plan Basics via electronic mail or SMS or facsimile, the service access form, the Questionnaire and the portability blocking request, insofar as there is one207, and must inform him that he must confirm expressly, as specified below, that he is accepting the terms of the engagement agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said documents in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send them to the Applicant when conducting the sale conversation, and these shall be sent to him, together with the rest of the provisions of the engagement terms document, on the transaction execution date. If the Applicant asked to receive the said documents via one of the ways specified above, the Licensee’s representative must send them to him in the manner requested during the sale conversation.

203 Amendment No. 87
204 Amendment No. 87
205 Amendment No. 69
206 Amendment No. 57-shall become effective September 13, 2011
207 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(c)
In a service access form sent via electronic mail or SMS, every service must be computer-marked as “blocked” or as “open,” as the Applicant chose during the said telephone conversation; the Questionnaire that was sent as stated must also be marked and completed as the Applicant requested during the said conversation.

(d)
The electronic mail message or the SMS will ask the Applicant to confirm the execution of the transaction and the choices marked and the details in the service access form, in the Questionnaire and in the portability blocking request, insofar as there is one208. The Applicant must expressly confirm the terms of the transaction, without any stipulations or qualifications or changes in relation to the terms in the engagement terms document209.

(d1)210
For the purpose of the Applicant’s confirmation of the transaction, the Licensee must include a link in the electronic-mail message or in the text message, so that clicking on it shall lead to a landing page that contains two tabs: “I confirm” and “I do not confirm”; after the Applicant clicks on one of the two tabs, the Licensee must immediately send an electronic-mail message or a text message to the Applicant, which shall refer to the Applicant’s full name, indicating the confirmation or non-confirmation of the terms of the engagement, as the case may be, and the date (date and time) that it was issued (“Confirmation Notice”).”

(e)
211If the Applicant asked to receive the Plan Basics, the service access form and the Questionnaire via facsimile, the Licensee’s representative shall send the said documents via facsimile, according to number given to the Licensee’s representative during the conversation.

The Applicant must expressly confirm the terms of the transaction, without any written stipulations or qualifications or changes in relation to the terms in the said documents, in his handwriting, his marking and his signature on the Plan Basics, on the service access form on the Questionnaire and on the portability blocking request, insofar as there is one,212 and he must send the three said documents via facsimile to the facsimile number given to him by the Licensee’s representative during the conversation between them.

The Licensee shall send the rest of the provisions of the engagement terms document via regular post to the Applicant, on the transaction execution date.

(f)
A remote sale transaction via telephone shall be completed and shall come into effect and the Licensee shall be allowed to charge the Applicant pursuant to its terms, only after the Licensee has received the reply notice from the Applicant via electronic mail or SMS confirming the signing of the engagement agreement and the said documents via facsimile, being duly marked and signed.

208 Amendment No. 95
209 Amendment No. 90
210Amendment No. 90
211 Amendment No. 90
212 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

(f1)213
Notwithstanding that stated above, if at issue is a transaction with a new Subscriber, in which the Licensee sends a SIM card to the Applicant, which the Applicant must activate via the Licensee’s website, then the Licensee must send the Plan Basics, the service access form, the Questionnaire and the portability blocking request, insofar as there is one214 to the Applicant, in the manner requested by the Applicant, immediately upon concluding the conversation between them, without him being asked to confirm the terms of the transaction. The Licensee must state in the Plan Basics that the transaction will come into effect only upon the activation of the SIM card.

(g)	The Licensee shall retain the following in its possession:

(1)	the recording of the telephone conversation between the Applicant and the Licensee’s representative;

(2)215
the electronic mail message or the SMS that the Licensee sent to the Applicant, including the Plan Basics, the service access form the Questionnaire and the portability blocking request, insofar as there is one216 attached thereto;

(3)217	the confirmation notice;

(4)218
if the transaction was executed via facsimile, the Licensee shall retain the Plan Basics bearing the Applicant’s handwritten signature, the service access form, the Questionnaire and the portability blocking request, insofar as there is one219, bearing the Applicant’s markings, the details that he completed and his signature;

(5)	the rest of the provisions of the engagement terms document, updated to the agreement signing date with the Applicant.

(h)
The Licensee shall make the recordings and the documents specified in clause (g) available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the effective date of the transaction.

(i)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

213 Amendment No. 90
214 Amendment No. 95
215 Amendment No. 90
216 Amendment No. 95
217 Amendment No. 90
218 Amendment No. 90
219 Amendment No. 95

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee is not allowed to make any change, without receiving the subscriber’s express consent, in the manner specified in clause 60.6(b)220; that stated above also applies to a service other than a telecommunications service.221

(j)222	Cancelled

55A.2	In a remote sale transaction, as this term is defined in section 14.C of the Consumer Protection Law, 5741 – 1981, via the internet, the Licensee shall act as follows:

(a)
In its advertisement of a tariff plan on its website, the Licensee must clearly include all of the details specified in subclauses 55.4(a2) through 55.4(h), and the Plan Basics, the service access form, the Questionnaire223 and the portability blocking request, insofar as there is one224.

(b)
During the registration process for a tariff plan, as stated, the Licensee must include a presentation of the Plan Basics to the Applicant and a box that the Applicant must mark before completing his registration, as stated, whereby marking that box shall constitute a declaration that he read the information included in the Plan Basics. Insofar as the Applicant shall not mark the box as stated, it must not be possible to complete registration.

(c)
As part of the tariff plan registration process, as stated, the Licensee must include an online service access form that the Applicant can mark, and retrieve at any time, and change his choices on it as he wishes.”225

(d)
The Licensee shall send a copy of the engagement terms document to the subscriber who executed a “remote sale” transaction via the internet, immediately after executing the transaction. A copy of the engagement agreement signed between the subscriber and the Licensee must be sent to the subscriber via electronic mail message, which shall include the engagement agreement as an attached file.

(e)
The Licensee must retain the engagement terms document, as stated, in its possession, and make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date by the subscriber.

(f)	The rules specified in this clause shall also apply when at issue is the execution of a change in an existing plan or a replacement of an existing plan with a new plan.

For the purposes of this clause, “change” – the receipt of an additional service, the expansion of a service, subscribing to a service package.

220 Amendment No. 87
221 Amendment No. 90
222 Amendment No. 87
223 Amendment No. 90
224 Amendment No. 95
225 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee is not allowed to make any change, including a replacement of an existing plan with a new plan, without receiving the subscriber’s express consent, in the manner specified in clause 60.6(b).226

56.
227If the Licensee publishes on its internet website a tariff plan, including tariff plans that include the purchase of MRT equipment, the said publication shall also include the subscriber agreement conditions regarding that tariff plan, including the details on the "main plan details page.

56A228.	The Commitment Period in the Subscriber Agreement

56A.1
If the Licensee signs a Subscriber Agreement with a Subscriber that is not a Business Subscriber, that includes a commitment, the commitment period shall not exceed eighteen (18) months; For this article, "commitment of a Subscriber to meet the conditions regarding the scope of consumption of services, payment amount or payment conditions during the defined period, for which not meeting those conditions during that period entails a payment, including the return of a benefit or an exit fee.

56A.2
If the Licensee offers a Subscriber that is not a Business Subscriber, to sign a Subscriber Agreement that includes a commitment, the Licensee shall offer the Subscriber a subscriber agreement that does not include a commitment, that offers a reasonable alternative to the agreements that includes commitments. In this respect, a Subscriber Agreement that includes a "pre-paid plan" will not be considered a reasonable alternative to a Subscriber Agreement that includes a commitment. 229The Licensee shall publish on its internet website the subscriber agreement that does not include a commitment, including "the main plan details page" of the said agreement.

56A.3
If the Director concludes that the Licensee has breached section 56A.2, he may instruct the Licensee to change the conditions of a Subscriber Agreement that does not include a commitment, without derogating from any other authority set forth in the License  or by law. In this respect, the Director will examine, among other issues, the number of subscribers of the Licensee that have signed agreements without commitments.

57.	Cancelled

58.	Cancelled

59.	The Obligation to Connect Applicants and the Prohibition of Conditional Agreement

59.1
Should the Licensee fulfill the conditions regarding the operation of the MRT System as stated in Paragraph 44.2, the Licensee will connect any applicant to the MRT System no later than the date determined in the Subscriber Agreement with the Subscriber unless the Director has given his approval to the Licensee not to connect an applicant for reason which he considers justifiable.

226 Amendment No. 87
227 Amendment No. 57-shall become effective September 13, 2011
228 Amendment No. 45
229 Amendment No, 57

Translation from Hebrew
The Binding version is the Hebrew version

59.2
Subject to the provisions of Paragraph 60.2, the Licensee may not condition the connection of an applicant, the provision of services or determining of tariffs, by unreasonable conditions that are discriminatory or unfair, and without derogating from the generality of the above:

(A)	The Licensee is not permitted to obligate a Subscriber to purchase Terminal Equipment from it or from its agent.

(B)	The Licensee is not permitted to obligate the Subscriber to receive from it maintenance service or insurance for the Terminal Equipment in his or her possession.

(C)	The Licensee is not permitted to limit supply of spare parts for Terminal Equipment that was purchased from it or from its agent, to Subscribers or to another provider of maintenance services.

[1]59.3	The Licensee will connect applicants and subscribers that own Old Technology Terminal Equipment in accordance with Appendix S.

1 Amendment No. 115

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Grade of Service for Subscribers

60.	Obligation of Maintaining Service

60.1
The Licensee will offer its Subscribers the entire services detailed in the First Annex, in accordance with the conditions specified in the Annex, and will maintain its entire services throughout all days of the year during all the hours of the day and night, both in peacetime and in times of emergency, subject to Paragraph 48, in accordance with the technical requirements and the requirements regarding the quality of service, in an orderly and normal manner and of a quality that will not be inferior to the criteria of service quality specified in the First Annex to the License and in Appendix E of the Second Annex to the License; in case of contradiction between the First Annex and Appendix E of the Second Annex to the License, the provisions of Appendix E of the Second Annex will prevail.

60.2
230 Without derogating from the provisions of clause 75.3, the Licensee shall provide MRT Services and the  Services Package, as defined in clause 73A, to every person so requesting, on equal and non-discriminatory terms, and at a non-discriminatory tariff.

60.3
Should the Director find that the Services Package might harm competition or consumers, he shall give notice of such to the Licensee noting the date on which the Licensee is to cease offering the Services Package to its subscribers.

60.4
If the Licensee provides  any MRT Service to any person or body in return for payment, the service shall be available to every Subscriber in the entire coverage area of the system, while  meeting the minimum requirements regarding quality of service, without discrimination, within 24 months of the commencement of provision of the service in return for payment.

60.5
Upon written application from the Licensee, the Director may permit the Licensee limitations on the provisions of clause 60.4, after being convinced that there is a real difficulty in supplying the service to all who request it, and that certain characteristics of the service give special and extraordinary grounds and justification for such.

60.6
(a) The Licensee shall not provide and shall not expand, whether for a consideration or for no consideration, any of its services that the subscriber has not expressly asked to receive or expand, apart from a service being provided for free to all subscribers, and it shall not enable the provision or expansion of a service by a service-provider that the subscriber has not expressly asked to receive from the Licensee or to expand.

For the purposes of this clause, “service-provider” – whoever provides a service through the network, and the payment in respect of the service is paid through the Telephone Bill.231

232(b)	An express request shall be submitted in one of the following ways233:
(1)	A signed document by the subscriber that is sent to the Licensee;
(2)	An electronic mail sent by the subscriber to the Licensee;

230 Amendment No. 14
231 Amendment No. 87
232 Amendment No. 57-shall become effective September 13, 2011
233 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(3)	A telephone call between the subscriber and the Licensee representative;
(4)	An SMS sent by the subscriber to the Licensee;
(5)	234Service order on the Licensee's website or content provider. A service order shall be done in accordance with the provisions of Annex F of the License;
(6)	Internet chat calls with a representative of the Licensee;235
(7)	236A telephone conversation from a telephone number on the Licensee’s network to IVR237 according to the following alternatives:

a)
At the beginning of the conversation, the caller shall be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. At the end of the conversation, a text message containing the details of the service, or a text message with a link to the product page containing the details of the service, must be sent immediately from the Licensee’s system to the telephone number from which the call was made. The said text message must also include the telephone number to which the service shall be provided, in the event that the service is intended for a telephone number other than the telephone number from which the call was made. For a call in which the service is intended for another telephone number as stated, a text message must also be sent from the Licensee’s system to the other telephone number, during the conversation, which includes a random identification code that the caller shall have to enter in order to complete the submission of the request;

b)
At the beginning of the conversation, the caller must be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. The caller shall be identified by entering his ID number and the four last digits of his means of payment, and it shall be possible to continue the process only if the data entered is identical to the said data as existing in the Licensee’s system in relation to the telephone number for which the service is being requested. At the end of the conversation, a voice message shall be played indicating the name of the service, the price thereof and the telephone number to which the service shall be provided. The caller must be given an opportunity to choose to listen again to the said voice message. The caller must be asked to confirm the request to receive the service by clicking on a particular button.

234 Amendment No. 60
235 Amendment No. 87
236 Amendment No. 90
237 Interactive Voice Response.

Translation from Hebrew
The Binding version is the Hebrew version

(c)
The Licensee shall retain the documentation, as stated, in its possession and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of the subscriber’s express request.238

For this matter-"documentation"-
For sub-section (b)(1)-a copy of the document;
For sub-section (b)(2)-a copy of the electronic mail;
For sub-section (b)(3)-a recording of the telephone call;
For sub-section (b)(4)-a copy of the subscriber's telephone bill that lists under the "call details", the details of the SMS sent by the subscriber and a printout of its contents as received in the Licensee’s system;239

For purposes of sub-section (b)(5)-240 a Log from the short message service center (SMSC)  of the Licensee in which the sending of the 2 SMS from the Licensee to the subscriber are documented, as part of the procedure of ordering a service. If the service was ordered on the Licensee's website or cellular portal by using a user code and password as set forth in section 1.3 of Appendix F of the License-the Log from the internet server that indicates the execution of the service order procedure and the Log In of typing the user code and password by the subscriber.

For the purposes of clause (b)(6) – a printout of the calls via internet.241

242For the purposes of clause (b)(7)((a)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call, the contents of the text message sent to the Subscriber about the details of the service being requested and the contents of the additional text message sent to the Subscriber, insofar as the request was submitted from a different telephone line than the telephone line for which the service is being requested.

For the purposes of clause (b)(7)((b)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, and documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call

Notes taken by the Licensee representative in the Licensee's information systems does not constitute documentation.

238 Amendment No. 87
239 Amendment No. 87
240 Amendment No. 60
241 Amendment No. 87
242 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

60.7
243The Licensee is not allowed to collect payment from the subscriber for a service or an expansion thereof244 unless it has documentation regarding the subscriber's explicit request to receive the service or the expansion thereof.245

60.8
246If the subscriber is charged for a service or for an expansion of a service247 and notifies the Licensee that he did not request the service or an expansion thereof,248 the Licensee shall refund him the entire sum of that was charged for the service or the expansion thereof,249 if the Licensee does not have the documentation regarding the subscriber's explicit request to receive the service or an expansion thereof.250 The manner of handling the subscriber's complaints granting the refund shall be executed in accordance with the provisions regarding "overcharging" detailed in article 83A of the license."

60.9
5G Service that is Massive IoT or Mission Critical service shall be offered to a Subscriber in conformity with Appendix P to the License and the provisions of clauses 60.1, 60.4 and 60.5 shall not apply to him.251

60.10	[10]The Licensee will cease to provide MRT services by Old Technologies, in accordance with the conditions set forth in Appendix S.

61.	Ombudsman

61.1	The Ombudsman shall be directly subordinate to the CEO of the Licensee or to the board of directors, including to one of the board committees.

61.2	Subject to the provisions of clause 61A, relating to the settlement of disputes, the roles and authorities of the Ombudsman shall be as follows:

(a)	to clarify complaints of subscribers and Applicants concerning the Licensee’s services;

(b)	to clarify complaints of subscribers concerning Bills that the Licensee submitted to them and to decide them;

(c)	to clarify disagreements arising between the Licensee and a subscriber concerning the interpretation or execution of the engagement agreement and to decide them.

61.3
The Licensee must display a link called “Ombudsman” on its website’s home page, in a conspicuous way and location.252 Pressing on the said link must lead to a target page that specifies the roles and authorities of the Ombudsman, and details for four (4) options for sending a complaint to him as follows:

(a)	ordinary post;

10 Amendment No. 115
243 Amendment No, 57
244 Amendment No. 87
245 Amendment No. 87
246 Amendment No. 57-shall become effective September 13, 2011
247 Amendment No. 87
248 Amendment No. 87
249 Amendment No. 87
250 Amendment No. 87
251 Amendment No. 107
252 A link entitled “contact us” shall not be deemed a substitute for the said link.

Translation from Hebrew
The Binding version is the Hebrew version

(b)	electronic mail address;

(c)	online form on the Licensee’s website, to which various types of files may be attached;

(d)	facsimile.

61.4
The Licensee must specify the roles and authorities of the Ombudsman in every Bill that it submits to a subscriber, and the address, facsimile number and electronic mail address through which a subscriber can sent a written complaint to him.

61.5
The Licensee must specify on its website and in every Bill that it submits to a subscriber, the details that a subscriber must complete in a complaint that it intends to send with reference to each of the four (4) options specified above.

61.6
If a complaint is sent to the Ombudsman via electronic mail or using an online form, an automatic notice acknowledging its receipt must be sent to the subscriber, immediately after receiving the complaint. The acknowledgement notice must include the number assigned to the complaint in the Licensee’s system, the date of receipt of the complaint, the contents of the complaint as sent by the subscriber and the deadline by which a written response to the complaint shall be sent.

61.7
The Licensee must retain a copy of the complaint and of the written response sent to the subscriber in its possession, and make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the date of receipt of the complaint and of the date the response was sent.253

61A.	Dispute Settlement

61A.1
The subscriber agreement shall state that all disagreements that arise between the Licensee and a subscriber, regarding the interpretation or implementation of the subscriber agreement, shall be assigned to arbitration to the Licensee's Ombudsman.254

61A.2.	The subscriber agreement shall state that an application to the Ombudsman255 in accordance with article 61.1A, shall not:

(a)	prevent the subscriber from bringing the matter before the appropriate court;

(b)
derogate from the authority of the Licensee to act in accordance with the provisions of article 72 regarding termination or termination of the engagement256 as a result of a breach of the subscriber agreement.

62.	Obligation of Maintenance

62.1	The Licensee is responsible for the maintenance of the MRT System.

253 Amendment No. 87
254 Amendment No. 87
255 Amendment No. 87
256 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

62.2
Should the Subscriber purchase MRT Terminal Equipment from the Licensee or its agents, and the purchase agreement should include maintenance services, the Licensee will be responsible for maintaining the above mentioned Terminal Equipment, however the Licensee will not be responsible for maintaining Terminal Equipment which was purchased, as stated, after the maintenance period undertaken by the manufacturer, unless otherwise agreed between it and the Subscriber; should the maintenance services include insurance services, the insurance service will be provided after receipt of the permits required by any law.

62.3
Should the Subscriber use, for the reception of MRT Service, MRT Terminal Equipment which was not purchased from the Licensee or its agents, the Licensee will not be obliged to maintain this Terminal Equipment, however the Licensee may enter into an agreement with the Subscriber for the provision of maintenance services for this said Equipment as well.

62.4
For the matter of maintenance obligation, as aforesaid, this should also mean the provision of spare parts and accessories for Terminal Equipment, including Terminal Equipment of the models offered to the public by the Licensee or its agents, even if the Licensee does not provide repair services for those models.

63.257	Telephone258 Call Center

63.1	The Licensee shall operate a staffed telephone call center to handle requests from its Subscribers, all as specified in Annex E.4259.

63.2
The Telephone260 Call Center will be staffed by a skilled and professional employee team, with the necessary qualifications to handle Subscriber calls. Should a call be received regarding a fault, the said team will act to locate the fault and will begin taking measures to immediately repair the fault.

63.3	The Licensee shall detail in the maintenance diary the details of the fault as set forth in Article 63.2 and the steps taken to rectify the fault, all as set forth in Article 51."

64.	Terminal Equipment

64.1
The Licensee will submit to the Director the specifications of the Terminal Equipment which are compatible with the MRT Network, and will assist, in accordance with the Director’s requirements, in converting them to Israeli standards or the Ministry’s standards, or to standards and specifications as aforesaid; the Director will present requirements which differ from those of European standards only for the purpose of adapting the specifications of the Licensee to Israeli standards, to the standards of the Ministry, in order to integrate the Hebrew language, to prevent interferences to other systems and interferences from other systems, and in order to achieve compatibility with the Telecommunication Networks in Israel.

257 Amendment No. 55
258 Amendment No. 91
259 Amendment No. 91
260 Amendment No. 91

Translation from Hebrew
The Binding version is the Hebrew version

64.2
The Licensee will carry out, free of charge, tests to verify that the Terminal Equipment meets the specifications of the MRT Network, in accordance with the Director’s requirements; testing of Terminal Equipment as aforesaid will be finished within fourteen (14) days from the date of the Director’s requirement.

64.3	The Licensee may sell or lease its Subscribers MRT Terminal Equipment for connection to the MRT Network, provided all the following are fulfilled:

(a)
The Licensee has notified the Subscriber that he or she is entitled to purchase MRT Terminal Equipment both from any authorized dealer in Israel and from an overseas dealer, where the Equipment manufacturer confirmed that the Equipment is similar in its features and options to the Terminal Equipment marketed by the Licensee, and that the Subscriber is not obliged to purchase the Equipment from the Licensee in order to receive MRT Services;

(b)
The Licensee will not make the provision of maintenance services for MRT Terminal Equipment conditional to obtaining MRT Services from it, and will inform the Subscriber that he or she may receive Maintenance Service for Terminal Equipment from any person, including Terminal Equipment purchased or leased from the Licensee.

(c)
During a sale conversation through a telephone conversation for the purchase or rental of MRT Terminal Equipment, without a transaction being transacted with an Applicant for the purchase of MRT services (hereinafter – “Purchase Agreement”), and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative must ask for the Applicant’s consent to send him a printed Purchase Agreement via electronic mail or SMS or facsimile, without any handwritten changes, and bearing the Licensee’s logo, which provides a detailed description of the Terminal Equipment and the inclusive price and, insofar as payment in instalments for the Terminal Equipment was agreed upon between the purchaser and the Licensee – the number of payments and the rate of each payment, and which includes the date of the execution of the sale conversation and the details of the purchaser and of the Licensee’s representative, who must inform the purchaser that he must confirm in writing that he is accepting the terms of the Purchase Agreement as a precondition to it coming into effect. Insofar as the Applicant expressly states that he is not interested in receiving the said document in one of the three said ways during the sale conversation, then the Licensee shall be released from having to send it to the Applicant when conducting the sale conversation, and it shall be sent to him on the transaction execution date. If the Applicant asked to receive the said document via one of the ways specified above, the Licensee’s representative must send it to him in the manner requested.

The Licensee shall retain a copy of the Purchase Agreement in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee shall record, in addition, the telephone conversation held with the Applicant, and shall make the recording available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

Translation from Hebrew
The Binding version is the Hebrew version

(d)
A notice shall be sent to the Applicant asking the Applicant to confirm the execution of the transaction. The Applicant must expressly confirm the terms of the transaction, without any handwritten stipulations or qualifications or changes in relation to the terms of the Purchase Agreement, either via return electronic mail message or return SMS or facsimile, which includes his full name and ID number.

The Licensee shall retain a copy of the purchaser’s confirmation in its possession, and shall make it available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

(e)	Immediately after the Applicant sends his confirmation, as stated, the Licensee shall send him a document pursuant to the law261 in the mode by which the Purchase Agreement was sent to him.

(f)
When executing a transaction for the purchase of MRT Terminal Equipment in the presence of both parties, without executing a transaction for the purchase of MRT Services, and before the Applicant expresses his consent to engage in a Purchase Agreement with the Licensee, the Licensee’s representative must submit a printed copy of the Purchase Agreement to the Applicant and enable him to peruse it.

When executing the transaction, the Applicant and the Licensee’s representative must sign the Purchase Agreement submitted to the Applicant for his perusal by original signature.

After signing, as stated, the Licensee’s representative must deliver the Purchase Agreement to the Applicant bearing the original signatures of the Licensee’s representative and the Applicant, as well as the document specified in subclause (e).

After completing all that stated in this subclause, the Licensee’s representative may obtain the Applicant’s signature on a Purchase Agreement identical to the one signed with original signatures, while using electronic means.

The Licensee shall retain a copy of the Purchase Agreement and the document specified in subclause (e) in its possession, and shall make them available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the transaction execution date.

The Licensee’s representative must perform a reliable identification of the Applicant pursuant to the procedure prescribed by the Licensee. The Licensee shall retain in its possession a copy of an identification certificate of the Applicant and a copy of an identification certificate of the payer of the Bill, which were issued to the Licensee’s representative at the time of execution of the engagement.

261 A receipt

Translation from Hebrew
The Binding version is the Hebrew version

(g)
Insofar as the subscriber and the Licensee agreed on payment in instalments for Goods that the subscriber purchased or rented from it, and the subscriber breached the engagement agreement before paying all of the payments for the said Goods, but rectified the breach within forty-five (45) days of the date the Licensee notified the subscriber of the breach, then the Licensee is not allowed to collect the balance of the payments from the subscriber for the Goods in a single payment, and the payment in instalments shall continue as agreed upon between the subscriber and the Licensee ab initio.262

26364A	Cancelled.

26465.	Public Emergency Services

65.1
265The Licensee will enable, at any time and free of charge, all its Subscribers, who are receiving basic telephone service266, free and rapid access to public emergency services, such as: Magen David Adom, the Israel Police Force and the Fire Department..

26765.2
The Licensee shall enable the public emergency service centers268 to indentify the telephone number of a subscriber that  dials them269, free of charge and at any time, including a subscriber with an unlisted number, a subscriber that implemented barring a call and a subscriber that dials from a private switchboard, effective 5 April 2007 (hereinafter-"the commencement date");

The Licensee may implement the aforesaid through a licensee that routes the call to the public emergency service center.

No later than 2 days270 from the commencement date, the Licensee shall notify all its subscribers, in writing, and in a clear manner, that as of the commencement date, the subscriber's number will be identifiable by the public emergency service centers, and shall also notify in writing all subscribers that request an "unlisted number"-that the number will not be unlisted for calls made to the public emergency service centers.

27165A.     Blocking Service for Harassing Subscribers

65A.1
Notwithstanding the above-mentioned in Article 65.1, the Licensee shall block access to public emergency services for Harassing Subscribers; if the access to public emergency services only is not technically possible, the Licensee shall block the Harassing Subscriber’s access to all MRT services. For this Article, “Harassing Subscriber”- a subscriber that calls a certain public emergency service, without a justified reason, more than 10 times during one day, through Terminal Equipment in his  possession.

262 Amendment 87
264 Amendment No. 87
265 Amendment No. 19
266 Amendment No. 107
267 Amendment No. 40
268 Israel Police-100, Magen David Adom-101 and the Fire Department-102
269 Excluding a subscriber whose terminal equipment allows him to dial emergency centers only, for example a handset without a SIM card on a GSM network.
270 Amendment No. 42
271 Amendment No. 19

Translation from Hebrew
The Binding version is the Hebrew version

65A.2
Notice regarding a Harassing Subscriber shall be given in writing to the Licensee by a senior employee of a public emergency service (“the Employee”), verified by an affidavit signed by the Employee (“the Complaint”). The Complaint shall include, among other details, the name of the Harassing Subscriber, his phone number, as far as these details are known to the complainant, as well as details of the times of the calls of the Harassing Subscriber and the content of the calls that indicates that the calls were made without a justifiable reason. If the Complaint does not include the Harassing Subscriber’s phone number, the Licensee shall act in a reasonable manner  to identify the Harassing Subscriber based on the details in the Complaint.

65A.3
The Licensee shall block the Harassing Subscriber’s access to the emergency services as set forth in Article 65A.1, after giving the Harassing Subscriber prior notice. The notice shall be given 3 working days before blocking the service, in one of the following manners:

a.	A call from the Licensee’s service center to the Terminal Equipment of the subscriber;
b.	Sending an SMS to the Terminal Equipment of the Subscriber;
c.	Sending a registered letter to the Subscriber; except a Pre-Paid subscriber whose address is unknown.

65A.4
Blocking service, to a Harassing Subscriber that is a Pre-Paid subscriber whose address is unknown, shall be done no later than 24 hours from the receipt of the Complaint or identification as set forth in Article 65A.2.

65A.5
Notwithstanding the above-mentioned in Article 65A.1, the Licensee shall                     not block a subscriber’s access to the public emergency services, if the                     circumstances of the calls made, based on the explanation the subscriber provides to the Licensee show that. there was a justification for the calls and he should not be deemed a Harassing Subscriber; The Licensee shall provide the Director with the reasons for not blocking access for the Harassing Subscriber within 10 working days from receipt of the  Complaint or identification as set forth in Article 65A.2

65A.6
If the Licensee blocks the Harassing Subscriber’s access to the emergency                    calls as set out above, he may collect from the subscriber all charges and may also be entitled to collect from him payment to remove the blockage.

65A.7	The Licensee is permitted to remove the blockage after the Harassing Subscriber provides him with a written undertaking that he will not repeat the harassment in the future.

65A.8
The Licensee shall record the manner of identification of the Harassing Subscriber, manner of notifying the Harassing Subscriber or alternatively where notice was not given to the Harassing Subscriber, the reason for not giving notice; In addition, he shall record the manner in which the blockage was removed.

65A.9	Deleted272

272 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

27365B.	Personal Message Service

65B.1
The Licensee shall provide a personal message service (in this section, the Service"), at all times and free of charge, to all its subscribers, including to the subscribers of another licensee, users of handsets that support the Service (thereinafter in this section the "Subscribers"), and in accordance with the "personal service" service file.

In this section:

"Another Licensee" – another MRT licensee that receives service through national roaming or an MVNO that receives service through a hosting agreement on a licensee's network;

"Personal Message" – a message, warning and short explanation of the security forces that is sent immediately, selectively and focused to subscribers with MRT handsets that support the use of the cell broadcast ("CB") technology.

"Security Forces" – representatives of the Ministry of Defense and Home Front Command that are responsible for personal message system;

"Service File "Personal Message" – a service file approved by the Director, including amendments that will be executed in the service file;

65B.2	In order to execute the above mentioned in Article 65B.1, the licensee shall act as set forth in the First Appendix and in the service file regarding this service and as follows:
a)	Adaption of the network and its components so that it will support the provision of the personal message service, excluding the network components that operate under the iDEN or CDMA technology;
b)	Assistance and resource allocation to execute the access of the personal message service of the Security Forces to the network;
c)
Operation and maintenance of the Service components in the network, in accordance with written directions that will be presented to the Security Forces; without derogating from the aforesaid, the Security Forces may instruct the Licensee to change the said instructions, however this will not derogate from the Licensee's responsibility to repair and access the network;

d)
The execution of technical trials to examine the integration between the system and the network and the exercise of the network and system operation, in accordance with the instructions of the Office and the Security Forces.

65B.3
The Licensee shall report to the Security Forces any gap in the ability to supply the Service and will act to restore the ability as soon as possible, in accordance with the written operation instructions that it will formulate and present to the Security Forces.

Without derogating from the aforesaid, the Security Forces may instruct the licensees to change the operation instructions if they find them to be lacking, however this provision does not limit the responsibility of the aforesaid licensee.

65B.4	The Licensee shall notify the Security Forces in advance of any change to the network that may affect availability for provision of the Service.

273 Amendment No. 73

Translation from Hebrew
The Binding version is the Hebrew version

65B.5
The Licensee may not make commercial use of the CB characteristic without the Security Forces' prior knowledge of at least 30 days before operating the Service and the Security Forces may notify him in writing within 15 days of their objection to the provision of the service or conditions for providing the said Service. In this case, the Licensee will not operate the Service or will only be able to operate it in accordance with the conditions determined by the Security Forces, according to the merits.

The aforesaid does not detract from the License's obligation to receive the Director's approval to the said service.

65B.6	The Licensee will assist in launching the Service for its subscribers in all of the following manners:

a)	By written publicity on the company's website;
b)	By direct mail to subscribers through the monthly bills upon launch of the Service;
c)
274By providing a response to subscriber inquiries to choose the necessary specifications on his handset; for cellular handset models that were not marketed by the License, the License will make a reasonable effort to give its subscribers an answer;

d)	The Licensee will allow the Security Forces to reasonably use its existing distribution channels in order to notify the subscribers of the Service.

66.	Protection of Subscriber Privacy 275

66.1
Without derogating from the provisions of the Law, the Secret Monitoring Law, 5739-1979, the Protection of Privacy Law, 5741-1981, or any other law regarding protection of the privacy of a person, the Licensee shall not be entitled to listen to the telephone or any other communication of a Subscriber without the Subscriber's written consent, other than for the purpose of  quality control of the service or the prevention of fraud.

66.2
Subject to the provisions of clause 66A, the Licensee, its employees, agents and any person acting on its behalf shall not be entitled to disclose lists or documents containing the name and address of a Subscriber or any other information regarding a Subscriber, including account details, call traffic, times and destinations to any person other than the Subscriber or a person authorized by the Subscriber for such.

66.3	Notwithstanding the provisions of clause 66.2, the Licensee may do the following:

(a)
provide details of the Subscriber to another licensee for the purpose of collection of monies owing from the Subscriber for services provided to it via the Network, provided that the details so provided are essential for the purpose of collecting money and accounting and that the other licensee has undertaken to maintain the privacy of  the Subscribers;

(b)	provide the details of a Subscriber, to the extent that such details are in its possession, to another person under any power at law.

274 Amendment No. 79
275 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

66A	276Services to the Security Forces

66A.1	The Licensee shall supply special services to the Security Forces, as set out in the Security Appendix (Confidential) attached to this License as Appendix K.

66A.2
The Licensee shall allow the Security Forces, as identified by  the Director  in writing, to exercise, subject to any law, their powers in respect of any telecommunications operation under the License, and shall be responsible for ensuring the existence, proper operation  and technical adaptability  of the equipment and infrastructure required to enable such performance, all in  coordination with the Security Forces and as set out in Appendix K;  the Security Forces shall bear payment under the provisions of section 13 of the Law.

66A.3
The Licensee shall be exempt from the obligation to indemnify the State under the provisions of clause 91.2 of the License and/or under any law, for the provision of the special services to the Security Forces.

66B.	Security Provisions

66B.1
The Licensee shall appoint a security officer  in accordance with the provisions of the Security Arrangements in Public Bodies Law, 5758-1998, and shall strictly adhere to the security provisions set out in Annex L to the License.

66B.2
The Licensee shall set out appropriate provisions in its foundation documents and regulations and shall act so that  no person shall be appointed to  act in a position or role set out in Annex L to this License unless he meets the following conditions:

(a)	he is an Israeli citizen, as defined in the Citizenship Law, 5712-1952, and a resident of Israel;
(b)	he has been given a security clearance from the General Security Services, under which there is nothing to prevent his so acting.

66B.3
The Licensee shall act to keep the activities of the Security Services confidential and shall act in accordance with the security instructions of such Security Services, including with regard to the appropriate security classification for Officer and persons with roles at the Licensee and the classification of information regarding the activities relating to the Security Services.

66B.4
The Licensee shall take such steps as are required in order to protect the system, components of the system, and the databases serving for the provision of services, operation and control of the system against the activities of unauthorized persons, under the provisions set out in Annex L of this License.

67.	Subscribers’ Bills277

67.1
The bill the Licensee will present to the Subscriber will be clear, concise, legible and comprehensible;  the bill will include precise details of the components of the required payments in accordance with the types of payments and the rules detailed in Chapter F.

276 Amendment No. 3
277 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

67.2	278Cancelled

67.3	The Licensee is entitled to collect payments for its services from the Subscriber through another party, including through the Bezeq Corporation.

67.4 (a)
Without derogating from all other provisions of the License regarding the manner in which the Subscriber's bill shall be set out and the method of billing, the Licenseeshall act in accordance with the Israeli Standard 5262, that concerns the credibility of the charge and full disclosure in phone bills (hereinafter in this article – "theStandard").

(b)	Cancelled.279

(c)	Despite the aforesaid in sub-section (a)-

(1)	With regard to the provisions of section 2.2.2 of the Standard, the rounding of numbers method shall beimplemented in accordance with the following:

((a))
An amount in a bill will be rounded to the nearest number that ends with two digits after the decimal point of the Shekel, and an amount that ends with five tenths of an Agora (three digits after the decimal point), shall be rounded up.

((b))
An amount for payment of a single call shall be rounded to the nearest amount that ends with two280 digits after the decimal point of the Shekel, and an amount that ends with five tenths281 of an Agora (three282 digits after the decimal point), shall be rounded up.

(2)	Cancelled.283

(3)
The price of a phone call (voice) that includes a Variable Tariff, shall be presented in a bill to a subscriber as the average price per minute, that shall be calculated in accordance with the amount for payment for that call, divided by the total sum of minutes of the call.

In this section, "Variable Tariff"- a tariff that changes during the course of the call based on different parameters, for example, a tariff that is reduced based on the higher the usage or a variable tariff as a result of changing from "peak time" to "off peak time" during the course of the call or vice versa.

278 Amendment No. 57
279 Amendment 87
280 Amendment 87
281 Amendment 87
282 Amendment 87
283 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

(4)
In addition to the provisions at the end of section 2.2.4 of the Standard regarding the Basket of Services, the bill shall include a detailed list of the services that are included in the basket as well as the total tariff to be paid for the basket.

In this section, "Basket of Services"-a number of services that are marketed to a subscriber as a package in exchange for an all inclusive tariff (and without detailing the payment for each individual service).

(d)	(1) Chapter B of the Standard regarding full disclosure in phone bills shall become effective no later than Friday, 18 Tishrei, 5766 (14.10.2005).

(2) Chapter C of the Standard regarding the credibility of the charge shall become effective no later than Sunday, 15 Tevet 5766 (14.1.2006).284

28567.5	A bill that is sent to a Non-Business Subscriber shall be in the format set forth in Annex E1 (hereinafter for this Article- "Bill Format for a Non-Business Subscriber"286287).

28867.5A
A bill submitted to a business subscriber shall include the details set forth in sub-sections 9B (1) to 9B (4) in Appendix E1 of the License." In this section "business subscriber"-except for the subscribers detailed in sub-sections (b) and (d) of the definition of "business subscriber" in article 1 of the License.

67.6
A Business Subscriber may request that the Licensee send him a telephone bill in a Non-Business Subscriber Format (hereinafter in this Article-"Request"). If the subscriber makes such a request, the Licensee shall begin sending him bills in accordance with said format, no later than two bill periods from the date of the Request. The Licensee shall publish bi-annually, a notice in the telephone bill sent to Business Subscribers, that the Business Subscribers may request that the Licensee format their telephone bill in accordance with the Non-Business Subscriber Bill Format. 289In addition, a business subscriber may request from the Licensee details in writing regarding the calculation manner of a "one time charge". The Licensee shall submit to the business subscriber the said details in writing regarding a "one time charge", within thirty (30) days of the date that the subscriber requested the matter from customer services or from the Ombudsman.290

67.7	[8](1) The subscriber shall receive the Bill, at its choice, via one of the following modes:

(a)	regular post;

(b)	electronic mail, that the subscriber provided, with an attached file;

(c)
SMS with an attached file or link for immediate download of the file, to a phone number that the subscriber provided and that is not blocked for the receipt of SMSs and possesses terminal equipment that supports the receipt of a digital file;

8 Amendment No. 112
284 Amendment No. 33
285 Amendment No. 50
286 Amendment 87
287 Amendment No. 90
288 Amendment No. 57
289 Amendment No. 57
290 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)	the Licensee’s website;

(e)	other electronic means at the choice of the Licensee.

The Licensee must present the five (5) said modes for the subscriber’s choice in the Questionnaire as set forth in Article 55.4(a2)(1), at the time of the transaction execution. In a remote sale transaction, the Licensee shall present the said modes in writing (for example, on the Company's website or as part of a link to a form) or orally. The Licensee shall not send the bill to an email, as set forth in sub-section (1)(b) or to a telephone number, as set forth in sub-seciton (1)(c), unless the subscriber provided the Licensee with the email address or the telephone number, as the case may be.

(2)
If the subscriber does not select one of the said modes, for the subscriber's choice, as set forth in sub-section (1), the Licensee should send the Bill to the subscriber by one of the modes set forth in sub-sections 1(a)-1(c), and for a subscriber that is over 65 by regular post, as set forth in sub-section 1(a), and this without derogating from the provisions in Article 13b of the Consumer Protection Law, 1981.

(3)
A Licensee that would like to change the mode for sending the Bill to a subscriber that did not choose a mode for receipt of the Bill, shall notify the said subscriber of the change of mode for sending the Bill by notice in a separate document that will be attached to the monthly Bill, and also by SMS. The Licensee will allow the subscriber to choose the mode for receipt of the Bill by reply to an SMS, fourteen (14) days before the change to the mode of sending the Bill; A subscriber that is blocked for receipt of SMSs will receive the notice by electronic mail, and the Licensee shall allow the subscriber to choose the mode of receipt of the Bill by replying to an electronic mail.

(4)
The Licensee shall clearly state in the messages sent to the subscriber as set forth in sub-section (3) the mode in which the Bill will be sent after the change, including the cellular telephone number or email address to where the Bill will be sent.

(5)
The Licensee shall document the subscriber’s request, and the notice regarding the change to the mode of sending the Bill to the subscriber, as the case may be, and make this documentation available for delivery or forwarding to the Director, at his request, and this, within five (5) workdays of the submission of the request.

(6)
The Licensee is not allowed to demand any payment from the subscriber for issuing the Bill, which includes “itemized calls” either regularly or on a one-time basis, and sending it to him, at his request, through electronic means. The Licensee may demand reasonable payment in respect of “itemized calls” from any particular date, which was sent to the subscriber at his request regularly or on a one-time basis, only in the event that the Bill was received by the subscriber as specified in subclause (1)(a).

(7)	The Licensee may change at any time, orally or in writing, the mode for receipt of the Bill.

(8)	The Licensee shall identify the age of the subscriber before changing the mode of sending the Bill to a subscriber that did not choose the mode of receipt of the Bill.

67.8
293If the payment detailed in the telephone bill is done by debit bank payment or credit card, the said payment shall not be done before 294ten (10)295 days have passed from the date that the telephone bill was sent to the subscriber.

67.9	deleted[2]

30067A.	Information Service for Telephone Number Enquiries301

67A.1
Without derogating from the aforesaid in Article 66, the Licensee shall provide, either by itself or through another on its behalf, an information service for the enquiry of telephone numbers of all subscribers of land line operators or  MRT operators, except for classified subscribers (hereinafter- "information service"), as follows:

(a)	for the general public and cost free, through an internet site that will provide the service;

2 Amendment No. 112
293 Amendment No. 57
294 Amendment No. 58
295 Amendment No. 87
300 Amendment No, 14
301 Amendment No. 38

Translation from Hebrew
The Binding version is the Hebrew version

(b)	for its subscribers, at a reasonable cost, through a telephone center to which the the access will be provided by a network access code to be determined by the Director;
(c)	the information service shall be provided by all of the above methods based on the same information features that the subscriber will provide when he requests the service.

67A.2	Cancelled.302

67A.3
In addition to the above-mentioned in clause 67A.1303, the Licensee may offer, at a reasonable price, either by itself or another on its behalf, an information service, through any other method, including a national access code or through a short message system service (SMS).

67A.4	For the execution of the aforesaid in Article 67A.1 and 67A.3:

(a)
The Licensee may approach any database of a line operator or MRT operator (hereinafter in this article – "another licensee") with a question, or receive information from a database of another licensee through any other method and with the consent of the other licensee, all subject to the obligation regarding  protection of the subscriber's privacy;

(b)	For the provision of the information service by another licensee in accordance with its general license, the Licensee shall allow any other licensee access to the Licensee's database;
(c)
The Licensee shall reguarly update the database, so that every name, address or telephone number of a subscriber that has been added, changed or removed, shall be updated in the database within one working day after the implementation of the update in the Licensee's system for the provision of telephone services.

For this Article-
"database"- a pool of data that includes the name, address and telephone number of every subscriber that is not classified, including a subscriber that is a business.

67A.5 (a)
The Licensee shall obtain through the Questionnaire the consent of every new subscriber in order to include their details in the database; if the subscriber consents to the aforesaid, the Licensee shall take action to include304 the subscriber's details in the database.

 (a1)     A Split Business Subscriber may, at any time, whether orally or in writing, amend the Business Subscriber’s application as completed in the Questionnaire.

302 Amendment No. 87
303 Amendment No. 87
304 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The Licensee shall comply at no cost with every subscriber's initial request to remain classifed.

In this Article, "new subscriber" –a subscriber that registered with the   Licensee after the commencement date as set forth in Article 67A.7 below.

(c)
The Licensee must take action to fulfill the Subscriber’s request within one workday after having received it. The Licensee must document how it acted as stated and must make this documentation available for delivery or forwarding to the Manager within five (5) workdays of receiving the request.

67A.6 (a)	The conditions for the provision of information service to enquire about telephone numbers in accordance with Article 67A shall be determined by the Licensee, provided that they are fair and non discriminatory, including presentation of the data to those requesting the service; the service shall be provided twenty four (24) hours a day, every day of the year, except for Yom Kippur; in this Article, "presentation of the data"- if the answer to a question of a person requesting the service consists of a number of different data, the data shall be presented in a coincidental manner;

(b)	Cancelled.305

(c)
Information service for telephone number enquiries as set forth in Article 67A.1 (b) and Information Service through a telephone center to which the access shall be provided by a national access code as set forth in Article 67A.3 shall meet the following service standards:

(1)	at any time, except in cases of heavy traffic of calls requesting the service306, the amount of callers that will receive service shall not be less than 90%;
(2)	the average waiting period of a caller until the start of receiving service307 shall not exceed 30 seconds;
(3)	the maximum waiting period of a caller until the start of receiving service shall not exceed 60 seconds.

67A.7	Article 67A shall become effective on 8 February 2007 excluding Article 67A.1 (a) that will become effective on 15 March 2007 ("commencement date") but excluding Article 67A.2.308

67A.8
The Licensee, either itself or through another, including together with another licensee, shall publish any information service for telephone number enquiries that is being provided by the Licensee at no cost (hereinafter - “free information service");309 the publication shall include at least the following:

(a)	an internet site of the Licensee;

305 Amendment No. 87
306 Busy Hour Call Attempts
307 Start of receiving service-an answer by a telephone operator or by the IVR system that requests the information from the caller in order to locate the requested telephone number etc.
308 Amendment No. 42
309 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(b)	every Telephone Bill of the subscriber.310
(c)
at least four (4) times during the first year after the commencement date, the Licensee shall publish large and prominent advertisements in at least 3 of the most common newspapers in Hebrew and the most common newspaper in Arabic, English and Russian as well as in the most common financial newspaper; these advertisments shall not include any other information. The first publication regarding cost free information services shall be in the above detailed newspapers, except for the financial newspaper, which shall be on the first Friday after the commencement date or the following one and in the financial newspaper on the first Tuesday after the commencement date of the following one.

Without derogating from the above-mentioned, the Minister may instruct the Licensee regarding the manner and format for the publication of the information services.

67B.	Deleted311

67C.	Service File

31267C.1
If the licensee wishes to activate a service that is included in the list of services listed in the First Appendix and titled “future”, it shall notify the director in writing no later than thirty (30) days before the date it intends to begin supplying the service.

67C.2
If the licensee wishes to activate a new service that is not included in the list of services listed in the First Appendix that it intends to supply to any of their service receipiants, it shall notify the directorin writing no later than thirty (30) days before the the date it intends to begin supplying the new service.

67C.3
The director shall notify the licensee within thirty (30) days of receipt of the notice of the licensee as set forth in Articles 67C.1 and 67C.2, if it is allowed to begin supplying the service or if it needs to submit a service file for the director’s approval, as a condition for beginning the service.

67C.4
The licensee shall submit a service file for the director’s approval upon his demand; if the licensee shall not submit a service file uponthe director’s demand, or if the director does not approve the service file, the licensee shall not begin supplying the service.

67C.5
The director’s decision regarding the service file submitted to him shall be given within sixty (60) days from the day that the licensee submitted to the director all the required documents and information for the approval of the service file. In special cases, the director may extend the dates set forth in this article, in a written and detailed  notice to the licensee.

67C.6
The director may require the licensee to submit for his approval a service file for an existing service, that does not require a service file, and he may also require the licensee to submit for his approval a new service file for a service for which a service file has already been approved.

310 Amendment No. 87
311 Amendment No. 41
312 Amendment No. 41

Translation from Hebrew
The Binding version is the Hebrew version

67C.7
The service file shall be submitted to the director in a format and at a time set forth by the director and shall include ,among other things, provisions regarding the following:the name of the service, a detailed description of the service and the supply method, the service tariff,an engineering description, and all in accordance with the First Appendix; the director may advise of additional details that should be included in the service file.

67C.8
If the service file is approved, the licensee shall supply the service in accordance with the conditions of the approved file and the approved service file shall be considered an integral part of the license.

67C.9
The licensee shall publish the approved service file, with the details and in a manner set forth by the director, and the director may publish it himself, as long as he does not do so until after the licensee begins supplying the service. The notice to the public shall not include information that are trade secrets, that have been noted by the licensee and attached as a separate annex marked as trade secrets to the service file.

67C.10	Each new service file that the licensee shall begin supplying in accordance with this article, will be considered part of the First Appendix; the director shall update the Appendix from time to time.

67.11C	The provisions of this article shall apply with the necessary changes for tests by means of the network of the licensee.

67D313	Adult Voice Services

Adult Voice Services provided through the Network, shall be done in accordance with the provisions of Annex "M", in the Second Supplement .

For the purpose of this Article-

"Adult Voice Services"- as defined in Article 1 in Annex M, in the Second Supplement.

67D.1314	Premium Service

31567D1.1	The Licensee may provide Premium Services in one of the following manners:

a)	Premium Service, for which the payment is charged according to the Premium Tariff and is collected through the Telephone Bill shall be provided in accordance with the provisions of Appendix N.

313 Amendment No. 22
314 Amendment No. 75
315 Amendment No. 76, 80

Translation from Hebrew
The Binding version is the Hebrew version

b)	Premium Service, for which the payment is charged according to the Regular Tariff (hereinafter in this sub-section "the Service") will be provided as follows:

1)	As an internal network service through a network access code316;

2)	By dialing a Fixed-line telephone number to which the access will be possible for each subscriber of the subscriber of a General Licensee.

For this article,

"Fixed-line telephone number"- a number format of geographic numbers and national fixed line numbers or number format star 4 digits (*XXXX), in accordance with that defined in the numbering plan317.

"Premium Service" and "Premium Tariff" as defined in Appendix N

31867E       National Roaming

67E.1
The Licensee shall supply Domestic Roaming Service through its 2G and 3G network to a Roaming Licensee to the Roaming Operator’s subscribers to the network of the host operator, as specified below. Notwithstanding that stated above, the Licensee shall supply Domestic Roaming Service through its network to the Roaming Operator’s subscribers to the network of the host operator in the event of dissolution of a partnership as approved in the Sharing Agreement.319

67E2.	Preparation of the Licensee

The Licensee shall prepare for the execution of National Roaming in accordance with the following:

a)	The provisions of Appendix X in the Second Annex;
b)	The provisions of the law and the license regarding enabling use of its network and particularly Articles 30 through 30C, with the necessary changes.

67E.3	Operational arrangement

a)
If the Roaming Licensee shall notify the Licensee in writing, after notifying the Minister that it did not reach an agreement with any of the existing Licensees regarding the conditions for the provision of roaming services as set forth in Article 5B(b)(1) of the Law, that it has chosen that Licensee  for the receipt of National Roaming services (in this section "the notice"), the Licensee and the roaming operator shall provide the Minister with the engineering and operational details that they have agreed upon between themselves regarding the implementation of National Roaming ("operational arrangement"), within three months from the date the notice is sent. In addition, the said operators shall include the required engineering and operational details in order to maintain National Roaming that were not included in the operational arrangement, due to disagreements, if there are any;

316 "Network access code" as defined in the numbering plan.
317 For example numbers in the format 03-XXXXXXX and 07Z-xxxxxxx or *XXXX
318 Amendment No. 59
319 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

b)
Issues that are not agreed upon, as set forth in sub-section (a) above, if there are any, shall be decided by the Director. The directions of the Director for this matter shall form an integral part of the operational arrangement.

67E.4	Commencement date of National Roaming implementation

The host Licensee shall begin providing National Roaming services in accordance with the operational arrangement no later than three months from the date that the Roaming Licensee presented to the host Licensee the Minister's confirmation as set forth in section 5B(b)(2) of the Law.

67F.	International Roaming Service through the Network of the MRT Operator in the Neighboring Country

67F.1
The Licensee shall act so that in an area in which there is reception that allows the initiation of a proper call, from the network as well as from the network of the MRT operator in the neighboring country, the subscriber shall receive MRT service through the network. The Licensee shall perform the action itself without requiring any action on behalf of the subscriber.

67F.2
The Licensee shall block the possibility of the subscriber to receive international roaming service through the network of the MRT operator in the neighboring country ("the Service"), unless the subscriber explicitly requested to receive the Service, and after it was explained to him that as part of receipt of the Service, the handset in his possession may roam in the area of the border with the neighboring country, involuntarily, onto the network of the neighboring country, and that he was advised of the tariffs for the Service; if the subscriber requests to receive the said Service-

a)	The Licensee shall explain to him how he may manually select, through the handset in his possession, the MRT network from which he will receive service;

b)	The Licensee shall allow the subscriber to select whether to block access for receipt of data communications service through the MRT network of the neighboring country.

67F.3	In this section, "neighboring country"-Jordan and Egypt;
"Proper call"- a call that takes place in accordance with the minimal reception definitions set in the international standards according to which the network operates.

67G	Offensive sites and content320

67G.1        The Licensee shall notify its subscribers with respect to offensive sites and content as defined in section 4i of the law, as set forth in section 4i(b)(1) of the law; said notification shall be done in the manner set forth in section 4i(c) of the law.

320 Amendment No. 65

Translation from Hebrew
The Binding version is the Hebrew version

67G.2
The Licensee shall notify its subscribers with respect to the existence of internet content that is unsuitable for children and teenagers (for example pornographic sites), and will include a list of ways in which the access to such content by children and teenagers can be blocked; said notification shall be done in the manner set forth in section 4i(c) of the law.

67G.3
The Licensee shall offer its subscribers, in all of the ways set forth in section 4i(c) of the law, an effective service for filtering offensive sites and offensive content at no extra cost to the payment that he charges for the internet access service, and all as set forth in section 4i(d) of the law, as long as the said service shall be based on an analysis of the information and not a "black list" of only sites.

67G.4321
(a) In Addition, the Licensee will offer its subscribers when they join the internet access service, as well as subscribers who joined the internet access service however have not yet joined the filtering service described in the previous section ("the Filtering Service"), once every six (6) months by sending an SMS message ("the Message").

(b) The Licensee shall send the Message to the number or telephone numbers for which the transaction was made and to the additional subscriber number set out in the contract agreement for the receipt of various notices from the Licensee.

(c) The wording of the Message will be as follows:
"You are eligible to receive an abusive internet content filtering service for free from [here comes the marketing name of the Licensee as known to the customer [. The service is especially recommended for mobile devices for children and youth. To join the service, reply with the mobile number for which the service is required. For each number for which the service is requested, a separate message must be sent. For inquiries you can dial [here comes the Licensee's call center number"].

(d) The subscriber or anyone holding the terminal equipment can reply to the message by SMS and confirm that they would like to receive the Filtering Service. The subscriber may reply for all phone numbers for which he has an agreement.

(e)  If a subscriber is not registered for the receipt of SMS service, contact will be done through the IVR to the subscriber according to a wording similar to the text of the message and the subscriber will be able to notify of his wish to join the service.

(f) If the subscriber or the person that has the terminal equipment replies that they are interested in the service, the Licensee will provide them with the service as soon as possible and not later than one working day from the date of the request. At the time of connection to the service, the Licensee will send to the subscriber and to the phone number that joined the service (if not identical) a text message and update that they have been connected to the service. The Licensee shall also state that only the subscriber will be allowed to disconnect from the service at any time and will detail the methods to disconnect from the service.

(g) If the Licensee is unable to remotely verify that the service was activated for a specific subscriber, the Licensee will reasonably verify with the subscriber within one working day from the date of the request that the subscriber is indeed able to connect to the service.

321 Amendment No. 99

Translation from Hebrew
The Binding version is the Hebrew version

Section C - Suspension or Disconnection of Service and Termination of an Engagement322

68.	Definitions

“Termination of Service”	-	permanent disconnection of any of the Licensee’s services to all of the subscribers;

“Suspension of Service”	-	temporary halting of any of the Licensee’s services or of all of the Licensee’s services, which are being provided to a subscriber;

“Disconnection of Service”	-	Permanent disconnection of any of the Licensee’s services, which are being provided to a subscriber;

“Termination of an Engagement”	-	Disconnection of all of the Licensee’s services being provided to a subscriber, and termination of the engagement agreement with him.323

69.	Prohibition of Suspension or Disconnection of Service

The Licensee is not entitled to suspend or disconnect MRT Services and other services, which the Licensee is obliged to provide in accordance with this License, unless that which is stated in this part, or that stated in Paragraph 48 exists.

69A.	Prohibition of Termination of Service

The Licensee is not allowed to terminate MRT Services and other services that the Licensee is obligated to provide pursuant to this License, unless that stated in this part or that stated in clause 48 have been fulfilled.

322 Amendment No. 87
323 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

69B.	Suspension of Service at the Subscriber’s Request

69B.1
A subscriber may request from the Licensee to suspend service in respect of all of the Licensee’s services, once a year, for a period of between a minimum of thirty (30) days and a minimum of ninety (90) days324.

69B.2	A subscriber may submit a request to suspend a service in the following ways:

(a)
in writing, including by way of ordinary post, facsimile, electronic mail or online form on the Licensee’s website, to which various types of files may be attached, and the Licensee may enable the submission of a request by way of internet chat calls;

(b)	orally, during a call to the telephone call center or at a service station of the Licensee;

69B.3
The Licensee must document the subscriber’s request and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the submission date of the request.

69B.4
The Licensee shall carry out a suspension of service, disconnection of service or termination of engagement by no later than one workday after the day on which the request was submitted; if the subscriber indicated a future date in its request for executing the suspension of service, disconnection of service or termination of engagement, the Licensee shall carry out the request on the date specified by the subscriber.

69B.5	The Licensee must document in its information systems the date and time of the execution of the subscriber’s request.

69B.6
If a suspension of service was executed for a subscriber, the Licensee shall resume the provision of the service by no later than one workday after the day on which the subscriber’s request was submitted, unless the subscriber requested a later date for resuming the provision of the service.

69B.7
If the subscriber requested a suspension of service for all of the Licensee’s services, the Licensee shall save the subscriber’s telephone number for him throughout the entire period of the suspension, and shall not transfer it to another party.

69B.8
The Licensee is not allowed to collect payment from the subscriber for suspension of service, for resuming the provision thereof, and is not allowed to collect payment from the subscriber for the period of the suspension of all of its services.

69B.9
After the provision of the service was resumed for the subscriber, the Licensee shall charge the subscriber according to the plan tariffs and conditions, pursuant whereto the subscriber had been charged prior to the suspension of the service, unless the plan tariff and rates were changed for all subscribers to that plan during the period of the suspension of service.

324 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

69B.101
(a)	The Licensee shall not block a subscriber from calling national abbreviated telephone numbers with 3 or 4 digits and telephone numbers that have been allocated to the State and its institutions.

If the Licensee becomes aware that a subscriber is blocked from calling telephone numbers that have been allocated to the State and its institutions, it shall act to remove the blockage within one work day, or within a shorter period of time, as instructed by the Director General.

In this section, "the State and its institutions"-as defined in section 30a of the Law.

(b)
In a tariff plan that includes call execution service, in which the call service is blocked to certain destinations, the Licensee will maintain documentation of the blockage details, for each number that is blocked for communication. The documentation should include at least the blocked phone number, subscriber name (if known), blockage date, blockage reason, name of the person who requested the blockage, for the entire blockage period and for one year after the blockage has been removed.

(c)
The Licensee that blocked phone numbers for communication that are numbers registered to corporations, associations and endowments, in accordance with a request by a group of subscribers shall publish on its website the list of numbers that it blocked, the name of the blocking entity and the date of the blockage.

(d)
A subscriber that was blocked as set forth in section (c) above, in accordance with a request of a group of subscribers, whether a subscriber of the Licensee or whether a subscriber of another licensee, may contact by phone the customer service of the Licensee in order to check whether he has been blocked and the reason for the blockage, and the Licensee must reply to the request with one working day from the request.

(e)	The provisions of section (a) above shall become effective as of 17.8.2021.

(f)	The provisions of section (b)-(d) above shall become effective as of 01.02.2022[2][3].

1 Amendment No. 117
2 Amendment No. 123
3 Amendment No. 119

Translation from Hebrew
The Binding version is the Hebrew version

69C.	Disconnection of Service at the Subscriber’s Request

69C.1	A subscriber may request disconnection of service from the Licensee; the subscriber may submit its request in writing or orally, as stated in clause 69B.2.

69C.2
The provisions of the above clauses 69B.3 through 69B.5 shall apply to a disconnection at a subscriber’s request, and the Licensee is not allowed to collect payment from the subscriber for disconnection of the service.

69D.	Termination of an Engagement at the Subscriber’s Request

69D.1	A subscriber may notify the Licensee of termination of the engagement between them; the subscriber may deliver its notice in writing or orally, as stated in clause 69B.2.

69D.2	The provisions of the above clauses 69B.3 through 69B.5 shall apply to termination of an engagement at the subscriber’s request.

69D.3
The Licensee shall send notice to the subscriber about the termination of the engagement within two workdays of the date of the subscriber’s request to carry out the termination of the engagement. The notice must include, inter alia, the date of execution of the termination of the engagement and the deadline for sending the last final Bill, which relates to the last billing period of his being a subscriber of the Licensee (“Final Bill”).

69D.4	A subscriber who terminated the engagement with the Licensee must receive a Final Bill on the closest possible date, and by no later than two months after the termination date of the engagement.

The Final Bill must specify the execution date of the termination of the engagement and it must bear the heading “Final Bill.”

69D.5
That stated in this clause in no way derogates from a termination of engagement by way of number portability, according to a numbering plan relating to number portability – consolidated version, of 22.8.2005, inclusive of amendments thereto.

69E.	Saving the Telephone Number upon Termination of an Engagement

69E.1
If a termination of an engagement between the Licensee and a subscriber was executed, whether at the initiative of the Licensee or at the subscriber’s initiative, the Licensee shall save the telephone number for the subscriber, at no charge and without any conditions or restrictions, and shall not deliver it to another party and shall not return it to the pool of numbers designated for allotment, either of the Licensee or of another licensee that had initially allotted it, and this, for a period of fourteen (14) days after the termination date of the engagement.

69E.2
If the subscriber asked to retrieve his telephone number within the said timeframe, the Licensee shall carry out the subscriber’s request immediately, and it is allowed to charge the subscriber for the timeframe between the termination of the engagement and its resumption with that same telephone number that was returned to him, according to the terms of the tariff plan he had subscribed to prior to the execution of the termination of the engagement, and to continue to charge him pursuant to the terms of the said tariff plan.

Translation from Hebrew
The Binding version is the Hebrew version

69F.	Suspension or Disconnection of Service or Termination of an Engagement – General Provisions

69F.1
The Licensee must display a link called “Suspending/Disconnecting of Service”325 on the home page of its website, in a conspicuous manner and location, the pressing of which will redirect to the following three possibilities:

(a)	suspension of service;

(b)	disconnection of service;

(c)	termination of an engagement.

69F.2	The Licensee shall display the following details in each of the three said possibilities:

(a)	brief explanation of the selected possibility;

(b)
the modes of communication for the purpose of submitting a request in each of the said possibilities, including the telephone number, address, facsimile number, electronic mail address, the online form and internet chat calls, insofar as the Licensee chose this possibility, through which a subscriber can submit such a request;

(c)
the details that the subscriber must specify in his request, including the telephone number relevant to the request, the subscriber’s ID number, the last four (4) digits of the means of payment, electronic mail address, insofar as the subscriber uses electronic mail for the purpose of submitting his request, and the subscriber’s specified date for carrying out his request;

(d)
the date of execution of the subscriber’s request, the termination date of the billing in the Telephone Bill and the deadline for sending a Final Bill to the subscriber in the instance of termination of an engagement.

69F.3	The Licensee shall publish on every Telephone Bill, the telephone number, address, facsimile number and electronic mail address through which the subscriber can submit requests as stated.

69F.4
If the subscriber submitted his request via electronic mail, the Licensee shall send, immediately upon receiving the request, a reply electronic mail notice acknowledging the receipt of the request. The notice shall include the number assigned to the subscriber’s request in the Licensee’s system, the receipt date of the request, and the contents of the request as sent by the subscriber.

325	A link called “contact us” shall not be deemed a substitute for the said link.

Translation from Hebrew
The Binding version is the Hebrew version

69F.5
If the subscriber submitted his request via online form, the Licensee shall display on the device screen through which the online form was sent (computer or compatible MRT Terminal Equipment) a notice acknowledging receipt of the request; the notice shall contain the details specified in clause 69F.4.

69F.6
If the subscriber’s request, which was submitted via online form, included one of the details specified in subclause 69F.2(c) and it is erroneous, the Licensee shall mark the erroneous detail on the online form and the subscriber shall be requested to resubmit his request with the correct detail.326

70.	Cancelled327

71.	Cancelled328

71A.329	Blocking of MRT Terminal Equipment and Services Due to Theft or Loss330

71A.1
The Licensee shall retain the IMEI – International Mobile Equipment Identity number in its MRT System that the subscriber is using, apart from MRT Terminal Equipment operating with iDen technology (hereinafter in this clause – “Terminal Equipment”).331

71A.2	If the subscriber notified the Licensee that his Terminal Equipment has been stolen or lost, the Licensee shall perform the following:

(a)	During the conversation with the subscriber when delivering his notice as stated, the Licensee shall take action to reliably identify the subscriber.

(b)	The Licensee shall raise the possibility to the subscriber of immediately filing a complaint at a police station about the theft or loss of the Terminal Equipment.

(c)	The Licensee shall request an alternate telephone number from the subscriber through which contact can be made with him.

(d)
The Licensee shall immediately perform a “suspension of service” at no charge for all of the services being provided for consumption, including international services, by blocking the subscriber’s SIM card, apart from incoming calls, if the subscriber asked to not block these calls, immediately upon receiving the notice about the theft or loss of the Terminal Equipment, and shall notify the subscriber of this.

(e)
Notwithstanding that stated, the Licensee shall perform a “suspension of service” at no charge for all of the MRT services being provided to the subscriber, including incoming calls, after three (3) days have elapsed since the receipt date of the notice regarding the theft or loss of the Terminal Equipment.

326 Amendment No. 87
327 Amendment No. 87
328 Amendment No. 87
329 Amendment No. 46
330 Amendment No. 87
331 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(f)
If the subscriber notified of the theft or loss of the Terminal Equipment while he is located abroad and is receiving international roaming services, the Licensee shall immediately perform and at no charge “suspension of service” for all of the MRT services being provided to the subscriber, by blocking the subscriber’s SIMcard, including with regard to incoming calls, unless the subscriber asked to not block these calls.

(g)
The Licensee shall block the Terminal Equipment at no charge, by blocking the IMEI number of the said equipment, as last received in the Licensee’s MRT System, and this, immediately after twelve (12) hours have elapsed since the time of the subscriber’s notice about the theft or loss of the Terminal Equipment. The Licensee shall advise the subscriber, when receiving his notice about the theft or loss of the Terminal Equipment, that the blocking of the Terminal Equipment by blocking his IMEI number, shall be carried out at the time as stated.

(h)
The Licensee shall immediately remove and at no charge, the blocking from the Terminal Equipment, according to the request of an authorized party; “authorized party” for the purposes of this clause is a police officer who received authorization from a police officer at the rank of brigadier-general to contact the Licensee and to instruct him about removal of the blocking. The Licensee shall mark in its information system, using a special marketing, Terminal Equipment for which an “authorized party” requested removal of blocking, but shall not disclose any information about removal of the blocking, as stated.

(i)	The Licensee shall again block the Terminal Equipment after authorized to do so by the “authorized party.”

(j)	The Licensee shall resume the provision of all of the services to the subscriber immediately upon delivering a new SIM card to the subscriber.

(k)
The Licensee shall specify in the subscriber’s Telephone Bill immediately after the date it received the subscriber’s notice about the theft or loss of the Terminal Equipment, or in the following Telephone Bill, the date and time of the subscriber’s report, the date and time of the suspension of the MRT Services to the said Terminal Equipment, as specified in clauses 71A.2.(d) through 71A.2.(f), and the date and time of the execution of the blocking of the Terminal Equipment, in the event that the equipment was not found. 332The Licensee may deliver the said information by letter or electronic-mail message or text message in lieu of in the Telephone Bill.

332 Amendment No.90

Translation from Hebrew
The Binding version is the Hebrew version

(l)
The Licensee must retain documentation of the Telephone Bill, which includes the said notices or the letter333, and make this documentation available for delivery or forwarding to the Director, upon his request, and this, within five (5) workdays of the production of the Bill.

(m)
On a daily basis, the Licensee shall forward a computer file to all MRT Operators, including MRT Operators on another network, and to “the authorized party,” which includes information about any Terminal Equipment, the IMEI number of which it has blocked on that day, about any Terminal Equipment for which the blocking of the IMEI number has been removed on that day at the subscriber’s request, about any Terminal Equipment for which the blocking of the IMEI number has been removed on that day at the request of “the authorized party,” and about any Terminal Equipment, the IMEI number of which has been reblocked, with the approval of “the authorized party,” after the blocking thereof had been removed earlier at its request. The Licensee shall forward the said computer file daily, by 23:00, in relation to all Terminal Equipment that was blocked or unblocked as stated up until 23:00.

(n)
On a daily basis and by 24:00, the Licensee shall update the list of Terminal Equipment in its information system that it blocked on that day and, by 24:00, shall update the list of Terminal Equipment that were blocked by other MRT Operators on that day, and for which a report about them were delivered to it by way of computer files sent to it by other MRT Operators. The list must include the following details in relation to each piece of Terminal Equipment:

(1)	its IMEI number;

(2)	name of the manufacturer;

(3)	model of the Terminal Equipment;

(4)	blocking date and time;

(5)	name of the Licensee that ordered the blocking.

(o)
The Licensee shall at all times enable the performance of a search on its website according to the IMEI number of the Terminal Equipment, when the IMEI number has been blocked due to a notice of theft or loss.

(p)
The Licensee shall retain an updated list in its possession with the details as specified in subclause (n) of all Terminal Equipment that has been blocked, and deliver or forward it to the Director, upon his request. The said list must be identical at all of the MRT Operators.

333 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(q)	The Licensee shall publish the following information on its website:

(1)	recommended actions that subscribers should take if their Terminal Equipment is stolen or lost, including:

((a))	setting a password to prevent use of the Terminal Equipment by any unauthorized person;

((b))
installing applications in the Terminal Equipment, insofar as at issue is a smartphone, which enables identifying the location of the Terminal Equipment, and enables remote blocking of access to information in it, or deletion thereof;

((c))	performing backs up of vital information to a computer or through cloud services, such as: photos, videos, lists of contacts and e-mail messages.

(2)	actions that subscribers should take once they realize that their Terminal Equipment has been stolen or is lost.334

71A.3	The Licensee shall provide the details of terminal equipment it has blocked, to any other MRT licensee, no later than one working day after the execution set forth in Article 71A.2.

71A.4335 (a)	The Licensee is not allowed to supply MRT services to terminal equipment it or another MRT licensee has blocked.

336(b)
Notwithstanding the above-mentioned in Article 71A.2 and sub-section (a), if the blocking of the identification number will cause termination of service for other terminal equipment with the same identification number, the Licensee may choose to not perform the said blocking.

71A.5
The Licensee shall cancel the blocking to the terminal equipment it has blocked, after receipt of a request 337from the subscriber; the cancellation of the blocking shall be done no later than one working day after the Licensee has verified the credibility of the request, unless the subscriber has specifically noted another later date. 338

71A.6
The Licensee shall publish its obligations to all its subscribers regarding the possibility of blocking MRT terminal equipment, the methods for recording the identification number of the terminal equipment with the Licensee and the application process for the blocking; the publication shall be done in one of the following manners:

(a)	in the subscriber agreement;
(b)	on the Licensee's website
(c)	in a separate information page that will be attached to the monthly subscriber invoice, by30 January 2009339.

334 Amendment No. 87
335 Amendment No. 47
336 Amendment No. 47
337 Amendment No. 48
338 Amendment No. 48
339 Amendment No. 48

Translation from Hebrew
The Binding version is the Hebrew version

71A.7	Deleted340

72.	Termination or Disconnection or Termination of an Engagement341 of Service Due to Breach of Agreement

72.1	The Licensee is entitled to terminate or disconnect service to a Subscriber or to terminate the engagement with him342 if one of following exists:

(A)	The Subscriber did not pay a payment which he or she owes for the Service he or she has received, on the date determined for payment, in his or her Subscriber Agreement with the Licensee;

(B)	The Subscriber breached a condition in the Subscriber Agreement between him or her and the Licensee, which has been determined a fundamental condition;

(C)	The Subscriber has unlawfully used or has permitted another party to unlawfully use the Terminal Equipment in his or her possession.

72.2
343Service shall not be discontinued, service shall not be disconnected and no action shall be taken to terminate an engagement with a Subscriber in the instances specified in clause 72.1(a) and (b), until after the Licensee has issued prior written notice to the Subscriber of at least ten (10) days prior to the date of the discontinuance or disconnection or termination of the engagement; the notice must state that the Subscriber is being given an opportunity, within the timeframe to be specified in the notice, to rectify the act or omission due to which the Service shall be discontinued or the Service shall be disconnected or action shall be taken to terminate the engagement. The Licensee must document the notice issued to the Subscriber, retain the documentation in its possession and make it available for delivery or forwarding to the manager, at his request, within five (5) workdays of the execution date of the discontinuance of service or disconnection of service or termination of the engagement

72.3
Notwithstanding that stated in Paragraph 72.2, the Licensee is entitled to suspend344 or disconnect345 the Subscriber’s service or to terminate the engagement with him346 without notice should one of the following occur:

(A)	The Subscriber did not pay his or her bill of payment he or she was billed for the third time during a period of twelve (12) months for MRT Services on the date determined in the payment notice;

(B)	There is reasonable concern about an act of fraud through the Terminal Equipment of the Subscriber or though the features of the Terminal Equipment;

(C)	Cancelled347.

340 Amendment No. 98
341 Amendment No. 90
342 Amendment No. 90
343 Amendment No. 90
344 Amendment 87
345 Amendment No. 90
346 Amendment No. 90
347 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

72.4
The Licensee may suspend348 Service of the Subscriber if it is evident that the Terminal Equipment in the possession of the Subscriber, through which the Subscriber attains MRT Services, causes interference in the provision of MRT Services to other Subscribers or interference to the activities of the MRT Network, provided the Licensee gave the Subscriber notice in writing no less than twenty one (21) days before the expected suspension349 date; in the notice, the cause of the expected suspension350 will be specified and the fact that the Subscriber is granted an opportunity, within the time framework that will be determined in the notice, to repair the Terminal Equipment in a manner which will prevent the said interference.

72.5
Insofar as the Licensee suspends service for all of its services, due to a subscriber’s breach of agreement, the Licensee shall stop collecting a monthly or other fixed periodic payment from the subscriber of the date of the suspension of service, as stated, and this, until the provision of all services is resumed; during the billing period in which the service was suspended as stated, the Licensee shall collect a fixed payment from the subscriber according to that specified in clause 74.3(c) or according to that specified in clause 74.3(d), as relevant.351

72A.352	Disconnection of Service353 to Dormant Subscribers

72A.1
The Licensee is allowed to disconnect service to a dormant subscriber.354 If the Licensee wishes to disconnect355 service to a dormant subscriber, it must give the dormant subscriber prior notice of this intention as set forth below (hereinafter, in this Article "notice"). The service disconnection356 date shall not be less than thirty (30) working days after the date the notice is sent.

72A.2	The Licensee shall specify in the notice, the telephone number to which it intends to disconnect357 from service.

72A.3	The notice to a dormant subscriber shall be done as follows:

(a)	For a subscriber whose name and address are known to the Licensee, in any of the following ways-
(1)	by a letter sent by regular mail;
(2)	by 2 short messages (SMS) that should be sent to the dormant subscriber in intervals of at least two weeks between messages;

(b)	For a subscriber whose name and address are unknown to the Licensee-by four SMSs that should be sent to the dormant subscriber in intervals of at least one week between messages;

348 Amendment 87
349 Amendment 87
350 Amendment 87
351 Amendment 87
352 Amendment No. 46
353 Amendment 87
354 Amendment 87
355 Amendment 87
356 Amendment 87
357 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

(c)
Notwithstanding the above-mentioned in Article (a)(2) and (b), if the subscriber's terminal equipment does not support the receipt of SMSs, the Licensee shall send the subscriber voice messages instead of SMSs, if the subscriber's terminal equipment supports the receipt of voice messages.

(d)	The Licensee shall retain documentation of the sending of the notice to a dormant subscriber as follows:

(1)	a copy of the letter sent via ordinary post;

(2)	a printout of the log from the short message service center (SMSC), as specified in clause 60.6(c).358

72A.4
The Licensee shall not disconnect359 service to a dormant subscriber to whom a message was sent if the dormant subscriber notified the Licensee that he does not wish to disconnect from 360 services. The subscriber may send such a message either by telephone or in writing including by facsimile or electronic e-mail;

Notwithstanding the aforesaid, the Licensee may disconnect361 service to a dormant subscriber that notified the Licensee that he is not interested in disconnecting from362 services, after sending the subscriber at least two messages, as set forth in Article 72A.3 (a) and 72A.5 (a), and, in the second message, the Licensee notified the subscriber that if, within one year of the second message, the subscriber will not use the MRT service, service will be disconnected363 to the subscriber, and will not have to send another notification.

72A.5
The Licensee shall not be allowed to send a subscriber an additional notice regarding its request to disconnect364 service, except after one year of the date when the previous notice was sent to the subscriber.

72A.6
The Licensee shall save the telephone number of the dormant subscriber to whom service was disconnected365 for at least four (4)366 months free of charge,367 from the date of disconnection368 of service termination, before returning the number to the telephone number pool of the Licensee itself or be returned to another MRT licensee that originally allocated the telephone number to the dormant subscriber. If, during this period, a written request is received from the dormant subscriber to renew the service, the Licensee shall renew the service under identical conditions to those that applied before service was disconnected,369 free of charge.

358 Amendment 87
359 Amendment 87
360 Amendment 87
361 Amendment 87
362 Amendment 87
363 Amendment 87
364 Amendment 87
365 Amendment 87
366 Amendment 87
367 Amendment 87
368 Amendment 87
369 Amendment 87

Translation from Hebrew
The Binding version is the Hebrew version

72A.7
In the event of disconnection370 of service to a dormant Prepaid subscriber, that has a remaining balance, the Licensee shall refund the dormant subscriber for the remaining balance within 30 days after receipt of a written request from the dormant subscriber that proves that he is the owner of the line to which service was disconnected,371 if the request is received by the Licensee no later than six months after the service disconnection372 date.

72B	Disconnection of a Service due to Recovery of the Network during a Malfunction373

72.1B	The Licensee may disconnect or temporarily limit services that it is obliged to provide, in order to allow a quick recovery of the network at the time of a significant malfunction.

For this matter- "significant malfunction" – a malfunction that causes the disconnection of service to 10% of the subscribers or to at least 100,000 subscribers, the lower of the two.

In this section, "subscriber" – including a subscriber of an MRT licensee in another network and a subscriber of a roaming licensee that use the network.

72.2B
The Licensee shall submit for the Director's approval, a procedure and a detailed engineering process for the recovery of the network in case of a significant malfunction ("the procedure") within  15 days from the date of signature of this amendment.

72.3B	During a significant malfunction the Licensee shall act in accordance with the procedure that was submitted to the Director or approved by the Director, the later of the two.

72.4B
The procedure should include, inter alia, an initiated disconnection of services to subscribers that were not directly affected by the significant malfunction that shall begin no more than two hours after identification of the significant malfunction; this is in order to reduce the burden and the controlled reinstatement of regular and proper service.

72.5B	The procedure shall allow, as much as possible, preferability for regular and proper services for the security forces, public emergency services and hospitals, as will be decided by the Director.

73.	Disconnection of Service due to Maintenance Procedures

73.1
The Licensee may temporarily disconnect or limit services which it is obliged to provide, if the requirement to execute vital actions of maintenance or if establishment of MRT Network obliges this (hereinafter “Disconnection due to Maintenance”), provided all the following exist:

(A)	Duration of Disconnection due to Maintenance does not exceed twelve (12) consecutive hours;

370 Amendment 87
371 Amendment 87
372 Amendment 87
373 Amendment No. 66

Translation from Hebrew
The Binding version is the Hebrew version

(B)	The number of Disconnections due to Maintenance does not exceed two (2) during one year;

(C)	Cancelled374

73.2
The Director may require the Licensee to present a detailed explanation of the conditions which oblige Disconnection due to Maintenance, and the Director may require the Licensee to postpone the said Disconnection if he or she finds, after considering the Licensee’s arguments, that vital public interest obliges the said postponement.

73.3
Should it be required, due to the necessity to perform vital actions of maintenance or construction in the MRT System, to disconnect service for a duration of over twelve (12) hours, the Licensee will request a prior approval of the Director;  the request will specify the required maintenance actions and the actions taken by the Licensee in order to expedite these actions and to reduce as much as possible the duration of Disconnection of Service.

73.4	Cancelled.

73.5
Should Disconnection or limitation of service be required urgently for the purpose of vital and immediate activities, the Licensee will inform the Director immediately, including by telephone, telegram or facsimile message, about the urgent Disconnection or limitation;  the Licensee will inform its Subscribers about urgent Disconnection or limitation as stated above as early as possible, including through the MRT System public address service insofar as this is possible, and also through the public media.

73.6
Notwithstanding that stated in Paragraph 73.1, the Licensee is not obliged to notify the Director or its Subscribers as to Disconnection due to Maintenance if the following exist, and that the stated Disconnection  will not be counted in the count of Disconnections that is binding under Paragraph 73.1(b):

(A)	The duration of the Disconnection due to Maintenance does not exceed half an hour;

(B)	Disconnection due to Maintenance, as stated, occurs between 24.00 Saturday night and 0500 on the following Sunday morning.

374 Amendment No. 5

Translation from Hebrew
The Binding version is the Hebrew version

Chapter F - Payment for Services

Section A - General

37573A.	Definitions

In this Chapter:

“Air time” -	the time during which a Subscriber receives MRT services, whether the communication was initiated by the Subscriber or by another;

"Air time unit"376-	a time unit of no more than 12 seconds however as of 5 Tevet 5769 (1 January 2009) a time unit of 1 second.

“Basked of services” -	a number of services marketed to the Subscriber in a package, for which a tariff has been set as prescribed in clause 75.2;

“Public	shall include an International Communications System;

Telecommunications

Network”

“Payment for Call Completion”

a payment made by the initiator of a call, which commences at the Terminal Equipment connected to one Public Telecommunications Network and terminates at another Public Telecommunications Network or at Terminal Equipment connected to such a Public Telecommunications Network for the completion of the call on the other Public Telecommunications Network.

74.	Types of Payments

74.1	377The Licensee shall be allowed to collect payments from its Subscribers for MRT Services, as follows:

(a)	one-time installation fees for the connection of mobile or hand-held Terminal Equipment in the possession of the Subscriber, to the MRT Network, 378(hereinafter: “Connection Fees”);

(a1)	SIM card fee – a one-time payment for a SIM card (SIM);379

(b)	a fixed monthly380 payment;

(c)	payment for Air Time as specified in clause 75.10;

(d)	payment for Call Completion as specified in clause 75A;

375 Amendment No. 5
376 Amendment No. 29
377 Amendment No. 56
378 Amendment No. 87
379 Amendment No. 87
380 Amendment No. 56

Translation from Hebrew
The Binding version is the Hebrew version

(e)	Payment for Basic Services, Accompanying Services and Value Added Services, as specified in the First Annex to the License.

74.2381	The Licensee shall not be allowed to collect from a subscriber:
(a)	Payment for initiating a call;
(b)	Minimum payment for a call;
(c)	382383

74.3384	The Licensee shall collect payments from a subscriber in accordance with the following:

(a)
In a One-time Transaction the payment for the services that are to be provided shall be executed by Pre-paid; the Licensee shall be allowed to collect all of the payment for this type of transaction retroactively.

(b)
In an Ongoing Transaction the payment for the services that were provided shall be executed by Post-paid, however the Licensee shall be allowed to collect Pre-paid payment in an Ongoing Transaction, if the subscriber requests this, provided that the payment shall be executed in cash using vouchers that will be issued to the subscriber by the Licensee.

(c)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber for a bundle of services, in respect of the billing period during which an engagement was terminated or all services were suspended at the subscriber’s request, including when porting a number, the Licensee shall charge the subscriber, as the fixed payment as stated, according to the higher of the following:

(1)
The ratio between the number of days from the start of the billing period until the termination of the engagement or the suspension date, as stated, on the date defined by the subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s services, insofar as the subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the inclusive number of days in the billing period;

(2)
The higher ratio between the services included in the bundle of services and the number of units of the service consumed since the beginning of the billing period up until the termination date of the engagement or the suspension date, as stated, on the date defined by the subscriber in his request, or until a maximum of one workday after the submission date of his request to terminate an engagement or to suspend all of the Licensee’s services, insofar as the subscriber did not define a date for terminating the engagement or for the suspension, as stated, and the number of units allocated for the billing period.

381 Amendment No. 56
382 Amendment No. 57
383 Amendment No.84
384 Amendment No. 84

Translation from Hebrew
The Binding version is the Hebrew version

(d)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber without a bundle of services, the Licensee shall charge the subscriber the fixed payment as stated, in respect of the billing period during which an engagement was terminated or all of its services were suspended at the subscriber’s request, including when porting a number, according to that specified in clause 74.3(c)(1).

(e)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber, the Licensee is not allowed to collect any payment from the subscriber for the timeframe before the activation of the SIMcard.

(f)
In a transaction as specified in subclause (b), in which a monthly or other fixed periodic payment is collected from the subscriber, as a result of a subscriber’s switch from one tariff plan to another tariff plan, the Licensee shall charge the subscriber, as the fixed payment as stated, for the period as of the start of the billing period until the transaction execution date,385 according to the tariffs in the previous tariff plan, according to that specified in clause 74.3(c) or according to that specified in clause 74.3(d), as the case may be, while, for the period subsequent to the transaction execution date and until the end of the billing period, according to the ratio between the number of days from the day after the transaction execution date and until the end of the billing period, and the inclusive number of days in the billing period, according to the tariffs in the new tariff plan.

(g)386
In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a service to an existing line when no quantity of units for consumption has been defined, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the service was added and the last day of the billing period. If a quantity of units for consumption has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.

(h)387
In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a line to an existing account when no quantity of units for consumption has been defined for it, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the line was added and the last day of the billing period. If a quantity of units for consumption on the line has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.

(i)388	The Licensee shall not allow a SIM card to be activated by a Subscriber after the deadline for activation as stated has passed.

385 Amendment No. 87
386 Amendment No. 90
387 Amendment No. 90
388 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Tariff Changes

75.	Setting the Tariffs and their Rates

75.1
The Licensee shall set tariffs for every service and Basket of Services which it provides to its Subscribers, and may determine the manner in which tariffs are to be linked to the index. The Licensee shall notify the Director of the amount of each tariff prior to its coming into effect.

75.2
The Licensee may set Baskets Of Services according to the classes of services including in the Basket, periods of time, or any other method. The Licensee may set a separate tariff for each of the services included in the basket, or may set an all-inclusive tariff.

75.3
The Licensee  shall offer each Basket Of Services on equal terms and under a uniform tariff according to classes of Subscriber; for the purposes of this clause “class of Subscribers” – a group of Subscribers the characteristics of which give reasonable grounds to justify its being distinguished from another group .

75.4
The Licensee shall allow each Subscriber to change, without discrimination, from one Basket Of Services to another Basket Of Services which it is offered at that time. The Licensee shall include a provision to this effect in its service contract with the Subscribers. In the context of this provision, it may prescribe dates available for such change and may prescribe conditions, including payment, for effecting the change.

75.5
389If the Licensee enters into an agreement with a Subscriber regarding a service or basket of services that includes a commitment as defined in Article 56A.1 (the "Commitment Period"), the following provisions shall apply, except for a Business Subscriber:

(a)	The agreement conditions, except for the tariffs of the agreement, shall be final, known and set out in advance for the entire Commitment Period;
(b)	The tariff for each service shall be set in the agreement, shall be constant and set out in New Shekels for the entire Commitment Period;

For this article, "constant"-each tariff before V.A.T. that the Subscriber must pay as set out on the day of the agreement, shall not be raised during the Commitment Period.

Notwithstanding the aforesaid, the Licensee may supply it services to Subscribers at lower tariffs than those set out beforehand in the subscriber agreement during a limited time period, to all it Subscribers or to a certain type of subscribers.

(c)	The Licensee shall include provisions in accordance with the above-mentioned in the subscriber agreement.

75.6
The Licensee shall not make contracting with a Subscriber, or changing a subscriber from one Basked Of Services to another, conditional on the purchase of Added Value Services or Terminal Equipment from it.

389 Amendment No. 47

Translation from Hebrew
The Binding version is the Hebrew version

75.7	Cancelled.390

75.8 (a)	The Licensee may not collect any payment from a Subscriber for a call not initiated by the Subscriber (hereinafter: an “Uninitiated Call”).

(b)	Notwithstanding the provisions of sub-clause (a), the Licensee may collect payment from the Subscriber for an Uninitiated Call in the following Cases:

(1)	the call is transferred to the Subscriber via a roaming service;

(2)	it is a collect call to which the Subscriber has agreed;

(3)
a call made by dialing a number with a special access code for a free of charge service for the person initiating the call, that was allotted to the Subscriber in accordance with an agreement with him391;

(4)	Deleted392

393(c)
The Licensee may charge a Subscriber, that initiates a charged call for services or for the following access codes, a charge that does not exceed the tariff that the Licensee charges the Subscriber for a call to a fixed line network:

1)	Partially toll free service calls394
2)	Business speed dial service395

(d)	396for a call to an international destination, the Licensee can only receive the payment imposed on the international operator that is set forth in the interconnect regulations.

39775.9	(a)	Deleted398

75.10	The manner of determining payments for Air Time shall be as follows:

(a)	The payment for Air Time shall be determined according to Air time unit399 ; for the purpose of calculating the payment, part of a Unit Of Air Time shall be deemed to be a full Unit of Air Time.

390 Amendment No. 87
391 Amendment No.54
392 Amendment No. 49
393 Amendment No. 49
394 In accordance with the service file "partially toll free calls" (1-700 service).
395 In accordance with the Director's provisions "speed dial for businesses-star and four digits", dated 4 may 2008.
396 Amendment No, 53
397 Amendment No. 16
Effect- Article 75.9 shall take effect as of 15.12.02
398 Amendment No. 54
399 Amendment No. 29

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The payment for any airtime unit, at least for the duration of the first minute of the call, shall be constant;400

(c)
For the purpose of payment, the duration of the call shall be from the time of establishing the connection between the Subscriber initiating the call (hereinafter: the “Calling Subscriber”) and the Subscriber receiving the call, until the time of terminating the call, which is the time that an instruction given to end the communication is received from the Calling Subscriber or the Subscriber receiving the call; the period of time spent in establishing the connection, until the time in which the contact is in fact established, and the period of time in disconnecting, from the moment an instruction is received to terminate the communication up until actual disconnection, are not included in the calculation of the duration of the call.

For the purpose of this sub-clause, a Subscriber receiving a call includes voicemail.

401"Voice Mail"- a device or mechanism that is part of the MRT system, that is meant to allow the calling Subscriber to leave a voice message for the receiving Subscriber.

(d)402
For a call that is transferred to Voice Mail, the Licensee shall play an introductory recorded message to the calling Subscriber, that is at least 2 seconds long (in this sub-section-"a message"), and will allow the calling Subscriber, in accordance with his choice, to disconnect the call without a charge, in the course of the Message, or within a reasonable amount of time that will not be less than 1 second after its termination ("reasonable time"). In this case, the timing of the execution of the call with the receiving Subscriber shall be as set forth in sub-section (c) above, as occuring after a reasonable time.

The Message text shall be "the call is being transferred to voice mail" and it shall be played in a clear manner and a reasonable pace.

In this sub-section, "a call that is transferred to voice mail"- except for a call that originated in the International Bezek system.

40375.11 (a)	In this article:

"Limited Package"- a package of minutes that is limited to a number of minutes, in accordance with the subscriber's plan.

"Unlimited Package"- an unlimited package of minutes for which the subscriber pays.

"Free of Charge Number"- a phone number that is determined that a call to it from any network will not be charged to the initiator of the call;

400 Amendment No. 56
401 Amendment No. 39
402 Amendment No. 39
403 Amendment No. 70

Translation from Hebrew
The Binding version is the Hebrew version

"A Special Telephone Number at a Composed Tariff"- a national or network telephone number in an unusual numbering plan, for which the call tariff to it is a composed tariff;

"A Special Telephone Number at a Regular Tariff" – a national404 or network405 telephone number in an unusual numbering plan, for which the call tariff to it does not exceed the normal tariff;

"Unusual Numbering Plan"- a numbering plan that is not a regular numbering form;

"Usual Numbering Plan"-a numbering plan of geographic numbers and national numbers in accordance with the definitions in the numbering plan406.

"Composed Tariff"- a tariff composed of a regular tariff in addition to a tariff for service provided by the Licensee or someone on his behalf or a service provider;

"A Regular Tariff"- a tariff per minute for a call to telephone numbers in a regular numbering plan, in accordance with the subscriber's tariff plan.

(b)	The Licensee will not charge a subscriber that calls destinations with free of charge numbers and shall not count the minutes of the call to those destinations as part of a limited package.

(c)
The Licensee may charge a subscriber that calls destinations with special telephone numbers at regular tariffs and shall count the minutes of the call to those destinations as part of a limited package or as part of an unlimited package. For the avoidance of doubt, the Licensee may not charge a subscriber for calling destinations with special telephone numbers at regular tariffs any additional payment beyond the payment that he pays for a package of minutes, as long as the subscriber has not exceeded his quota of plan minutes. If the subscriber exceeds his quota of plan minutes, the Licensee may charge him for calling the said destinations in accordance with a tariff that does not exceed the regular tariff. In addition to the aforesaid, the Licensee may not distinguish between the tariffs that he charges the subscriber for calling telephone numbers with regular numbering plans and for calling special telephone numbers at regular tariffs, including by determining separate minute packages.

(d)
If the charge for calls to destinations with special telephone numbers is done in accordance with a composed tariff, the Licensee shall count the minutes of the calls to said destinations as part of a limited plan or as part of any unlimited plan, for which the subscriber pays.

The Licensee may charge the subscriber for the services that are provided as part of calling telephone numbers that are charged according to a composed tariff, whether the charge is per minute of the call or whether the charge is a constant charge for a call, in addition to the regular payment for the package of minutes.

404 A telephone number that can be accessed from any network.
405 A telephone number that can be accessed only from the Licensee's network.
406 For example numbers in the 03-XXXXXXX, 05Y-XXXXXXX and 07Z-XXXXXXX

Translation from Hebrew
The Binding version is the Hebrew version

75A.	Completion of a Call in another Public Telecommunication Network407

The payment which the Licensee shall collect for Call Completion shall not be greater than the interconnect tariff set forth in the Telecommunications Regulations (Payments for Interconnection) 57600-2000.

75B.	Completion of a Short Message Service (SMS) in another MRT Network408

The Licensee may charge a Subscriber for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to an MRT system of another MRT licensee, payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network, to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communication Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000.

In this Article-
“Short Message Service”- (SMS) -  A telecommunication message that includes writing, including letters or signs, that are transferred from Terminal Equipment  connected to the Network, to Terminal Equipment connected to the Network or connected to an MRT system of another MRT licensee.”

75C.	Temporary Provision409

Notwithstanding the above-mentioned in Article 75B, for the period beginning 9 May 2004 until 9 February 2005410, the following provisions shall apply:

(a)
The Licensee may charge a Subscriber for transferring a Short Message Service, to Terminal Equipment connected to an MRT system of another MRT licensee ("Message between Networks"), payment that shall not exceed the payment the Licensee charges Subscribers for transferring a Short Message Service, from Terminal Equipment connected to the Network to Terminal Equipment connected to the Network, in addition to a charge that shall not exceed the fee for transferring a Short Message Service as set forth in the Communications Regulations (Telecommunications and Broadcasting) (Payments for Interconnection), 2000 minus a reduction in the amount of 0.7%411.

(b)	The Licensee may charge a Subscriber payment for a Short Message Service Between Networks as set forth in sub-section (a) even if the transfer to the receiving Subscriber has not been completed.

407 Amendment No. 23
408 Amendment No. 23
409 Amendment No. 24
410 Amendment No. 27
411
The reduction in the amount of 0.7% is based on reports received from some of the MRT operators, regarding the rate of Short Message Services between Networks that did not reach their destination. Article 75C was set as a temporary provision, during which time the MRT operators shall carry out the necessary adjustments between their MRT networks and interconnection arrangements for the complete application of Article 75B of their license. For the avoidance of doubt, it should be clear that this temporary provision is set for a limited period of time only, due to the difficulties that MRT operators experienced regarding the possibility to receive information regarding the inability to complete a Short Message Service in another MRT network. However, it should not be inferred from this temporary arrangement to the matter of allowing collection of payment for a Short Message Service that did not reach it's destination, and it does not detract from the Ministry's basic position that as a rule, no payment shall be charged for a Telecommunication Service that was not completed.

Translation from Hebrew
The Binding version is the Hebrew version

Section B1 – Service Package in Israel412

41375D.	Notice of Utilization of Services414 in Israel415

75D.1	Cancelled.416

75D.2	Notices regarding utilization of a service package

(a)
If a subscriber purchases a service or a package of services for which a unit quota has been set, the Licensee shall notify the subscriber by SMS of his utilization ratio of the Quota of Units, when the subscriber utilizes 75% and 100% of the Quota of Units in the service package or of each of the services included therein. The SMS shall be sent to the subscriber as close to the time that the subscriber reaches each of the said utilization ratios. The SMS shall be sent to the subscriber’s telephone number and to an additional telephone number, insofar as the subscriber defined one at the time of his engagement with the Licensee. The SMS shall be sent at no charge, and shall include the utilization ratio of the package or the service, the date when the subscriber reached the said utilization ratio, while specifying the date and time when the utilization ratio was determined, the tariff for exceeding the service package or each of the services included therein, insofar as a deviation is permitted, and the last day of the billing period. The said information shall be specified as relevant according to the following:

(1)	call minutes;

(2)	SMSs;

(3)	cellular data (in MB);

(4)	integrated call minutes and SMSs;

(5)	integrated call minutes, SMSs and cellular data.

In this regard, “service package” – a number of services being marketed to subscribers as a package at a fixed monthly payment, including domestic calls, an international call service, SMS service or cellular data service, when an inclusive Quota of Units is defined for the package,417 or if a particular Quota of Units has been defined for each of the services included therein,418 or if the subscriber set a consumption maximum for the package in order to control consumption.

412 Amendment No. 87
413 Amendment No. 57
414 Amendment No. 87
415 Amendment No. 72
416 Amendment No. 87
417
For example: in a package including 100 units of call minutes, SMSs and cellular data (in MB) for NIS 15, the subscriber shall receive an SMS according to his consumption in relation to all of the aforesaid services. For example: an SMS shall be sent after 75 units have been utilized and an additional warning message after 100 units have been utilized.

418
For example: in a package including 100 call minutes, 100 SMSs and 50 MB of cellular data for NIS 20, the subscriber shall receive an SMS according to his consumption in relation to each of the aforesaid services. For example: an SMS shall be sent after 75 call minutes have been utilized and an additional warning message after 100 call minutes have been utilized.

Translation from Hebrew
The Binding version is the Hebrew version

(b)	Insofar as at issue is a international call service, the Licensee shall send notices as stated to the subscriber via the international system through which the calls are directed abroad.

(c)
Insofar as at issue is a telephone line blocked from receiving SMSs, then voice messages shall be sent to the subscriber instead of SMSs. After hearing the voice message for the first time, the subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the subscriber as many times as he wants.

(d)
The Licensee shall enable every pre-paid subscriber to receive updates at any time, free of charge, of the balance available to him and the expiration date of the budget available to him, by dialing a designated telephone number, after which the subscriber shall receive the said information either by voice message or by SMS.

75D.3	Consumption of a cellular data service by a subscriber who purchased a cellular data service

(a)
When the subscriber reaches 100% utilization of the quota defined for the cellular data service, the Licensee shall suspend the cellular data service or slow the surfing speed. The Licensee shall sent an SMS to the subscriber at no charge, advising him about the suspension or slowdown of the service. If the Licensee enables the subscriber to continue surfing at a slower surfing speed, then it is not allowed to charge the subscriber for any additional payment beyond the fixed monthly payment for the cellular data service.

(b)
The Licensee may continue providing the cellular data service to a subscriber for an additional payment after he utilizes 100% of the quota defined for the cellular data service, provided that the subscriber requested this explicitly, as specified in clause 60.6, during the billing period when he utilized 100% of the quota defined for the cellular data service; the Licensee shall document the subscriber’s explicit request as stated, shall retain the documentation in its possession, and shall make it available for delivery or forwarding to the Manager, upon his request, within five (5) workdays of the submission of the request.

When engaging in the engagement with the Licensee, the subscriber may refuse to continue receiving the cellular data service for an additional payment after he utilizes 100% of the quota defined for the cellular data service prior to the end of the billing period.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation.

Translation from Hebrew
The Binding version is the Hebrew version

(c)
If a Subscriber purchases a package that includes cellular data, which is comprised of a basic cellular data package and of additional cellular data packages for utilization if he utilizes all of the basic cellular data package before the end of the billing period, for which a quantity of service units and a price has been defined, the Subscriber, including a Split Business Subscriber419 may completely cancel the purchase of the additional cellular data packages that it purchased at any time, in writing or orally, and the Licensee shall stop providing him the additional cellular data packages and shall no longer charge him in respect thereof as of the date of his request and thereafter.

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website, insofar as they are advertised on the website, and by a representative of the Licensee when conducting a sale conversation. 420Insofar as a Subscriber completely cancelled the additional cellular data packages, but began consuming an additional cellular data package, the charge in respect thereof shall be done according to that stated in clause 74.3(c).

(d)
If a subscriber purchases a package that includes a basic cellular data package, the subscriber may ask the Licensee to block the access to the cellular data service at any time, in writing or orally, and the Licensee shall comply with his request.

75D.4	Consumption of a cellular data service by a subscriber who did not purchase a cellular data service

(a)
The Licensee shall block cellular data surfing for a Non-Business Subscriber from who did not purchase a cellular data service with a surfing volume defined in an agreement between him and the Licensee. 421That stated in this subclause shall not apply to M2M Subscribers or to Pre-Paid Subscribers.

(b)
If the Licensee blocks the cellular data service as stated in subclause (a), the subscriber may contact the Licensee via telephone call with a service representative for the purpose of reconnecting the cellular data service, and the Licensee shall charge the subscriber according to the surfing volume that he ordered or consumed. The Licensee’s representative must advise the subscriber of the cellular data tariff per 1 MB. The subscriber’s request and documentation thereof shall be done as stated in clause 60.6.422

419 Amendment No. 90
420 Amendment No. 90
421 Amendment No. 90
422	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Section B2 – International Roaming Service Package423

42475E	Charges for International Roaming Services

75E.1	Definitions425 in this article:

"arrangement"-	-	a package or plan that includes cellular data or calls or SMSs;426
“cellular data arrangement”	-	package or plan that includes cellular data;427
“call or SMS arrangement”	-	package or plan that includes calls or SMSs;428
"cellular data offer429"-	-
an offer of three packages or various plans that the Licensee may have that include data that have been offered to the Licensee's subscribers in the month preceding the month in which the package offers were sent to the subscriber;

“call or SMS arrangement offer”	-
an offer of three packages or various plans including a call or SMS service, insofar as the Licensee offers them, which have been offered to the Licensee's subscribers in the month preceding the date on which the arrangement offers was sent to the subscriber.430

"package"	-
a limited quantity of service units,  that can be used during a limited period through international roaming abroad, that are sold at a known and predetermined price and is valid for certain destinations

"abroad or destination"	-	a country, including a vessel at sea and an aircraft;
"Mb"	-	Mbyte
“blocked subscriber”	-	subscriber who did not request constant access to cellular data services on the service access form;
“open subscriber”	-	subscriber who requested constant access to cellular data services on the service access form;431
cellular data or cellular data service"	-	cellular data service abroad
"plan"	-
a tariff plan for a limited period of time or for a specific trip abroad432 for the use of services through international roaming abroad (for example: voice service, sending and receiving sms and cellular data) to destinations included in the plan and the payment for the services shall be made in accordance with the use; the service tariffs included in the plan are different from the tariffs for these services for a subscriber that did not enroll in the plan; the plan can determine a set payment that does not depend on usage

“Full tariff”	-	tariff per call minute, for an SMS and for 1 MB other than within the scope of an arrangement;
“Discount tariff”	-	tariff per call minute, for an SMS and for 1 MB within the scope of an arrangement.433

423 Amendment No. 87
424 Amendment No. 72
425 Amendment No. 87
426 Amendment No. 87
427 Amendment No. 87
428 Amendment No. 87
429 Amendment No. 87
430 Amendment No. 87
431 Amendment No. 87
432 Amendment No. 73
433 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

75E.2	Notices about utilization of an international roaming service package and about a full tariff for calls and SMSs

(a)	An arrangement that a subscriber purchases shall come into effect on the date defined by the subscriber at the time of his purchase.

(b) (1)	The Licensee shall send test messages to a subscriber who purchases an arrangement, when the subscriber utilizes 75% and 100% of each of the following:

((a))	the number of service units or the defined sum of money defined for payment in respect of consumption of the services;

((b))	the period of validity of the arrangement.

(2)
The test messages shall be sent at no charge, as close to the time that the subscriber reaches the said utilization ratio; the SMSs shall include notice to the subscriber that he reached the utilization ratios as stated, the number of service units remaining, the number of days remaining until the expiration of the validity of the arrangement, the calculation date of the utilization (date and time), the tariff for exceeding the arrangement, insofar as a deviation is permitted.

(3)	In this clause, “service units” shall be according to the following:

((a))	calls – call minutes;

((b))	SMSs – the number of SMSs sent;

((c))	cellular data – the cellular data volumes in MB or GB.

(4)	In packages bundling call services, SMSs or cellular data, the utilization ratio of the package shall be calculated according to the said service units.

(5)
The Licensee shall send an SMS to a subscriber who did not purchase a call or SMS arrangement, or if the arrangement that he purchased does not include the destination he contacted, at no charge, immediately upon the subscriber reaching any destination as stated, that shall state that outgoing calls, incoming calls and the sending of SMSs shall involve payment according to the Full Tariff. The SMS shall also include a call or SMS arrangement offer.

Translation from Hebrew
The Binding version is the Hebrew version

(6)
The Licensee shall document the SMSs referred to in this clause, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the day they were sent.

434

(c)	435Notwithstanding the aforesaid in article 75E.2 (a)-

1)	The Licensee shall be exempt from sending an SMS to a subscriber regarding the utilization of the package that he purchased, as set forth in article 75E.2(b)(1)436 if the following apply:

(a)	The subscriber purchased the package before March 31, 2014;
(b)	The subscriber specifically agreed in writing to waive the receipt of an SMS as set forth in article 75E.2(b)(1)437;
(c)
The Licensee proved to the satisfaction of the Director that a technological limitation that is not under its control prevents it from receiving an online indication or close to an online indication with respect to the execution of calls by direct dialing.

2)
If a subscriber uses MRT equipment that does not support SMSs, including tablets with SIM cards and cellular modems, the Licensee will require the subscriber when he purchases the package an alternative means of communication (for example whatsapp, viber, skype applications, email or voice mail) ("alternative means"); if the subscriber provided alternative means, the Licensee will send the messages regarding said package utilization in article 75E.2(b)(1)438by alternative means.

75E.3
Blocking of cellular data service to a Non-Business Subscriber, to a Split Business Subscriber with cellular data via international roaming, to a blocked Business Subscriber and to a subscriber without a cellular data arrangement

(a)
If a Non-Business Subscriber or a Split Business Subscriber that is charged in respect of cellular data service via international roaming (hereinafter – “Split Business Subscriber with Cellular Data Service via International Roaming”) or a blocked Business Subscriber purchases a package that includes cellular data, the Licensee shall block the access to the cellular data service after the full utilization of the package or upon the expiration of the validity of the package, whichever is earlier, at no charge, and the subscriber shall not be required to pay any payment whatsoever for the cellular data service beyond the payment known in advance for the package that it purchased. The Licensee shall send an SMS to the subscriber, at no charge, about the blocking as stated, shortly before the blocking date. The SMS shall include a cellular data arrangement offer.

434Amendment No. 87
435 Amendment No. 73
436 Amendment No. 87
437 Amendment No. 87
438 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

If a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber purchases a package that includes cellular data, which is comprised of a basic cellular data package and additional cellular data packages for utilization after the full utilization of the basic cellular data package, for which a number of service units and price has been defined for each of them, or which is comprised of a basic cellular data package, when after its full utilization or until it expires, the subscriber is charged according to a discount tariff, the subscriber may cancel the purchase of the additional cellular data packages that he purchased or the additional cellular data at a discount tariff that he purchased, at any time, in writing or orally, and the Licensee shall stop providing him the additional cellular data packages or the additional cellular data at a discount rate and shall no longer charge him in respect of cellular data as of the date of his request and thereafter.

The Licensee shall document the subscriber’s explicit request as stated, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the submission of the request.

When engaging in the order of the service from the Licensee, a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber may refuse to continue receiving the cellular data service for an additional payment after he utilizes 100% of the basic package defined for the cellular data service, as specified in clause 75E.2(b)(1).

This shall be conspicuously stated in the advertisements of the relevant plans on the Licensee’s website and by a representative of the Licensee when conducting a sale conversation.

(b)
The Licensee shall block the access to cellular data service to any subscriber, at no charge, immediately upon his arrival abroad, unless the subscriber has fulfilled the conditions specified hereunder:

(1)	the subscriber has a cellular data arrangement;

(2)	the subscriber asked to be an open subscriber.439

(c)
If a subscriber does not fulfill one of the conditions specified in subclause (b), and the Licensee did not block the subscriber to cellular data service, then the Licensee shall not charge the subscriber in respect of cellular data service.

439
An “open” status on the service access form, without a cellular data arrangement, is relevant solely to a Business Subscriber; a Non-Business Subscriber and a Split Business Subscriber with Cellular Data via International Roaming, without a cellular data arrangement, shall be blocked from cellular data as the defult mode.

Translation from Hebrew
The Binding version is the Hebrew version

(d)
The Licensee shall block, at no charge, the access to cellular data service, as stated in subclause (b) and shall not charge a Non-Business Subscriber or a Split Business Subscriber with Cellular Data Service via International Roaming or a blocked Business Subscriber in respect of cellular data service, as stated in subclause (c), at any time that the subscriber, as stated, who purchased a cellular data arrangement, reaches a destination that is not included in the cellular data arrangement. The Licensee shall again reinstate the cellular data service immediately and automatically to the subscriber, as stated, and without the subscriber having to perform any manual operation, at any time that the subscriber is located in a destination that is included in the cellular data arrangement.

(e)
The Licensee shall send an SMS to the subscriber as stated, at no charge, about the blocking as stated in subclauses (b) and (d), shortly before the blocking date, and shall specify the reason for the blocking and the ways to contact the Licensee in order to open the blocking. The SMS shall include a cellular data arrangement.

(f)
The ordering of cellular data service by a blocked Business Subscriber, while it is abroad, after its access to the cellular data service had been blocked, in order to enable him access to cellular data service without purchasing a cellular data arrangement, shall be carried out through a telephone conversation with a representative of the Licensee, who shall advise the subscriber about the full tariff for cellular data per 1 MB. The access to the cellular data service shall be opened after the subscriber confirms the full tariff for cellular data that was quoted to him. Clause 60.6 shall apply to documentation of the order, and the documentation shall also include the subscriber’s verified identification particulars and his confirmation, as stated.440

75E.4        Cancelled.441

75E.5	Blocking of cellular data service to an open Business Subscriber442

(a)
The Licensee shall send a test message, at no charge, to an open Business Subscriber who did not purchase a cellular data arrangement, or if the cellular data arrangement that he purchased does not include the country to which he arrived, immediately upon his arrival abroad, which shall include a warning about possible consumption of chargeable cellular data service, without the subscriber initiating any action to consume cellular data, and the message shall also include the tariffs for cellular data without a purchase of a cellular data arrangement. The SMS shall also include a cellular data arrangement offer.

The Licensee shall document the sending of the said SMS to the Business Subscriber, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.

(b)
The Licensee shall send SMSs, at no charge, to an open Business Subscriber who purchased only a basic package whereby the tariff after the full utilization of the package is a discount tariff or a full tariff, and the messages shall include notice regarding the package utilization ratio, as stated in clause 75E.2(b), and the tariff, as stated.

440	Amendment No. 87
441	Amendment No. 87
442	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee shall document its sending of the said SMSs to the Business Subscriber, and about the subscriber sending the said SMSs to the Licensee, if sent, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending of the SMSs.443

75E.6
The Licensee will notify its subscribers in the telephone bill following the date of signature of the license amendment, with respect to the possibility to request to be blocked for cellular data by filling out a "service access form" that appears on the Licensee's website. The subscriber may send the said form to the Licensee by regular mail, e-mail, fax or by an online form on the Licensee's website, if the Licensee's website supports this possibility.

75E.7
The Licensee shall display on its website information regarding the subscriber's ability to block access to cellular data also through the handset, as long as said blockage does not block the ability to roam in Israel.

75E.8
The Licensee shall display on its website information about services that consume chargeable data volume without an active initiated action by the subscriber, for example: automatic synchronization of e-mail and updates of different applications.

75E.9
Charges for international roaming services according to a rate per unit shall be done retroactively in the telephone bill, after consuming the services and not in advance. If a subscriber purchases an arrangement that includes a payment that is known in advance, the charge will be done for this payment in the bill for the period during which the transaction became effective.

75E.10	Without derogating from the aforesaid in Article 55A, Article 60.6 shall apply to "remote sales transactions" of services through international roaming services.

75E.11
The Licensee will send as soon as possible, free of charge, an SMS to each subscriber that purchases services through a remote sales transaction of services through international roaming services, that includes the main points of the transaction, and no later than the end of the day on which the remote sales transaction was made.

Insofar as the transaction for the purchase of calls or SMSs does not include destinations abroad, the said SMS shall advise that outgoing calls and the sending of SMSs to destinations abroad shall be charged according to the Full Tariff.

The Licensee shall document the sending of the said SMS, as specified in clause 60.6(c), shall retain the documentation in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.444

443	Amendment No. 87
444	Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

In addition, the Licensee will note information regarding the said " remote sales transaction " in the telephone bill following the date of the execution of the transaction, in accordance with the billing period of the subscriber, that includes the telephone number for which the transaction was executed, the date of the transaction, the amount and types of services that were purchased through international roaming services, the number of days allocated for the use of the services, the date and time of beginning of provision of the services, the price of the services purchased, the price according to which the charge will be done for consuming the services beyond the package, if a package is purchased and the manner of rounding up every amount consumed (hereinafter- "transaction details").

The Licensee shall retain a copy of the Telephone Bill that specifies the details of the transaction in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.

75E.12
In a transaction for the purchase of services through international roaming services that was done in the presence of the Licensee's representative and the subscriber, the subscriber shall be given at the time of the agreement execution a printed confirmation that includes the transaction details. The Licensee shall retain a copy of the confirmation as stated in its possession and shall make it available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the transaction execution date.445

75E.13
The Licensee will publish on its website all of the arrangements being marketed446 to private subscribers as well as the tariffs of all international roaming services for subscribers without arrangements, for all the destinations for which the Licensee has an international roaming agreement. The Licensee will not charge a subscriber for international roaming services that was done at a destination that was not published as set forth above before the charge.

75E.14	The tariff for cellular data will be noted by the Licensee every place where it is noted in units of NIS 1 per Mb.

75E.15	The cellular data tariff for 1 Mb for a subscriber that does not have a cellular data447 arrangement will be lower than the price of the cheapest package offered by the Licensee.

75E.16	The purchase of a cellular data448 arrangement, in Israel or abroad, does not change the default listed in the updated service order form except for the period of that cellular data449 arrangement.

76.	Publication of Tariffs

76.1
The Licensee shall make available to anyone who requests, at the service offices and referral centers, and without charge, full and detailed information regarding updated tariffs for all its services including payment  for Call Completion; the Director may instruct the Licensee in regard to the manner and form in which tariffs are to be published, as aforesaid.

445 Amendment No. 87
446 Amendment No. 87
447 Amendment No. 87
448 Amendment No. 87
449 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

76.2	The Licensee shall specify in every account statement sent to the Subscriber, the Basket Of Services for which the Subscriber is being charged.

76.3	The Director may at any time require the Licensee to furnish him with details of the tariffs that it charges.

77.	Deleted450

77A.	Prevention of Fraud

77A.1
The Licensee shall take appropriate and reasonable steps to prevent fraud and shall establish a system for supervision and follow-up, in order to ensure, as far as possible, that calls for which a Subscriber is charged are in fact made from the Terminal Equipment that is connected to the MRT system of the Licensee in the Subscriber’s name.

77A.2
The Licensee shall disconnect the Subscriber’s Terminal Equipment from service after receipt at its service offices of a notification from the Subscriber that the Terminal Equipment has been lost or stolen, or that a suspicion exists that another is making calls though it without having received permission to do so; the Subscriber is permitted to give notification as stated by telephone or in writing, including fax and electronic mail; upon receipt of the telephone notification or immediately following receipt of written notice the Licensee shall verify its reliability, and shall disconnect the service.

77A.3	The Licensee shall cooperate with other Licenses in locating and preventing fraud.

450 Amendment No 41

Translation from Hebrew
The Binding version is the Hebrew version

Section C – Amendments to Tariffs

78.	Change in Tariffs451

78.1
Subject to that stated in clause 75, the Licensee may change a tariff or a number of the service units being allotted for a billing period (hereinafter – “the Number of Units”) of any service or bundle of services  (hereinafter in this clause – “service”) that it defines, provided:

(a)
that it sent written notice to the Director between fourteen (14) and twenty-one (21) days before the effective date, in which it specifies the name of the service, the tariff or the new Number of Units, and their effective date, and the tariff or Number of Units prior to the change.

The obligation to send notice of a change to the Director shall not apply to a change defined from the outset in the engagement agreement, when the subscriber subscribed to the service or the service bundle.

(b)
that it sent prior written notice to every Subscriber who subscribed to the service, 452and to the additional telephone number as specified in clause 55.4(a)(1), specifying the name of the service, the tariff or the new Number of Units, and their effective date. 453The notice to the additional telephone number shall also include the Subscriber’s telephone number in which the change shall be made and the tariff or Number of Units prior to the change, between fourteen (14) and twenty-one (21) days before the effective date.

Notwithstanding that stated, with regard to a tariff reduction, the Licensee may send the notice to the subscriber up to one month after the reduction.

For the purposes of this section, “change” means – any change in tariff that could cause an increase or decrease in the pre-VAT payment that a subscriber must pay for the Licensee’s services or any reduction in the number of  service units allotted for a billing period, without a change in tariff.

(c)
Notice as stated in subclause (b) shall be sent to a subscriber who has access to the receipt of SMS services via SMS and, to a subscriber blocked from the receipt of SMS services, by voice message. After hearing the voice message for the first time, the subscriber shall be given an option to hear it again by pressing a particular key, and the message shall be replayed for the subscriber as many times as he wants.

(d)	The Licensee shall retain documentation of the sending of the notice as follows:

(1)	a printout of the log from the server of the short message service center (SMSC), as specified in clause 60.6(c);

451 Amendment No. 41
452 Amendment No. 90
453 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(2)	recording of the voice message as specified in clause 106A.

The Licensee shall make the documentation of the sending of the notice available for delivery or forwarding to the Director, upon his request, within five (5) workdays of the sending thereof.

(e)
The obligation to send notice of a change to a subscriber shall also apply to a change defined from the outset in the engagement agreement, when the subscriber subscribes to a service or to a service bundle or to a tariff plan.

(f)
The Licensee shall specify in the telephone bill that a change came into effect during his billing period, under the “bill details,” as specified in clause 9(a) in Appendix E.1,  the tariff or the new Number of Units and the effective date, and the tariff or Number of Units prior to the change.

The Licensee shall make a copy of the Telephone Bill available for delivery or forwarding to the Director, upon his request, within five (5) workdays of its production date.

(g)454
Insofar as the Licensee provided a service to a private Subscriber, which is other than a voice service or text messages or cellular data, at a discount or for free for a defined period, including a service that is other than a telecommunications service, the Licensee must send to the Subscriber and to the additional telephone number specified by the Subscriber, as specified in clause 55.4(a)(1), which are accessible to text message services, a text message about the change in tariff, as specified in clause 78.1(b), to which a single-value link shall be attached to each service, which shall be valid for seven (7) days after the text message was sent, in which the Subscriber shall be asked to enter the attached link if he is not interested in continuing to receive the service for payment. The said link must lead to a landing page through which the service shall be cancelled; during the service cancellation, the Subscriber shall be identified solely by his ID number; the Subscriber may cancel the service from each of the two telephone numbers to which the text message was sent; the Licensee must send a text message to the Subscriber’s telephone number through which the service was cancelled to confirm the cancellation of the service; if the Subscriber cancelled the service through the said landing page, the Licensee is not allowed to continue or to begin charging the Subscriber in respect of the said service at the end of the said period. The sending of the text message by the Licensee to the Subscriber must be documented as specified in clause 60.6(c) and the contents of the text message shall be documented.

The Licensee must make the said documentation available for delivery or forwarding to the manager upon his request within five (5) workdays of the date the text message was sent.

The Licensee must send a voice message as specified in subclause (c) to telephone numbers having no access to text message services, and must document it as specified in subclause (d). Subscribers may also cancel a service as stated in other ways, including via regular post, electronic mail, internet chats and via facsimile.

454 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

The Licensee must send notice of the change in tariff to Business Subscribers and to Split Business Subscribers in the Bill details of the Bill preceding the date the change in tariff shall take effect or via text message with a link as specified above, or via electronic-mail message.

79.	Commencement of Increase or Reduction of a Tariff

If the amount of any tariff for MRT services pursuant to the provisions of the license has been raised or lowered, the increase or decrease shall not apply to payments made for such a service prior to the date of commencement of the increase or decrease; the increase or decrease shall apply only with regard to payments for MRT services that were provided to the Subscriber after the date of the increase of decrease. The provisions of this clause shall not apply in the case of an amendment of a tariff pursuant to the instructions of the Minister under clause 83.

80.	Late Payments

80.1
The Licensee may charge a Subscriber interest, linkage and collection costs for payments for MRT services not paid by the Subscriber on the due date as specified in the  payment notice that was sent to the Subscriber, in accordance with the service contract455 between them (hereinafter: the “date of payment”).

80.2	Deleted456.

80.3
The amount of interest charged shall not be greater than the amount set out in the definition of “interest linkage” in section 1 of the Interest Linkage Adjudication Law 5721-1961, together with linkage for the period between the date on which the payment is due and the date of  actual payment of the specified amount.

80.4
The Licensee shall be permitted to charge a Subscriber with payment for collection costs for a payment for services provided to the Subscriber that were not paid on the due date (hereinafter- "the amount due") on condition that at least fourteen (14) days have elapsed from the payment date, except in the case of non-payment due to refusal by a bank or credit card company to pay a charge which the Licensee has authorization to collect; The amount of collection costs that the Licensee will charge, shall be reasonable and relatative in regard to the amount due and the actions that the Licensee must take to collect the said amount.

For this matter, "collections costs"-including legal actions that the Licensee or anyone on the Licensee's behalf takes to collect the amount due before filing an  application with the courts.457

455 Amendment No. 32
456 Amendment No. 41
457 Amendment No. 32

Translation from Hebrew
The Binding version is the Hebrew version

Section D – Miscellaneous

81.	Connection Fee458

(a)
A connection fee and a SIM card fee shall be uniform, regardless of the type or model of the Terminal Equipment, the type of SIM card, the generation of the network technology to which the subscriber’s Terminal Equipment shall be connected, etc.459

(b)
The Licensee may, should it resolve to charge a Connection Fee as defined in Paragraph 74(A), to charge the subscriber for a Connection Fee only for the initial connection of the Subscriber to the MRT System and provision of MRT System and provision of MRT services, or forconnection after the conclusion of an engagement.460 461

(c)	The Licensee is not allowed to collect a connection fee from a subscriber as long as the connection of the Terminal Equipment has not been completed, including activation of the SIM card.462

(d)463	When collecting connection fees, the Licensee is not allowed to discriminate against a Subscriber who did not purchase the Terminal Equipment from it.

81A.	SIM card fee

(a)	The SIM card fee must be reasonable relative to the cost of the SIM card to the Licensee.

(b)
The SIM card fee shall be uniform regardless of the type or model of the Terminal Equipment, the type of SIM card, the generation of the network technology to which the subscriber’s Terminal Equipment shall be connected, etc.

(c)
The SIM card fee shall not be included in the price of the Terminal Equipment, and shall be presented separately in the engagement agreement, in the subscriber’s telephone bill and in advertisements of a tariff plan on the Licensee’s website, if advertised.

458 Amendment No. 87
459 Amendment No. 87
460 Amendment No. 90
461 Amendment No. 87
462 Amendment No. 87
463 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(d)
Insofar as the Licensee shall charge the subscriber for a SIM card fee, it shall be allowed to collect the payment from him only as a one-time payment in the first telephone bill after the delivery or sending of the SIM card at the very latest464. If the Licensee does not do so, it shall not be allowed to collect the said payment from the subscriber subsequently, and it shall not be allowed to collect the said payment from the subscriber, or any other payment, if he does not return the SIM card as a result of termination of the engagement betweeen them.

(e)	The Licensee is not allowed to collect a SIM card fee from the subscriber in respect of a replacement of the SIM card, due to a malfunction in it.

(f)	The Licensee is not allowed to discriminate against a subscriber during the collection of a SIM card fee because he did not purchase the Terminal Equipment from it.

(g)
Insofar as a subscriber has a SIM card that was issued to him by the Licensee, which had been used by the subscriber in the past and was disconnected due to the termination of the engagement, and the subscriber asks to activate it in order to resume being a subscriber of the Licensee, the Licensee shall do so and it shall not be allowed to collect a SIM card fee from the subscriber.465

82.	Collection of a Connection466 Fee In Installments

The Licensee is permitted to collect the Collection Fee set out in Paragraph 82 for connection to the MRT System in a number of payments, on dates agreed with the Subscriber and in amounts set out in the service contract.

83.	Harm to Competition or to Consumers

(a)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via the Licensee contravene the provisions of the License, then the Minister shall notify the License of such, specifying the required amendment and that in the event it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff and shall act to refund the extra amount, if any, to Subscribers charged according to the tariff prior to its amendment.

(b)
If the Minister finds that one of the Licensee’s tariffs or a demand for payment to, or via, the Licensee are not reasonable or may cause harm to competition or to consumers, then the Minister shall notify the Licensee of such specifying the required amendment and that if it is not amended the Minister shall exercise his authority pursuant to sections 5 and 15 of the Law; the Licensee shall furnish the Minister with written notification specifying the amended tariff.

464 Amendment No. 90
465 Amendment No. 87
466 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

83A467	Overcharging

(a)
The Licensee is allowed to collect payments from a subscriber only in conformity with that specified in its engagement agreement with the subscriber, and in conformity with the provisions of clauses 74.3(c) – 74.3(f)468;

(b)
If a subscriber submits a complaint to the Licensee that the Licensee collected a sum in addition to the sum that it is allowed to collect pursuant to the engagement agreement (hereinafter – “Overcharge”), the Licensee shall clarify the subscriber’s complaint within ten (10) workdays of the date of receipt of the complaint. For the purposes of this clause, “complaint” – whether written or oral, including a subscriber’s inquiry to the Licensee to clarify the details of the charges; “date of receipt of the complaint” – in relation to a written complaint – the date of receipt of the complaint by the Licensee and, in relation to an oral complaint – the day the complaint was voiced to the Licensee.

The Licensee shall document the contents of the complaint in its information system immediately upon its submission, and the outcome of the clarification of the complaint, immediately upon completing the clarification, and shall make this documentation available for delivery or forwarding to the Director, upon his request, within five (5) workdays of completing the clarification of the complaint.469

(c)
If the Licensee found that it had overcharged the subscriber, the Licensee shall refund the subscriber for the overcharge in a single payment, unconditionally, and shall refund the VAT in respect of the said sum, plus “linkage differentials and interest,” as defined in section 1 of the Award of Interest and Linkage Law, 5721 – 1961, from the collection and until the date of the actual refund, as specified hereunder:

(1)
If the sum of the refund is higher than NIS fifty (50), the refund shall be transferred directly to the subscriber’s means of payment (bank account or credit card) within four (4) workdays of the end of the period prescribed in subclause (b). Notwithstanding that stated, the Licensee may refund the said refund to a Business Subscriber by crediting the next telephone bill, if the Business Subscriber expressly agrees to this.

(2)
If the sum of the refund is NIS fifty (50) or less, the Licensee shall refund the refund by crediting the next telephone bill after the end of the period prescribed in subclause (b). If the sum of the refund exceeds the sum for payment in the next telephone bill as stated, the balance shall be transferred directly to the subscriber’s means of payment, within four (4) workdays of sending the telephone bill to the subscriber; the matter of the offset of the balance of the refund from the telephone bill or the matter of the transfer of the balance of the refund to the means of payment shall be stated in the relevant telephone bill;

(3)	Notwithstanding that stated in subclauses (1) and (2), the sum of the refund to a pre-paid subscriber shall be refunded by increasing the balance available to the subscriber.470

467 Amendment No. 57
468 Amendment No. 87
469 Amendment No. 87
470 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)
The Licensee shall issue a written response to the subscriber of his complaint within twenty-one (21) workdays of the date of receipt of the complaint. The response to the complaint shall include details of the rationale for rejecting the complaint and, insofar as the rationale relates to the terms of the engagement agreement and the Licensee refuted the disagreement regarding overcharging  an amount more than NIS 100 including VAT471, then the Licensee shall attach it to its response, refer to the clause therein pursuant whereto the charge was included in the telephone bill, and details of the mode of its calculation, or specifying the sum of the refund and details of its mode of calculation.

(e) (1)	The Licensee shall document any subscriber complaint in its information system regarding an Overcharge, that was submitted in writing or orally.

(2)
The Licensee shall retain a copy of its response, as stated in subclause (d), in its possession; if the Licensee sent its response via electronic mail or facsimile, the Licensee shall retain a copy of its response and a copy of the transmission confirmation (hereinafter – “Copy of its Response”).

(3)
The Licensee shall make the complaint and the Copy of its Response available for delivery or forwarding to the Director, upon his request, within five (5) workdays of sending the response to the subscriber.472

471 Amendment No. 90
472 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Chapter G - Payments from the Licensee, Liability, Insurance and Guarantee

Section A - Royalties and Payments

84.	Royalties

84.1	473The Licensee shall pay royalties as set out in the Telecommunications Regulations (Royalties), 5761-2001 or any other regulations that may replace those (hereinafter: the “Royalty Regulations”).

84.2	Deleted474

84.3	Deleted475

84.4
Where it becomes apparent that the  sum of royalties that the Licensee was required to pay476 is  higher than the sum paid by it for a certain quarter477, the Licensee shall pay royalty differentials, together with interest and linkage differentials as set out in the Royalty Regulations.

84.5
Where it becomes apparent that the sum of royalties that the Licensee is required to pay under the Adjusted Statement is lower than the sum paid by it for a certain quarter478, the Licensee shall be credited with the sum of the surplus payment;  surplus payments to which the Licensee is entitled shall be set off, upon written approval by the Director, against the next  royalties payment, and interest and linkage differentials shall be calculated in accordance with the last index published prior to the date of the setoff, as aforesaid;  for these purposes, interest and linkage differentials shall be as set out in the Royalty Regulations.

85.	Delay in Payment of Royalties

The Licensee shall pay linkage differentials, arrearage interest and collection costs as set out in the Royalty Regulations, on royalties not paid in the time prescribed for their payment under said  regulations.

86.	Manner of Payment of Royalties

Royalties and linkage differentials, arrearage interest, and collection fees therefor, shall be paid to the accountant of the Ministry of Communications by way of bank transfer into the account of the Ministry of Communications.

87.	Other Obligatory Payments

The royalties under this section  shall be in addition to any fee, tax or other obligatory payment that the Licensee is required to pay under the provisions of any law.

473 Amendment No. 14
474 Amendment No. 98
475 Amendment No. 98
476 Amendment No. 98
477 Amendment No. 98
478 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Liability and Insurance

88.	Definition of the Scope of Liability

In this section:

“Use of the License” - The establishment of an MRT System, its installation, subsistence, maintenance or operation, either by the Licensee or through its agent, including its employees, contractors, agents or representatives.

89.	Liability of the Licensee

89.1
The Licensee will be liable, pursuant to all laws, for any case of death, damage or loss caused to a person or his property, either directly or indirectly, from Use of the License or as a result of its use.

89.2
In using the License, the Licensee will take all reasonable steps to prevent damage or loss to a person or his property, and should damage or loss be incurred as a result of the Use of the License, the Licensee will repair the damage at its expense and compensate the injured party, all pursuant to all laws, with the exception of a case regarding which the Minister has granted it immunity as set out in Paragraph 90.

89.3	For the avoidance of doubt, the provisions of this paragraph do not place liability on the Licensee beyond the damage liability set out in the regular Civil Wrongs Laws or detract from such liability.

90.	Immunity from Liability

90.1	The Minister may, on request from the Licensee, grant it the immunities enumerated in Section 9 of the Law, wholly or partially, subject to the provisions of Paragraph 90.3.

90.2	The Licensee will detail in its request the immunities it requests and the reasons for so doing.

90.3	If the Minister is satisfied by the need to grant the Licensee immunities in accordance with Section 9 of the Law, he will publish his decision in the Official Gazette.

91.	Drawing Up an Insurance Contract

91.1
The Licensee, at its own expense, will draw up an insurance contract with an authorized insurer in accordance with the provisions of Paragraph 92, and it will be presented to the Director at the award of the License.

91.2
The Licensee will indemnify the State for all financial liability, as set out in Paragraph 89.1, that the State will be bound to any third party as a result of the Use of the License; indemnification in accordance with this paragraph will be insured by the Licensee in liability insurance.

Translation from Hebrew
The Binding version is the Hebrew version

91.3
The Licensee will insure itself, including its employees and contractors, against any financial liability as set out in Paragraph 89.1, which might bind it pursuant to all laws as a result of damage caused to person or his property, from Use of the License and against any loss or damage caused to the MRT system, wholly or partially, from Use of the License, and including third party risk.

91.4
The Licensee will provide the Director with a legal opinion, written by an attorney specializing in insurance, that confirms that the insurance policy covers all the requirements set out in Paragraphs 91.2 and 91.3; the Licensee will append to the said legal opinion a copy of the insurance contract and its annexes; the said documents will be submitted to the Director within seven (7) days from the signing of the insurance contract and will be appended to this License as Appendix G to the Second Annex.

92.	Conditions in the Insurance Contract

92.1	The insurance contract will determine the period of insurance and will contain a condition stipulating that at the end of the set period, the insurance will be automatically extended.

92.2
Once a year, the Licensee will present to the Director confirmation from the insurer that the insurance contract is valid, that the Licensee is not in arrears with insurance premium payments and that there are no pending notices regarding cancellation, suspension, limitation, amendment or termination of validity of the insurance contract.

92.3
The insurance contract will contain a stipulation, according to which in any event of the insurer wishing to cancel the insurance contract as a result of non-payment of insurance fees, he must inform the Director in advance, no less than ninety (90) days before he intends to actually cancel the contract (hereinafter in this paragraph “Cancellation Notice”).

92.4
Should a Cancellation Notice be sent as set out in Paragraph 92.3, the Licensee will take immediate action to remove the cause of the cancellation, or will take immediate action to obtain an alternative insurance contract as set out in Paragraph 92.6, and notify the Director of the action it has taken; should the cause of the cancellation be non-payment of insurance fees by the Licensee, the Director may make payment of said fees in its place, and may foreclose the bank guarantee or any part thereof to cover the expense incurred by payment of the insurance fees, or collect them in any other way.

92.5
Should the Licensee request the cancellation of the insurance contract, it will inform the Director in this matter within forty five (45) days at least before it intends to actually cancel the contract.

92.6
Should the Licensee agree to cancellation of the insurance contract by the insurer, or it has requested to do so itself, the Licensee will draw up an insurance contract with another authorized insurer in such a way that the new insurance contract will go into effect at the same time as the validity of the previous contract expires; the new insurance contract will be submitted to the Director, together with the legal opinion set out in Paragraph 91.4, at least thirty (30) days before it goes into effect, and it will be subject to the instructions in the paragraphs of this section.

93.	Remedy for Breach of Insurance Conditions

Should the Licensee not draw up an insurance contract, or if it becomes clear that the insurance contract it drew up has been cancelled or it has expired, and the Licensee has not drawn up a new insurance contract as set out in Paragraph 92.6, the Director may execute the insurance in its place and pay the insurance fees, and may foreclose the bank guarantee to cover the expense incurred by payment of the insurance fees, or collect them in any other way; all of the above without derogating from the authority to cancel, limit or suspend the License because of non-execution of the insurance according to the conditions of this License by the Licensee.

Translation from Hebrew
The Binding version is the Hebrew version

Section C - Guarantee to Ensure Fulfillment of the License Conditions479

94.	The Guarantees and their Objectives480

94.1
The Licensee shall issue two guarantees to the Director. A guarantee shall be a bank guarantee from an Israeli bank or an autonomous insurance guarantee from an Israeli insurance company (hereinafter jointly – “the Guarantees”). The Guarantees shall be unconditional in favor of the State of Israel in New Israeli Shekels to ensure the fulfillment of the License conditions; the sums of the Guarantees, as stated in Appendix H to the second Annex, the wording of the guarantee will be to the satisfaction of the Director-General481;482

94.2
One guarantee, which shall be issued according to that stated in Appendix H or  (hereinafter – “the License Guarantee”), shall be used to ensure the fulfillment of the License conditions by the Licensee and also for compensation and indemnification of the State for any damage, payment, loss or expense incurred or that is liable to be incurred by the State, whether directly or indirectly, as a result of nonfulfillment of all or a portion of the License conditions on time and in their entirety or as a result of the revocation, restriction or suspension of the License.483

94.3
A second guarantee, which shall be issued according to that stated in Appendix H (hereinafter – “the 5G Guarantee”), shall be used to ensure the fulfillment of the rollout obligation as stated in clauses 1.2(b)(3) and 1.2(b)(4) of Appendix E.484

95.	Foreclosing the Guarantee485

95.1
Without derogating from the general purport of that stated in clause 94.2, the Director may confiscate all or a portion of the License Guarantee as a result of nonfulfillment of the License conditions, including in each of the instances specified hereunder:

(a)	Cancelled.
(b)	Cancelled.
(c)	Cancelled.
(d)
The Licensee is not fulfilling the coverage and quality of service requirements as stated in Appendix B and Appendix E (excluding clauses 1.2(b)(3) and 1.2(b)(4)), is not fulfilling the requirements regarding the Passive Components and the Cellular Radio Base Stations as stated in clause 19C.2, or the Licensee is persistently discontinuing, suspending or limiting the Service contrary to the provisions of the License;

479 Amendment No. 107
480 Amendment No. 107
481 Amendment No. 108
482 Amendment No. 107
483 Amendment No. 107
484 Amendment No. 107
485 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

(e)	Cancelled.
(f)	Cancelled.
(g)
A claim or demand for payment of compensation and damages is filed against the State due to a breach of a condition of the License, deficient implementation of the License or due to the revocation of the License, and also if expenses were incurred by the State as a result of a claim or demand as stated; the guarantee shall be confiscated for the purpose of covering the sum of a claim as stated only after the ruling in that claim has become conclusive;

(h)	Cancelled.
(i)	Expenses or damages were incurred by the State as a result of the License revocation;
(j)	The Licensee has not supplemented the guarantee sums as stated in clauses 96.2 and 97.2;
(k)	Cancelled.
(l)	A pecuniary sanction by law has been imposed on the Licensee and the sum demanded was not paid on time, provided that a sum exceeding the sum of the sanction shall not be forfeited;
(m)	The Licensee failed to issue the 5G License Fee pursuant to clause 114 of this License and the conditions of the 5G Tender.

95A.1
The Director may confiscate all or a portion of the 5G Guarantee due to a failure to fulfill the License conditions pertaining to fulfillment of the obligation to rollout the System specified in clauses 1.2(b)(3) and 1.2(b)(4) of Appendix E to this License, according to the stages specified in these clauses.

95B.1
Notwithstanding that stated in clause 95.1 and in clauses 98.1 and 98.3, the Director shall not take action by way of confiscating the 5G Guarantee unless he found that the actual rollout is at the rate of 50% or less compared to the rollout obligation applying at that time (for example: if the actual rollout in Stage B as specified in clause 1.2(b)(4) is 37.5% or less of the minimum coverage requirements, compared to the obligation to fulfill 75% of the minimum requirements, then the Director shall enforce by way of confiscating the guarantee).

95.2
The Director may confiscate the Guarantees as stated in accordance with this part also due to an expected breach of the License conditions or frustration of the License conditions that justifies, according to his judgment, an early confiscation of the Guarantees, as the case may be.

96.	Mode of confiscation of the Guarantees486

96.1
The Director may confiscate all or a portion of the relevant guarantee up to the sum specified therein, provided that he warned the Licensee that if, within the timeframe specified in the warning, the Licensee does not rectify the act or omission that is the subject of the warning, the relevant guarantee shall be fully or partially confiscated.

486 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

96.2
If all or a portion of the relevant guarantee is confiscated, the Licensee shall issue a new guarantee or supplement its balance up to the sum of the original guarantee immediately upon the Director’s request; a failure to supplement the sum of the guarantee as stated shall constitute a material breach of the License conditions, and the Director may – without derogating from his authority to revoke, limit or suspend the License – confiscate any balance of the total relevant guarantee.

96.3	The Licensee may appeal the Director’s decision to confiscate all or a portion of the relevant guarantee to the Minister within 15 days of the notification date of the Director’s decision.

97.	The Period of Validity of the Guarantee

97.1	The License Guarantee shall be in effect487 during the entire period of validity of the License and also during two years after the validity of the License expires.

48897A.1
The 5G Guarantee shall be in effect until 60 days after completing the third milestone as specified in Appendix E to the License, or until the Licensee fulfills its system rollout obligation, which is specified in clauses 1.2(b)(3) and 1.2(b)(4) of Appendix E to this License, whichever date is later.

97.2	Cancelled.489

97.3
If the Director acknowledges receipt of a License Guarantee or a 5G Guarantee490, the validity of which may be extended from time to time in accordance with his demand, the Licensee will extend its validity, before the end of the expected period, and this for a period ordered by the Director; should the Director not exempt the Licensee from the obligation to extend the period of validity, and the validity of the guarantee has not been extended on the said date, the Director may foreclose the guarantee without prior warning.

98.	Preservation of Remedies491

98.1	Confiscation of all or a portion of the Guarantees in no way derogates from the authority to revoke, limit or suspend the License.

98.2
The sum of the guarantee in no way limits the scope of the Licensee’s liability to the State to pay all damages caused to the State, when the obligation to pay them applies to the Licensee pursuant to the License or by law.

98.3
Full or partial confiscation of the Guarantees in no way derogates from the Director’s right to sue the Licensee for payment of damages that the Licensee is obligated to cover pursuant to this License using any other means or remedies available to him by law, including the imposition of a pecuniary sanction.

487Amendment No. 107
488 Amendment No. 107
489 Amendment No. 107
490 Amendment No. 107
491 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Chapter H - Supervision492

Section A - Supervision of the Licensee’s Activities

99.	Authority for Supervision

The Director or a person authorized by him may supervise the activities of the Licensee in all matters pertaining to the implementation of the License and the observation of the provisions of the Law, the Ordinance and the Regulations therein.

100.	Confidentiality

The Director and any person engaged in supervision activities on his behalf over the Licensee, will not disclose any information or document that comes into their hands in the course of their duties, to a person not authorized to receive them, unless they have been made public, or if the disclosure is necessary for the purpose of fulfilling their duties in accordance with this License and in accordance with all laws.

101.	Entering Premises and Inspection of Documents

For the purposes of  the supervision as set out in this section, the Director may:

(A)	Enter, at any reasonable time, any installation or office serving the Licensee for the purpose of provision of its services in accordance with this License;

(B)
Conduct measurements and tests in the MRT System and he may examine any record, document, plan, account book, ledger or data base, regular or computerized, of the Licensee or whomever is employed by it in the matters on which the Director has the said supervisory authority; the Director may examine and copy them in any way he deems fit.

102.	Cooperation

The Licensee will cooperate with the Director in all matters concerning the execution of the supervision over its said activities, and without detracting from the generality of the above, it will enable them the execution set out in Paragraphs 100 and 101 and will provide them, on request, any information in its possession or under its control that is required for execution of the supervision.

492 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Section B - Fault Repair and Preservation of Documents and Recordings493

103.	Deleted494

104.	Types of Report and their Submission Date495

104.1	Deleted496

104.2	Deleted497

104.3	The Licensee shall submit to the director a report for extraordinary events, as set forth in regulation 8 of the Supervision Regulations.

104.4	Deleted498

104.5	Deleted499

105.	Notice of Defect500

105.1	If the Director found defects or deficiencies in the Licensee’s activities, the Director shall notify it of this in writing (in this clause – “the Director’s Notice” or “the Notice.”

105.2
The Licensee shall deliver its response to the Director in writing, within the timeframe defined by the Director in the Notice. If the Director did not define a timeframe for the Licensee’s response, the Licensee shall deliver its response to the Director by no later than thirty (30) days of its receipt of the Director’s notice. In its response, the Licensee shall specify the means it took to rectify the defects and deficiences specified in the Notice and to prevent their recurrence.501

106.	Deleted502

106A.	Retention of documents and recordings

(a)
The Licensee shall retain documents and recordings in its possession concerning the terms of the engagement with the subscriber for the entire duration of the engagement and for one year after the termination of the engagement.

(b)	Deleted503

493 Amendment No. 98
494 Amendment No. 98
495 Amendment No. 41
496 Amendment No. 98
497 Amendment No. 98
498 Amendment No. 98
499 Amendment No. 98
500 Amendment No. 41
501 Amendment No. 87
502 Amendment No. 41
503 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

Chapter I  - Miscellaneous

107.	The License as an Exhaustive Document

107.1
The rights of the Licensee, its obligations and powers in all matters pertaining to the establishment, subsistence and operation of the MRT System and the provision of services through it, originate in this License and they derive from it and are in accordance with it only.

107.2
The Licensee will be precluded from claiming the existence of any right, obligation or authority based on information, promise, undertaking, representation, proposal, publication, minutes, discussion or declaration that were made outside the License, either in writing or orally, either prior to the award of the License or after it was awarded, with the exception of the interpretation provided by the Minister in accordance with Paragraph 6.

108.	Holding the License Documents and their Return

108.1
The Licensee will hold the License documents in an office and will allow the public to examine their true and updated copies; should a License condition be changed, the Licensee will append the text of the change to the said License documents.

108.2	504Where the License and the documents related to it are on public display, the public shall not have the opportunity to inspect the following documents, contained in the Second Annex of the License:

(a)	Appendix A – Deleted505
(b)	Appendix B-The engineering plan that is attached to Appendix B506;
(c)	Deleted507
(d)	Appendix G – Insurance Contract;
(e)	Appendix H – Guarantees and letters of undertaking508
(f)	Appendix I – Letters of Undertaking;
(g)	Appendix K – Special Services for Security Forces;
(h)	Appendix L – Security Instructions.

108.3
The License documents are the property of the State and are entrusted to the Licensee for the period of the License’s validity; should the License be revoked or expire, the Licensee will return the License and all its documents to the Director.

509108.4
The Licensee shall allow the public to inspect the documents of the License via the internet;  the Licensee may also do so through  the Ministry of Communications’ internet site as  long as the Ministry of Communications publishes the License on its internet site.

504 Amendment No. 14
505 Amendment No. 98
506 Amendment No. 41
507 Amendment No. 41
508 Amendment No. 107
509 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

510108.5	The Ministry may publish the License, other than the Appendices set out in clause 108.2, on such date and in such manner as it sees fit.

109.	Deferment of Date

109.1	If an obligation imposed on the Licensee in this License has a set date for its fulfillment, the Licensee will fulfill it on that date.

109.2	The Director may, upon the Licensee’s request, defer a date set as stated above, if he deems that fulfillment of the obligation on that date is impossible for reasons of force majeure.

110.	Responsibility

The approval or supervisory authority conferred upon the Minister or the Director in accordance with this License, including the employment of the said authority, does not impose on them any responsibility whatsoever, that is imposed in accordance with this License on the Licensee, and it does not harm or detract or remove or diminish the responsibility of the Licensee as stated above.

111.	Dispatch of Notice

111.1
A notice pertaining to this License or its implementation will be given in writing and be delivered by hand or by registered mail with confirmation of receipt; a notice dispatched by registered mail as stated above shall be deemed to have reached its destination within forty-eight (48) hours of its dispatch.

111.2	Any notice from the Licensee to the Minister will be delivered or dispatched through the Director.

111.3
For the purpose of receiving notices in accordance with this paragraph, the Licensee’s address is: 8 Amal Street, Afek Industrial Park, P.O. Box 435, Rosh Ha’ayin, P.O. Box 48103511;  the Licensee will inform the Director of any change of address immediately.

112.	Operation in the 512Judea and Samaria Civil Administration Area

112.1
The Licensee shall contact the communications staff officer in the Judea and Samaria Civil Administration Area for the allocation of frequencies, the expansion of its license in the Judea and Samaria areas, for the expansion of the MRT system and for the provision of 4G and 5G513 Services in the areas in which the authorities in the telecommunications sector are of the Civil Administration.

510 Amendment No. 14
511 Amendment No. 4
512 Amendment No. 83
513 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

112.2
The Licensee will operate in the Judea and Samaria areas in accordance with the license and frequencies allocation from the communications staff officer of the Civil Administration; the frequency allocation and the license in the Judea and Samaria area, including the deployment, the minimum requirements and the service level to the subscriber shall be mostly based on the allocation terms in Israel and the provisions of this license, mutatis mutandis, as shall be determined by the Civil Administration manager and in accordance with the law and the Security Legislation applicable to the Judea and Samaria areas, including the need to receive an individual approval for the establishment of each telecommunications facility.

113.514	Cancelled.515

114.	5G Licensee Fee516

Licensee shall pay the 5G License Fee at the sum of ILS 31,190,000 after 4.9.2022, but by no later than 8.9.2022 and by this date only. The timely payment of the License Fee is a material condition of this License

514 Amendment No. 57
515 Amendment No. 87
516 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Annexes

First Annex 517

List of Services and Gauges of Quality of Service

1.	General

1.1	This Annex contains the list of services that the Licensee is to supply, under the conditions set out in Part B of Chapter E – “Level of Service to Subscribers”.

1.2	The services shall be supplied using the technology operated by the Licensee, unless otherwise noted in the License or in an Annex to the License.

1.3	Wherever the words “Support in Various Languages” appear, the intention is at least to support in the following four languages: Hebrew, Arabic, English and Russian.

5181.4	The licensee shall include in the service file at least the following details:

a)	Name of the Service: name of the service, including the commercial name of the service and a general description of the service.
b)	Detailed Description of the Service: including:

Is this a new service/expansion of an existing service/combination of services/is there a need for preliminary test;
The manner of operation of the service;
Date of commencement of the service;
Availability and gauges for quality of service;
Support centers;
Service price;
The target clientele of the service;
The manner of ordering the service;
The process of connecting to the service;
The ramifications or influences of this service on other services.

517 Amendment No. 14
518 Amendment No. 41

Translation from Hebrew
The Binding version is the Hebrew version

c)	Engineering Description
A description and  diagram of the system;
Handsets-target equipment for receipt of the service;

d)	Miscellaneous
The need for number portability necessary coordinations with the licensee or other factors.

5192.	List of Services:

2.1	Basic Services520

No.	Service Name	Service Description	Supply Date**	Service Quality Measures*	Notes
1.	Basic Telephone service (cellular calls)521
Telephone conversations to and from Subscribers of the Licensee to any telephone or other Terminal Equipment appropriate to the Licensee’s Network and to any other Public Telecommunications Network in Israel or around the world.
			Exists	High sound quality and high level of privacy
2.	Telephone access to emergency call services522
Free dialing to such emergency services as shall be prescribed by the Director (e.g.: police, ambulance, fire department, and others).
Caller to be directed to an emergency call center by way of definition of the service provider in the place where the Subscriber is. These services are available also without a SIM card in the handset.
			Exists		The phone number of the caller shall be identifiable by the public emergency service centers. Dialing without a SIM card shall be possible to number 112 according to ETSI nad directed to the police.
2A	Data Communications523	connecting a subscriber via telephone or independent modem to TCP/UDP/IP communications for message transmissions via packet switch.	Exists	according to the global GSM organization’s definitions and according to the European Telecommunications Standards Institute’s (ETSI) standards.

*
The Licensee shall act in accordance with the definitions of the World GSM Organization, and in accordance with the standards of ETSI (the European Telecommunications Standards Institute), to the extent relevant for each  service.

**	3G services are provided from January 2005 unless stated otherwise (notice of activation of 3G services as of February 2, 2005).

519 Amendment No. 63
520 Amendment No. 107
521 Amendment No. 107
522 Amendment No. 107
523 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

2.2	Accompanying Services

No.	Service Name	Service Description	Supply Date**	Gauges of Quality of Service*	Notes
3.	Voice mail
Leaving and retrieving  voice messages stored in a personal voice mailbox when the customer is not available or does not wish to answer.  Sending an indicator when a message is waiting in the mailbox.  Licensee to support various languages.
			Exists		Leaving and retrieving messages from voice mail box even when dialing from other networks.
4.	“Follow me”
Direction of incoming calls to another telephone number at the Subscriber’s election (permanently, only when the Subscriber’s number is engaged, only when the Subscriber does not answer or when the Subscriber is not available).  The service operates in accordance with the subscriber's choice when the handset is not turned on or is outside a coverage area.
			Exists	Availability at peak hours at 99% probability	These services are available also without a SIM card in the handset.
5.	"Selective follow me"
Direction of certain incoming calls at te Subscriber's election to another telephone number at the Subscriber’s election (permanently, only when the Subscriber’s number is engaged, only when the Subscriber does not answer or when the Subscriber is not available).  The service also operates in accordance with the subscriber's choice when the handset is not turned on or is outside a coverage area
			Future	Availability at peak hours at 99% probability	These services are available also without a SIM card in the handset.

Translation from Hebrew
The Binding version is the Hebrew version

6.	“Hold call”	Directing a caller to a “hold” status, when the Subscriber answers another call or calls another number. Skipping between the two calls.	Exists
7.	Call waiting
The ability of the Subscriber to transfer from one call to another (after indication of a second incoming call using special sounds) at the same time.  The Subscriber can choose to answer, not answer, or ignore.
			Exists	Availability at peak hours at 99% probability
8.	Selective call waiting	Only calls from a list of telephone numbers determined by the Subscriber will activate a sound that lets the Subscriber know about the waiting call.	Exists	Availability at peak hours at 99% probability
9.	Caller id	Display of the number of the caller (at the time of the call) on the display screen of the handset.	Exists		Dependent upon the number not being blocked by the caller or the implementation by the other operator

Translation from Hebrew
The Binding version is the Hebrew version

10.	ID call concealer	Allows concealment of the Subscriber's number from being displayed on the screen of the handset receiving the call. The concealment can be one-time or permanent.	*4/1998		In accordance with a a notice dated 15/12/2011
11.	Call blocking	The ability to limit making calls to certain destinations and in addition the ability to block receiving a call while overseas, in accordance with the Subscriber's preference.	2/2005	Availability at peak hours at 99% probability	The blocking for outgoing calls is for specific numbers. There shall not be a comprenhesive blockage for access to an MRT or fixed-line operator.
12.	Short message service (SMS)
Sending, receiving, storing and routing of text messages in different languages, graphics, voice and picture messages to and from Subscribers’ handsets in the Licensee’s Network or Subscribers’ handsets on other networks in Israel and overseas who have reached an agreement with the Licensee.
Sending such messages from a personal computer.
Sending incoming messages to a facsimile machine.

			Exists	Speed of transferring a graphic message-in accordance with the speed supported by the handset and dependent on the abilities of the network to supply data communications.	Dependent upon terminal handsets
13.	Multi media message	The ability to send/receive/store/route messages, while utilizing a wide range of media types, such as: text, audio, fax, e-mail, video.	2/2005	Based on the speed supported by the handset and the ability of the network to supply data communications.
14.	Unified messages	The Subscriber's ability to access various messages through one access point without depending on the type of media that was used to send the message.	Future	Availability at peak hours at 99% probability
15.	24 hour subscriber service	Receipt of assistance from subscriber service 24 hours a day, 7 days a week, in four languages (Hebrew, Arabic, English and Russian).	Exists	See Appendix E
16.	Information service	Finding out telephone numbers in Israel.	Exists	See Appendix E	Pursuant to provisions of the License

Translation from Hebrew
The Binding version is the Hebrew version

17.	Billing summary	Sending an invoice containing a summary of all billing (e.g., subscription fees, airtime billing, taxes, other expenses). Information on billing via interactive answering service and SMS.	Exists	100% matching with company records
18.	Detailed billing	Sending an invoice containing details of all calls made for the entire billing period, upon request. Receipt of accounts, or specific parts of accounts.	Exists	100% matching with company records
19.	Controlled billing
The Subscriber determines the maximum level of use for each billing month in order to assist with budgeting.
Receipt of Short Message System (SMS) when billing reaches pre-determined level of use.
Increase or decrease of level in real time.
			Future	100% matching with company records
20.	Personal number	The Subscriber can use a single number for all his communications (voice, fax and data)	Exists
		Able to combine with call screening while activating a "follow me" feature based on the time of day, identity of the caller or type of communication.	Future
21.	Transfer of calls	Transfer of calls to third party	Exists
22.	Call screening	Receipt, transfer or rejection of calls based on identity of caller or time.	Future
23.	List of preferred callers	Allows Subscribers to receive calls from a list of preferred callers. Other calls are sent automatically to the voice mail box or to another number.	Future

Translation from Hebrew
The Binding version is the Hebrew version

24.	Selection of number	Subscriber can choose his telephone number in accordance with the Numbering Plan in Israel, as part of the Licensee’s allotments	Exists
25.	Ability to change number	Change of Subscriber’s telephone number, at Subscriber’s request	Exists
26.	Access services to information in accordance with location	Access from MRT Terminal Equipment to specific information per geographic location of Subscriber	Exists	Coordination of information within cell – accuracy of several kilometers	Subject to provisions of protection of Privacy Law, 5741-1981
27.	Loading “telephone book”	Loading of telephone numbers by Licensee directly into a “telephone book” on Subscriber’s SIM card, per list that Subscriber enters into system via exchange operator, answering service or internet.	2005		In accordance with a notice dated 15/12/2011

28.	Voice operated dialing	Dialing numbers via Subscriber’s voice command (instead of manual dialing)	Exists		Dependent upon terminal handset
29.	Voice mail	The ability of callers to record messages and of addressees to return calls	2/2005	Availability at peak hours at probability of 99%
30.	Automatic redial (completion of calls to engaged subscribers)	The system ‘locks’ on to an engaged line and the Network rings the Subscriber back automatically when the engaged line becomes free.	Exists		Dependent upon terminal handset
31.	Renewal of line that drops out	Automatic renewal of calls that drop out	Future
32.524	Two Number of SIM cards/MRT Terminal Equipment units on one number	Operating a number of MRT Terminal Equipment using an identical number and identical account (eg. one handset in the car and one mobile).	Exists		Orange 2

524 Amendment No. 93

Translation from Hebrew
The Binding version is the Hebrew version

33.	Two numbers for one SIM card	Operating two separate telephone numbers from the same MRT Terminal Equipment and SIM card (eg. a private line and a business line) The lines may be billed separately or together.	Future
34.	Blockage of international access	Blocking of a Subscriber’s ability to make outgoing international calls in Israel; and incoming or outgoing calls when roaming outside of Israel	Exists
35.	Collect calls	Collect calling for calls to pre-determined numbers. The recipient of the call pays for the call	Future
36.	Virtual private network (VPN)	Dialing MRT Terminal Equipment of Subscribers within a corporation by calling extension numbers on corporation’s private exchange (PBX) or truncated number.	Exists	For corporations
37.	Wireless Centrex services	Receipt of some of the benefits of VPN for groups of subscribers who are not connected to a PBX. Dialing members of the group via truncated code instead of whole numbers	Future
38.	Closed user group	Allowed calls between subscribers in pre-determined groups	Future
39.	Automatic subscriber location (Hunt Group)	Transfer of incoming calls automatically to a list of telephone numbers in order to locate Subscriber	Future
40.	Conference call	Addition of third party to a call without disconnecting the second party and without needing to set up the service in advance through an exchange operator	Exists	Dependent upon terminal handset

Translation from Hebrew
The Binding version is the Hebrew version

41.	Data communications service
Transfer of data communications service via subscriber’s telephone handset/ PC/PDA/Laptop that is connected to the Subscriber's handset. Possible to transfer the data at the time the call or afterwards.
			Exists	Speed of up to 42Mbps and in the future up to 300 Mhps	Dependent upon terminal handset and coverage
42.	Over the air activation and alterations	On line activation and alteration of SIM card memory so as to save a Subscriber's having to come to a service center	Exists
43.	Temporary disconnection	Disconnection of service for a Subscriber for a pre-determined period of time without losing the specific telephone number (eg. during holidays or temporary stay overseas)	Exists
44.	Consolidated billing	Receipt of one bill combining charges for all handsets for Subscribers with a number of telephones and/or services	Exists	Full coordination with system records for bills sent out
45.	Clarification of bill status	Clarification of up-to-date bill status via voice response, SMS or internet	Exists
46.	Account billing
Typing in an identification code before every call (so as to distinguish between business calls and private calls made on the same line).  Receipt of monthly invoice with details of use per billing code.
			Future	Full coordination with system records for 100% of bills sent
47.	Electronic billing / reporting	Control and analysis of information on billing and treatment of bills by Subscriber, using special software	Exists	Full coordination with system records for 100% of accounts sent
48.	Additional copy of account	Receipt of more than one copy of every bill, upon request	Exists
49.	Billing on demand	Supply of report of all bills and credits as at the period requested by the Subscriber.	Exists	100% coordination with system records

Translation from Hebrew
The Binding version is the Hebrew version

50.	POC (Push to talk over Cellular)	Holding a conversation by the push of a button on the MRT Terminal Equipment. The call may be private (between Subscribers) or a group call on the data communications network	7/2004	In accordance with the Service File	Based on a temporary provision 525
51.	Free of charge service for the caller	The initiator of the call shall not be charged for the call. The receiver of the call shall be charged in accordance with appropriate billing arrangements	3/2010	In accordance with the service file526
52.	Commerce telephone service (premium) at a low price	Provides a commerce telephone service (premium) at a low price, via the Licensee or content provider.	9/2008		Prefix in accordance with the numbering program
53.	Commerce telephone service (premium) at a fixed price	Provides a commerce telephone service (premium) at a fixed price, via the Licensee or content provider.	future		Prefix in accordance with the numbering program
54.	Ring Back Tone	Playing of music or content pre-selected by the Subscriber for those calling, instead of a waiting tone	4/2003*		*In accordance with a notice dated 30.4.2003

525 Temporary Provision - The Licensee will allow the activation of the "Push to Talk" service (hereinafter- the " Service") for any Subscriber that is a legal entity (an individual or corporation), provided that the number of users (the number of MRT Terminal Equipment units that are designated for the Service, hereinafter- Terminal Units) that the Subscriber has, does not exceed 20 during the first year from the beginning of the Service. Notwithstanding the above, if a significant change shall happen in the MRT sector that can affect the provision of the Service, the Ministry will consider shortening the period.
Commencement- The beginning of the service not before 18.7.04
526 In accordance with the service file "free of charge call for the caller" ("1-800 service")

Translation from Hebrew
The Binding version is the Hebrew version

2.3	Value Added Services

55.	Access to internet / intranet
Access to internet or to the private intranet network of a company through an account the access to which is via the Subscriber’s Terminal Equipment (including a mobile handset), computer, PDA or similar device and the ability to transfer files, e-mails and streamline video/audio data.
			Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Access to internet via special internet services licensee

56.	Access to internal organizational internet (Intranet) and external (Extranet)	The ability to supply access to the organizational network either directly to the local organiznational netowrk (LAN) or to the private virtual network (VPN).	2/2005	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Dependent on the performance of the organizational network.
57.	Identification and verification	Identification and verification of user upon access to an internal organizational network (intranet) using Terminal Equipment	Future

Translation from Hebrew
The Binding version is the Hebrew version

58.	Email
Access to an electronic mailbox available on various devices (PDA, PC, mobile handsets).
Sending and receiving messages, indication upon receipt of message into mailbox of Subscriber.
Support in various languages
			2/2005	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication.	Dependent upon terminal handset
59.	Video communications	Sending photos, graphics or live video via the Network (eg. Subscribers who are far from one another can exchange photos and work interactively)	2/2005
60.	Video Call	The ability to make a bi-directional video call between two callers.	2/2005	Data transfer speed-up to 46K	Dependent upon terminal handset
61.	International roaming
Provision of MRT Services when visiting Israel (for “roamers” from overseas).
Transfer of calls to a Subscriber overseas via a international long distance provider and the provision of the possibility for Subscribers that are overseas to receive MRT services from overseas operators, including call filtering and call back and the provision of cellular telephone services and accompanying services to those visiting Israel (for "roamer" from overseas) all by way of roaming agreements with operators in other countries.

			Exists	Under GSM MoU
62.	Information regarding international ascription	A Subscriber that calls the service receives information regarding ascription to international operators.	Exists

Translation from Hebrew
The Binding version is the Hebrew version

63.	Advanced voice mail box
Sending and receiving speech messages with more advanced features and abilities:
Fax box
sending messages to more than one person at once
Sending messages from one voice box to another, including transfer of messages received to another person, or direct response to sender.
Exists
64.	Personal secretary service
Connection of callers to an exchange operator to deal with more complex messages than voice mail service.  Notice passed to Subscriber via  speech or Short Message (SMS), per customer instructions (can work as a beeper service)
Future
65.	GSM / satellite roaming	Licensee to support handsets with double GSM / satellite operating statuses	1/2005*	Conditional upon roaming agreement
Conditional upon roaming agreement with satellite operator and upon satellite network operator’s having a license from the Director to provide its services in Israel.
In accordance with a notice dated 15/12/2011*

Translation from Hebrew
The Binding version is the Hebrew version

66.	Information, enterntainment and content services according to subscriber needs
Access to wide variety of information, enterntainment and content services based on various media types via sms messages/picture/multi media and cellular internet (receiving or transmitting) or via audio or visual content (eg. financial information, traffic reports, sports news and weather reports).
			Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication	Dependent upon terminal handset and network capacity
67.	Services based on location
Combination of various services with location abilitites in the network or a satellite navigation system (GPS) so as to offer customers location-based services (eg. whilst driving in a car).  Subscriber can be quickly and accurately located.  Receipt of navigation instructions based on location of Subscriber.
Various services based on receipt of information regarding traffic situation on roads in Israel based on Subscriber’s location.  Following up movements of subscriber’s vehicle (eg if car  is stolen)
			1/2004*		Subject to the Protection of Privacy Law, 5741-1981. In accordance with a notice dated 15.12.2011
68.	Managing mobile workforce/location/navigation	The ability to supervise, control and manage mobile employees, assist with their navagation while monitoring their location.	1/2005		Subject to the Protection of Privacy Law, 5741-1981.
69.	Notification of activation of alarm	Checking status of Subscriber’s house alarm, car alarm or any other alarm using Terminal Equipment	Future
70.	Marketing and shopping by telephone	Receiving advertisements for products via speech or written messages (by request). Ordering products via Subscriber’s terminal equipment	Future

Translation from Hebrew
The Binding version is the Hebrew version

71.	Electronic Money
Storage and transfer of “electronic money” in the memory of the Subscriber’s SIM card. Loading of SIM card with money using various, convenient means (such as direct transfer from bank account, from ATMs, from appropriate public telephones or computerized public information stands).
Future
72.	E-Commerce	Purchase of products and services via Terminal Equipment, being billed via telephone account.	Exists		To be updated in accordance with the “Mobile Electronic Commerce” regulations, when published and in accordance with the Ministry of Communications' policy.
73.	Payments via the cellular handset
The ability to effect on line purchases directly from the the cellular handset. The service allows the complete execution of the transaction-verfication of the Subscriber, ordering the goods and execution of the payment
			2/2005		Dependent upon terminal handset
74.	Electronic Banking
Effecting basic banking operations using Terminal Equipment as a terminal (eg. ordering check books, inspecting bank account statements) the information being transferred to a Subscriber’s Terminal Equipment via Short Message System (SMS)
			Exists	In accordance with bank requirements	Conditional upon the approval of the Supervisor of Banks
75.	Electronic clearance	Ability of clearance between a trader and the credit card company, using cellular Terminal Equipment	Future	In accordance with requirements of credit card companies

Translation from Hebrew
The Binding version is the Hebrew version

76	Facsimile
Receipt, storage and retrieval of facsimile message via Subscriber’s Terminal Equipment (fax mail).  Subscriber receives a Short Message (SMS) when new fax arrives. Retrieval of fax by redirecting fax message to the fax of the Subscriber’s choice.
			Exists		Direct or via the voice mailbox-dependent on the handset. The service does not exist on the 3G network.
77.	Telemetry applications
Enables Subscribers to perform remote controlling and monitoring (such as electricity and water meters, traffic lights, cargo, safety warnings, remote readings from computer equipment, environmental monitoring, car parking, medical observation)
			Exists	In accordance with the speed supported by the handset and dependent on the network's ability to supply data communication
78.	“Yellow Pages” type directory	Access to “Yellow Pages” type information via exchange operator using truncated dialing	Future
79.	Provision of MRT Terminal Equipment
Provision of Terminal Equipment  for use in countries with different service bands than Israel  (such as in GSM 1800 and 1900 networks) all charges being transferred to the Subscriber’s GSM account in Israel
			Exists	Not relevant

Translation from Hebrew
The Binding version is the Hebrew version

80.	Provision of SIM card	Provision of SIM card to visiting “roamers” from countries with whom there is no roaming agreement	Future
81.	Regional tariffs	A special tariff for calls that begin and end in a pre-ordained area (eg. house, office)	Future
82.	Pre-paid card	Enables a Subscriber to load his MRT account with a pre-defined amount of money	Exists
83.	Advertisement during call	Lower tariffs for Subscribers willing to listen to an advertisement at the beginning of the call. Advertiser pays for this discount	Future
84.	Deleted527
85.	Deleted528
86.	Filtering of offensive sites and content on the internet	4/12			The service is provided to a subscriber that uses internet access service. No additional charge in additional to the payment charged from the subscriber for internet access service.
87529	Personal Message
a message, warning and short explanation of the security forces that is sent immediately, selectively and focused to subscribers with MRT handsets that support the use of the cell broadcast ("CB") technology.
			10/2014	As set out in the service file	In accordance with Article 65B and the "Personal Message" service file

527 Amendment No. 100
528 Amendment No. 100
529 Amendment No. 74

Translation from Hebrew
The Binding version is the Hebrew version

88530	Premium service at a premium tariff	Premium service provided by dialing a designated prefix that has been allocated for this (1-900, 1-901, 1-903)	2/2015	The service will be provided in accordance with the provisions of Appendix N.
89531	Premium service at a regular tariff	The premium service will be provided by: 1) Network access code-as an internal network service 2) Dialing a Fixed-line telephone number-as a general national service.	2/2015	A fixed-line telephone number and a regular taiff as defined in article 67D1 of the license
90	Partner WiFi Calling	Making and receiving calls in Israel over the internet network, via wireless access point (WiFi) and keeping the subscriber's telephone number in the Licensee's network.	7.8.2016	GOS 2% only in the Licensee's network	[1]
91	Partner WiFi Calling abroad	Making and receiving calls abroad over the internet network, via wireless access point (WiFi) and keeping the subscriber's telephone number in the Licensee's network.	Future		[2]
92	Virtual leading number with a cellular prefix	Receiving calls to a virtual number with a cellular prefix on the Licensee's network and forwarding it to a telephone number on networks in Israel or abroad.	3.2021
93	Call recording	Recording outgoing calls of the subscriber to the service using an access number with a cellular prefix in the Licensee's network. The recordings are stored on a server which the subscriber can access with his terminal equipment and / or via the Internet or are sent as a file to the subscriber after the call.	3.2021		Listening to the recordings also from telephones of other networks in addition to the Internet.
94.[3]	Preference to providers of essential services	MCPTT service and/or PoC preferred service	10/2021		In accordance with the service file-prefernce to providers of essential services.

1 Amendment No. 113
2 Amendment No. 113
3 Amendment No. 120
530 Amendment No. 80
531 Amendment No. 80

Translation from Hebrew
The Binding version is the Hebrew version
Second Annex - Appendixes

The appendixes in this Annex include the following appendixes and information:

Appendix

Appendix A - Deleted532

Appendix B - Engineering Plan

Appendix C - Maintenance Organization-Annulled533

Appendix C - National Roaming (NR)534

Appendix D - Standard Agreement-Annulled535

Appendix D1- Preparations for managing cyber defense;536

Appendix E - Minimum Requirements and Grade of Service to Subscribers

Appendix F - Service order on the Licensee's or content provider's website537

Appendix G - Insurance Contract

Appendix H - Guarantees and letters of undertaking538

Appendix I - Written Undertakings

539Appendix J- Access to International Telecommunication Services

540Appendix K-Special Services for the Security Forces (Confidential)

541Appendix L-Security Provisions (not for Publication)

Appendix M- Adult Voice Services

Appendix N- Premium Service that are provided at a Premium Tariff

Appendix O- Timely instructions

542Appendix P – 5G Service other than Data Communications Using a Broad Frequency Band

543Appendix Q – Entitlement to a grant for a 5G rollout

544Appendix R – Conditions and restrictions on the use of radio frequencies

4Appendix S-Cessation of service of a system on old technologies

4 Amendment No. 115
532 Amendment No. 98
533 Amendment No. 41
534 Amendment No. 59
535 Amendment No. 41
536 Amendment No. 107
537 Amendment No. 60
538 Amendment No. 107
539 Amendment No. 1
540 Amendment No. 4
541 Amendment No. 4
542 Amendment No. 107
543 Amendment No. 107
544 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Appendix A - Deleted545

545 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version
Appendix B-Engineering Plan546

1.	Cancelled.

2.	Provisions, characterizations and work procedures:

2.1	Blockage of cellular terminal equipment, as set forth in Article 71A, shall be in accordance with the functional characterization dated November 2, 2008.

3.	Engineering Plan:

3.1	The following shall be considered as a detailed appendix of the engineering report:

(a)	Cancelled547
(b)	Any engineering plan for the development and upgrade of the network that was delivered to the Director General.
(c)	Outline engineering report that was delivered to the Director General.

3.2	548Engineering array report:

(a)	Report submission format:

1)	The Licensee shall submit a report according to the order of the clauses as specified hereunder:

2)	The report will use the terms and expressions as defined in the License; English terms that shall be used shall be followed by their Hebrew translation;

3)	The report is to be submitted in an original digital soft copy that is compatible with the operating system, hardware and recognized software being used by the Director.[1]

4)
The engineering array report shall be written in tracked changes version relative to the previous year’s report, so that changes (additions/ deletions) may be identified in the report compared to the previous year.

1 Amendment No. 113
546 Amendment No. 41
547 Amendment No. 107
548 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Outline engineering report

Table of Contents

Chapter A:	General- shall be presented in tracked changes version549

1.	Definitions, terms and explanations
2.	Approvals and signatures

Chapter B:	Summarized Description- shall be presented in tracked changes version550

Chapter C:	Detailed Description- shall be presented in tracked changes version551

Chapter D:	Risks, Disturbances, Special Difficulties- shall be presented in tracked changes552 version

Chapter E;	Engineering Plans- shall be presented in tracked changes version;

In this chapter, update the activities performed over the last year compared to the Engineering Plan that was prepared and presented in last year’s report; present the annual planning for the coming year in a detailed manner so that it includes, inter alia, the number and location of the planned sites, planned changes in services or in the network core, coverage expansion, improvements to performance.553

549 Amendment No. 107
550 Amendment No. 107
551 Amendment No. 107
552 Amendment No. 107
553 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Chapter A: General

1.	Definitions, terms and explanations

a.	Concentration and explanation of terms that are included in the engineering plan report, including details of abbreviated terms.

2.	Approvals and signatures

a.
I, the undersigned [the highest ranking engineering officer in the company] hereby confirm that this engineering report accurately and completely describes the engineering outline of the company and its engineering plans as they are known to me.

_________________________

Chapter B: Summarized Description

1.	A summarized description of the engineering outline:

a.	A summarized description of the engineering outline that includes a description of the engineering system configuration, deployment and quantities of the system components.

Translation from Hebrew
The Binding version is the Hebrew version

Summary of the Engineering Report554

No.	Subject	2G (GSM)	3G (HSDPA/HSPA/HSPA+)	4G (LTE/Adv LTE)	5G
1.	No. of subscribers (m)
2.	Frequency ranges (MHz)
3.	No of core sites Principal manufacturer Additional manufacturer
4.	Number of interim sites (such as RNC) Principal manufacturer Additional manufacturer
5.	Number of end sites (such as BS) Principal manufacturer Additional manufacturer
6.	Average voice transmission per end site (mbps/E1)
7.	Average data transmission per end site (mbps)
8.	Congestion management system – yes/no
9.	Interconnections (mbps)
10.	Number portability Who is the supplier? Backup – yes/no
11.	Billing system Postsale billing supplier Presale billing supplier
12.	Cellular coverage [%] compared to the milestones defined in clause 1.2(4) of Appendix E		Area	Area	Statistical Region
			Population	Population	Residential area
			1-3-digit roads, passenger train route	1-3-digit roads, passenger train route	Open/ institutional area
			4+-digit roads, cargo train route	4+-digit roads, cargo train route	Public/ industrial complex

554 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

Chapter C: Detailed Description- shall be presented in tracked changes version555

1.	The diagrams of the outline engineering in a Top-Down format from the diagrams of the entire system and disassembly into subsystems.

2.	Deployment and Quantities: Quantitive scope and deployment of the system in the allocated frequency ranges, while emphasizing:

-
Location and number of MRT cells, details accompanied by clear diagrams divided by the various types of typical cells being operated by the Licensee (large cell, small cell, microcell, indoor cell and the like);

556Attach a table in an Excel file containing the following data: site name, site location, type of technology, type of transmission to the site (microwave, fixed-line, etc.), the transmission bandwidth, number of sectors, frequency ranges, quantity of carrier aggregation, overall bandwidth in MHz per sector (20/30/40/45 or more).
For each sector in a site: indicate the actual division of the data files (adjusted for the last week of November each year) in the network according to a table:
More than 300 Mbit/s – T % of the traffic;
200-300 Mbit/s  – X % of the traffic;
100-200 Mbit/s  – Y % of the traffic;
50-100 Mbit/s  – Z % of the traffic;
0-50 Mbit/s  – K % of the traffic;

Additionally, indicate those sectors that are not complying with the quality requirements (according to an average peak hour of the 5 workdays in the last week of November);
Specify the names and locations of the sites that were cancelled and the reason for it.
With regard to 5G, attach a table with the following data:

City	Statistical Region number	Statistical Region classification	% rollout	Community in central Israel/ outlying regions557

555 Amendment No. 107
556 Amendment No. 107
557 As defined in clause 1.1 of the License.

Translation from Hebrew
The Binding version is the Hebrew version

-
Location and quantity of MRT Voice switches (Voice, Data), including additional components of the switching systems in various technologies that the Licensee uses (for example-routers, HLR servers, AUC, EIR, MSC, BSC, TRAU, PCU, SGSN, GGSN, BG, RNC, MGW);

In addition, to the general description, the Licensee shall indicate the changes that it made in its systems over the year, such as: upgrading of hardware/software systems, addition of new capabilities, new features, new systems.558

3.
Designation and quantity of physical and wireless transmission channels: the transmission channels will be be displayed in groups according to the transmisson speeds; and will be classified in accordance with their designation; transmission to links between sites, links to switches, links between switches, links to other operators in Israel and abroad.

4.
The capacity of each of the system components in the various technologies being operated by the Licensee, which are specified in the Engineering Plan, versus the actual utilization at the peak hour and the system’s general capacity (Mbps, EI). The capacity of each of the system components and the actual utilization versus the figure in the previous year shall also be specified, as well as the percentage of growth or decline compared to the previous year.559

5.	Network coverage-deleted[2]

2 Amendment No. 113
558 Amendment No. 107
559 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

6.	Description of a wireline and wireless sub system transmission, including transmission services to link the cells, the switches and other telecommunication networks, while detailing the following:

a.	Transmission through other licensees;
b.	Transmission that the Licensee installed;
c.	Switching means, backup and transmission control;
d.	Technical standards for transmission and for its operation.

7.
Speed switching sub system Voice, Data and routing:technology description, equipment, technical standards and capacity, including the manner of handling interconnetion, handling number portability, handling other issues of interconnect for transit data and the servers for the different services will be supplemented by the appropriate diagrams.

Shall be updated according to changes in the systems or additions of systems or additions of services.562

8.
Control and central monitoring sub system: Description of control and monitoring system technology, equipment details, system manufacturer, technical standards and capacity, including how to handle internconnection, with an emphasis on control and monitoring centers, their location and integration in routine work processes and when handling faults, subsystem control 1.of various components of the network and monitoring performance and service quality, according to the various services.

Shall be updated according to changes in the systems or additions of systems or additions of services.563

9.	System assessments for congestion control: details of automatic and monitored recovery system of the main network components (for example: MSC, HLR, RNC, HIS/STP etc.)

Shall be updated according to changes in the systems or additions of systems or additions of services.564

10.
Information sub system: description of the information system technology, equipment details, 10.          technical standards and capacity, manner of handling internconnection, including customer billing and collection, customer service and handling of fraud.

Shall be updated according to changes in the systems or additions of systems or additions of services.565

562 Amendment No. 107
563 Amendment No. 107
564 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

11.	Suppler sub system: description of the input sub-system including the backup in case of a power outage at the various sites on the MRT network.

Shall be updated according to changes in the systems or additions of systems or additions of services.566

12.
Backup, survivability and maintenance: description of manner of planning system maintenance, back up of its main components and standards for back up and survivability. Shall be updated according to changes in the systems or additions of systems or additions of services.567

13.
Compatability with security requirements: statement regarding the existence, correctness, operation and technological adaptation of infrastructure, equipment and other means to achieve the ability to exercise the authorities of the security forces under the provisions of section 13 of the Law and the provisions of the License.

14.	Presentation of an engineering test plan:a plan that is executed in the sub systems detailed in the previous sections, including all its components and frequency of the tests,

-	Periodical tests
-	Special tests
-	A regular and continuous inspection of the network: monitoring and control (24/7/365)-performance level, hardware alarms software problems
-	Subs system monitoring RF environment, detection of interference sources and their location and broadcast directions.
-	specify the tests conducted for each system and the date of the test.568

15.
Independent operation / lease of infrastructure components: the Licensee will note in the engineering array report the components of the infrastructure it erected as well as the components of the infrastructure it leased or acquired from other licensee, for each of the sub systems detailed in the engineering plan. Shall be presented in tracked changes version.569

565 Amendment No. 107
566 Amendment No. 107
567 Amendment No. 107
568 Amendment No. 107
569 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

16.	Quality of the service:

570The Licensee shall specify the indicators and standards for the quality of the Services that it provides to its customers, according to that specified hereunder:

The technical quality of the Services and the performance of the MRT System being operated by it, and particularly the following:

a.	End-to-end performance – systemic performance: calls blocked during the peak hour, dropped calls during the peak hour;

(1)
The Licensee shall present the percentage (%) of disconnections and the percentage (%) of blocked calls at the network level; these data are to be taken from the system performance system. The Licensee shall present its calculations.

(2)
The Licensee shall  measure all of the CDRs and the CDRs transmitted through the IMS system on workdays during the last week of November and, on the basis of these figures, shall calculate the percentage of calls made using each of the technologies;

(3)	The Licensee shall provide performance reports based on that same period in relation to the percentage of disconnections and the percentages of call connection failures using each of the technologies.

b.
Data transfer performance: performance using the various technologies operated by the Licensee. The performance shall be presented in comparison to the previous year and shall be presented at the network level.

c.
Reliability and availability – description of the survivability of key network components, internal survivability of the transmission network components, electricity backup at sites, in switches. In this part, the annual level of the systemic availability of each of the key system components shall be specified.

Unavailability: affecting more than 10% of the subscribers to a particular service;

The Licensee shall forward a table of all services and systems and shall specify in relation to each of them how many minutes per annum the system had not been available and what availability had been received.

Including details about the availability of key systems (transmission, sites, switches, data network), average time between malfunctions, quantity and nature of communications disruptions during a defined period, definition of the systemic redundancy, etc.;

d.	Details about the Licensee’s compliance with standards and recommendations of international, regional and Israeli standards, inter alia, in relation to these matters.

17. Fraud prevention and fraud treatment:description of the measures used and the existing system for the purpose of fraud prevention and fraud treatment;

570 Amendment No. 107

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Chapter D: Risks, disruptions, special difficulties

Electromagnetic spectrum: Details of the manner of providing the required quality of services under constraints of the spectrum in each of the frequency bands alloted to the Licensee, including:

a.	Displaying the method used by the operator for reuse in the different frequency ranges used by the Licensee.
b.	The number of radio channels in each site, and the average traffic congestion at the site;
c.
Presenting spectral difficulties, if any exist, and alternatives taken to solve them under allocation constraints of existing frequencies; presentation of a disturbance analysis of the system and its components, if any exist, for the Licensee's systems, other licensee systems, for radio systems operating in Israel in neighboring frequency areas, and for radio systems operating outside of Israel, as well as details on how to prevent such disturbances. Events should be noted and how they were handled.571

2.	Radio sub system: the report will include a description of the method of planning the radio coverage, for each of the frequency bands alloted for the use of the operator, including:
a.	Signal levels for planning purposes, with an emphasis on the signal strength that the operator uses for the purpose of:
i.	Coverage of commerical areas in cities (signal level that guarantees coverage for portable devices in large commercial buildings);
ii.	Coverage of areas in which portable devices are operated in city streets, residential buildings and in open areas with a typical plan;
iii.	Coverage of traffic routes and open areas with a typical plan.

b.
Presentation of a model of the spread calculations with an emphasis on adapting the model to the conditions of the country. Specify how the theoretical model was tested against the performance in the field; also relate to indoor coverage support.572

c.	Calculation manner of the number of sites required and the number of radio channel operated on them;
d.	List of specifications and standards of the radio sub system (including antennas)/ or manufacturer's name that has these documents.

571 Amendment No. 107
572 Amendment No. 107

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Chapter E: Engineering Plans

1.
Future engineering plan: expect to update the engineering array for two consecutive calender years following the date of submission of the report. The intended outcomes of upgrading each of the system’s components and the estimated timetable for completion should be specified; also present the level of achievement of last year’s plans.573

573 Amendment No. 107

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Appendix C-National Roaming (NR)

Definitions

1.	In this Appendix-

"Hand-Over"-
continuation of a call by handing it over through MRT terminal equipment from a coverage area of a cellular radio base of one licensee to the coverage area of a cellular radio base of another licensee, continuously and without disconnection or interference;

"Call"-	including sms, data communication, cellular internet browsing, application use, etc.

"Subscriber of a Roaming Licensee"-	including a subscriber of an MRT licensee on another network, if said licensee makes use of the roaming licensee's network;

"Lock"-
A situation in which the terminal equipment of a subscriberof a roaming licensee that roamed to a host network continues to receive service on the licensee's network after the call has ended, even if that area has coverage of a roaming licensee;

"The Specifications"-	The most updated 3rd generation project partnership (3GPP) regarding National Roaming that are published from time to time.

2.	The Licensee shall provide the Roaming Licensee with national roaming services through its network, as set forth in Article 67E, in accordance with the conditions set forth below.

Transfer and initiation of calls on the Licensee's network

3.	The Licensee shall provide said National Roaming services, in one of the following manners:

a)
Call transfer-the Licensee shall enable the transfer of a call that is carried out via a subscriber's handset, from the network of a Roaming Licensee to the Licensee's network, when the Roaming Licensee does not have coverage in that area. After the call is transferred, the call will be carried out on the Licensee's network until the call is terminated;

b)
Call initiation-The Licensee shall enable the initiation of a call on its network that is carried out via the handset of a Subscriber of a Roaming Licensee, if the network of the Roaming Licensee does not have coverage in that area, or due to the handset lock of the Subscriber of a Roaming Licensee on the Licensee's network. After the initiation, the call shall be carried out on the Licensee's network until the call is terminated.

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Duration of the Lock

4.	The Licensee shall determine the duration of the lock time in accordance with the requirements of the Roaming Licensee.

Discrimination prohibition

5.	The Licensee shall ensure fair and equal conditions for each Roaming Licensee with regards to the provision of MRT services, including the following:

1)
Discrimination prohibition-The scope, standard and quality of the services that a Roaming Licensee's subscribers shall receive shall not be less than those provided to the Licensee's subscribers; if the Licensee distinguishes between types of its subscribers, with regards to the scope, standard or quality of its services, it shall allow the Roaming Licensee to make the same distinction between its subscribers;

2)
Transfer-The Licensee shall enable the Roaming Licensee's subscribers to transfer in one direction, i.e.-from the Roaming Licensee's coverage area to the coverage area of the Licensee, in a continuous manner, without disconnecting or interference to the call;

3)
Advanced Network-The Licensee shall provide a Roaming Licensee with NR services through its most advanced network574 and in the lowest frequency spectrum that it uses575, only if it does not have the said coverage, shall provide NR services through a higher frequency spectrum or through a network from a previous generation576, and all in the same manner of preference as its own subscribers;

4)
Service Variety-The Licensee shall enable a Roaming Licensee to provide the variety of services that the Roaming Licensee shall wish to provide to its subscribers' subject to the technical possibility of the host licensee and in absence of any unreasonable burden on the host licensee;

574 HSPA+/HSPA/UMTS and in the future LTE
575 For example, a licensee that operates UMTS networks in the 850/900 and 2100 Mhz spectrums, will give a Subscriber of a Roaming Licensee services through the network in the 850/900 spectrum in the same manner of preference as his own subscribers.
576 GSM/GPRS/EDGE

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Cooperation

6.	The Licensee shall cooperate with the Roaming Licensee, including by the following:

1)
Blocking sites-The Licensee shall block, in accordance with the Roaming Licensee's demand from time to time, the use by the Roaming Licensee's subscribers of the specific coverage areas of the Licensee's sites, in which the Roaming Licensee has coverage.

2)
Dynamic update-The Licensee shall update the Roaming Licensee on a regular basis with regards to the required data to support NR, based the needs of the Roaming Licensee and in accordance with the expansion of its network, the changes of the Licensee's network, including traffic data per site, call detail records, billing data of a Roaming Licensee's subscribers, faults, system changes, etc, and the Licensee shall update its systems, as so required, based on the network data of the Roaming Licensee;

3)
Location data-The Licensee shall provide the Roaming Licensee with continuous location data in real time of the Roaming Licensee's subscribers that are within the coverage area of the Licensee; the said location data shall not be less than that received for the Licensee's subscribers;

4)	Visibility-The Licensee shall act, to the extent possible, so that the subscribers of a Roaming Licensee shall not be able to detect that they are receiving service from the Licensee;

5)
Switching-The Licensee shall transfer all outgoing and incoming calls through the Roaming Licensee's network, in order to enable the Roaming Licensee to supply to its subscribers all of the services that it wishes to provide, including signaling of calls that were not executed;

6)	Smart network- The Licensee shall support, to the extent possible, smart network services provided by the Roaming Licensee;

7)
Calls to emergency call centers-a call by a subscriber of  a Roaming Subscriber to an emergency call center, that was initiated on the Licensee's network, shall be directly routed to the emergency call center by the Licensee, unless the Roaming Licensee has the ability to route the call to the appropriate emergency call center according to the geographical location of the subscriber;

8)
Fulfillment of statutory provisions-The Licensee shall cooperate with the Roaming Licensee in order to fulfill any statutory provisions following any law, to the extent that the said cooperation is required due to the existence of NR;

9)
Handling malfunctions-The Licensee shall handle malfunctions in its systems that are caused or could cause harm to the NR regarding the level of service agreed upon between the Licensee and the Roaming Licensee577 or determined by the Ministry;

577 Service Level Agreement (SLA)

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10)
Prevention of transfer of information-The Licensee shall keep completely confidential all information regarding the Roaming Licensee, and shall prevent the transfer of any information regarding the Roaming Licensee from its employees and anybody on its behalf that handles NR operations to any other entity of the Licensee, particularly its sales and marketing personnel.

Specifications

7.
With regards to NR, the Licensee shall act in accordance with the specifications. To the extent that a matter is not dealt with in the specifications, the relevant licensees shall act in accordance with the best engineering practice.

578

578 Amendment No. 41

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The Binding version is the Hebrew version
579Appendix D - Preparation to ensure the functional continuity during an emergency

1.	Preamble

1.1.
The telecommunications market in Israel constitutes a vital national infrastructure both on a routine basis as well as in emergencies and hence requires the Licensee to be prepared to ensure the functional continuity of operations during an emergency in order to continue to provide its services also during emergencies.

1.2.	The License will implement a comprehensive work plan and ensure its durability to function during emergencies while ensuring the functional continuity for the provision of its services.

1.3.
This Appendix constitutes the minimal operational framework for the Licensee in order to maintain functional continuity of operations during emergencies that includes a business continuity plan (BCP) and a disaster recovery plan for the network (DRP).

2.	Definitions

"Interim Site"	-	A site that includes sub-systems of the network for the performance of connection and control of end sites;
"Alternate Site"	-	A site that is maintained in a state of readiness and is designated for use during an emergency, in which the activity will continue to ensure functional continuity;
"Core Site"	-	A main site that includes central systems of the network including switch, databases, computer systems, storage and a control and management center;
"End Site"	-	A cellular radio base on an MRT Licensee network;
"Sharing Agreement"	-	An active frequency sharing agreement, as defined in Section 19A of the License;
"Recovery Target"	-	A target that the Licensee has determined to restore technological activity and support systems to a defined service level and within a defined period of time;
"Portable Site"	-	A portable end site;
"Functional Continuity"	-	Ensuring operation continuity of the Licensee's services, that includes a network recovery plan from a disaster and a business continuity plan;
"The Plan"	-	A plan for ensuring the functional continuity;
"Business Continuity Plan"	-
An activity plan that is executed by the Licensee during an emergency to ensure the functional continuity of processes that are defined as critical and of telecommunication, computerization and storage systems (BCP).

579 Amendment No. 82

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The Binding version is the Hebrew version

3.	Formulation of a plan for ensuring the functional continuity

3.1.
The Licensee will formulate a Plan for ensuring the functional continuity that will assist during an emergency to ensure its ability to operate in a continuous manner, to mitigate the damage in provision of its services and to recover its operations; the Plan will include at least the following matters:

(a)	Analysis of risks to which it is exposed during an emergency, including a results analysis; repercussions and implications for the ongoing and standard work of the infrastructures and its services;

(b)	Determination of service targets and Recovery Targets for emergencies, in accordance with the risk analysis and their implications for Functional Continuity and continued provision of its services;

(c)
The guidelines that are detailed in this Appendix, including the different plans that are detailed in this Appendix, while addressing the roles and areas of responsibility of various functionaries in managing an emergency and upholding the Plan in practice;

(d)	Implementation of the Plan amongst the managers, employees suppliers and subcontractors.

4.	Board of Directors and Management Responsibility

4.1.
The Licensee's Board of Directors will approve the Plan, while addressing the Functional Continuity risks and control thereof, as part of the comprehensive framework of the general work for risk management and will guide the Licensee's management to execute it.

4.2.
The Board of Directors will discuss the Functional Continuity matters during significant technological changes and after a telecommunications failure event, a significant failure of the critical IT systems such as the billing system or the customer relationship management (CRM) system, provided that the Functional Continuity matters will be discussed at least once a year.

4.3.
The Licensee will appoint a Functional Continuity manager and will define the areas of his responsibility and authority that will include ensuring implementation of the Plan and adapting it to technological changes, the existence of an assimilation plan, practice drills and lesson drawing as well as mapping and monitoring existing deficiencies and reporting thereon to the management.

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4.4.	The Plan will be audited periodically by the internal auditor or an executive office holder of the Licensee.

4.5.	The Board of Directors and management will define periodic monitoring discussions, documentation and reporting format, within the Company.

5.	Management of An Emergency Situation

5.1.	The Licensee will appoint a senior authority to declare a transition from routine work to emergency work in a transition procedure from routine to emergency.

5.2.
The Licensee will operate a situation room during an emergency that will include all of the required means to manage the situation, including alternative communication means that do not rely on the Licensee's network ("the Main Situation Room").

5.3.
The Licensee will establish an alternative situation room at another site, at a distance of at least thirty (30) Km from the Main Situation Room; notwithstanding the aforesaid, at the Licensee's written request, the Director General may approve establishing an alternative situation room at a closer location.

5.4.	The situation room will be used by the Licensee's office holders to manage the situation and to operate the action plan for Functional Continuity.

5.5.
The Licensee will appoint a team to manage the emergency situation that will be composed, inter alia, of office holders, key decision makers and professional people from the technology division (communications and IT).

6.	Manpower, Economic Immobilization and Emergency Economy

6.1.	The Licensee will operate vis-à-vis the Ministry of Economics to obtain recognition as an essential enterprise in accordance with the Emergency Work Service Law, 1967.

6.2.	The Licensee will prepare manpower for every operating sector thereof that will enable it Functional Continuity; The Licensee will validate the staff lists once a year.

6.3.	The Licensee will ensure regular working conditions, and inter alia, in the following matters:

a)	Food, water, sleep equipment for all of the manned sites;

b)	Equipment, protection, food and water for all the field teams (field technicians/field maintenance);

c)	Protected spaces/rooms (floor shelters/apartment shelters) and safe work areas.

6.4.
The Licensee will maintain one armored vehicle that will enable the work of a field team. A Licensee that operates over 1,000 sites will maintain an additional armored vehicle; said vehicles will be owned by the Licensee or will be provided through a supplier.

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6.5.	The Licensee will ensure transportation for its employees to and from its sites in accordance with the workforce that it determined for each area of activity as set forth in section 6.2

7.	Continuity, Backup and Survivability of the Network and the Infrastructure

7.1.
The Licensee's network will comprise of at least two Core Sites at a geographical distance of at least thirty (30) km; notwithstanding the aforesaid, the Director-General may, at the Licensee's written request, approve Core Sites at a shorter distance.

7.2.	The core systems of the network will operate on BCP architecture, insofar as the technology is made available by the equipment manufacturer.

7.3.	The network core will be planned so that there will be no single point of failure, a malfunction in which causes the malfunction of the entire network.

7.4.	The Licensee will operate a manned management and control center 24/7, 365 days a year, for the monitoring, control and operation of all of the network’s components.

7.5.
The Licensee will set up an alternative management and control center at another geographic site at a distance of at least thirty (30) km; notwithstanding the aforesaid, at the Licensee’s written request, the Director General may approve having an alternative management and control center at a shorter distance.

7.6.
The alternative management and control center will include all of the management and control systems required for Functional Continuity of the Licensee’s services independently, and will be available for immediate action.

7.7.	The Licensee will formulate a technological and engineering backup plan for the Core Sites which will enable Functional Continuity in the event of a Core Site failure.

7.8.	The Licensee will formulate a technological and engineering backup plan for the Interim Sites which will enable Functional Continuity in the event of an Interim Site failure.

7.9.
The Licensee will formulate a contingency plan (without actual rollout of additional infrastructures) which will be operated at failure events to link End Sites in accordance with criteria to be determined by the Licensee.

7.10.	In the event of a failure at the Core Site or an Interim Site, the backup plans will allow additional reception of at least fifty percent (50%) of the disconnected End Sites.

7.11.
The Licensee will formulate a plan for regular backup of data and information systems on a routine basis and in emergencies at another geographic site, at a distance of at least thirty (30) km; notwithstanding the aforesaid, at the Licensee’s written request, the Director General may approve an Alternative Site at a shorter distance.

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7.12.	The Licensee will maintain backed up transmission infrastructures to link the Core and Interim Sites.

7.13.
The Licensee will maintain four (4) Portable Sites which will substitute damaged End Sites, to expand coverage or increase capacity; such resources shall be owned by the Licensee. Notwithstanding the aforesaid, in the event that the Licensee entered into a Sharing Agreement with another licensee, the Licensee may maintain the aforesaid together with the other licensee.

7.14.	The Licensee will have the independent capacity to roll out and operate the Portable Sites, supply energy and transmission and connect them to the network within twelve (12) hours.

7.15.
The Licensee will maintain reserve technical equipment for the entire technological system which will allow current continuous maintenance for at least three weeks, without the need to bring alternative equipment from overseas; such equipment shall be owned by the Licensee.

8.	Transmission Infrastructures

8.1.
The Licensee will formulate a technological and engineering backup plan for the infrastructure and the transmission routes for Functional Continuity of the transmission services, through landline or wireless transmission.

8.2.
The Licensee will formulate a technological and engineering backup plan for the transmission infrastructure connecting the network to the core facilities of another general licensee and any licensee through which it provides the internet access service.

9.	Energy and Electricity Infrastructures

9.1.	The Licensee will prepare for energy and electricity backup, as specified below, for which purpose it may use a supplier:

(a)	Core Sites – alternative supply of electricity through batteries, generators, diesel oil containers and supply of diesel oil for continuous operation of at least forty-eight (48) hours;

(b)	Interim Sites – alternative supply of electricity through batteries, generators, diesel oil containers and supply of diesel oil for continuous operation as specified below:

(1)	An Interim Site which connects more than thirty-two (32) End Sites – for twenty-four (24) hours;

(2)	An Interim Site which connects up to thirty-two (32) End Sites – for twelve (12) hours.

9.2.
The Licensee will prepare for energy and electricity backup at the End Sites for an alternative supply of electricity through batteries for two hours for each End Site whose activity is required to meet the coverage level set forth in the provisions of the license; such batteries shall be owned by the Licensee.

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9.3.
The Licensee will maintain at least six (6) generators for continuous operation of End Sites in the event of a power outage; such generators shall be owned by the Licensee. Notwithstanding the aforesaid, in the event that the Licensee entered into a Sharing Agreement with another licensee, the Licensee may maintain the aforesaid together with the other licensee.

9.4.	The Licensee shall enter into an agreement with a subcontractor for the repair and transportation of generators in emergencies.

9.5.	The Licensee shall enter into an agreement with a supplier for the supply of diesel oil for fuelling in emergencies.

10.	Data and System Protection

10.1.	The Licensee shall formulate a data and system protection plan which shall include protection procedures and responses to data protection events.

10.2.	The data and system protection plan will be determined in accordance with the instructions of the Ministry and the security forces.

10.3.	The Licensee will determine the work procedures and rules for remote access upon a data systems event as part of the plan to ensure Functional Continuity.

11.	Suppliers and Subcontractors

11.1.
The Licensee will ensure that the engagement agreements with the suppliers and the subcontractors regulate the duty of the supplier and the subcontractor to provide the services required by the Licensee to ensure Functional Continuity in emergencies.

11.2.	The agreements shall include a plan to ensure Functional Continuity of the supplier and the subcontractor, including manpower and the resources required to provide the service.

11.3.	The agreements shall include the participation of the supplier and the subcontractor in drills.

12.	Reinstatement of Service in Emergencies

12.1.
In the event of a significant service interruption in an emergency, the Licensee will reinstate the service according to the reinstatement of service procedure; insofar as possible, the procedure will give priority to the reinstatement of service to vital bodies, including security forces and emergency services, hospitals, emergency centers and government ministries.

12.2.	The procedure will be formulated such that reinstatement of the telecommunication services will be according to the order specified below:

(a)	Dialing and maintaining a voice call between subscribers of the Licensee and between its subscribers and the subscribers of another license holder;

Translation from Hebrew
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(b)	National and personal messaging (cell broadcast);

(c)	Data services;

(d)	Sending SMSs between subscribers of the Licensee and between its subscribers and the subscribers of another licensee;

(e)	The other services.

13.	Restoration of the Service

13.1.	The Licensee will formulate a plan for restoration of its services which includes the following stages:

(a)	Immediate restoration – preplanned restoration; such restoration will be carried out within a very short time and almost automatically;
(b)	Interim restoration – utilization of existing surplus capacity, including available alternative machines; such restoration will be carried out within several days;

(c)
Long-term restoration – installation of new systems; such restoration will be carried out within weeks or months and is contingent on available equipment at the supplier and installation and construction capabilities.

13.2.	According to the restoration plan, the service level of the various services provided by the Licensee will be determined.

14.	Assimilation and Practice

14.1.	The Licensee will implement the plan to ensure Functional Continuity among its employees by instructing and training them.

14.2.	The Licensee will formulate a periodic practice drill plan which includes all of the scenarios and the critical processes included in the plan to ensure Functional Continuity.

14.3.
The Licensee will carry out, within the company, a practical and comprehensive drill, once a year, with the participation of an internal control team which shall examine the Licensee’s emergency preparedness; the Licensee will notify the Ministry of the date of holding of the drill at least thirty (30) days in advance thereof and will allow the Ministry’s representatives to attend the same.

14.4.
The conclusions of the drill will be provided to the Licensee’s management to study and examine required updates to the plan to ensure Functional Continuity; the conclusions of the drill will be provided in writing to the Director General within thirty (30) days after the holding of the drill.

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15.	Procedures

15.1.	The Licensee will formulate designated procedures for various emergency scenarios in the framework of the plan, as specified below:

(a)	Procedure for handling malfunctions and irregular events in emergencies and recovery therefrom;

(b)	Procedure for skipping and transition to an alternative management and control center;

(c)	Procedures for backup and survivability of Core and Interim Sites;

(d)	Operation of portable resources procedure;

(e)	Procedure for reporting to the Ministry in emergencies;

(f)	Procedure for operation of the customer service system in emergencies;

(g)	Procedure for protection and response against data protection events;

(h)	Procedure for reinstatement of service in emergencies;

(i)	Procedure for transition from routine to emergency.

15.2.	The procedures will be approved by relevant office holders at the company and will be updated once a year.

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580Appendix D1 - Preparations for managing cyber defense

1.	Formulation of a plan for managing the defense against cyber incidents

1.1
The Licensee shall formulate a plan for managing its defense against cyber incidents, which shall help it contend during cyber incidents, ensure its ability to maintain continuity of operations, limit the adverse impact on the provision of its services and reinforce its operations; the plan shall include at least the following topics:

a.	Mapping of the cyber assets whose proper functioning is required in order to ensure the operating continuity of the processes defined as critical and of the Licensee’s core systems;
b.
Analysis of the cyber risks to which the Licensee is exposed, including an analysis of the results, implications and significance of the routine work and the standardization of the infrastructures and of its services;

c.
Definition of service targets and recovery targets in the event of a cyber incident according to the risk analysis, and their significance to operational continuity and the continued provision of its services;

2.	Responsibility of the board of directors and the management

2.1
The Licensee’s board of directors shall approve the cyber defense management plan at least annually, while referring to the organization’s outline of its cyber threats and the controls that it has to implement for them as part of the comprehensive work framework for managing cyber defense, and shall instruct the Licensee’s management to implement it.

2.2
The board of directors shall discuss topics of cyber threats and defense management when making significant technological changes and subsequent to a cyberattack or material exposure of information security, and provided that the organization’s cyber security policy is discussed at least annually.

2.3
The Licensee shall appoint a cyber defense officer and shall define his spheres of responsibility and his authorities, which shall include verification of the cyber defense management plan and its compatibility with technological changes, the existence of an assimilation plan, the existence of exercises and the drawing of conclusions, and mapping and monitoring of gaps and reporting them to the management.

2.4	The plan shall be audited periodically by the internal auditor or senior officer of the Licensee.
2.5	The board of directors and the management shall define the format of reporting, documentation and periodic monitoring discussions inside the company.

580 Amendment No. 107

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Appendix E - Minimum Requirements

and Grade of Service to Subscribers

1.	581System Performances582

1.1	Definitions:

"Population" - the entire population in the area, according to the publications of the Central Bureau of Statistics;

"Statistical Region”583 – contiguous unit of land created by geographic-statistical parcelization, defined as a statistical region according to the latest publication by the Central Bureau of Statistics.

"Layout Ratio"- the ratio between the household rates in the peripheral settlements and the household rate in central settlements;

"Central Settlement" – A settlement defined by the Central Bureau of Statistics as a settlement of a "intermediate" level (clusters 5,6), at a "central" level (cluster 7) and at a "very central" level (clusters 8, 9, 10);

"Peripheral Settlement" – A settlement defined by the Central Bureau of Statistics as a settlement at a "very peripheral" level (clusters 1, 2, 3) and a "peripheral" level (cluster 4);

"Street" - the area (length x width) of any street whose number is up to 4 digits inclusive, and the national and local railroad route in the area of the State of Israel, during the license period; when the width of the street or the national and local railroad route shall include the actual width of the street/route + 5 meters from each side of the street/route;

"Coverage Level"- Broadcast and reception of electromagnetic signals which allow for the proper existence of any service to the mobile telephony communications end equipment, rising to a height of one and a half meters (1.5) above the surface; For this License, the coverage level shall be examined and be reported to the Ministry in accordance with that detailed in the information request regarding provision of periodic data, Appendix K-Information on cellular coverage;

"Area"- the overall area regarding which the Law, jurisdiction and Administration of the State of Israel apply.

581 Amendment No. 14
582 Amendment No. 83
583 Amendment No. 107

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"Blocked Calls"- calls and data communication or links that cannot be established or messages that cannot be transferred immediately upon an order to establish contact due to unavailability of the network resources or resources for linkage between the network and other networks;

"Dropped Calls"- calls and data communications or links that were terminated not by the initiation of the subscriber who initiated the call/link or the call recipient.

“VoLTE Call” 584– technology enabling a call to be made via 4G Network.”

1.2	Milestones for the establishment of the network:
(a) The network and its services shall meet the performances, features and indicators defined in the engineering plan – Annex B, including an engineering plan attached to the 4th Generation Tender;
(b) The milestones for the establishment of the network and provision of service:
(1) canceled;
(2) network using 4th Generation technology:
((a)) Stages and dates

Stage A at the end of 18 months from the determining date;
Stage B at the end of 36 months from the determining date;
Stage C at the end of 48 months from the determining date;
Stage D at the end of 24 months from the date of the Director General's announcement;

"Determining Date" - date of amendment of the license;

"Date of Director General's Announcement"- a date on which the Director General shall provide the Licensee with written notice regarding the performance of Stage D. The notice shall be provided after the end of 60 months from the determining date.

((b)) The Licensee shall operate to establish the 4th Generation network as follows:

((1)) shall submit a deployment plan in a format set forth in the provisions of this Annex no later than sixty (60) days after the Determining Date; the deployment plan shall constitute part of the engineering plan.

((2)) the deployment plan shall include the following data:

(((a))) all of the settlements in Israel shall be detailed therein, in accordance with the Central Bureau of Statistics, divided into two groups – Central Settlements and Peripheral Settlements; the number of households in each settlement shall be stated next to the name of each settlement, and the total number of households in central settlements and in peripheral settlements shall be stated; the planned date for the completion of the deployment plan for each settlement shall be stated next to each settlement;

584 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

(((b))) all of the Streets shall be detailed therein; next to each Street the number of the Street shall be stated and across from each Street, the planned date for the completion of the deployment plan for that Street shall be stated.

((3)) The Licensee may update the deployment plan and change the order of the settlements or Streets in which the network deployment is planned by providing notice to the Director General up to 60 days before the date the deployment is planned, provided that the updated deployment plan meets the provisions set forth in this Annex.

((4)) The network layout pace shall be as follows:

(((a))) at the end of one year from the Determining Date, the Licensee shall deploy the network so that at the end of said period, there will be access to the network at a certain rate of households, according to the determination of the Licensee, provided that no later than 12 months from the Determining Date, the Licensee shall commence providing service;

(((b))) As of the beginning of the second year from the Determining Date, the Licensee shall deploy the network at the Deployment Ratio that is no less than one (1), and according to the following:

At the end of Stage A – coverage of 30% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage B – coverage of 65% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage C – coverage of 100% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

At the end of Stage D – coverage of 100% minimum requirements of the network coverage obligation, as stated in Article 1.3(b)(1);

585(3) Rollout using frequency 700 MHz:
((a)) Rollout stages and timing
The network’s performance and services shall be provided in stages and at the times specified hereunder and while achieving a coverage level that does not undershoot the following minimum requirements:

Stage 1 – by the end of 36 months after the Record Date:

((a)) Service area: area in which 70% of the Population resides and not less than 65% of the area;

585 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

((b)) Road/route: 70% of the area of a single-digit road up to a three-digit road, route of a national and local railway track including stations, etc. and 60% of the area of a four-digit road and the route of cargo trains.

Stage 2 – by the end of 60 months after the Record Date:

((a)) Service area: area in which 99% of the Population resides and not less than 95% of the area;

((b)) Road/route: 99% of the area of a single-digit road up to a three-digit road, route of a national and local railway track including stations, etc. and 90% of the area of a four-digit road and the route of cargo trains.

In this clause – “the Record Date” – date of allotment of the frequency as a result of the 5G Tender;

((b)) The Licensee shall take action to rollout the network while making use of the frequency 700 MHz, as follows:

((1)) The Licensee shall submit a rollout plan in the format prescribed in the instructions of this appendix by no later than sixty (60) days after the Record Date; the rollout plan shall be attached to this License and shall constitute a part of the Engineering Plan.

((2)) The rollout plan shall include the following data:

(((a))) details of all communities in Israel, according to the Central Bureau of Statistics’ publication, divided into two categories – communities in central Israel and communities in outlying regions; the number of households in each community shall be specified beside each community and the total number of households in communities in central Israel and in outlying regions shall be specified; the planned date for completing the rollout plan in each community shall be specified beside each community;

(((b))) specify all roads; the road number shall be specified beside each road and the planned date for completing the rollout plan on the road shall be specified beside each road.

((3)) The Licensee may update the rollout plan and change the order of communities or the roads in which the network rollout is planned.

(4) 5G System at the frequencies of 3,500-3,800 MHz for Data Communications Service Using a Broad Frequency Band:

((a)) System rollout stages, timing and pace -

The system’s performance and services shall be provided in stages and at the times specified hereunder and while achieving a coverage level that does not undershoot the following minimum requirements:

Stage 1 – by the end of 36 months after the Record Date: coverage of 40% of the minimum requirements for the system coverage obligation as specified in clause 1.3(d)(1);

Stage 2 – by the end of 48 months after the Record Date: coverage of 70% of the minimum requirements for the system coverage obligation as specified in clause 1.3(d)(1);

Stage 3 – by the end of 60 months after the Record Date: coverage of 100% of the minimum requirements for the system coverage obligation as specified in clause 1.3(d)(1)(2.1);

Translation from Hebrew
The Binding version is the Hebrew version

Stage 4 – by the end of 84 months after the Record Date: coverage of 100% of the minimum requirements for the system coverage obligation as specified in clause 1.3(d)(1)(2.2);

In this clause – “the Record Date” – date of allotment of the frequency as a result of the 5G Tender;

((b)) The Licensee shall take action to establish a 5G System for Data Communications Service Using a Broad Frequency Band as follows:

(1) The Licensee shall submit a rollout plan in the format prescribed in the instructions of this appendix by no later than sixty (60) days after the Record Date; the rollout plan shall constitute a part of the Engineering Plan;

(2) The rollout plan shall include the following data:

City	Statistical Region number	Statistical Region classification	Community in central Israel/ outlying regions	Expected rollout date

(3) The Licensee may update the rollout plan subject to advance notice to the Director.

(4) The Licensee shall report the completion of a rollout in a Statistical Region according to that stated in clause 1.3(d) as of the date of Stage 1, according to the data included above in (2).

1.3	Minimum Requirements of the Obligation Network Coverage:

(a)	In the 3 generation technology:

(1)	The performance and services of the network will be provided while meeting the coverage level and shall be no less than the following minimum requirements:

Service area: an area in which 99% of the Population resides, and not less than 92% of the area;
(b) In the 4th Generation technology:

(1) in stages A through C, the network performances and its services shall be supplied while meeting the coverage level, and shall be no less than the following minimum requirements:

((a)) Service area: an area in which 97% of the Population resides, and not less than 75% of the area;

((b)) Settlement: each settlement separately, the coverage level shall be at least 90% of the settlement area.

Translation from Hebrew
The Binding version is the Hebrew version

((c)) Street / Route:

((1)) 90% of the area of a single digit, double digit and triple digit street, national and local railroad route, including stations, road structures and operational areas and tunnels in each street or national and local railroad route;

((2)) 75% of the area of a four digit street and national railroad route for cargo trains.

(2) in stage D, the network performance and its services shall be supplied while meeting the coverage level, and shall be no less than the following minimum requirements:

((a)) Service area: an area in which 99% of the Population resides, and not less than 90586% of the area;
((a1)) at the end of 48 months from the date of the Director's notice, instead of "service area" as set forth in section 1.3(b)(2)((a)) shall come:
Service area: an area in which 99% of the Population resides, and not less than 95% of the area.587

((b)) Settlement: each settlement separately, the coverage level shall be at least 95% of the settlement area.

((c)) Street / Route:

((1)) 95% of the area of a single digit, double digit and triple digit street, national and local railroad route, including stations, road structures and operational areas and tunnels in each street or national and local railroad route;

((2)) 80588% of the area of a four digit street and national railroad route for cargo trains. Except for roads: 3922, 8510, 6531, 3866, 8833 where the minimum requirements will be 85% of the road area589.

(c) Canceled.

586 Amendment No. 110
587 Amendment No. 110
588 Amendment No. 110
589 Amendment No. 110

Translation from Hebrew
The Binding version is the Hebrew version

(d)590 Minimum requirements for the obligation to rollout a 5G System at the frequencies of 3,500-3,800 MHz for service using a broad frequency band:

5G System performance and its services shall be provided while achieving a level of coverage that does not undershoot the following minimum requirements:

(1)
5G Service Area: area to be comprised of a mix of Statistical Regions according to the Central Bureau of Statistics’ classifications, and provided that the mix of regions will lead to cumulative points according to the legend specified hereunder; points shall be given for completing the rollout as specified hereunder in clause (2) in the said Statistical Regions according to the table below; the total points shall not be less than 500 points.

(2)	Completion of a rollout in a Statistical Region shall be defined in the following manner:

Classification of a Statistical Region according to CBS classifications	Community in central Israel	Community in outlying regions
Residential	1 point	2 points
Open area	2 points	3 points
Institutional
Public complex	3 points	4 points
Industry

(2.1)	By Stage 3:

((a))	Statistical Region classified as a residential area according to the CBS classifications – coverage level of at least 80% of the Population residing in that area.

((b))	Statistical Regions classified as nonresidential areas according to the CBS classifications – coverage level of at least 80% of the area of that Statistical Region.

(2.2)	Stage 4:

((a))	Statistical Region classified as a residential area according to the CBS classifications – coverage level of at least 99% of the Population residing in that area.

((b))	Statistical Regions classified as nonresidential areas according to the CBS classifications – coverage level of at least 95% of the area of that Statistical Region.

(3)
After a rollout in a Statistical Region as stated has been completed, and reported as stated in clause 1.2(b)(4)((b))(4), the Licensee shall not be allowed to eliminate a Statistical Region that it had reported, except subject to the Director’s approval, and provided that it complies with the minimum requirements under the obligation to rollout a 5G System at frequencies of 3,500-3,800 MHz for service using the broad frequency band specified in this clause. The Director shall exercise his authority while considering, inter alia, the harm to be caused by discontinuing the provision of the service.

590 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

1.4	Service Quality:

(a)	Blocked Calls and Dropped Calls 591using 2G or 3G or VoLTE technology:

(1)	A percentage of Blocked Calls at peak times shall not exceed two percent (2%) and the percentage of Dropped Calls at peak times shall not exceed two percent (2%);

(2)	Up to ten percent (10%) of all sectors shall allow for deviation beyond two percent (2%).

(3)	Amount of Blocked and Dropped Calls shall be measured in the following manner:

((a)) the measurement shall refer to a one-hour time frame;

((b)) the peak time to which the measurement shall refer shall be the busiest time of the system, during the week, which is not a Hol Hamoed or holiday eve;

((c)) the measurement and the calculation of the percentage of Blocked or Dropped Calls shall be performed by the Licensee of each sector and the system in general. The data shall be presented in a graphical manner and shall be forwarded to the Ministry in the framework of the engineering system report 592while segregating the generations and combining all generations.

(b)	Reception Level:

(1)
The reception level of a reference signal for 3rd generation services will be determined according to the most updated standards of ETSI/3GPP for 3rd generation, so that the provision of telephony services will be possible for coverage outdoors, according to the limiting channel of the upward and downward channel;

The Licensee will perform a prediction once a year for each section and for each cell. The data will be presented and given to the office as a national coverage map and in a defined format in the 3information request regarding provision of periodic data, Appendix K-Information on cellular coverage.

3 Amendment No. 113
591 Amendment No. 107
592 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

(2)
The reception of a reference signal for 4th Generation services to networks on a broadband of 15/20 MHz of signals received from descending/upward channel, according to the limiting of the two, under the ETSI593 standard, according to a bandwidth of 5 MHz, shall be:

4th Generation network	Reception Range (dbm)
Descending Channel	Upward Channel
1800 frequencies	-101.5 (Site in open area)
Mhz	-93.5 (site in constructed area) For indoor coverage – relief of 20db.

The examination shall be performed once per year by the Licensee for each sector and each cell. The data shall be presented and delivered to the Ministry by way of a national coverage map in the 1information request regarding provision of periodic data, Appendix K-Information on cellular coverage.

594(3) Level of signal reception attributed to 5G Services to networks at a bandwidth of 15/20 MHz of the signals being received from the decreasing/increasing channel, whichever is more limiting, according to the ETSI standard, according to a bandwidth of 5 MHz shall be:

5G Network	Reception threshold (dBm)		Type of area
	Decreasing channel	Increasing channel
Frequencies of 3,500-3,800 MHz	- 98.5	-101.5	Open
		-93.5	Built-up

1 Amendment No. 113
593 http://www.etsi.org/deliver/etsi_ts/136100_136199/136104/10.01.00_60/ts_136104v100100p.pdf 16
Tables 7.2.1-3, 7.2.1-2, 7.2.1-1
http://www.etsi.org/deliver/etsi_ts/136500_136599/13652101/11.02.00_60/ts_13652101v110200p.pdf
Table 7.3.3-1
594 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

 For indoor coverage – relief of 20 db.

(c)	Service provision pace:

(1)	Canceled;

(2)	In regards to the proper existence of data communications in 4th Generation, the record data pace per sector in the descending channel/upward channel:

Table 1	Record data pace (Mbps) in a network of 20 megahertz bandwidth
Data Upload	At least 100
Data Download	At least 50

Table 2	Record data pace (Mbps) in a network of 15 megahertz bandwidth
Data Upload	At least 80
Data Download	At least 40

The Licensee shall measure once per quarter the provision of record service pace and shall present the data and the method of examination in the framework of the engineering system report.

Translation from Hebrew
The Binding version is the Hebrew version

5951A.	LTE Technology Network
1.1a	Definitions

"Population"	-	The general population in an area, according to the publications of the Central Bureau for Statistics;
"Coverage Ratio"	-	The ratio between the rate of households in Periphery Settlements and the rate of households in Central Settlements;
"Central Settlements"	-	A settlement that is defined by the Central Bureau for Statistics as a settlement at a "middle" level, at a "central" level and a "very central" level;
"Periphery Settlements"	-	A settlement that is defined by the Central Bureau for Statistics as a settlement at a "very peripheral" and "peripheral" level;

595 Amendment No. 77

Translation from Hebrew
The Binding version is the Hebrew version

"Road"	-
The area (length x width) of every road whose number is up to 4 digits inclusive as well as the route of the national and local train tracks in the area of the State of Israel, during the License term; The width of the road or the route of the national and local train tracks will include the width of the road/actual route+5 meters on each side of the road/route;

"Population Concentration"	-	An area in which from time to time or continuously there is population concentration, for example designated beaches, sports stadiums, parks, nature reserves, markets, etc.

"Coverage Level"	-
Broadcasting and reception of electromagnetic signals that allow normal existence of any service for cellular handsets that are 1.5 meters above sea level;

For this matter-normal existence of a service will be considered a service that is provide in the coverage level, while complying with minimum requirements for environmental matters as set forth in this article;

"Area"	-	The total area that the Law, jurisdiction and administration of Israel apply to;
"Blocked Calls"	-
Calls and data communication or interconnections that cannot be completed or messages that cannot be relayed immediately upon the communications order as a result of unavailability of network resources or resources related to interconnection between the network and other networks;

"Dropped Calls"	-	Calls and data communication or interconnections that were terminated not by the initiative of the Subscriber that initiated the call/interconnection or the receiver of the call.

Translation from Hebrew
The Binding version is the Hebrew version

1A.2	Deployment obligations for the LTE technology network

Upon building  an LTE technology network, the Licensee will act as follows:

(1)
Will submit a deployment plan for the LTE technology network in the format set out in the provisions of this Appendix no later than thirty (30) days after the determination date; The deployment plan will become an integral part of the engineering plan. In this article, "the Determination Date"- July 15, 2014.

(2)	The deployment plan will include the following data:

a)
It will include details of all the settlements in the country, according to the publications of the Central Bureau for Statistics, divided into two groups- settlements in the center and settlements in the periphery; next to each settlement the number of households in that settlement should be marked and it should also note the total number of households in central settlements and in  periphery settlements; next to each settlement it should note the planned date for finishing the deployment plan with respect to that settlement;

b)
It will note all the Roads, according to the publications of the Central Bureau for Statistics; next to each Road it will note the Road number and the planned date for finishing the deployment plan on the Road.

(3)
The Licensee may update the deployment plan and change the order of the settlements or Roads in which the network deployment is planned, by giving the Director notice of this up to 30 days before the date that was planned for the deployment as long as the updated deployment plan complies with the provisions of this Appendix.

(4)	The deployment speed shall be as follows:

a)	The Licensee will deploy the network at a deployment ratio that shall not be less than one (1).

1A.3	Synchronization of clocks

The Licensee, who is operating a network at the frequencies of 3,500-3,800 MHz shall comply with the frequency, time and phase synchronization requirements as defined in the standards IEEE 1588v2 and ITU-T G8271.1.

Translation from Hebrew
The Binding version is the Hebrew version

2.	Gauges of Quality of Service to Customers and Subscribers

2.1	Cancelled596

2.2	Cancelled597

2.3	Bills to Subscribers:

(a)	Subscribers' bills shall set out:

(1)	a monthly charge (fixed payment)
(2)	conversation duration or airtime duration (minutes, seconds)
(3)	volume of data consumption (kB, MB) - if the service provided is priced in accordance with data transfer volume.
(4)	other charges (such as for receipt of information, SMS transmission, M-Commerce)
(5)	a combination of the above billing methods.

(b)	Structure of the Bill:

Bills shall be sent in a fixed structure as set out below:

(1)	After payment, the bill shall act as a receipt which includes:

the sum to be paid without VAT, the amount of VAT and the total to be paid including VAT.  This part shall also contain details of the identity of the Licensee and of the Subscriber.

(2)	The Licensee may include information regarding special offers and personal notices to the Subscriber.

(c)	Issue and Dispatch of Bills

(1)	The Licensee shall issue bills to its Subscribers on a monthly basis or at such other time, with the consent of its Subscribers.
(2)
A subscriber that wishes to disconnect from the Licensee shall receive a final bill at the closest possible date and no later than two months after the date of disconnection598. A Subscriber wishing to disconnect from the Licensee shall receive a final bill on the nearest possible date, and no later than two months after the date of disconnection.

596 Amendment No. 91
597 Amendment No. 91
598 Amendment No. 60

Translation from Hebrew
The Binding version is the Hebrew version

(3)	599

600If the subscriber and Licensee agree on payment by installments for a handset purchased by the subscriber from the Licensee and the commitment agreement of the subscriber with the Licensee is terminated before the subscriber has completed all payments for the handset purchased from the Licensee, the Licensee shall send the subscriber a final bill for the Licensee's services and afterwards may send the subscriber bills only for the handset.

(4)
After collecting the amount for payment as detailed in the final bill, the Licensee shall not be permitted to collect from the subscriber, by a method of payment that the subscriber gave, any payment that is not for goods, without prior written explicit consent from the subscriber. The Licensee shall keep a copy of the subscriber's consent, and shall make it available for delivery to the Director, upon his demand, within five (5) working days from the day it was delivered to the Licensee.

6012.4      Gauges for handling consumer complaints

(a)	The level of handling complaints in writing-the response times to the complaints shall be no more than 14 working days, and 5% of the applications should be answered within one month.

(b)	Gauges for the quality of service for service centers-
-	90% of the applications should be handled directly by the service representatives, until resolved.
-	No more than 10% of the applications, of which some will arise from the escalation of complaints, should be referred to higher levels.

(c)
Applications that will be handled by the higher levels-in any case where the reply of the Ombudsman602 does not satisfy the applicant, the application shall be referred to the management level that will re-examine the application and will directly respond to the applicant. In any case, the applicant shall receive an answer within thirty days from the date of his application.

(d)	The Licensee shall not make use of a telephone number in an MRT area code for the purpose of the Ombudsman receiving complaints via facsimile.

599 Amendment No. 50
600 Amendment No. 57
601 Amendment No. 41
602 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

6032.5	Manner of Execution of a Computerized Graphic Signature

(a)
Subscriber identification- The Licensee shall perform identification of a subscriber before revising the subscriber agreement or signing a new subscriber agreement, by means of an identifying document that bears a photograph or a power of attorney together with an identifying document of the legal representative.

(b)
Use of a Digital Screen- The Licensee shall allocate for the subscriber's sole use a digital screen during the duration of the transaction until its completion and shall allow the subscriber a reasonable amount of time to review the entire agreement and to understand its contents before he is required to sign it.

(c)	Signature of the Subscriber-marking "form for services access" and a signature on the documents relevant to the agreement shall only be done by the subscriber.
(d)
Fixed Signature-each separate signature shall be locked and fixed in place with its unique characteristics, in a manner that enables being able to prove that this signature is not a result of "cut and paste" of another signature of the subscriber that was signed elsewhere in the subscriber agreement or on other documents. In addition to the aforesaid, each signature will have an additional layer of information that will document the exact time of the signature (date and exact time in seconds).

(e)
"Locking" of an Agreement- once the entire agreement is signed, the agreement document will be "locked" in a manner in which it will be possible to identify a change made to the agreement after the date of its signature. "Locking" of an agreement by a secure electronic signature or approved electronic signature (hereinafter-electronic signature) of the Licensee, as defined in the Electronic Signature Law, 2001, immediately after it has been signed by the subscriber, shall be considered as a reasonable means of locking the agreement and protecting it from changes.

(f)
Document Preservation-The Licensee shall preserve documentation of all of the agreement documents in accordance with the requirements of Article 106A604 of its license and shall take reasonable means to prevent the addition or removal of documents to the electronic archive system in an undocumented manner. The Licensee shall take necessary steps to ensure that that the contents of the agreement are preserved without changes from the date of its editing throughout the preservation period, while taking into account technological changes or changes in encryption methods that are used for preserving documents. The Licensee will be able to prove to the Ministry at any time that it has taken the said steps and procedures.

603Amendment No. 69
604 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

(g)	Receipt of a Copy of the Subscriber Agreement-
(1)	The subscriber may choose from two possibilities for receiving documents at the time of execution of the transaction (by marking x in one of two boxes):
(a)	First box-receipt of only the "the Plan Basics page"605;
(b)	Second box-to receive the entire signed agreement.
(2)	The subscriber shall confirm his choice with his signature. The signature place shall be next to the above 2 boxes.
(3)
A subscriber that requests to receive only the Plan Basics page606, will need to mark his e-mail address or fax number to which the entire signed agreement will be sent (including the Plan Basics page607").

(4)	The sales representative shall type in the e-mail address or fax number, to where the entire agreement will be sent (from his keyboard).
(5)	The address or fax number shall appear under and next to the above boxes.
(6)	The subscriber shall confirm by his additional signature that this is his e-mail address or fax number to where the entire agreement will be sent.
(7)	As a result of the above-mentioned: a subscriber that does not have an e-mail address or fax number shall receive the entire agreement at the time of execution of the transaction.

(h)	Identification of the Representative-each agreement shall include an unequivocal identification of the representative (full name and signature).
(i)
The Licensee shall maintain a signed copy of the subscriber agreement; the said copy shall be available at the Licensee to be presented to the Director, within five (5) working days from the date of the transaction;

605 Amendment No. 87
606 Amendment No. 90
607 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(j)
If the subscriber wishes to make changes to the terms of the subscriber agreement, including a request to receive an additional service, to cancel a service or to join a service package- at the time of the change request a printed notice shall be given to the subscriber that bears the name or logo of the Licensee in which the details of the changes made shall be noted, the effective date as well as the full names of the Licensee's representative and the subscriber and their original signatures. The Licensee shall maintain a copy of the signed notice and make it available to be presented to the Director, within five (5) working days from the date of execution of the subscriber's request.608

(k)	Door to Door Sales-The above detailed rules shall apply also to door to door sales.
(l)
609Purchase/rental of MRT Terminal Equipment without purchasing MRT Services – the rules specified above shall also apply to a transaction of this type, apart from that stated in subclause (g).  The purchase agreement and the tax invoice must be delivered to the applicant at the time the transaction is executed

608 Amendment No. 87
609 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

610Appendix E1 - Fair Disclosure in Telephone Bills

General

1. The telephone bill (hereinafter referred to in this Appendix as the “Bill”) to be presented by the licensee to a subscriber shall be clear, legible and comprehensible; the Bill shall include accurate details about the components of the charge demanded, as set forth in this Appendix.

1A.The telephone bill will include the payment for all of the services and goods that are present in the Plan Basics.611

2. The Bill shall include the following parts:

(a)	“Billing Summary”;

(b)	“Billing Details” including:

1)	Details of fixed charges, variable charges, one-time charges, credits and reimbursements, within the meaning in section 8 E of this Appendix;

2)	Information on usage patterns;

(c)	“Call Details”.

3. The Bill shall be constructed using a bottom-up method, with its bottom level being Part C - “Call Details”, above it Part B - “Billing Details” and at the top level Part A - “Billing Summary”.

4. The Company name and logo shall be displayed on each page of the Bill, including on the “Call Details”.

5. The licensee shall issue a “Billing Summary”, “Billing Details” and “Call Details” for each telephone number separately. The licensee may issue to a subscriber holding several telephone lines one “Billing Summary” to refer to all the telephone numbers in the possession of the subscriber, provided that the “Billing Summary” sets forth each of the telephone numbers to which the Bill relates (see examples 1 and 2). “Call Details” and “Billing Details” shall be issued by the licensee for each telephone number separately. Notwithstanding the above, a subscriber in possession of several telephone numbers may demand from the licensee to receive a separate “Billing Summary” for each telephone number in his possession. In this regard, a PRI line shall be deemed one telephone number.

6. Amounts in the Bill shall be rounded off and shall be set forth according to the provisions of section 2.2.2 of Israeli Standard 5262 - “Honesty in Billing and Fair Disclosure in Telephone Bills” (hereinafter referred to in this Appendix as the “Standard”) and the provisions of the General License on this matter. It should be clarified that in respect of the manner of calculating the billing amount, in contrast to the manner of presenting the “Call Details”, and the “Billing Details”, as determined in the provisions, the licensee must calculate this pursuant to the tariff provided in the Regulations, with no rounding off.

610 Amendment No. 50
611 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

7. The Ministry of Communications’ website in the section on “General Licenses” has examples of telephone bills drawn up pursuant to the detailed provisions of this Appendix (hereinafter referred to in this Appendix as the “Examples”). The Examples are based on telecommunications agreements and tariff plans marketed in 2008 by the general licensees. The examples are for the sake of illustrating the mode of implementation of the provisions only. In the case of any inconsistency  between the provisions and the Examples, the binding version is that in the provisions.

Part A - “Billing Summary”

8. The following details shall be presented in the “Billing Summary”:

A. Subscriber Details –
1)	First name;
2)	Surname;
3)	Address and email address612;
4)	Customer number;
5)	Telephone number and/or PRI line number by means of which the services on account of which the Bill is presented to the subscriber were provided;

B. Licensee Details -
1)	Company name;
2)	Company management address;
3)	Customer service telephone and facsimile numbers;
4)	Company website address.

C. Dates613 -
1)	Bill execution date;
2)	Manner in which the Bill was sent;
3)	Bill period;
4)	Last date for Bill payment - in respect of a Bill not paid by standing order or by credit card;
5)	The date that the method of payment will be charged- in respect of a Bill not paid by standing order or by credit card;

D. Notices to Subscriber
1) Notice on the option of filing a complaint to the Ombudsman of the Licensee and regarding his authorities and ways of contacting him as set forth in section 61.3 and 61.4.614

2) The licensee’s address, telephone number, facsimile number and email address by means of which the subscriber may request the Licensee to suspend, disconnect or terminate the service or deliver to the Licensee a notice of cancellation, within the meaning in section 13D of the Consumer Protection Law, 5741- 1981.615

612 Amendment No. 87
613 Amendment No. 87
614 Amendment No. 87
615 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

3) Information on offers and personal notices to the subscriber, at the decision of the licensee.

E. Billing charge inclusive616 of VAT, as set forth below:

1) Fixed charges - charges applying to the subscriber not dependent on the scope of usage;

2) Variable charges - charges applying to the subscriber dependent on the scope of usage;

3) One-time charges, such as charges for “Exit Fee”, linkage and interest differentials charge for a monetary debt, charge for collection expenses, etc. (hereinafter referred to in this Appendix as “One-Time Charges”);

4) 617Benefits/Credits- for example: Benefit of providing a service at a discount or free of charge for a fixed period or a benefit of  providing a discount for the entire rate plan for a fixed period of time, credit for return of old terminal equipment, etc. (in this Appendix-"Benefits/Credits");

5) Financial reimbursements for surplus charges and interest and linkage differentials in respect of excess charges618 (hereinafter referred to in this Appendix as “Reimbursements”).

6) Purchase of products619

F. Total payment amount will be presented as set forth below:

1) Total payment amount exclusive of VAT; the amount shall be calculated according to the charges summary presented in the “Subtotals Summary” and the “Billing Summary”;

2) VAT amount;

3) Total payment amount, plus VAT.

F. All charges appearing in the “Billing Summary” shall be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point.

Part B - “Billing Details”
9. Part 1 of the “Billing Details” will include information on fixed charges, variable charges, One-Time Charges, Credits and Reimbursements, as set forth below:

(a)
“Billing Details” will include general information on the tariffs plan according to the terms of which the subscriber is charged, including the date on which the tariff plan takes effect, detailing its principal rates, including VAT, insofar as the amount of the payments or tariffs for the services purchased by the subscriber are to be changed, the licensee shall indicate the amount of the new payments or rates for the said services or the amount of the said benefits, including VAT, or the quantities of new consumption units and the date of entry into effect.620

616 Amendment No. 87
617 Amendment No. 87
618 Amendment No. 87
619 Amendment No. 87
620 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(b)	If the subscriber’s agreement includes a commitment period the licensee must note on every bill in the “Billing Details” the following details:

1)
The duration of the commitment period and its date of expiration; the provisions of this subsection shall not apply in respect of a transaction where there is no obligation to give a collection notice as stated in section 13A(d)(2)(b) of the Consumer Protection Law, 5741-1981.

2)
The payment the subscriber will be asked to pay if he requests to terminate his agreement with the licensee prior to the expiration of the commitment period to the company or the tariff plan (“Exit Fee”) in the course of the billing period following the present billing period (hereinafter referred to in this Appendix as the “Subsequent Billing Period”). In the event that the amount of the Exit Fee changes throughout the Subsequent Billing Period, the time point of reference for determining the amount of the Exit Fee shall be the middle of the Subsequent Billing Period (see Example 1).

3)	Cancelled621

4)
The licensee will present to the subscriber written details in respect of the mode of calculation of the Exit Fee within 14 days of the date the subscriber submitted a request to the licensee’s customer service center or the Ombudsman.

(c)	“Billing Details shall be presented by means of a table composed of columns and rows, as set forth in the Examples.

(d)	Each service provided to the subscriber in the course of the Billing Period shall be presented in the “Billing Details” in a separate row, with the following details:

1)
Name of service; the name of the service shall identify as clearly and as accurately as possible, the service provided to the subscriber; respecting a service provided to the subscriber not by means of the licensee, the licensee shall present the details of the service provider, including its name and a telephone number by means of which it can be contacted;

2)
Quantity for service unit622623; quantity measured in time will be presented in the form of mm:ss (minutes: seconds). Quantity measured by data volume will be presented as a decimal number in MB to a degree of accuracy of at least 3 digits after the decimal point. The quantity of internet pages viewed or text messages will be presented as a natural number.

3)
Tariff for service unit624; the tariff will be presented as a decimal number in New Israeli Shekels, to a degree of accuracy of at least 3 digits after the decimal point. The tariff is composed of several payment components, such as one tariff for the licensee’s services and a second tariff for reciprocal link or for international phone service, will also be presented as one inclusive tariff (see Examples 1 and 2).

621 Amendment No. 87
622Call units, texts, internet data
623 Amendment No. 87
624 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

Calls in respect of which the tariff varies in the course of performance, such as a transition from off peak to peak rates and from peak to off-peak rates, a change in tariff in the course of a conversation, including a conversation started within the scope of a “pay as you go” plan and exceeding the minutes in the course of performance, will be presented collectively within the “Calls at Variable Tariff in the Course of a Call” service; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount in the “Subtotal Row”, within the meaning in section 11I of the Appendix by the quantity (see Example 5 – Version A). To the extent that a call in the “Calls at Variable Tariff in the Course of a Call” is presented as set forth in the concluding part of section 11L below, the “Average Tariff” will not be required to be presented and the tariff will be presented according to each segment separately (see Example 5 - Version B).

Tariff for calendar time unit625- the tariff will be presented as a decimal number in NIS with an accuracy of 2 digits after the decimal point.

4)	The charge amount; the charge amount will be calculated by multiplying the quantity by the tariff and will be presented as a decimal number with an accuracy of 2 digits after the decimal point.626

5)
In the event that there is also a fixed charge for each individual call, the number of calls made and the fixed tariff per call shall also be presented in the same row and the charge amount shall be calculated by multiplying the number of calls by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

(e)
The “Fixed Charges”, "variable charges"627, “One-Time charges”, “Credits”, and “Reimbursements” and "Linkage differences and interest"628 as specified in sections 60.8 and 83A, shall each be presented in the “Billing Details” in a separate group (see Examples 3 and 5).

(f)
The licensee shall notify the subscriber in the Bill of his option to request written details in respect of the mode of calculation of the “One-Time Charge”; the licensee will furnish the subscriber with such written details within 30 days of the date of submission of a request by the subscriber on the matter to the licensee’s customer service center or the Ombudsman (see Examples 3 and 5).

(g)
Charges will be noted in the “Billing Details” for sale of goods that were purchased or rented as part of an agreement to receive MRT services629 and charges for services which are not telecommunication services.

625 Amendment No. 87
626 Amendment No. 87
627 Amendment No. 87
628 Amendment No. 57
629 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(h)
The “Billing Details” shall include subtotals of charge amounts inclusive630 of VAT, for fixed charges, variable charges, One-Time Charges, Credits and Reimbursements (“Subtotal Row”). The amount to be charged in each Subtotal Row will be moved from "Bill Details" to "Bill Total"631.

(i)	The final charge amount will be presented inclusive of VAT632.

(j)	Cancelled633

(k)	All charge amounts appearing in the “Billing Details” will be presented as a decimal number in New Israeli Shekels to a degree of accuracy of two digits after the decimal point634.

(l)	The Licensee is not permitted to present in the Billing Details tariffs and amounts to be charged without VAT.635

10. In Part 2 of the “Billing Details” the licensee shall present in graph form or in any other manner in respect of each telephone number to which the telephone bill relates information about usage patterns, as set forth below:

(a)
The rate of utilization of each package of services included in the tariffs plan to which he is a subscriber, including packages of services granted to a subscriber within the scope of the fixed charge including international roaming packages636;

(b)	Details of charges according to categories of services;
(c)
Distribution of call minutes and text messages according to categories of licensees on whose network the call was completed (internal network, external network according to category of licensee - mobile radio-telephone, internal domestic fixed line telephony).

Part C - “Call Details”
11. The details set forth below shall be presented in the “Call Details”:

(a)	“Call Details” shall include information about all the services provided to the subscriber in the period to which the Bill relates.

(b)
Each “category of service” shall be set forth in a separate group under the heading of the service name, with each item in the “category of service” being presented in a separate row, pursuant to the provisions of subsection 11E. Respecting PTT services, no details are required for each call separately.

(c)	Presentation of data in relation to each “category of service” appearing in the “Call Details” will be carried out in ascending chronological order.

630 Amendment No. 87
631 Amendment No. 87
632 Amendment No. 87
633 Amendment No. 87
634 Amendment No. 87
635 Amendment No. 87
636 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(d)	“Call Details” will be presented in table format pursuant to the details in the Examples.

(e)	In respect of each item appearing in the “Call Details”, at least the following data shall be noted:
1) Date of performance637;
2) Time (hh:mm:ss);
3) Call destination (if any);
4) Quantity for service unit638;
5) Tariff inclusive639 of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 3 digits after the decimal point.
6) Charge amount inclusive640 of VAT, to a decimal number in New Israeli Shekels to a degree of accuracy of at least 2641 digits after the decimal point.

(e1)
642 Notwithstanding the provisions of sub-clause (e), the license holder is permitted to  not present details of the cellular data consumed daily but rather only the total volume of cellular data consumed daily. The Licensee shall keep a record of cellular data details consumed daily and will submit them to the subscriber at his request.

(f)
The tariff presented shall be the tariff according to which the subscriber is charged, viz., for example, after a discount, if any, the cheaper tariff offered to the subscriber within the scope of any offer, etc.

(f1)	643 The Licensee is not permitted to present in the call details tariffs and amounts charged without VAT.

(g)
The quantity, tariff and charge amount will be presented in adjacent columns if possible, so that the quantity multiplied by the tariff will give the charge amount. If there is also a fixed charge per call the quantity of calls made and the fixed charge per call shall be presented and the charge amount will be calculated by the quantity of calls multiplied by the fixed charge tariff per call plus the quantity multiplied by the tariff (see Example 4).

(h)
Quantity measured by time will be presented in the form of mm:ss (minutes: seconds); quantity measured by data volume will be presented as a digital  number in MB, while the data volume allocated to a subscriber for the bill period is up to 1GB and in GB when the data volume allocated to a subscriber for the bill period is more than GB644  to a degree of accuracy of at least 3 digits after the decimal point; the quantity of internet pages viewed or text messages will be presented as a natural number.

637 Amendment No. 87
638 Amendment No. 87
639 Amendment No. 87
640 Amendment No. 87
641 Amendment No. 87
642 Amendment No. 87
643 Amendment No. 87
644 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

(i)
Any “Category of Service” appearing in the “Call Details” will include a summary row in which will be set forth only645 the total quantity for which the subscriber is charged 646(hereinafter referred to in this Appendix as the “Subtotal Row”). The total quantity in the Subtotal Row will be moved from the "Call Details" to the "Bill Details".647

(j)	Cancelled.648

(k)	The presentation of each Subtotal Row shall be made in a prominent manner.

(l)
A call whose tariff is variable in the course of performance thereof, such as a transition from off-peak to peak rate or from peak to off-peak rate, a change in tariff in the course of the conversation, including a conversation starting within the scope of a “pay as you go” program and exceeding the minutes in the course of performance thereof, will be presented within the scope of “Calls at Variable Tariff in the Course of a Call”; the tariff will be presented under the column “Average Tariff” and will be calculated by dividing the charge amount into the quantity (see Example 5 - Version A). A call whose tariff is variable in the course of performance thereof may also be presented in another form in which the charge tariff, the quantity and the charge amount, as well as the total charge of the call will be presented in respect of each segment of such call (see Example 5 - Version B).

(m)
The licensee may provide a subscriber making an express request, with Call Details in chronological order in which the calls were provided with no separation between categories of services, provided that it notifies the subscriber within the scope of the “Call Details” that he may receive “Call Details” also pursuant to the format determined in section 11(b).

645 Amendment No. 87
646 Amendment No. 87
647 Amendment No. 87
648 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

649Appendix E2-Services Access Form650651

Access form for services through the cellular handset that are charged in the telephone bill

Name of the Licensee
Methods for sending the form:
Address
E-mail address
Fax number
Date:______________

I, the person whose details appear below, request access to the services detailed below, for the telephone number noted in this form as follows:

Subscriber Details
Name of the subscriber/company:___ I.D./Company No._____________________
Address:____Telephone No.__________

Mark X according to your choice and sign. For your information, not marking shall mean blocking the possibility to receive the service except for outgoing international call services.

No.	Type of Service			Block	Open
1.652	International cellular data service without a package/international cellular data plan			o	o
	(a) This section is intended only for a business subscriber;			o	o

(b)          A subscriber who finances cellular data from his own pocket will be blocked for international cellular data and will not be charged for it and he does not have a package/international cellular data plan;
				o	o
	(c) Blocking does not prevent cellular data through WiFi;			o	o
	(d) Marking "Open" in this section does not include the opening for services in Jordan and Egypt.			o	o
1A.653	Cancelled			o	o
2.	Content service and/information in or in a one-time payment	a.
Receipt or download of content through the internet, watching it and/or listening to it on a one time basis (for example: download or watching a video clip, listening to a song, download of a ringtone, download of a video clip, download of a game and all on a one time basis)
				o	o
		b.	Sending of an sms at a special date in order to vote as part of a televised show on a one time basis (for example: voting for a reality show on a one time basis).	o	o
		c.	Making a donation by sending an sms on a one time basis (for example: a donation to an organization on a one time basis)	o	o
d.
Receipt of useful654 information on a one time basis (for example: information about transportation routes, professionals, financial information, information regarding receipt of registered mail655, and all on a one time basis).
				o	o
		e.656657	Receipt of content on a one time basis (for example: a quiz, lottery, survey, poll, astrology forecast, receipt of a link to download a video and all on a one time basis)	o	o
3.	Content service and/or continuous information	a.
Receipt or download of content through the internet, watching it and/or listening to it on a one time basis (for example: a subscription to download or watch a video clip, a subscription for a music service, or a subscription to download ringtones or a subscription to download video clips and a subscription to download games)
				o	o
b.
Receipt of content and/or information not on a one time basis (for example: a subscription for the receipt of news updates, a subscription for the receipt of sports results, a subscription for the receipt of trivia questions and a subscription for the receipt of diet recipes)
				o	o
4.	Voice or visual content service to 1-900 and 1-901 numbers at a special tariff			o	o
		a.	Numbers in the 1-900 prefix at a rate of up to 50 agorot per minute And not more than NIS 30 for the entire conversation.	o	o
		b.	Numbers in the 1-901 prefix at a tariff that does not exceed NIS 50 for the entire conversation.	o	o
5.	International call service658			o	o
6.	Cancelled659			o	o
     By signing this agreement in the presence of a Licensee representative-I declare that this form was marked and signed by myself

Name of Licensee representative:______________Signature of Licensee representative________________

Subscriber Signature__________________

649 Amendment No. 57
650 Amendment No. 58
651 Amendment No. 72
652 Amendment No. 87
653 Amendment No. 87
654 Amendment No. 87
655 Amendment No. 87
656 Amendment No. 87
657 Amendment No. 87
658 Amendment No. 87
659 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Appendix E3660
Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet

Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
Licensee’s name Methods for sending the Questionnaire: Address Electronic mail address Facsimile no.
Date: ____________
I, according to my details listed below, request to receive the Bill and to publish my telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet, as follows:
Subscriber’s details
Name of the Subscriber/Company: _________________ ID/Co. no. ________ Address: __________________
Mark your choice with an x, complete as needed and sign.

1.
Mode of receipt of the Bill
☐ Regular post
☐ Electronic mail with a file attached
☐ Text message (SMS) with a link – telephone number:
☐ The Licensee’s website
☐ Other electronic means at the Licensee’s discretion

2.
Publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
☐ All telephone numbers – unlisted
☐ All telephone numbers – published
☐ Particular telephone numbers – unlisted; and the rest – published
The unpublished / published telephone numbers (mark your choice) are:
_________, __________, ____________, ____________, _____________
And the rest are unlisted / published (mark your choice).

In this engagement, in the presence of a representative of the Licensee – I declare that I marked and signed this form
Name of Licensee’s representative: ___________ Signature of the Licensee’s representative: ___________
The Subscriber’s signature: _______________

660 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Appendix E4661- Telephone Call Centers

1.	Staffing of a telephone call center
(a)
A telephone call center for handling Subscribers’ calls regarding any malfunction in the receipt of MRT Services, regarding theft or loss of MRT Terminal Equipment and regarding international roaming service shall be staffed twenty-four (24) hours a day all year round; the Licensee is allowed to not operate a telephone call center as stated on Yom Kippur.

	(b)[2]	A telephone call center for the purpose of accepting calls about the Licensee’s services, which are not calls as stated in subclause (a) shall be staffed for forty- five (45) hours a week:
(1)
The Licensee may shorten 8 of the 45 hours in the same week for each holiday that week.

For this section, "holiday"-both days of Rosh Hashanah, Yom Kippur, the first and eighth day of Sukkot, the first and seventh day of Passover, Shavuot, Independence day, election day for the Knesset and election day for local municipalities.

(2)
The Licensee may shorten 5 of the 45 hours in the same week for a holiday eve that occurs that week.

For this section, "holiday eve"- the eve of Passover the eve of Sukkot, the eve of the eve of Shavuot, Chol Hamoed and the eve of the Memorial Day for the Fallen Soldiers of Israel and Victims of Terrorism.

(c)
The Licensee is allowed to not operate a telephone call center, as stated in subclause (b) on Saturdays and on the following Israeli holidays: on the two days of Rosh Hashanah, on Yom Kippur, on the first day of Sukkot and on Shmini Atseret, on the first and seventh days of Passover and on Shavuot, on Independence Day, on the parliamentary election day and on the general election day to the municipal authorities662.

1.1	Digital Call Center

In addition to the telephone call center, as set forth in section 1(b), the Licensee shall operate a digital communications means (for example: text message or chat) for the receipt of inquiries regarding the Licensee's services that are not inquiries as set forth in section (1)(a).

1 Amendment No. 116
661 Amendment No. 91
662 Amendment No. 92

Translation from Hebrew
The Binding version is the Hebrew version

2.	Publishing of information about the activities of telephone call centers
	(a)	The Licensee must publish the information about the activities of all of its telephone call centers clearly and conspicuously in each of the following:
		(1)	in the engagement agreement between the Licensee and Subscribers;
		(2)	on the Licensee’s website;
		(3)	in every Bill to be issued by the Licensee;
		(4)	in documents sent on the Licensee’s behalf to Subscribers concerning customer service.
	(b)	The information that the Licensee shall publish as stated in subclause (a) shall include the following:
		(1)	the days of operation of the centers;
		(2)	the hours of operation of the centers;
		(3)	the telephone numbers of the centers.
3.	Accessing a telephone call center
	(a)	A telephone call center shall be accessed through a “free caller service” (1-800 service); the Licensee must enable access to any such telephone call center from any domestic network.
	(b)	The Licensee may enable any telephone call center to be accessed through additional domestic telephone numbers.663
(c)
If the Licensee provides international roaming service, it must enable any Subscriber who is located abroad to call a telephone call center at no charge, as specified in subclause 1(a), provided that the call is made using a telephone number on the Licensee’s network.

4.	Routing of calls in a telephone call center
(a)
Upon the initiation of interactive communications between a caller and the Interactive Voice Response system installed at a telephone call center (“IVR System”), the Licensee must enable a caller to select the response language that he/she requires if the Licensee provides service in more than one language, the name of the requested service, and the caller must be asked to identify himself/herself. The listening order of the selection of services and of the request for identification on the IVR System shall be at the Licensee’s discretion.

663  Such as: a networked number, a speed dial number for businesses.

Translation from Hebrew
The Binding version is the Hebrew version

(b)
The Licensee must make the provision of a response to any call of any type contingent upon the caller identifying himself/herself on the IVR System solely by entering his/her telephone number or ID number; the Licensee is allowed to enable a caller to route the call in the IVR System and to receive a response to any type of call also without entering a telephone number or ID number as stated.

	(c)	After completing the performance of that specified in subclause (a), the Licensee shall announce the following options to the caller:
(1) “For a human response relating to repair of a malfunction, press 1”;
(2) “For a human response relating to a billing clarification, press 2”;
(3) “For a human response relating to the termination of an engagement, press 3.”
(d)
The order of presentation of the above options shall  be at the Licensee’s discretion. The Licensee is allowed to replace the use of the term “repair of a malfunction” with the term “technical support.”

	(e)	After a caller selects the option of “1,” “2” or “3” as stated, the caller shall not be redirected to additional options and shall wait to receive the human response as the caller selected.
	(f)	The topics announced via the IVR System after the aforesaid three topics shall be at the Licensee’s discretion.
5.	Quality of service provided by a telephone call center
	(a)	In this annex –

“Waiting time”	–	The measured interval between the caller’s selection on the IVR System and the response;
“Human response”	–	Response provided by professional and skilled staff possessing suitable qualifications to handle calls.

Translation from Hebrew
The Binding version is the Hebrew version

(b)	The percentage of calls in which:
(1) the caller is answered after a waiting time for a human response of more than six (6) minutes;
(2) the caller disconnects the call without having received a human response, after waiting for a response for more than six (6) minutes;
(3)
the caller switched to the “leave a message” service, as specified in section 1 of the Consumer Protection Regulations (Provision of Telephone Service), 5772 – 2012, after having waited for a human response for more than six (6) minutes;

shall be a maximum of 15% during two consecutive weeks for each of the three types of circumstances specified in this subclause, for each of the three types of calls specified above in clause 4(c), out of the inclusive number of calls in each of the three types of calls during those two weeks.

(c)	The average waiting time during those two weeks for each of the three types of calls specified in clause 4(c) that were answered, shall not exceed three (3) minutes.664
(c1)665	The average wait time during those two weeks of each of the three types of calls detailed in section 4(c) that were answered, shall not exceed four and a half (4.5) minutes

664   Examples for sub-section (b)-(c1):
During two certain weeks, there were 1,000 calls that received a human response regarding "account inquiry." 900 of which were answered within 6 minutes waiting by a human response, 100 more were answered after waiting more than 6 minutes for a human response, and the average waiting time for a human response of all the 1,000 calls was 7 minutes.
During these two weeks, the Licensee complied with the license instructions on waiting time for a human response regarding "account inquiry" of up to 6 minutes (the rate of calls answered after 6 minutes waiting for a human response-10%) (less than 15%).
During these two weeks, the Licensee did not comply with the license instructions on waiting time for a human response regarding "account inquiry" regarding waiting time for a human response (the average wait time for a human response of all 1,000 calls-7 minutes (above the average required of up to 45 minutes))."
665 Amendment No. 97

Translation from Hebrew
The Binding version is the Hebrew version

(d)
The Licensee shall allocate an ID number for every type of call, or the call shall be identified by the first name of the Licensee’s representative who took the call, and the name of his/her team shall be given to the caller immediately upon completing the call or at the end of the call, as the case may be, in one of the following ways:

	(1)	by electronic mail;
	(2)	by text message;
	(3)	by initiating a telephone call – for subscribers who are blocked from receiving text messages;
	(4)	orally by a representative of the Licensee.
(e)
If a caller using the IVR System selects the option of terminating an engagement, a representative of the Licensee who answered the call is not allowed to transfer the call to another representative or to any other person for the purpose of handling the caller’s request to terminate the engagement.

(f)
If a caller using the IVR System selects the option of billing clarification, a representative of the Licensee who answered the call is not allowed to transfer the call to another representative or to any other person except at the caller’s express request.

(g)	The Licensee shall not be required to comply with the waiting times specified above on any day that one of the following circumstances transpired (hereinafter – “Extenuating Circumstance”):
	(1)	malfunction in a communications network or a malfunction in a leading international application666 that caused an interruption of service to a significant ratio of Subscribers;
	(2)	wide-scale blackouts;
	(3)	weather conditions that caused traffic jams on main transportation arteries;
	(4)	terrorist attack or wide-scale disaster;
	(5)	any other incident at the manager’s discretion.

666 Facebook, WhatsApp, etc.

Translation from Hebrew
The Binding version is the Hebrew version

(h)	Deleted667
(i)
Insofar as an Extenuating Circumstance has occurred that is a fault in the telecommunications network that has caused damage to the service for a significant portion of the subscribers668, the Licensee shall notify the caller, immediately upon connecting to the IVR System, by voice message regarding the nature and location of the Extenuating Circumstance that is causing long waiting times.

(j)
For each type of call, the routing menu of the IVR System shall be comprised solely of the routing options, without announcing any advertisements or offers to join plans or various types of special offers, or any other information that does not directly relate to the routing menu as stated.

(j1)669	Notwithstanding sub-section (j), the Licensee may offer through the IVR system proposals to contact it through various digital means.
(k)	At any time, in the event of busy-hour call attempts to a telephone call center, the ratio of callers whose calls will be added to the waiting line for a response will not be less than 90%.
(l)
The Licensee is not allowed to disconnect any call, at its initiative, including automatic disconnection of the IVR System, which was answered by the IVR System or that was added to the waiting line to receive a response.

(m)
In the event that the waiting time for a call of any type is expected to be more than three (3) minutes, the Licensee must notify the caller by recorded message, by no later than after two (2) minutes of the start of the waiting time, that the waiting time is expected to be more than three (3) minutes and that the caller has the option of being redirected to the “leave a message” service or to wait for a human response; if the caller decides to wait for a human response, the Licensee must notify the caller by recorded message of his/her place in the line and the estimated waiting time, and that it shall notify the caller that he/she can switch at any time to the “leave a message” service.

667 Amendment No. 98
668 Amendment No. 98
669 Amendment No. 97

Translation from Hebrew
The Binding version is the Hebrew version

6.	Recording and documentation of calls
	(a)	The Licensee must record every call made on topics relating to billing clarification and termination of an engagement, from the time that a call is answered and until the end of the call.
(b)
A representative of the Licensee shall document the contents of every call of every type in the Licensee’s information systems, whether or not the call was initiated by the representative. Documentation as stated shall also include the identification number of the call, the date of the call and the full name of the Licensee’s representative who answered the call.

(c)
The Licensee shall retain the recording of the call as specified in subclause (a) in its possession, and the documentation of the contents of the call as specified in subclause (b) for the timeframe as specified in clause 106A(a), so that they shall be available for delivery or forwarding to the manager, upon his request, within five (5) workdays of the date the call was made.

7.	Documentation of call data
(a)
The Licensee must retain documentation in its possession of every call that received a human response, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;
		(2)	source of the call;
		(3)	time the waiting time started (HH:MM:SS);
		(4)	time the call was answered (HH:MM:SS);
		(5)	waiting time until the call was answered (MM:SS).
(b)
The Licensee must retain documentation in its possession of every call that was disconnected by the caller without having received a human response, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;

Translation from Hebrew
The Binding version is the Hebrew version

		(2)	source of the call;
		(3)	time the waiting time started (HH:MM:SS);
		(4)	time the call was disconnected (HH:MM:SS);
		(5)	waiting time until the call was disconnected (MM:SS).
(c)
The Licensee must retain documentation in its possession of every call that was redirected to the “leave a message” service, for each of the three types of calls specified above in clause 4(c), which must include the following fields:

		(1)	date of the call;
		(2)	source of the call;
		(3)	time the waiting time started (HH:MM:SS);
		(4)	time the call was redirected to the “leave a message” service (HH:MM:SS);
		(5)	waiting time until the call was redirected to the “leave a message” service (MM:SS).
	(d)	The Licensee must retain documentation in its possession pursuant to subclauses (a) through (c) for at least one year after the calls were made.670
8.	Deleted671

670 Amendment No. 98
671 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version
Appendix F- Service order on the Licensee's or content provider's website672

1.	Service order from the Licensee

1.1	A service order from the Licensee's website or cellular portal (both hereinafter- "the website") shall be done by way of one of the alternatives detailed in section 1.2 or 1.3.

1.2	Random Code

a)	The subscriber shall key in his subscriber number673 in the designated place on the Licensee's website.

b)
If the subscriber is blocked from receiving the service, the Licensee shall send the subscriber a text message that notifies him that he is blocked from receiving the service ordered and that he can apply to the Licensee in order to cancel the blocking for the type of said service;

c)	If the subscriber is not blocked from receiving the service, the Licensee shall send the subscriber a text message that includes the following:

1)	The name of the service including its classification as "one time" or "continuing";
2)
The price of the service; the price shall be displayed in a detailed manner including details regarding a "one time" payment, a "regular" payment for a specific period including noting the period and the price per unit according to which the payment for the service is gauged;

3)	A random code of five (5) digits (hereinafter-the "code sent");

d)	The subscriber shall key in the code sent on the website, in the designated place;

e)	The Licensee shall compare the code sent with the code that was keyed in by the subscriber as set forth in sub-section (d) (hereinafter-the "keyed in code");

f)
If the keyed in code is identical to the code sent, the Licensee shall send the subscriber a text message that notifies him that his registration for the service has been approved and if this is a continuing service-information regarding the manner in which the registration for the service can be cancelled;

g)
If the keyed in code is not identical to the code sent, the Licensee shall send the subscriber a text message that notifies him that his registration for the service has failed due to the lack of said identity.

672 Amendment No. 60
673(MSN)-Mobile Subscriber Number

Translation from Hebrew
The Binding version is the Hebrew version

1.3	User Code and Password

a)	The Licensee shall display on its website in a prominent manner near the designated place for service orders, clear and legible, the following details:

1)	The service name including its classification as "one time" or "continuous"; if it is a continuous service-information regarding the manner in which the registration for the service can be cancelled;

2)
The service price; The price shall be displayed in a detailed manner including details regarding a "one time" payment, a "regular" payment for a specific period including noting the period and the price per unit according to which the payment for the service is gauged;

b)	The subscriber shall key in the user code and password that were set or confirmed by the Licensee (hereinafter-"the identification code");

c)
If the subscriber is blocked from receiving the service, the Licensee shall present the subscriber with a notice on the website addressed only to him stating that he is blocked from receiving that type of service that was ordered and that he can apply to the Licensee in order to cancel the blocking  for the said type of service;

d)	The Licensee shall compare the identification code with the user code and password set by the Licensee for the subscriber and that are saved in its system (the "saved code");

e)	If the identification code is identical to the saved code, the Licensee shall provide the service to the subscriber;

f)
If the identification code is not identical to the saved code, the Licensee shall send a notice addressed only to the subscriber through the website stating that his registration for the service has failed due to the lack of said identity.

2.	Service Order from a Service Provider674

2.1	A service order on the service provider's website shall be done in the following manner:

a)
Engagement with a service provider within the meaning of Section 60.6, for the purpose of receiving its services, shall be carried out solely through the website of the service provider (hereinafter "the supplier's website675").

b)
The first item that the subscriber will be required to type on the supplier's website, in the designated place - is the customary payment method - for payment for services provided by or through the Licensee- Pre-paid or post-paid;

674 Amendment No. 87
675 It is forbidden to contract with a service provider in response to an offer that was sent to terminal equipment or by way of a message that was sent from terminal equipment.

Translation from Hebrew
The Binding version is the Hebrew version

c)	Cancelled676

d)	A Pre-paid subscriber shall key in the service provider's website the following;

1)	The telephone number in respect of which it is possible to deduct from the balance due to him for consumption of the service;

2)	If the loading was done using a calling card-the last four (4) digits of the calling card number; in case the loading was done using a credit card-the last four (4) digits of the credit card.

3)	If the loading was done in cash- the box indicating the loading method should be marked accordingly.677

e)	The service supplier shall send a notice to the Licensee a notice that includes the details in subsections (c) or (d), as the case may be, as well as the following:

1)	The name of the service, including the classification of the service as a service at a "one time" payment or as a service at an "ongoing" payment;

2)	Service tariffs.

f)
Immediately after the above said details have been transferred to the Licensee by the service provider, the Licensee will execute a compatibility check between the said details and the information appearing in its information systems.The registration process can only be continued after the Licensee informs the service provider that in the compatibility check the details that were checked were found to be identical.

g)
If the subscriber is blocked for receipt of the service or the details are not  identical, as aforesaid, the Licensee will notify the service provider that the subscriber is blocked to receive the type of service requested or his registration for the service failed, as the case may be, and will inform the subscriber via a text message, at no charge, that he is blocked for receiving the type of service requested by him or his registration to the service failed, as the case may be, and that he may contact the Licensee to remove the blockage for the said type of service.

676 Amendment No. 89
677 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

h)
If the subscriber is not blocked from receiving the service, and the details are identical, as aforesaid,  the Licensee shall send the subscriber a text message, at no charge, that includes only the following:

1)	The service name including its classification as a "one time" or "continuous" service;

2)	The service tariffs;

3)	A random code of at least five (5) digits;

i)	The subscriber shall key in the code, in the designated place on the service provider's website.

j)	The service provider shall give the Licensee the code keyed in by the subscriber as set forth in sub-section (i).

k)	The Licensee shall compare the code that it sent to the subscriber with the code that the subscriber keyed in on the provider's site.

l)
If the code that was keyed in by the subscriber is identical to the code that was sent to him, the Licensee shall send a text message to the subscriber, at no charge, that notifies him that his registration for the service was approved and if this is a "ongoing" service- information regarding the manner in which the registration for the service can be cancelled. In addition, the Licensee shall notify the service provider that it has approved the registration for the service;

m)
If the code that was keyed in is not identical to the code that was sent to him, the Licensee shall send the subscriber a text message, at no charge that notifies him that his registration for the service has failed due to the lack of identity. In addition, the Licensee shall notify the service provider that the registration for the service has failed.

n)
A one-time payment service will only be provided to a subscriber once, and the charge for it will be one-time. If the subscriber wishes to receive additional one-time services, he will have to register for the service each time.

Translation from Hebrew
The Binding version is the Hebrew version

Appendix G - Insurance Contract

A.	The Appendix will not be published, in accordance with the provisions of Paragraph 108 of the License.

B.	The Appendix will be completed by the Licensee, in accordance with the provisions of Paragraph 91 of the License.

Translation from Hebrew
The Binding version is the Hebrew version
678679 APPENDIX H – GUARANTEES AND LETTERS OF UNDERTAKING

The Licensee shall issue two unconditional Guarantees to the Director in favor of the State of Israel.680 The Guarantees shall be in the version presented hereunder and at the following sums:

(1)
License Guarantee at the sum of ILS forty-five million (45,000,000)681. This guarantee shall replace any previous guarantee issued by the Licensee to the Director according to the provisions of its License. If the Licensee fulfills the provisions of Appendix E, the sum of the guarantee shall be reduced to ILS five million (5,000,000)682.

(2)	5G Guarantee at the sum of ILS six million (6,000,000).

State of Israel – Ministry of Communications
23 Jaffa Street
Jerusalem 91999

Re: Insurance/bank guarantee number ......

We are herewith guaranteeing to you the payment of any sum up to a total of _____ (in words ______ New Shekels that might be demanded from: _____ (hereinafter: “the Debtor”) in relation to a General License for the Provision of MRT Services (hereinafter – “the License”).

We shall supplement the aforesaid sum within fifteen days of the date of your first demand sent to us in writing via registered mail or personal delivery, without you being required to rationalize your demand and without any argument of defense to you that a debtor might have in relation to charging you, or of first demanding payment of the said sum by the Debtor.

This guarantee shall be in effect until ________;

A demand pursuant to this guarantee should be sent to the bank branch/insurance company, whose address is _______. The demand for payment should be delivered to the bank branch/company specified in this deed of guarantee, during the workhours when the branch is open. A demand via facsimile, telex, email or telegram shall not be deemed a satisfactory demand for the purpose of this guarantee.

Name of the bank/insurance company

State of Israel – Ministry of Communications
23 Jaffa Street, Jerusalem

Re: Undertaking to extend the autonomous bank/insurance guarantee no.

Further to autonomous bank/insurance guarantee no. _____ issued to you pursuant to the provisions of the General License for MRT Services (hereinafter: “the Guarantee”), we [Licensee’s name] (hereinafter – “the Licensee”) undertake that, by no later than sixty days before the expiry of the period of the Guarantee, it shall be extended for a period of five additional years and so on each time for an additional period so that the Guarantee shall be in effect until [two years after the expiration of the License granted to us]; however, if, by the said date, we have not discharged all of our obligations to your satisfaction, the Guarantee shall be extended each time for a period of one additional year according to your written demand.

Sincerely,
     [the Licensee]

678 Amendment No. 83
679 Amendment No. 107
680	Amendment number 107 [Inception: this clause shall come into effect as of the date of its signature and by no later than 06.10.2020]
681 Amendment No. 108
682 Amendment No. 108

Translation from Hebrew
The Binding version is the Hebrew version
Appendix I - Written Undertakings
683The Letter of Undertaking shall be in this form

To:
The Director General
Ministry of Communications
23 Jaffa Road
Jerusalem

Re:    Letter of Undertaking

Whereas	_________ (hereinafter: the “Company”) submitted an application to extend the Company’s general license to provide MRT Services under Tender No. 1/01 (hereinafter: the “License”); and

Whereas
as a condition for  the extension of the License, the Company is required to prove its ability to finance, in due course, the investments stemming from the business plan that it submitted as part of the basic application in Tender No. 1/01, or other requirements relating to the License;

We hereby declare as follows:

1.
We hereby undertake to you, that if the Company wins the extension of the License, in any event that the Company is required to pay a sum of money in order to meet the conditions of the License, or in order to meet the rest of the undertakings connected to the License, whether they stem from the conditions of the License or from any law, such sum shall be obtained and funded from the Company’s direct sources or from external sources that the Company shall ensure to obtain.

2.
We are aware that if the Company does not act in accordance with this undertaking, despite having received a written demand from the Director General of the Ministry of Communications, such shall be deemed to be a breach of the conditions of the License.

3.	This undertaking is irrevocable, and shall remain in force so long as the License granted to us, if granted, remains in force.

____________________
[Name of person making undertaking]

Name of Signatory / Signatories:
His / her / their position:

I hereby certify that the signatories to this Letter of Undertaking are authorized to bind [name of company ] by their signature.

__________, Advocate.

(  __  )
____________________
Limor Livnat
Minister of Communications

Jerusalem,  April 7, 1998

683 Amendment No. 14

Translation from Hebrew
The Binding version is the Hebrew version

684Appendix J- Access to International Telecommunication Services

1.	Definitions

1.1.	In this document the following words and phrases shall have the meanings set out beside them, unless the language or context of this document indicates a different meaning:

Bezeq International	Bezeq International Corp. Ltd.

Barak	Barak I.T.C. (1995) The International Telecommunication Company.

685
Occasional Caller	A Subscriber of the Licensee, who calls abroad by means of an International Operator using a three digit dialing code, as detailed out in section 2.
Subscriber Number
(or Telephone Number)
A group of digits in a certain order, including prefix, which, if dialed, should create telecommunications connection between the calling Subscriber's terminal equipment and the terminal equipment of the called Subscriber; A called Subscriber's number may be a Subscriber's  number of a number to a Subscriber's telephone call centre or a number to a Licensee's telephone service call centre686687.

International Operator	A person supplying international telecommunications services to the public in Israel, pursuant to a general license granted by the Minister.

Preselected Operator	The International Operator selected by a Subscriber, pursuant to the provisions of Section 4688689.

684 Amendment No. 1
685 Amendment No. 2
686 Amendment No. 2
687 The Telephone Number is set by the Licensee, in accordance with the rules and guidelines set by the Director General.
688 Amendment No. 2
689 The selected Operator can be one of Bezeq International, Barak or Golden Lines.

Translation from Hebrew
The Binding version is the Hebrew version

Access Code
A group of numbers in a certain order, the dialing ofwhich enables access to a particular telecommunications services provided by a given operator; the dialing of further access codes, as required, and a Subscriber Number, should create a telecommunications connection to the Subscriber's terminal equipment. Where the access code is to a manned centre, the service is provided by a telephone operator.690

Short Dialing Code	The “00” or “188” Access Codes, which are designated for the receipt of International Telecommunication Services, whether by direct dialing or by means of an operator as specified in section 2.

Golden Lines	Golden Lines International Communications Services Ltd.

Subscriber Allocation
The technical definition effected by a domestic operator at its switch allowing for calls made by its Subscribers, by means of a Short Dialing Code, to be redirected to the switch of the Preselected Operator.

Outgoing International
Telecommunication	The transfer of a speech or facsimile message via an International Telecommunications system initiated by a Subscriber of the Licensee.

Incoming International
Telecommunication	The transfer of a speech message or a facsimile message via an International Telecommunication system initiated by a caller from abroad.

International
Telecommunications Service	A telecommunications service granted to the public in Israel pursuant to a license granted by the Minister, by means of an International Telecommunications system of an International Operator.

International
Telecommunications	A bi-directional simultaneous transfer of speech or a bi-directional simultaneous transfer of facsimile messages through an International Telecommunication system.

1.2.
Words and phrases in this document, insofar as not defined above, shall have the meaning ascribed to them in the Law, the Regulations enacted pursuant thereto, the Interpretation Law, 1981, or as specified in the appropriate places in the General License of the Licensee and in the licenses of International Operators, save where the language or context indicate a different meaning.

690 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

2.	Allocation of Access Code

2.1.	In order to access the International Telecommunications Services the Licensee shall redirect to the International Opertors' switches the Subscribers' dialing of the following Access Codes:

a) A two-digit Access Code – the ‘00’ Access Code, which will serve as the Abbreviated Access Code for International Telecommunications Services provided by the Selected Operator. Should the Subscriber dial the prefix ‘00’, the call will be routed by the Licensee to the Pre-selected Operator.

b) A three-digit Access Code – a ‘01X’ type Access Code, which will serve as the Access Code to International Telecommunication Services provided to an Occasional Caller; should a Subscriber dial the ‘01X’ prefix, the call will be routed by the Licensee to the appropriate International Operator according to the variable number ‘X’; the variable number X is the code of the International Operator, in accordance with the following breakdown:

(i) ‘2’ – the code for Golden Lines services;
(ii) ‘3’ – the code for Barak services; and
(iii) ‘4’ – the code for Bezeq International services.

c)  691The '188' Access Code-this shall serve as the number for operator services; when a Subscriber dials '188' the call will be transferred by the Licensee to the operator services of the Preselected Operator.

d) Four digit Access Codes- a number of type '18XY', which will serve as an Access Code for the various International Telecommunications Services provided by each International Operator; when a Subscriber dials '18XY', the call will be redirected by the Licensee to the appropriate International Operator according to the digit X; the digits X is the International Operator code set out in section 2.1(b); the digit Y may be any digit from 1 to 9, and the digit 0; the use of the number Y shall be determined by the Director General, in consultation with the International Operators, in order to ensure uniformity; every International Operator should be allocated ten (10) four-digit Telephone Numbers as aforesaid; these numbers will be accessible by both Subscribers of the Preselected Operator and by Occasional Callers.

2.2.
Where the Licensee allows their Subscribers to use a different Short Dialing Code (such as +) in place of the "00" Access Code ("Special Code"), all the terms and regulations applying to the "00" Short Dialing Code shall apply to the Special Code.

2.3.
Dialing by means of a pre-paid program to unidentified Subscribers who have not been blocked from Outgoing International Telecommunications will be possible only by means of three digit Access Codes of the type 01X and Access Codes of the type 01XY; with a Short Dialing Code or a Special Code, a recorded voice message shall be played directing the customer to dial the aforementioned Access Codes, which are available for his use.

691 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

6922A	Subscriber Accessibility to Outgoing International Telecommunications

2A.1	The Licensee shall allow a Subscriber to act as one of the following, regarding Outgoing International Telecommunications:

a)          As an allocated Subscriber.
b)          As barred.
c)          As an Occasional Caller.

3.	Blocking of Outgoing International Calls and Removal of the Blocking

3.1
The Licensee shall block Outgoing International Telecommunications and may also block collect Incoming International Telecommunications for any Subscriber who requests to block access to International Services, or to a Subscriber whose International Services in respect of Outgoing International Telecommunications has been suspended or disconnected, in accordance with the provisions set forth in the License. The Licensee may not block Incoming International Telecommunications, other than collect calls.

3.2	693Should Outgoing International Telecommunications be barred as requested by the Subscriber, the Licencee shall remove the bar as follows:
(a)	If the Subscriber requests to pre-select a carrier, he shall sign an appropriate form noting the International Carrier he chooses as his “Preselected Carrier”;
A notice which was transmitted by means of a facsimile machine shall be deemed in this matter as a written notice by the Subscriber.
(b)	If the Subscriber requests to be an Occasional Caller, he shall notify the Licensee; If the notice is given orally, the Licensee shall verify the identity of the person making the request.

3.3	The Licensee shall block Outgoing International Telecommunications or remove such blocking, carried out based on the Subscriber's request, as follows:
•	90% within one working day of receipt of the notice; requests received after the hour 15:00, shall be deemed to have been received on the next working day;
•	The rest within five working days.

3.4
The Licensee will ensure that Subscribers whose Outgoing International Telecommunications have been blocked are unable to make any outgoing calls with the Access Codes "00", "01X", "188" and "18XY" or any other code that will replace it694.

3.5	The Licensee may charge a reasonable fee for effecting the blocking of Outgoing International Telecommunications or for removing the block.

3.6
Notwithstanding the provisions of section 3.5 above, the Licensee shall permit any new Subscriber, to block Outgoing International Telecommunications, for no charge before commencing the provision of services to that Subscriber.

692 Amendment No. 21
693 Amendment No. 21
694 Amendment No. 21

Translation from Hebrew
The Binding version is the Hebrew version

3.7
The Licensee shall ensure that every Subscriber whose access to Outgoing International Telecommunications has been blocked, receives an appropriate voice message when he dials Access Codes or Telephone Numbers for access to International Services.

3.8
Where a Subscriber who selected a Preselected Operator has requested to block Outgoing International Telecommunications, the Licensee shall notify as such the Preselected Operator within seven (7) work days from the day the blocking was executed.

4.	Subscriber’s Choice of a Pre-selected Operator

4.1
A Subscriber of the Licensee may inform an International Operator in writing, by use of a signed form which has been approved by the Director General, that he has chosen as the Pre-selected Operator, by means of which he wishes to receive          International Telecommunication Services with the ‘00’ and ‘188’ Access Codes; 695The form shall include the following details of the Subscriber: the Subscriber's first and last name or the corporate name, address, and the Telephone Numbers for which the Subscriber wishes to appoint the International Operator as the Pre-selected Operator and the date and time on which the Subscriber's instructions were given; The form will clearly state that only one International Operator can be appointed in respect of each Telephone Number, and it will comply with the requirements set forth for this purpose in the International Operator's license (the " Pre-selection Form").

4.2
A Subscriber may change his Pre-selected Operator at any time by means of a written notice on the Pre-selection Form; No fee will be charged for the first selection, which was effected at his request, however, for any subsequent change of selection the Subscriber will pay a reasonable fee.

4.3
The Pre-selected Operator will notify the Licensee that he has been selected by the Subscriber as his Pre-selected Operator ( the "Pre-selection Notice"). The Pre-selection Notice will include the Subscriber’s particular’s – first name and last name, address and the Telephone Numbers for which the Subscriber wishes to appoint the International Operator as the Pre-selected Operator.  The Pre-selected Operator will deliver Pre-selection Notices to the Licensee by means of the signed Pre-selection Forms in its possession. Pre-selection Notices will be delivered by magnetic medium, or in another manner which will be agreed upon between the Licensee and the International Operators; In the event that two or more Pre-selection Notices, which relate to the same Telephone Number, are transmitted to the Licensee, the Licensee will act in accordance with the Pre-selection Notice, which bears the later date and time.

4.4
Should a person apply to become a new Subscriber of the Licensee, he will be required to state in his application the International Operator, with whom he wishes to contract as a Pre-selected Operator. The Licensee will enable every new Subscriber to choose their own Pre-selected Operator or to block its Outgoing International Telecommunications or will enable the Subscriber to receive Outgoing International Telecommunication services solely as an Occasional Caller; Initial allocation services or connection as an Occasional Caller and blocking of Outgoing International Telecommunications will be provided to a new Subscriber free of charge at his initial registration.

695 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

4.5	For the purpose of carrying out the procedure for appointing a Pre-selected Operator, and without derogating from the foregoing, the Licensee will act in the following manner:

a)
The Licensee will enable each Subscriber, who owns a number of Subscriber lines, to set some of them aside for one International Operator as a Pre-selected Operator and to set other of them aside for another International Operator as a Pre-selected Operator;

b)	Annulled696;

c)	697The Licensee shall effect Subscriber Allocation within one working day from the date of receipt of the Preselection notice from the Preselected Carrier.;

d)
The Licensee will inform the International Operator of the completion of the Subscriber allocation as aforesaid in section c, including any change in the selection, of the date and in the manner agreed upon by the Licensee and the International Operator; the report shall include the Subscriber's details- the Subscriber's first and last name or the corporate name, address, and the Telephone Numbers allocated to the International Operator.

e)
The Licensee shall transfer on a daily basis to all International Operators, a daily modification file of Subscriber Ascription( “Modification File”) that includes the details of the  Subscribers that ascribed to the International  Operator or terminated the ascription that day. The Modification File shall be transferred in the time and manner that will be agreed upon between the Licensee and the International Operator. The file shall include the details of the Subcriber and at least the following: first and last name or corporation name, ID number or corporation number, address and telephone number ascribed to the International Operator.698

f)
The Licensee may apply to the Director General to permit it, in certain cases, to set rules and limitations concerning a Subscriber allocation. The Licensee will specify the technical or operational reasons upon which its request is based; where the Director General, on the basis of his professional discretion, approves the foregoing request of the Licensee, he will set the period during which the rule or limitation will be in effect.

g)	Deleted699

h)
If disagreements occur between international operators or between the Licensee and an international operator regarding the selection of an operator by a subscriber, the matter shall be decided by the Director General or by an independent arbitrator that will be appointed by the Director General in accordance with his sole discretion.

696 Amendment No. 21
697 Amendment No. 21
698 Amendment No. 17
699 Amendment No. 98

Translation from Hebrew
The Binding version is the Hebrew version

1.          700The number of Subscribers connected to international services solely as Occasional Callers.

i)
In the event that differences of opinion arise between the International Operators or between the Licensee and an International Operator with respect to the selection of a Subscriber of a Pre-selected Operator, the matter will be referred for settlement to the Director General or to an independent arbitrator, appointed by the Director-General at his sole discretion.

4.6
The dialing by a Subscriber of the Access Code "00" or another Special Code to access International Telecommunications Service to redirecting a call to the Licensee's Subscriber located outside Israel by means of an International Operator (Subscriber's follow me services), shall be redirected by the Licensee to the Pre-selected Operator.

5.	Annulled701

6.	Blocking for Short Dialing Code

6.1	Subject to the provisions of this appendix, the Licensee will perform a block for short dialing code for any subscriber so requesting.

6.2
The Licensee will perform the block for short dialing code as follows: the Licensee will channel the subscriber’s calls using the double-digit ‘00’ prefix and the ‘188’ prefix to an announcer playing a recorded announcement stating the following in Hebrew, English, Arabic and Russian: “This service is blocked, for further details please dial ___ (a telephone number of the announcer under the provisions of section 6.7) .

6.3	Annulled

6.4	Annulled

6.5	Annulled

6.6	Annulled

6.7
The Licensee will operate the voice announcement 24 hours a day, including Saturdays and holidays, using such method and wording allowing a subscriber to receive an explanation regarding the ascription and overseas dialing, in Hebrew, English, Arabic and Russian; the explanation will include the following matters:

Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (Cellular) Services. Consolidated Version as of December 12, 2010
(A) Performance of ascription – the ascription process and where to call in order to request the ascription form;
(B) How one may make an international call when the subscription is blocked for short dialing codes;
(C) The option of blocking overseas dialing and the option of removing such block;
(D) Where one may call in order to find out about additional matters – telephone numbers of international operators.

700 Amendment No. 21
701 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

7.	Interconnectivity702

7.1
The Licensee will connect its system, directly or indirectly, in accordance with its License, to the International Telecommunications Systems of all international operators in a manner which will enable every Subscriber to receive International Telecommunications Services, by means of the International Telecommunications System of each International Operator, including Outgoing International Telecommunications and Incoming International Telecommunications, direct dialing, operator assisted dialing ('188’ service as aforementioned in section 2.2(a)), the “Israel Direct” service, collect services (from overseas to Israel, from Israel to overseas), international 1-800 services (incoming and outgoing calls), calling card services, from and to any destination abroad.

7.2	The technical, operational and commercial arrangements between the Licensee and the International Operator shall ensure that the following is provided to each Subscriber:

a)	Quality service, including quality control and means to check and handle complaints of Subscribers with respect to the quality of service;

b)
Reliable and accurate charging of the Subscriber, including auditing of the charge, and means to check and handle complaints of Subscribers with respect to wrongful charges and the ways and means for the identification and prevention of deceit and fraud;

c)
A consumer response service for Subscribers to call in order to make applications and receive clarifications, together with the ways and means to provide a detailed bill to the Subscriber, and to deal with Subscriber requests in respect of any issue concerning the receipt of International Services.

7.3	For the implementation of all the foregoing in this Appendix, the Licensee will act, inter alia, as follows:

a)
The Licensee will, at all times, enable every Subscriber that has not blocked Outgoing International Telecommunications, to make calls abroad via the International Operator selected by him or as an Occasional Caller, using the dialing format specified in section 2;

b)	The Licensee will enable every Subscriber to change his Pre-selected Operator; this service will be provided for a reasonable fee;

c)
The Licensee will take reasonable measures to prevent the allocation of a Subscriber to a Pre-selected Operator without his knowledge or against his will (“Slamming”); these measures will include the identification of the Subscriber and the verification of the Subscriber’s right to receive the service;

d)	Every Subscriber will be given, free of charge, a service enabling him to identify the name of his Pre-selected Operator;

702 Amendment No. 2

Translation from Hebrew
The Binding version is the Hebrew version

e)
The Licensee will offer non-discriminatory terms to each International Operator, including with respect to commercial terms, billing and collection arrangements, the availability of the connection facilities and the quality of service; without derogating from the generality of the foregoing, the Licensee will provide service to all the International Operators on non-discriminatory terms including with respect to Interconnection, the supply of infrastructure facilities and Network connection services, the execution of changes to switching, Facilities, protocols and Network Interfaces;

f)
The terms for Interconnection between the Licensee’s system and an International Telecommunications System of an International Operator will be reasonable and non-discriminatory; In the event that the parties cannot reach an agreement in this regard, the Minister will resolve these matters;

g)	The Licensee will make available to the Director General a copy of each agreement between the Licensee and an International Operator regarding interconnection;

h)
The Licensee shall transfer to any International Operator which requests, the details of a Subscriber who refuses to pay the Licensee payments which are meant for the International Operator for International Telecommunication Services used by the Subscriber through the International Telecommunications System of an International Operator, whether the Subscriber is allocated to the International Operator or is an Occasional Caller; these details shall include the Subscriber's first and last name or the corporate name, identity number of corporate number, address and the Telephone Number.

i)
703it shall permit the International Carrier to directly collect payment for their services, from a Subscriber who is allocated to that International  Carrier  and has chosen to receive from it charging and collecting services directly; the Licensee shall make available to the International Carrier any vital information that the International Carrier  may need in order to provide charging and collecting services to an allocated Subscriber;

j)	shall provide its services to an allocated Subscriber that has chosen to receive charging and collecting services directly from their International Carrier on equal conditions and equal rates.

7.4
The International Operators will equally bear the costs for the application of the interconnectivity and, if requested, the expenses for the initial allocation of the Subscriber to the Pre-selected Operator; The amount of the foregoing payments will be determined in negotiations between the Licensee and the International Operators; In the event that the parties are unable to reach an arrangement, the Minister will issue directives regarding these matters, after affording the parties a reasonable opportunity to present their claims.

703 Amendment No. 20

Translation from Hebrew
The Binding version is the Hebrew version

Annex M-Adult Voice Services704

1.	Definitions

1.1	In this Annex:

“Licensee”	-	A party that has received from the Minister a general license to provide Wireline Domestic Telecommunications Services or to provide MRT Services;

“Telephone Bill”	–	A statement that the Licensee provides to a Subscriber for services rendered;

“Writing”	-	Including by means of a facsimile machine or electronic mail;

“Service Number”	-
A set of numbers that have been allocated by the Licensee to a Service Provider of  Adult Voice Services, available by dialing a phone number, subject to the provisions of the Numbering Plan and administrative provisions for this purpose, and which the dialing of such numbers after the Dialing Code will allow the Subscriber access to Adult Voice Services;

“Service Provider”	-
Whoever provides Adult Voice Services through the Network and the payment for the service is done through the Telephone Bill;for the purpose of Adult Voice Services available by dialing a phone number, the access to the service shall be done by a Service Number,

705"Adult Voice Promo"-	-
The playing or display of a voice or contractual message of sexual content, including a recorded message, provided through a public telecommunications installation, either directly or indirectly, and the said message intends to relay information regarding the service that will follow the message or encourage use of it, as long as there is no additional charge for the playing or the display of the message besides the cost for the call that is charged through the telephone bill.

For this matter, "indirectly"- including a connection from the terminal equipment of the Subscriber as a condition for the provision of the Adult Voice Promo."

704 Amendment No. 34
705 Amendment No. 37

Translation from Hebrew
The Binding version is the Hebrew version

“Dialing Code”	-	A domestic dialing code by a plan set by the Ministry for the purpose of Adult Voice Services;

“The Network”	-	the Public Telecommunications Network of the Licensee;

“Adult Voice Services”	-
A voice service or display of a voice or contractual message of sexual content, including a recorded message, provided through a public telecommunications installation, either directly or indirectly, including a service for encounters, conversations (chat) or relaying of messages between occasional callers, that are intended or serves as, even partially, for sexual purposes, and including the following:

(1) service available by dialing a telephone number provided by the Service Provider;

(2)
access service to a closed database of content, including multimedia files provided by the Licensee or someone else that provides the service with the consent of the Licensee (" the Cellular Portal"); 706

For this matter, "indirectly"-including connecting from terminal equipment of a subscriber as a pre-requisite for providing the service or charging for it;

“Payment Regulations”	-	Communication Regulations (Telecommunications and Broadcasting) (Payments for Telecommunication Services), 2005

“Special Payment”	-	A fee set forth in Article 6, and which the Subscriber must pay for Adult Voice Services in addition to the Regular Payment;

“Duration Payment”	-	A Special Payment set in accordance with the the amount of time that the Subscriber uses the Adult Voice Services;

“Regular Payment”	-	One of the following:

(a)
In a call within the Network-payment that shall not exceed the fixed payment in accordance with the tariff settlement between the Subscriber and the Licensee regarding a call to another subscriber within the same network;

706 Amendment No. 36

Translation from Hebrew
The Binding version is the Hebrew version

(b)	In a call from one MRT network to another MRT network or to a DO Network-payment as set forth in sub-section (a) in addition to a fee that shall not exceed 0.50 NIS per minute (including VAT).

(c)
In a call from the Bezek Corporation Network to an MRT network-payment that shall not exceed the fee set forth in section “D” in chart A of the First Supplement to the Payment Amendments, in addition to 0.50 NIS per minute (including VAT).

(d)
In a call from a DO Network, excluding the Bezek corporation network, to an MRT network-payment that shall not exceed the  payment set forth in the payment schedule between the subscriber of the DO and the DO, regarding a call to another subscriber on the same network, in addition to 0.50 NIS per minute (including VAT).

(e)
In Adult Voice Services that are provided through a Cellular Portal-payment that shall not exceed the set payment in accordance with the payment schedule between the subscriber and the Licensee regarding access service to the Cellular Portal.

2.	Access to Adult Voice Services

2.1	Subject to Article 4 below, the access to Adult Voice Services for a Subscriber available by dialing, shall be done through the Dialing Code and the Service Number.

3.	Allocation of a Service Number

3.1
For Adult Voice Services available by dialing, the Licensee may allocate a Service Number to a Service Provider; If the Licensee allocates such a Service Number, the Licensee shall allow the Service Provider to offer its services both to the Licensee’s Subscribers as well as to the subscribers of other licensees.

4.	Barring Access to Adult Voice Services

4.1
a)
The Licensee shall bar access to the Adult Voice Services from all Terminal Equipment connected to the Network; without derogating from the above, for the purpose of barring access to Adult Voice Services available by the Cellular Portal, the Licensee may use blocking devices, including content filter programs, as long as they effectively prevent the access to such service.

Translation from Hebrew
The Binding version is the Hebrew version

b)
707If the Ministry of Communications should notify the Licensee that an AdultVoice Promo is being provided through a telehone line on the Licensee's network and the access to it is being provided not through a service number, the Licensee will disconnect the said line, or shall block the line for incoming calls.

4.2
a)	A Subscriber over 18 years of age may request that the Licensee remove the blocking set forth in Article 4.1 (a) from the Terminal Equipment in his possession.

b)
708A subscriber's request to remove the bar to Adult Voice Services that is provided in the cellular portal, shall be done by submitting a written request, including by sending a facsimile message or a scanned message by electronic mail, that will include a copy of formal document that identifies the subscriber as an adult, for example an identification card, drivers license, passport or by appearing before the licensee and presenting such an identifying card.

4.3	A Subscriber’s request to remove the bar shall be either in Writing or an oral request, as long as the Licensee has set out procedures for credible identification of the Subscriber making the request.

4.4
If a Subscriber requests to remove the bar, the Licensee shall remove the bar within a reasonable amount of time, so as to allow the Subscriber access to Adult Voice Services through the Terminal Equipment in his possession.

4.5
If the bar to Adult Voice Services has been removed, and the Subscriber requests to bar access from his Terminal Equipment to such services, the Licensee shall bar access as quickly as possible and in any case, no later than two working days from the date of receipt of the Subscriber’s request.

4.6
The first removal of the bar to Adult Voice Services that was done in accordance with the Subscriber’s request as set forth in Articles 4.2 and 4.3 shall be done free of charge; the Licensee shall be allowed to charge the Subscriber a reasonable fee for any additional bars to Adult Voice Services or for any additional removal of bars, that are done in accordance with the Subscriber’s request.

4.7
The Licensee shall document the Subscriber's request to remove the bar to Adult Voice Services. The documentation will be available at the Licensee delivery or transfer, as the case may be, to the Director within five (5) working days from the date that the Subscriber submitted his request.709

707 Amendment No. 37
708 Amendment No. 44
709 Amendment No. 87

Translation from Hebrew
The Binding version is the Hebrew version

5.	Preliminary Registration

Notwithstanding the abovementioned in Article 4, the Licensee may deem necessary preliminary registration of the Subscriber in order to receive a password that will be conditional for receiving Adult Voice Services.

The provisions of this Article shall not derogate from the abovementioned in Articles 4.2-4.3

6.	Setting Special Payment

If Special Payment is set for Adult Voice Services, the amount shall be set by the Licensee or by an agreement between the Licensee and the Service Provider.

7.	Charging the Subscriber for Adult Voice Services

7.1
If Special Payment is set for Adult Voice Services, the Licensee shall display the charge for the service in the Telephone Bill separately from the charges for other services of the Licensee, unless the Subscriber requests otherwise.

7.2	The Licensee shall provide the Subscriber within ten (10) working days with the details of the Special Payment for Adult Voice Services in accordance with the following:

a.	The Service Number allocated for the service;
b.	The date and time of receipt of the service;
c.
The time unit charges-a charge in accordance with the duration- the number of time unit charges that were counted or the total amount of the Special Payment; in case of charging according to data volume (for example-MB, KB)-the number of data volume units of the data that were transmitted;

d.	The amount charged for that service.

The Licensee may collect a reasonable payment for providing the details of the Special Payment.

8.	Announcement Obligation

8.1
If Special Payment is set for Adult Voice Services provided through the Network, the Licensee shall play, either himself or through the Service Provider at the beginning of the call, a recorded message that includes the following details:

a.	The essence of the service;

Translation from Hebrew
The Binding version is the Hebrew version

b.	The amount of the Special Payment for the service, either the total amount, by Duration Payment or volume transmission, whichever is relevant;
c.	The possibility to disconnect from the service free of charge before the sound of the tone, as set forth in Article 8.4.

8.2	The recorded message shall be in the language that the Adult Voice Services are provided, in clear and fluent language, at a reasonable pace and without any recording distortions.

8.3
At the beginning of the Adult Voice Services that are provided in a language other than Hebrew, a message will be played that details the language the service is provided in and afterwards the recorded message will be played in the language the service is provided, as set forth in Articles 8.1 and 8.2.

8.4
At the end of the recorded message as set forth in Article 8.1, the caller will have 5 seconds after which a tone will be played to indicate the beginning of the receipt of the Adult Voice Services; If the caller disconnects before the tone is played, he shall not be charged the Special Payment. Alternatively, the caller will be required to punch a certain key in his Terminal Equipment in order to confirm his wish to receive the service, and only from that moment will the Subscriber will charged the Special Payment.

8.5
If Special Payment is set for Adult Voice Services available by accessing the Cellular Portal, the Licensee shall notify the subscriber of the service charge in a clear and prominent manner, while allowing the subscriber the ability to disconnect from the service without being charged the Special Payment.

9.	The Relationship between the Licensee and the Service Provider

9.1
The Licensee may allow the Service Provider to perform Telecommunication Activities through the Licensee’s installations in order to provide Adult Voice Services; The Service Provider shall be exempt from the duty to receive a license to perform Telecommunication Activities in accordance with the provisions of Article 3 (5) of the Law.

9.2
The Licensee shall include the provisions of this Annex, with the necessary changes, in the agreement between himself and a Service Provider, in such a manner that the Service Provider must comply with these provisions.

9.3	The Licensee shall provide the Director, in accordance with his request, with any agreements between the Licensee and a Service Provider.

10.	Interconnection

10.1
The conditions for Interconnection between the Network and the Public Telecommunication Network of another licensee, with respect to the provision of services for charging and collecting by one licensee for another licensee, for the provision of Adult Voice Services through the network for the subscribers of another licensee, shall be set forth in an agreement between the Licensee and the other licensee; should the parties not reach an agreement , the Minister shall decide the matter.

Translation from Hebrew
The Binding version is the Hebrew version

10.2	The Licensee shall pass to the Director, upon his request, a signed copy of any agreement between the Licensee and another licensee regarding the matter of Interconnection.

11.	General

11.1
The Licensee shall be responsible for handling complaints of customers of the Adult Voice Services, regarding Subscriber problems in accessing the service, problems of charges and collection regarding the service, and shall create for this purpose a mechanism to handle customer complaints; The Service Provider shall be responsible for handling customer complaints regarding the contents of the service. If the Licensee provides the Adult Voice Service himself, the Licensee shall also be responsible for handling customer complaints regarding the contents of the service.

11.2
The Licensee shall not be allowed to disconnect, stop or impair the basic telephone service of a Subscriber that contests the payment for Adult Voice Services and refuses to pay, however he may disconnect such a Subscriber from the receipt of further Adult Voice Services.

11.3	The Licensee shall not pass the details of the Subscriber to the Service Provider or anyone else without written confirmation of the Subscriber and after verifying the credibility of the confirmation.

11.4	The Licensee shall give any Subscriber who so requests, free of charge, within three (3) working days, details regarding the Service Provider as follows:

a.	The name and address of the provider.
b.	The phone number by which the provider can be reached.

11.5	This Annex shall also apply with the necessary changes, to the provision of Adult Voice Services that are provided as a network service only to the Subscribers of the Licensee.

11.6	The Licensee may provide the Adult Voice Services himself and the provisions of this Annex will apply with the necessary changes.

Translation from Hebrew
The Binding version is the Hebrew version

710Appendix N-Premium Service that are provided at a Premium Tariff711

1.	Definitions

1.1	In this Appendix:

"Licensee"-	One who has been given a general license pursuant to the law;

" Hosting Licensee"-	A Licensee that through its network the service provider provides its services;

"Origin Licensee"-	A domestic fixed-line or cellular Licensee, whose subscriber wishes to purchase a premium service;

"Service Order"-	Any action that the subscriber initiates in order to receive a premium service, including calling a prefix code, entering the subscriber's telephone number, entering a password and entering a code;

"Telephone Bill"	A bill given to the subscriber by the Licensee for services provided to him;

"Writing"	Including via facsimile or electronic mail;

"International Operator"-	One who has been given a general license for the provision of international telecommunication services;

"Subscriber"-	An Origin Licensee's subscriber;

"Service Number"-
A 10 digit telephone number that was determined in accordance with the provisions of the numbering plan and the administrative provisions for this matter, that include a predestined prefix code with additional digits, that the Hosting Licensee will allocate to the Service Provider and which number if dialled allows the Subscriber access to the Premium Service;

"Service Provider"-	One who provides a Premium Service via the telecommunications network of a Licensee, and payment for the service is made through the telephone bill;

710 Amendment No. 75
711 Amendment No. 80

Translation from Hebrew
The Binding version is the Hebrew version

"Prefix Code"-	A national prefix code in such model as prescribed by the Ministry for access to a Premium Service;

"Network" -	A set of telecommunication facilities through which the Licensee provides its services;

"Premium Service"-
Audio broadcast or presentation of an audio or visual message, including a recorded message, provided via a telecommunications facility, directly or indirectly, for among others, one of the following: provision of information and content, entertainment, receipt of consultation, dating service, chats, participation in competitions, lottery, game or voting or a service provided via the internet, excluding erotic services; for this matter, "indirectly"- including by way of creating a connection from the Subscriber’s end user equipment, or entering the Subscriber's telephone number, including through the internet, as a condition for providing the service or for charging for it;

"Premium Tariff"-
The tariff for payment for a Premium Service, in accordance with the Hosting Licensee's requirement; this tariff will include a tariff for completion of the call on the Hosting Licensee's public telecommunications network, that was determined in accordance with the Telecommunications Regulations (Bezeq and Broadcasting) (Payments for interconnection), 2000, and for the matter of a service provided by an International Operator as a Hosting Licensee, the tariff will include the payment that the International Operator will retain;

"Regular Tariff"-	A tariff that is collected from the Subscriber by the Origin Licensee, in accordance with the tariff plan set forth in the engagement agreement it has with the Subscriber.712

1.2
Words and expressions in this Appendix that are not defined in this section, shall have the meaning as ascribed to them in the law, its regulations enacted by virtue thereof, in the Interpretation Law, 1981, in article 1 of the License or as set out in other places in this Appendix, unless otherwise deriving from the language or context.

2.	Access to the Service and Universality Requirement

2.1	An Origin Licensee shall allow every Subscriber access to all Premium Services that are provided via all of the networks of the Licenses.

712  In case the Subscriber has a limited monthly minutes plan, the Licensee will deduct the payment according to the length of the call from the monthly allocated minutes; in case the Subscriber has an unlimited plan, he will not be charged for an additional payment for dialing a Service Number; in case the Subscriber has a tariff plan that is not part of a package, his Regular Tariff will be identical to the tariff for a one minute domestic call.

Translation from Hebrew
The Binding version is the Hebrew version

2.2	A Hosting Licensee shall allow all callers of all the Licensees access to the Premium Services that are provided through its network.

2.3	Hosting Licensees and Origin Licensees shall allow the provision of Premium Services only via the Prefix Code and the Service Number.

2.4
A referral to the Prefix Codes shall be done only for the purpose of receipt a Premium Service; a referral to the said Prefix Codes for other purposes, including debit and collection arrangements, customer service or administration, is strictly forbidden.

2.5
The Licensee shall block the access to a telephone number, including an international number, without the Prefix Code to the Premium Service, insofar as it is notified by the Ministry, or it comes to its knowledge otherwise, that the Premium Service is provided via this telephone number.

3.	Recorded Message Requirement and Notification to the Subscriber

3.1
Immediately following the execution of the engagement, and before provision of the Premium Service, the Hosting Licensee shall play a recorded message for the caller, in the language in which the service is provided, in clear and concise language, and without recording disruptions. The recorded message shall include these details, according to the following order:

a)	The essence of the service;
b)	The premium tariff, in addition to the Subscriber's Regular Tariff;
c)	The maximum tariff that can be charged for the service;
d)	The maximum time that has been set for the receipt of the Premium Service, insofar as it has been set;
e)	713The ability of the caller to disconnect the call before the beginning of provision of the service, with no charge, by the end of hearing the sound as set forth in article 3.2.

3.2
714Upon hearing the end of the recorded message, as set forth in article 3.2 and before the beginning of provision of the service, the Hosting Licensee shall play a special sound for the caller and afterwards be given at least a  5 second pause to disconnect the call, without being charged at the Premium Tariff; the Licensee may give the Subscriber the opportunity to confirm receipt of the service by pressing a certain key on the handset in his possession in order to begin the provision of the service even before the said pause is over.

3.3
If access to the Premium Service has been blocked as set forth in article 7.1, the Origin Licensee will play a recorded message for the Subscriber that the said service cannot be provided, due to access blockage to the Prefix Code. The Licensee may give details in the recorded message as to how the blockage can be removed.

713 Amendment No. 78
714 Amendment No. 78

Translation from Hebrew
The Binding version is the Hebrew version

4.	Service Purchase

4.1	715At the end of the said procedure in article 3.2, the caller will be given the opportunity to purchase the Premium Service.

4.2
Service purchase shall be done separately for each service, and in accordance with the Prefix Code and the purchase of a certain service shall not be considered as the purchase of an additional service, whether the same service or whether another service.

5.	Service Price

5.1	In all of the Prefix Codes set forth below, the service tariff for the Subscriber will be the premium tariff for the service in addition to the Regular Tariff.

5.2	For a service provided with the 1-900 Prefix Code, a maximum amount of NIS 0.5 can be required for a call minute and no more than NIS 30 for the entire call.

5.3
For a service provided with the 1-901 Prefix Code, a maximum amount of NIS 50 can be required, whether if the premium tariff for the service is determined in a one-time manner or whether the tariff is determined according to the length of the service or a combination of the two.

5.4
For a service provided with the 1-902 Prefix Code, a maximum amount of NIS 100 can be required, whether if the premium tariff for the service is determined in a one-time manner or whether the tariff is determined according to the length of the service or a combination of the two.

5.5
Subject to the aforesaid in articles 5.2-5.4, the obligating premium tariff is the tariff that was given to the Subscriber in the recorded message, before provision of the service, in accordance with article 3.1.

5.6	The prices set forth in this article include VAT.

6.	Collection and Debiting Arrangements

6.1	The Origin Licensee shall not collect from a Subscriber payment for a Premium Service that is given contrary to the provisions of this Appendix.

6.2	The Origin Licensee will collect from the Subscriber payment for the Premium Service in accordance with the debit records that the Hosting Licensee gives him, in addition to the Regular Tariff.

6.3
The Hosting Licensee shall give at least once a day716, the Origin Licensee the debit records for the Premium Service provided to the Subscriber, as advised to the Subscriber in the message in accordance with article 3.1.

715 Amendment No. 78
716 Amendment No. 81

Translation from Hebrew
The Binding version is the Hebrew version

6.4
The Origin Licensee shall give the Hosting Licensee payments that it collected from its Subscribers for Premium Services, according to the premium tariff and will not be required to do so with respect to payments that it was unable to collect from its Subscribers.

6.5
If the Subscriber disconnects the call before the provision of the service begins, the Origin Licensee is allowed to collect from him a Regular Tariff and will not give the interconnection tariff to the Hosting Licensee, as set forth in the Telecommunications Regulations (Bezeq and Broadcasting) (Payments for interconnection), 2000 (hereinafter- ("Interconnection Regulations").

7.	Termination of a Premium Service

7.1	A Hosting Licensee may disconnect the caller of the Premium Service when the payment for the call reaches the maximum amount as set forth in article 5.

7.2	The Origin Licensee shall block the Premium Service for pre-paid Subscribers, upon completion of the available balance of the Subscriber or at the latest upon receipt of the Premium records file717.

7.3	The aforesaid in article 7.2 will apply also to pre-paid Subscribers that have limited credit and that have reached the maximum amount of credit agreed with them.

8.	Access Blockage to the Service

8.1
The Licensee shall allow every Subscriber, existing or new, to choose whether the access from his telephone line to Premium Services at 1-900 and 1-901 Prefix Codes shall be open or blocked. The Subscriber's decision shall be done by marking his choice in the appropriate box, next which is written "block" or "open" as part of the service access form (hereinafter- "the Form").

8.2
The Licensee shall prepare a Form for services access or amend the service access form defined in its license (hereinafter- "the Service Access Form") in a manner that includes that stated in the Premium Service access form in article 12.

8.3	The Licensee will place the Service Access Form on its website.

8.4
A new Subscriber's choice will be done by marking the form that is part of the "engagement agreement" when the transaction is done in the Subscriber and Licensee's representative's presence, as part of the "engagement terms and conditions", when the engagement is done by a remote sale transaction via a telephone call or as marked by the Subscriber on the online form, at the time of the engagement via the internet.

8.5
The Licensee shall notify an existing Subscriber in the Telephone Bill with respect to the possibility of downloading the Form from its website and marking his choice regarding Premium Service access through 1-900 and 1-901 Prefix Codes. An existing Subscriber that has filled out a form in the past and now is filling out his choice only regarding access to Premium Services, his previous choices regarding service access will remain valid, unless he requests to change them.

717 Amendment No. 81

Translation from Hebrew
The Binding version is the Hebrew version

8.6
An existing Subscriber that did not specifically mark his choice regarding Premium Service access at 1-900 and 1-901 Prefix Codes, within two months of the commencement date of this Appendix, the defaults will be as follows:

a.	With respect to 1-900 Prefix Code-open;
b.	With respect to 1-901 Prefix Code-blocked;

8.7
Blockage of the Premium Service access at the 1-901 Prefix Code, in accordance with the default set forth in section 8.4, shall be done by the Licensee within seven (7) working days from the end of two months after the commencement date of this Appendix. Blockage of a Subscriber for the first time of access to 1-900 and 1-901 Prefix Codes, whether in accordance with the Subscriber's choice or whether in accordance with the default, shall be done free of charge.

8.8
The Licensee shall block the access of all its Subscribers to the services provided at the 1-902 Prefix Code as a default, free of charge, within one working day of the commencement of this Appendix. A Subscriber's request to remove the blockage shall be done in writing, or orally as long as the Licensee conducted a reliable identification of the Subscriber submitting the request, in accordance with the a set procedure.

8.9	If a Subscriber requests to remove a blockage, the Licensee shall remove the blockage within a reasonable amount of time.

8.10
The Licensee shall document the Subscriber's request to remove the blockage for the Premium Service. The documentation will be available at the Licensee for remittance or transfer, as applicable, to the Director within five (5) work days from the day that the Subscriber submitted his request.

9.	Provision of the Service in Israel through an International Operator

9.1	An International Operator is allowed to be a Hosting Licensee, and to allow the provision of Premium Services via its network, without being required to route the call abroad.

10.	Miscellaneous

10.1
The Hosting Licensee may allow the Service Provider to execute telecommunication activities through the facilities of the Licensee for provision of the service; the Service Provider is exempt from the requirement to receive a license or general permit for the execution of telecommunication activities, in accordance with the provisions of article 3(5) of the Law.

Translation from Hebrew
The Binding version is the Hebrew version

10.2
If the Subscriber does not pay a Telephone Bill that includes a charge for Premium Services, the Licensee shall give the Hosting Licensee the Subscriber's following details: his full name, I.D number and method of contacting him.

10.3
In the Telephone Bill in which the Premium Service charges are included, the Licensee shall give details regarding each Service Supplier whose charges for its services are included in the bill, regarding the following details:

a.	The name of the Hosting Licensee and its address;
b.	The registration number or business number of the Hosting License;
c.	Details that allow contacting the Hosting Licensee, including a telephone number718.

10.4	The Hosting Licensee is not allowed to make use of the payment details that were given to him by the caller for payment for other services, in order to collect a premium payment.

11.	Temporary Order

11.1	(a)	The Hosting Licensee will play a message for the caller according to which the Premium Service is provided only by using 1-900, 1-901 and 1-902 Prefix Codes in the following cases:

1)	When calling Premium Services that the access to them was allowed, before this Appendix commenced, by dialing an international number;

2)	When calling Premium Services that the access to them was allowed, before this Appendix commenced, by dialing a network access code, as defined in the numbering program in Israel.

(b)	The message will be played in the language that the Premium Service is provided.

(c)	The Hosting Licensee will play the message for six months, from the date of commencement of this Appendix.

(d)	The Origin Licensee may charge the Subscriber the Regular Tariff for the message.

12.	Cancelled719

718 Amendment No. 78
719 Amendment No. 90

Translation from Hebrew
The Binding version is the Hebrew version

Annex O - Timely instructions720

1.(a)
Notwithstanding the provisions of section 1(b)(1) of Annex E4, a telephone call center for the purpose of receiving inquiries regarding the services of the Licensee, which are not applications as stated in section 1(a) of Annex E4, shall be staffed at least eight (8) hours, starting at 08:00 in the morning, on weekdays, on the eve of Holocaust Remembrance Day, Holocaust Remembrance Day and on the eve of Memorial Day for the victims of the Israeli military and the victims of hostilities;

(b)	This section will be valid from September 21, 2020, until October 18, 2020.
2.(a)
Notwithstanding the provisions of section 5(b) of Annex E4 regarding the types of calls specified in sections 4(c)(2) and 4(c)(3) of Annex E4, the rate of calls which the Licensee will meet for each of the three types of incidents listed in section 5(b) of Annex E4, shall be a maximum of 20% for two consecutive weeks, for each of the types of calls listed in sections 4(c)(2) and 4(c)(3) of Annex E4, from the total number of calls of each of the two types of calls in those two weeks;

(b)	This section will be valid from September 21, 2020, until October 18, 2020.
3.(a)
Notwithstanding the provisions of section 5(c1) of Annex E4 with regard to the types of calls specified in sections 4(c)(2) and 4(c)(3) of Annex E4, the average waiting time during those two weeks of each of the two types of calls specified in sections 4(c)(2) and 4(c)(3) that are answered, shall not exceed five and a half (5.5) minutes;

(b)	This section will be valid from September 21, 2020, until October 18, 2020.

720 Amendment No. 106

Translation from Hebrew
The Binding version is the Hebrew version

721APPENDIX P – 5G SERVICE OTHER THAN DATA COMMUNICATIONS USING
A BROAD FREQUENCY BAND

The following provisions shall apply to the provision of 5G Service that is other than Data Communications using a Broad Frequency Band, notwithstanding any other provision prescribed in this License:

1.
The quality and characteristics of the services shall be defined in an agreement between the Licensee and the Subscriber. Without derogating from the general purport of that stated, the provisions applying in relation to a Private Subscriber and to a Split Business Subscriber shall not apply to this agreement.

2.
The provision of the said services to a Subscriber shall be via a 5G System, subject to that stated in this appendix, and particularly in clause 3 hereunder. A service being provided via a 5G System shall not be deemed as if it is being provided through a public telecommunications network of the Licensee. Without derogating from the general purport of that stated, the coverage obligations specified in Appendix E shall not apply to the Licensee in relation to these services.

3.	Provision of the Service shall not adversely impact the engineering characteristics of providing other services by the Licensee.

 721 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

722APPENDIX Q – ENTITLEMENT TO A 5G SYSTEM ROLLOUT GRANT

1.	The following expressions and terms shall have the definitions ascribed alongside them:

1.1	“Notice of Eligibility for a Grant” – written letter from the Director confirming that an Eligible Operator fulfilled the Engineering Condition for Entitlement;

1.2	“Entitled Winner” – Eligible Operator that received a Notice of Eligibility for a Grant;

1.3	“First Entitled Winner” – Eligible Operator with the earliest record date for entitlement according to a Notice of Eligibility for a Grant issued to it;

1.4	“Second Entitled Winner” – Eligible Operator with a record date for entitlement according to a Notice of Eligibility for a Grant issued to it that is the next earliest after the First Entitled Winner;

1.5	“Third Entitled Winner” – Eligible Operator with a record date for entitlement according to a Notice of Eligibility for a Grant issued to it that is the next earliest after the Second Entitled Winner;

1.6	“Record Date for Entitlement” –

1.6.1
During the period between the date of the win of the 5G Tender and 31.12.2021 – the last day of the quarter in which an Eligible Operator fulfilled the Engineering Condition for Entitlement, according to the Notice of Eligibility for a Grant issued to it;

To dispel any doubt, if two or more operators fulfilled the Engineering Condition for Entitlement during the same quarter according to their Notices of Eligibility for a Grant, then their entitlement date shall be that same last day of the quarter;

1.6.2
During the period between 1.1.2022 and 30.6.2022 – the last day of the month in which an Eligible Operator fulfilled the Engineering Condition for Entitlement, according to the Notice of Eligibility for a Grant issued to it;

To dispel any doubt, if two or more operators fulfilled the Engineering Condition for Entitlement during the same month according to their Notices of Eligibility for a Grant, then their entitlement date shall be that same last day of the month;

1.7	“Deadline for Eligibility for a Grant” – 30.6.2022, unless the Director announced a later date;

1.8	“Grant” – sum that an Entitled Winner shall receive from the Qualifying Receipts, according to the conditions of this appendix;

1.9
“Eligible Operator” – anyone whose General License was expanded after winning the 5G Tender; for the purposes of this clause, MRT Operators that submitted a joint proposal agreement that received the Committee’s approval and whose licenses were expanded, shall be deemed a single Eligible Operator;

1.10	“Qualifying Receipts” – ILS two hundred million (200,000,000);

1.11
“Engineering Condition for Entitlement” – rollout and operation of 250 Cellular Radio Base Stations in a 5G System and operation of a minimum bandwidth of 60 MHz at frequencies in the range of 3,500-3,800 MHz in a network or via the shared network, for the provision of 5G Service through this frequency range, all prior to the Deadline for Eligibility for a Grant.

722 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

2.
In order to promote and accelerate the development of the MRT networks, inter alia, for the purpose of advancing the rollout of a 5G System according to the targets of the 5G Tender, Eligible Operators shall be entitled to a Grant if they fulfilled the Engineering Condition for Entitlement and according to the conditions hereunder.

3.	The Qualifying Receipts shall be distributed as Grants among the Entitled Winners in the following manner, according to the chronological order of their entitlement:

3.1	The First Entitled Winner shall be entitled to 41% of the Qualifying Receipts or to ILS eighty-two million (82,000,000), whichever is lower.

3.2	The Second Entitled Winner shall be entitled to 33% of the Qualifying Receipts or to ILS sixty-six million (66,000,000), whichever is lower.

3.3	The Third Entitled Winner shall be entitled to 26% of the Qualifying Receipts or to ILS fifty-two million (52,000,000), whichever is lower.

4.
Notwithstanding that stated in clause 3, if there are two First Entitled Winners, the Grant shall be divided between these winners as an average of the sums to which a First Entitled Winner and a Second Entitled Winner are entitled. If there are three First Entitled Winners, the Qualifying Receipts shall be divided among them equally.

For example, if there are two First Entitled Winners of a Grant, each of them shall be entitled to a Grant at the sum of ILS 74 million (74,000,000), and the sum of the Grant to the Third Entitled Winner shall not change.

5.
Notwithstanding that stated in clause 3, if there are more than one Second Entitled Winners, the Grant shall be divided between these winners as an average of the sums to which a Second Entitled Winner and a Third Entitled Winner are entitled.

6.	The Grant to the Entitled Winners shall be paid in 2022 and, in any event, shall not be paid before 1.10.2022. The payments shall not bear interest and linkage.

7.	The fulfillment of the Engineering Condition for Entitlement shall be verified as follows:

7.1
After the Licensee examined and found that it fulfills the Engineering Condition for Entitlement, the Licensee shall so report to the Director or to whoever he authorized for this purpose, in the format specified in Addendum A to this appendix, and shall attach an affidavit of officers of the Licensee (the general manager and the deputy general manager holding the office of engineering or technologies manager) in the version as specified in Addendum B to this appendix.

7.2	The date of the Licensee’s report according to the provisions of clause 7.1 shall be the record date for the purpose of fulfilling the Engineering Condition for Entitlement.

7.3
The Director or whoever he authorized for this purpose shall notify the Licensee of the date of the examinations during the day prior to the examination. The Licensee shall make available representatives on its behalf who possess professional knowledge on the date of the examinations that the Director notified it, both during the examination of the sites to be performed from the control center and during site examinations in the field. The Licensee’s representative shall arrive at the examinations in the field equipped with calibrated and properly working measuring equipment.

7.4
The Licensee shall present data to the Ministry’s employees who are in the control center, at their request, inter alia, in relation to the operation of the sites, and the map of the rollout of the sites reported to the Ministry, or any other information relating to the establishment or operation of the sites at the request of the Ministry’s employees.

Translation from Hebrew
The Binding version is the Hebrew version

8.
That stated above in no way prevents the Director from performing additional examinations, at his discretion, to examine the Licensee’s fulfillment of the conditions of entitlement, to the extent that such a need arises.

9.
The eligibility for a Grant or fulfillment of the Engineering Condition for Entitlement does not release the Licensee in any way from the payment of a License Fee and/or any other payment that it is obligated to pay to the State pursuant to any law. The Grant monies may not be offset from other payments that the Licensee owes to the Ministry of Communications.

Addendum A to this appendix – Reporting format

[excel file  – 5G site report.xlsx]

Addendum B to this appendix – Officers’ affidavit

Affidavit regarding fulfillment of the condition for entitlement to a Grant due to a 5G rollout

We the undersigned _____ the general manager and ___________ the deputy general manager for engineering/technologies of the company, hereby certify and declare on behalf of the company that:

1.
According to that known to us, and after we personally examined all of the information needed in this regard, ________ [insert company’s name] fully fulfills the condition for entitlement to a Grant for the 5G rollout as specified hereunder:

•
Correct to the date of the affidavit, the company has _______ [enter the number of sites] Cellular Radio Base Stations operating in a 5G System, as defined in the General License for the Provision of MRT Services that was issued to the company;

•
Correct to the date of the affidavit, the company is operating a minimum bandwidth of 60 MHz at frequencies within the range of 3,500-3,800 MHz [in a network/through the joint network – mark the relevant alternative] for the provision of 5G Service as specified in Appendix E to its General License.

2.	All of the information attached in Appendix A is correct and accurate, according to our personal examination.

Deputy General Manager, Engineering/Technologies: ________

CEO: _______________

Date: ___________

Confirmation

I certify that, on __________, Mr. ______________, bearing ID number __________ and Mr. __________, bearing ID number __________ appeared before me, __________ Adv., and, after I warned them that they must state the truth and that they can expect the punishment prescribed by law if they do not do so, confirmed the veracity of their above affidavit and signed it in my presence.

________________
___________, Adv.

Translation from Hebrew
The Binding version is the Hebrew version

1Appendix R-Terms and Conditions for use of radio frequencies-not for publication

1 Amendment No. 107

Translation from Hebrew
The Binding version is the Hebrew version

2Appendix S-Cessation of service on Old Technology systems (2G and 3G Technologies)

1.	Definitions
1.1	In this Appendix-
	"Announcement day of Cessation of the Service"	-	The day on which the Minister's decision on the framework for the cessation of service for Old Technologies was given, 27.6.2021
	"Service Cessation Day"	-	31.12.2025 or an earlier date that the Director approved and subject to section 5 of this Appendix.
	"New Equipment"	-
MRT Terminal Equipment that operates on Advanced Technologies with support capability for VoLTE calls (for MRT Terminal Equipment cellular handset types) including M2M/IOT terminal equipment that supports NB-IOT and/or LTE-M technologies.

	"Old Equipment"	-
MRT Terminal Equipment that operates on Old Technologies or MRT Terminal Equipment that does not support VoLTE calls (for MRT Terminal Equipment cellular handset types) including M2M/IOT terminal equipment that does not support NB-IOT and/or LTE-M technologies.

2.
Starting from January 1, 2023, the Licensee will not connect an Applicant or a Subscriber that possesses Old Equipment to the Licensee's network, except the Security Forces, as defined in section 13 of the Law, for which the Director shall determine that the provisions of this section will not apply to them. It should be clarified that the Licensee must continue to provide Service to a Subscriber that on January 1, 2023 was connected to the network by Old Equipment, including a Subscriber that ported to another licensee's network, until the date of cessation of service.

3.
The Licensee will cease providing voice service through 2nd Generation technology to a Subscriber that has Old Technology and will cease providing service through 3rd Generation technology to a Subscriber that has Old Technology, as of the Service Cessation Date.

4.
The Licensee shall cease providing Service to a Subscriber that has M2M equipment which is Old Equipment on 2nd Generation technology ("M2M Equipment that is Old Equipment"), as of the Service Cessation Date.

2 Amendment No. 115

Translation from Hebrew
The Binding version is the Hebrew version

5.	Service cessation on a date earlier than the Service Cessation Date:
5.1
The Licensee may request from the Director to cease providing Service to a Subscriber that has Old Equipment, including M2M Equipment that is Old Equipment, at an earlier date that the Service Cessation Date, however not before 1.1.2025, subject to the following cumulative conditions:

	a.	The total amount of Old Equipment connected to the Licensee's network constitutes 5% or less of all of the Terminal Equipment connected to the Licensee's network.
	b.	The Licensee completed stage D of the 4th Generation deployment, in accordance with the Director's notice as set forth in Appendix E of the License.
5.2
The Licensee's said application will be sent in writing to the Director, at least 30 days before the date he wishes to cease providing the said Service, together with references of compliance with the conditions set forth in sub-sections (a) and (b).

6.	Publication regarding cessation of connecting Old Equipment and service cessation
6.1
The Licensee will publish, in at least three of the largest daily newspapers in the country, one of which is in Arabic, a notice informing the public of the expected dates for discontinuing the connection of Old Equipment to the network; for cessation of provision of service to a Subscriber that has Old Equipment including a Subscriber that has M2M Equipment that is Old Equipment. The notice should be published on the Friday after the Friday that is closest to the Announcement day of Cessation of the Service.

6.2
Starting from one week from the Announcement day of Cessation of the Service and for 60 days after the date of cessation of the service, the Licensee will display on its homepage of its website, in a clear place and manner, details regarding the expected dates for discontinuing the connection of Old Equipment to the network, including M2M equipment that is Old Equipment; for discontinuing provision of service for old technologies and the services that are provided through them to its subscribers, and the discontinuing of service to subscribers that have M2M equipment that is Old Equipment. The Licensee will also display on its homepage of its website a link through which the subscriber can check compatibility of its equipment to the advanced technologies and it will detail the handset models that do not support the advanced technologies.

6.3
Starting from one month from the Announcement day of Cessation of the Service and until the date of the actual cessation of the service, the Licensee will notify the subscribers with Old Equipment and M2M equipment that is Old Equipment, of the cessation of the service for old technologies on the following dates and through the following means:
•          In the monthly bill-once a year;
•          By a voice message and an SMS (insofar as the handset support this)-once every six (6) months. Insofar as the subscriber is not registered for receiving messages, the notification will be executed by IVR to the subscriber in a format similar to the SMS.

6.4
The Licensee will publish, in at least three of the largest daily newspapers in the country, one of which is in Arabic, on a Friday that is closest to a date that is less than 30 days from January 1, 2023, a notice in which it will notify the public regarding discontinuing the connection of Old Equipment to the network, including M2M equipment that is Old Equipment.

6.5
The Licensee will publish, in at least three of the largest daily newspapers in the country, one of which is in Arabic, on a Friday that is closest to a date that is less than 30 days from the Service Cessation Day and the day of service cessation to a subscriber with M2M equipment that is Old Equipment, a notice in which it will notify the public regarding cessation of the network activity and the services that are provided to its subscribers through it.

Translation from Hebrew
The Binding version is the Hebrew version

3Appendix T-Examination of compliance with engineering conditions set forth in regulation 2 of the Wireless Telegraph Regulations (Licenses, Certificates and Fees) (Amendment and Temporary Provision), 2020

1.	The following phrases and terms shall have the meaning as set forth below:

1.1
"Reduced Fee" - A fee that the Licensee pays in accordance with the provisions of regulation 2(b) of the Wireless Telegraph Regulations (Licenses, Certificates and Fees) (Amendment and Temporary Provision), 2020 during the reduced period.

1.2
"Notice regarding non-compliance with the engineering terms"- a written notice from the Director that confirms that the Licensee has not complied with the Engineering Terms that Entitle it to a Reduced Fee in accordance with the provisions of regulation 2 of the Regulations;

1.3	"Record Date" -Thursday-29.9.2020;
1.4	"Director" – as defined in the Ordinance;
1.5	" the Engineering Terms that Entitle it to a Reduced Fee"-the terms set forth in regulation 2 of the Regulations;
1.6	"Reduction Period"- a period of 4 years that commences on the Record Date, and until 28.9.2024;
1.7	"Regulations"- the Wireless Telegraph Regulations (Licenses, Certificates and Fees) (Amendment and Temporary Provision), 2020.

2.	During the Reduction Period, the Director shall examine annually the Licensee's compliance with the engineering terms that entitle the Licensee to a Reduced Fee for that year as set forth below:

2.1
The Licensee shall report to the Ministry, no later than August 15 each year[4] of Cellular Radio Bases that allow the provision of MRT services with an aggregate bandwidth of 45 Mhz at each of the bases, and with respect to the rate from the total amount of voice calls on the Licensee's network that occurred over the first five working days in the month of August that year that are executed through VoLTE; and all in accordance with their numbers and the appropriate rate each year-in the format detailed in form A attached to this Appendix. The Licensee shall attach to the report and affidavit signed by the Chief Operating Officer and by the Vice President that is serving in the Licensee in the position of Director of Engineering or Technologies, in the format detailed in form B. The report must be sent to the director of communications (cellular) in the engineering department at the Ministry of Communications at mocengineering@moc.gov.il

2.2
Engineering tests for the operation of Cellular Radio Bases that allow the provision of MRT services with an aggregate bandwidth of 45 Mhz at each of the bases, and examination of the percentage of voice calls through VoLTE, will be done at the Licensee's control center. The Licensee or someone on its behalf will present to the Director or someone on his behalf from the employees of the office, information regarding the operation of Cellular Radio Bases that allow the provision of MRT services with an aggregate bandwidth of 45 Mhz and information regarding calls made through VoLTE. An office employee that has been authorized in accordance with section 11A of the Ordinance may request additional information from the Licensee or someone on its behalf.

3.
The Director or someone on his behalf from the office employees may perform additional tests, in accordance at their discretion, to examine the Licensee's compliance with the engineering conditions for eligibility for a reduced fee as necessary and to make use, among others, of the tests and measurements that will be conducted by anyone authorized in accordance with section 11A of the Ordinance.

4.	The engineering tests at the Licensee's control center or additional tests, insofar as they will be conducted, will be done during the month of September of that year.

5.	This appendix will be effective until the end of the Reduction Period.

3 Amendment No. 118
4 15.8.2021, 15.8.2022, 15.8.2023 and 15.8.2024

Translation from Hebrew
The Binding version is the Hebrew version

Form A-format for reporting to the office

Translation from Hebrew
The Binding version is the Hebrew version

Form B

Supporting affidavit for the Licensee's reports regarding the fulfillment of the engineering conditions for eligibility for a reduced fee for the year___ [the Licensee shall complete in accordance with the relevant year]

In this affidavit-
"the engineering conditions for eligibility for a reduced fee"- the conditions sets forth in Regulation 2(b)___[the Licensee shall complete the relevant section in accordance with the affidavit period] of the Wireless Telegraph Regulation  (Licenses, Certificates and Fees) (Amendment and Temporary Order)-2020;

"Reduced Fee" – a fee paid by the Licensee in accordance with Regulation 2(b) of the Wireless Telegraph Regulation  (Licenses, Certificates and Fees) (Amendment and Temporary Order)-2020 during the Reduction Period, as defined in these regulations, that commence on 29.9.202 and end on 28.9.2024.

I_____ the undersigned, the Chief Operating Officer and _____the Vice President Engineering/Technologies of the Company, hereby confirm that declare on behalf of _____ that:

1.
To the best of our knowledge, and after personally examining all of the information required for the matter, the Company ____[fill in name of company] operated at least [fill in a number] Cellular Radio Bases on the 4G MRT network that allow for the provision of MRT services by using radio bandwidths with an aggregate bandwidth of 45 Mhz at each of the bases. In addition,  [add a percentage] of all voice calls on the Licensee's network during the first five work days of the months on August 2021[5] were done through VoLTE.

2.	All of the attached information in Form A is accurate and true, in accordance with my personal examination.

CEO:_______________

VP Engineering/Technologies:_______________

Date:________________

I confirm that on___, Mr.____ I.D.____appeared before Adv.____, and after being warned that he must tell the truth and that he will subject to punishment by law if he does not do so, confirmed the accuracy of the above affidavit and signed before me____,Adv.

5 August 2021, August 2022, August 2023 and August 2024